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As filed with the Securities and Exchange Commission on November 16, 2001

Registration No. 333-69498

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Post-Effective Amendment No. 1
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Schuler Homes, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1531	99-0351900
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

400 Continental Boulevard
Suite 100
El Segundo, California 90245
(310) 648-7200
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

THOMAS CONNELLY
Senior Vice President and Chief Financial Officer
Schuler Homes, Inc.
400 Continental Boulevard
Suite 100
El Segundo, California 90245
(310) 648-7200
(Name, address, including zip code, and telephone number,
including area code, of agent for service of process)

With a copy to:
ROBERT K. MONTGOMERY, ESQ.
CASEY M. NAULT, ESQ.
Gibson, Dunn & Crutcher LLP
2029 Century Park East
Los Angeles, California 90067
(310) 552-8500

    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the exchange offer pursuant to the registration rights agreement described in the enclosed prospectus have been satisfied or waived.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

Table of Additional Registrants

    Each of the following subsidiaries of Schuler Homes, Inc., and each other subsidiary that is or becomes a guarantor of the securities registered hereby, is hereby deemed to be a registrant.

Name	State of Incorporation or Formation	Primary Standard Industrial Classification Number	I.R.S. Employer Identification Number

Melody Homes, Inc.	Delaware	1531	88-0309544

Melody Mortgage Co.	Colorado	6162	84-1261600

Schuler Homes of California, Inc.	California	1531	99-0328127

Schuler Homes of Washington, Inc.	Washington	1531	99-0329483

Schuler Homes of Oregon, Inc.	Oregon	1531	99-0330791

SHLR of Washington, Inc.	Washington	1531	99-0334375

SHLR of Colorado, Inc.	Colorado	1531	99-0336801

SHLR of Nevada, Inc.	Nevada	1531	99-0343628

Schuler Realty/Maui. Inc.	Hawaii	1531	99-0290557

Schuler Realty/Oahu, Inc.	Hawaii	1531	99-0290556

Vertical Construction Corporation	Delaware	1531	22-3216488

SHLR of Utah, Inc.	Utah	1531	99-0336937

Schuler Mortgage, Inc.	Delaware	6162	99-0349664

SHLR of California, Inc.	California	1531	99-0350554

SSHI LLC	Delaware	1531	91-1842222

SRHI LLC	Delaware	1531	99-0343629

Schuler Homes of Arizona LLC	Delaware	1531	99-0350555

SHA Construction LLC	Delaware	1531	86-1002579

LAMCO Housing, Inc.	California	1531	33-0492375

AP LHI, Inc.	California	1531	95-4583663

APLAM, LLC	California	1531	95-4565731

AP Western GP Corporation	Delaware	1531	06-4519840

AP WP Partners L.P.	Delaware	1531	51-0351840

AP WP Operating Corporation	Delaware	1531	51-0351837

HPH Homebuilders 2000 LP	California	1531	68-0368156

Porter GP LLC	Delaware	1531	95-4691314

Porter LP LLC	Delaware	1531	95-4691315

Western Pacific Housing, Inc.	California	1531	95-4692688

Western Pacific Housing Development Limited Partnership	California	1531	95-4454126

Western Pacific Housing Development II Limited Partnership	California	1531	95-4584539

WPH-Porter, LLC	Delaware	1531	95-4691312

Tracy, LLC (formerly WPH-Edgewood 65, LLC)	Delaware	1531	95-4761818

Western Pacific Housing-Agoura I, LLC	Delaware	1531	95-4794127

Western Pacific Housing-American Canyon, LLC	Delaware	1531	95-4755207

Western Pacific Housing-Antigua, LLC	Delaware	1531	95-4750872

Western Pacific Housing-Bay Vista, LLC	Delaware	1531	95-4661789

Western Pacific Housing-Boardwalk, LLC	Delaware	1531	95-4871227

Western Pacific Housing Brea Olinda, LLC	Delaware	1531	95-4871226

Western Pacific Housing-Broadway, LLC	Delaware	1531	95-4850687

Name	State of Incorporation or Formation	Primary Standard Industrial Classification Number	I.R.S. Employer Identification Number

Western Pacific Housing-Cabrera, LLC	Delaware	1531	95-4850556

Western Pacific Housing-Calvine, LLC	Delaware	1531	95-4807841

Western Pacific Housing-Carrillo, LLC	Delaware	1531	95-4815705

Western Pacific Housing-Cloverdale I, LLC	Delaware	1531	95-4817407

Western Pacific Housing-Cloverdale II, LLC	Delaware	1531	95-4746985

Western Pacific Housing-Communications Hill, LLC	Delaware	1531	95-4637162

Western Pacific Housing-Cordelia Commons I, LLC	Delaware	1531	95-4755206

Western Pacific Housing-Coto I, LLC	Delaware	1531	95-4737760

Western Pacific Housing-Creekside, LLC	Delaware	1531	95-4769848

Western Pacific Housing-Cypress Woods, LLC	Delaware	1531	95-4844408

Western Pacific Housing-Deer Creek, LLC	Delaware	1531	95-4807843

Western Pacific Housing-East Park, LLC	Delaware	1531	95-4756369

Western Pacific Housing-Edgewood 45, LLC	Delaware	1531	95-4761816

Western Pacific Housing-Escondido, LLC	Delaware	1531	95-4697545

Western Pacific Housing-Fieldstone, LLC	Delaware	1531	95-4809833

Western Pacific Housing-LC Gonsalves, LLC	Delaware	1531	95-4877069

Western Pacific Housing-Hercules MRB, LLC	Delaware	1531	95-4833526

Western Pacific Housing-Hercules Village, LLC	Delaware	1531	95-4833534

Western Pacific Housing-Land Park North, LLC	Delaware	1531	95-4746715

Western Pacific Housing-Laurel Woods II, LLC	Delaware	1531	95-4697541

Western Pacific Housing-Lemon Grove, LLC	Delaware	1531	95-4870835

Western Pacific Housing-Lomas Verdes, LLC	Delaware	1531	95-4783214

Western Pacific Housing-Martinez, LLC	Delaware	1531	95-4756366

Western Pacific Housing-Menifee, LLC	Delaware	1531	95-4794124

Western Pacific Housing-Montellano, LLC	Delaware	1531	95-4850558

Western Pacific Housing-Murrieta, LLC	Delaware	1531	95-4686653

Western Pacific Housing-Natomas Village 13, LLC	Delaware	1531	95-4762522

Western Pacific Housing-Norco Estates, LLC	Delaware	1531	95-4686652

Western Pacific Housing-Paradise Creek, LLC	Delaware	1531	95-4762523

Western Pacific Housing-Providence I, LLC	Delaware	1531	95-4737763

Western Pacific Housing-Robinhood Ridge, LLC	Delaware	1531	95-4838666

Western Pacific Housing-Rowland Heights, LLC	Delaware	1531	95-4833529

Western Pacific Housing-Saddlebrook, LLC	Delaware	1531	95-4697539

Western Pacific Housing-San Elijo, LLC	Delaware	1531	95-4750597

Western Pacific Housing-Simi I, LLC	Delaware	1531	95-7080836

Western Pacific Housing-Sonoma, LLC	Delaware	1531	95-4724455

Western Pacific Housing-Spanish Hills, LLC	Delaware	1531	95-4768297

Western Pacific Housing-Stone Lake, LLC	Delaware	1531	95-4778282

Western Pacific Housing-Studio 528, LLC	Delaware	1531	95-4877071

Western Pacific Housing-Sun Valley, LLC	Delaware	1531	95-4793508

Western Pacific Housing-Terra Bay Duets, LLC	Delaware	1531	95-4878114

Western Pacific Housing-Terra Bay Woods, LLC	Delaware	1531	95-4833539

Western Pacific Housing-Torrey Glenn, LLC	Delaware	1531	95-4724454

Western Pacific Housing-Torrey Meadows, LLC	Delaware	1531	95-4878113

Name	State of Incorporation or Formation	Primary Standard Industrial Classification Number	I.R.S. Employer Identification Number

Western Pacific Housing-Towngate, LLC	Delaware	1531	95-4844405

Western Pacific Housing-Valpico, LLC	Delaware	1531	95-4806709

Western Pacific Housing-Vineyard Terrace, LLC	Delaware	1531	95-4761820

Western Pacific Housing-Wesminster, LLC	Delaware	1531	95-4837536

Western Pacific Housing-Windsor Pointe, LLC	Delaware	1531	95-4769851

Western Pacific Housing-Black Mountain, LLC	Delaware	1531	95-4828061

Western Pacific Housing-Cameron Meadows, LLC	Delaware	1531	95-4652043

Western Pacific Housing-Carlsberg Ranch, LLC	Delaware	1531	95-4710350

Western Pacific Housing-Carpenteria, LLC	Delaware	1531	95-4793501

Western Pacific Housing-Dos Vientos 78, LLC	Delaware	1531	95-4802937

Western Pacific Housing-Fillmore, LLC	Delaware	1531	95-4746721

Western Pacific Housing-Lyons Canyon Partners, LLC	Delaware	1531	95-4777808

Western Pacific Housing-San Elijo Area R, LLC	Delaware	1531	95-4854975

Western Pacific Housing-Scott Ranch, LLC	Delaware	1531	95-4809835

Western Pacific Housing-Sorrento, LLC	Delaware	1531	95-4698559

Western Pacific Housing-Torrey Village Center, LLC	Delaware	1531	95-4837541

Western Pacific Housing-Torrey, LLC	Delaware	1531	95-4724456

Western Pacific Housing-Torrey Santa Fe, LLC	Delaware	1531	95-4769209

WPH-Camino Ruiz, LLC	Delaware	1531	95-4802985

WPH-HPH LLC	Delaware	1531	95-4691311

WPH-SAL2, L.P. (formerly WPH-Sunset Hills III, L.P.)	California	1531	95-4708474

Western Pacific Funding, Inc.	California	6162	68-0346564

Western Pacific Housing-McGonigle Canyon, LLC	Delaware	1531	95-4735759

Western Pacific Housing-Torrey Commercial, LLC	Delaware	1531	95-4769208

Western Pacific Housing-Torrey Multi-Family, LLC	Delaware	1531	95-4781243

WPH-SAL1, L.P.	California	1531	95-4584540

WPH Management Co., Inc.	California	1531	95-4452257

Allegra, LLC	California	1531	95-4583667

HPH Homebuilders LP 1995	California	1531	68-0346563

HPH Homebuilders LP 1996	California	1531	68-0394412

Livermore Homebuilders LP	California	1531	68-0368153

Oakley-Avalon LP	California	1531	68-0399725

Western Pacific Housing-Altamar, LLC	Delaware	1531	95-4639435

Western Pacific Housing-Altura, L.P.	California	1531	95-4550004

Western Pacific Housing-Arbor Hills, LLC	Delaware	1531	95-4656930

Western Pacific Housing-Aviara, L.P.	California	1531	95-4550008

Western Pacific Housing-Bella Nevona, LLC	Delaware	1531	95-4686654

Western Pacific Housing Co.	California	1531	33-0634552

Western Pacific Housing-Canyon Park, LLC	Delaware	1531	95-4716219

Western Pacific Housing-Carlsbad I, LLC	Delaware	1531	95-4769207

Western Pacific Housing-Carmel, LLC	Delaware	1531	95-4717091

Western Pacific Housing-Carter Station, LLC	Delaware	1531	95-4688429

Western Pacific Housing-Corona, L.P.	California	1531	95-4454127

Western Pacific Housing-Coto Venture, L.P.	California	1531	95-4565733

Name	State of Incorporation or Formation	Primary Standard Industrial Classification Number	I.R.S. Employer Identification Number

Western Pacific Housing-Culver City, L.P.	California	1531	95-4539563

Western Pacific Housing-Curran Grove, LLC	Delaware	1531	95-4693257

Western Pacific Housing-Del Sol, L.P.	California	1531	95-4524516

Western Pacific Housing-El Camino, LLC	Delaware	1531	95-4716220

Western Pacific Housing-Financing Partners, L.P.	California	6162	95-4530593

Western Pacific Housing-Glen View, LLC	Delaware	1531	95-4674822

Western Pacific Housing-Hamptons, L.P.	California	1531	95-4454128

Western Pacific Housing-Lost Hills Park, LLC	Delaware	1531	95-4652041

Western Pacific Housing-Mayfair, LLC	Delaware	1531	95-4691316

Western Pacific Housing-Mountaingate, L.P.	California	1531	95-4539564

Western Pacific Housing-Oso, L.P.	California	1531	95-4496774

Western Pacific Housing-Pacific Park, L.P.	California	1531	95-4583679

Western Pacific Housing-Pacific Park II, LLC	Delaware	1531	95-4636584

Western Pacific Housing-Penasquitos, LLC	Delaware	1531	95-4661785

Western Pacific Housing-Poinsettia, L.P.	California	1531	95-4619838

Western Pacific Housing-Rancho Del Tio, LLC	Delaware	1531	95-4661791

Western Pacific Housing-Riverside I, LLC	Delaware	1531	95-4708473

Western Pacific Housing-San Simeon, L.P.	California	1531	95-4509222

Western Pacific Housing-San Simeon II, L.P.	California	1531	95-4591377

Western Pacific Housing-Santa Fe, LLC	Delaware	1531	95-4741001

Western Pacific Housing-Saugus, L.P.	California	1531	95-4547741

Western Pacific Housing-Scripps, L.P.	California	1531	95-4608187

Western Pacific Housing-Scripps II, LLC	Delaware	1531	95-4688133

Western Pacific Housing-Seacove, L.P.	California	1531	95-4473471

Western Pacific Housing-Shadow Creek, LLC	Delaware	1531	95-4639436

Western Pacific Housing-Skyridge, L.P.	California	1531	95-4583677

Western Pacific Housing-Stanton I, LLC	Delaware	1531	95-4674821

Western Pacific Housing-Sunset Hills I, L.P.	California	1531	95-4583660

Western Pacific Housing-Sunset Hills II, L.P.	California	1531	95-4583661

Western Pacific Housing-Sutton Place, LLC	Delaware	1531	95-4639438

Western Pacific Housing-Tiburon II, L.P.	California	1531	95-4591375

Western Pacific Housing-Torrey Hills, LLC	Delaware	1531	95-4761823

Western Pacific Housing-Westlake, L.P.	California	1531	95-4496762

Western Pacific Housing-Westlake II, L.P.	California	1531	95-4584385

Western Pacific Housing-Windflower, L.P.	California	1531	95-4504317

Western Pacific Housing-Winterhaven, LLC	Delaware	1531	95-4686655

Western Pacific Housing-Woods, L.P.	California	1531	95-4461394

    The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

v

PROSPECTUS

OFFER TO EXCHANGE
$250,000,000 9 3/8% Senior Exchange Notes Due 2009
$150,000,000 10 1/2% Senior Subordinated Exchange Notes Due 2011
Which Have Been Registered Under the Securities Act of 1933
For
Any and All of Our Outstanding
$250,000,000 9 3/8% Senior Notes Due 2009
$150,000,000 10 1/2% Senior Subordinated Notes Due 2011
(CUSIP Nos. 808188AE6 and 808188AG1)

   We are offering to exchange our 9 3/8% Senior Exchange Notes Due 2009 (senior exchange notes), and our 10 1/2% Senior Subordinated Exchange Notes Due 2011 (senior subordinated exchange notes), all of which have been registered under the Securities Act of 1933, as amended, for any and all of our outstanding 9 3/8% Senior Notes Due 2009 (old senior notes) in the aggregate principal amount of $250,000,000 and 10 1/2% Senior Subordinated Notes Due 2011 (old senior subordinated notes) in the aggregate principal amount of $150,000,000, respectively. We refer to the senior exchange notes and senior subordinated exchange notes collectively as the exchange notes, and to the old senior notes and old senior subordinated notes collectively as the old notes.

The Exchange Notes

  •
  The terms of the registered exchange notes to be issued are substantially identical to the terms of the old notes, except for transfer restrictions, registration rights and liquidated damages provisions relating to the old notes which will not apply to the exchange notes.

  •
  Interest on the senior exchange notes and senior subordinated exchange notes will accrue at the rates of 9 3/8% and 10 1/2% per year, respectively, payable in cash every six months on January 15 and July 15, with the first payment on July 15, 2001.

  •
  We may redeem the senior exchange notes, in whole or in part, at any time on or after July 15, 2005, and we may redeem the senior subordinated exchange notes, in whole or in part, at any time on or after July 15, 2006, in each case at a redemption price equal to 100% of the principal amount plus a premium declining ratably to par, plus accrued interest. In addition, at any time on or before July 15, 2004, we may redeem up to 35% of the exchange notes with the net proceeds of qualified equity offerings. If we undergo a change of control or sell certain of our assets, we may be required to offer to purchase exchange notes from you.

  •
  The senior exchange notes will be unsecured and will rank equally with all of our existing and future unsecured and unsubordinated obligations, including our new unsecured senior credit facility. The senior subordinated exchange notes will be unsecured and will be subordinated in right of payment to all of our existing and future senior debt, including the senior exchange notes and borrowings under our credit facility. All of our existing and future restricted subsidiaries will guarantee the exchange notes. These guarantees will be unsecured and, with respect to the senior exchange notes, will rank equally with all existing and future unsecured and unsubordinated obligations of the guarantors and, with respect to the senior subordinated exchange notes, will be subordinated in right of payment to all existing and future senior debt of the guarantors, including obligations in respect of the senior exchange notes and our credit facility. The exchange notes and the guarantees will also be effectively subordinated to all existing and future secured debt to the extent of the value of the assets securing that debt.

  •
  This prospectus includes additional information on the terms of the exchange notes, including redemption and repurchase prices, covenants and transfer restrictions.

  •
  We do not intend to list the exchange notes on any securities exchange.

Material Terms of the Exchange Offer

  •
  The exchange offer expires at 5:00 p.m., New York City time, on December 10, 2001, unless extended.

  •
  All old notes that are validly tendered and not validly withdrawn will be exchanged for an equal principal amount of exchange notes which are registered under the Securities Act of 1933.

  •
  Tenders of old notes may be withdrawn at any time prior to the expiration of the exchange offer.

  •
  The exchange offer is not subject to any minimum tender condition, but is subject to the terms of the registration rights agreement that we entered into on June 28, 2001 with the initial purchasers of the old notes.

  •
  We will not receive any proceeds from the exchange offer. We will pay the expenses of the exchange offer.

For a discussion of risks that should be considered by holders in deciding whether to tender old notes in the exchange offer see "Risk Factors" beginning on page 14.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

   The exchange offer is not being made to, nor will we accept surrender for exchange from, holders of old notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or Blue Sky laws of such jurisdiction.

The date of this prospectus is November 9, 2001

    You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any person to provide you with any information or represent anything not contained in this prospectus, and if given or made, any such information or representation should not be relied upon as having been authorized by us. This prospectus incorporates important business and financial information aboiut Schuler Homes, Inc. that is not included in or delivered with the document. This information is available without charge to security holders upon written or oral request. You may make such a request by contacting us at Schuler Homes, Inc., 400 Continental Blvd., Suite 100, El Segundo, CA 90245, (310) 648-7200, Attention: Investor Relations. In order to obtain timely delivery of this information, you should request this information no later than five business days before the expiration of the exchange offer, or December 5, 2001.

ii

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

    All statements other than statements of historical or current fact included in this prospectus, including, without limitation, statements regarding our future financial position and profitability, business strategy, and management's plans and objectives for future operations, are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may", "will", "expect", "intend", "estimate", "anticipate", "believe" or "continue" or the negative thereof or variations thereon or similar terminology.

    Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from our expectations ("cautionary statements") are set forth below and elsewhere in this prospectus including under the section entitled "Risk Factors." These factors include, among others:

  •
  our ability to continue profitable, growing operations;

  •
  our ability to pay interest and principal on our substantial debt including the notes being offered;

  •
  our ability to borrow or otherwise finance our operations in the future;

  •
  our ability to compete in our existing or future markets;

  •
  our ability to retain or replace key executives or operational management;

  •
  our ability to locate parcels of land at prices that will allow us to sustain the profitability of our operations;

  •
  an increase in the level of governmental regulation, particularly with respect to the land approval process;

  •
  significant increases in labor costs, the cost of construction materials and the cost of financing; or

  •
  general economic trends and other events as may affect consumer confidence or our customers' ability or desire to purchase a new home.

    We urge you to review carefully the section "Risk Factors" in this prospectus for a more complete discussion of the risks of participating in the exchange offer. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements.

MARKET DATA

    Market data and other statistical information used throughout this prospectus are based on independent industry publications, government publications, reports by market research firms or other published independent sources. Some data are also based on our good faith estimates, which are derived from our review of internal surveys, as well as the independent sources listed above. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness.

iii

PROSPECTUS SUMMARY

    This is only a summary of the prospectus. You should read the entire prospectus, including the financial data and related notes, before making an investment decision. Unless the context indicates otherwise, all references to "Schuler Homes," "we," "our," "ours" and "us" refer to Schuler Homes, Inc. and its consolidated subsidiaries and the information presented in this prospectus gives effect to the transactions described under the heading "Our History—The Merger." References to "pro forma combined" or "on a pro forma combined basis" give effect to the merger as if the merger had occurred at the beginning of the period presented for operating data and at the end of the period for balance sheet data.

THE COMPANY

    We are among the fifteen largest homebuilders in the country based on numbers of homes sold. In the fiscal year ended March 31, 2001, on a pro forma combined basis, we delivered 4,897 new homes, and generated over $1.3 billion in revenues. We are among the top five homebuilders based on numbers of homes sold in Southern California, Northern California, Colorado, Hawaii, Washington and Oregon, and we have a growing presence in Arizona, where we recently began operations.

    We design, build, and market single-family attached and detached homes to entry-level and first-time move-up buyers and, to a lesser extent, second-time move-up buyers in major suburban markets in California, Colorado, Hawaii, Washington, Oregon and Arizona. We offer a variety of homes generally ranging from 700 to 5,000 square feet in size with an average sales price during the three months ended June 30, 2001 of $274,000.

    From 1996 to the fiscal year ended March 31, 2001, on a pro forma combined basis, our revenues grew from $163.3 million to $1,341.5 million, and net income grew from $2.2 million to $61.3 million. We recorded revenues of $315.2 million, primarily from the closings of 1,164 new homes during the quarter ended June 30, 2001, a 29.1% increase as compared to pro forma combined revenues of $244.2 million, primarily from the closings of 1,057 new homes during the quarter ended June 30, 2000. Net income during the quarter ended June 30, 2001 totaled $16.9 million (with diluted earnings of $0.40 per share), a 37.4% increase from pro forma combined net income of $12.3 million ($0.30 diluted earnings per share) during the same quarter in 2000.

    We believe we are well positioned for future growth. As of June 30, 2001, we controlled approximately 28,500 building lots, approximately 50% of which were under option. This lot position represents approximately five to six years of supply given our current expectations for growth. In addition, as of June 30, 2001, we were actively selling in 79 communities and had a backlog of 1,970 homes under contract awaiting delivery, representing $550.0 million in future revenues. We have received orders for 1,409 new homes with a value of $414.1 million for the three months ended June 30, 2001, up from 1,207 new orders with a value of $332.4 million for the same period of 2000 on a pro forma combined basis, or an increase of 24.7% in dollar value.

COMPETITIVE STRENGTHS

    We believe we possess the following competitive strengths:

  •
  Conservative operating profile. In all areas of our business, we seek to minimize risk while maximizing profitability. As a result, we take a conservative approach to land management by utilizing land purchase options, generally investing in residential developments that do not exceed a 2-3 year build-out period and closely controlling our inventory of unsold homes. In addition, we maintain stringent financial and operational control with a sophisticated management information systems platform. This system enables executive management to closely monitor home construction and financial performance at the divisional level. Also, we believe our financial leverage is conservative and, in conjunction with our strong margins, will enable us to better manage through a cyclical downturn in the housing industry or in the general economy.

  •
  Industry-leading margins. Among public homebuilders, we currently have among the highest EBITDA margins in the industry. These margins enable us to generate high returns on our invested capital and also afford us strong discretionary pricing flexibility during slower economic periods. We believe our strong margins are a result of our land positions in areas of favorable demographics, experienced local management teams and conservative operating strategy.

  •
  Leading positions in high growth western markets. We believe that we are among the top five builders based on numbers of homes sold in California, Colorado, Hawaii, Washington and Oregon. Standard and Poor's Data Resources, Inc. projects single family housing starts in these states to grow at a weighted average compounded annual growth rate of 2.2% from 2001 to 2005 as compared to 1.0% for the U.S. as a whole. Given the positive long-term growth dynamics of each of these markets, we believe that we are well positioned for future growth. Additionally, as one of the leading builders in each of these markets, we believe that we enjoy a competitive advantage with respect to general market knowledge, access to land deals, access to subcontractors and knowledge of local regulatory requirements.

  •
  Diverse customer base. We build a wide variety of homes targeting first-time, first-time move-up and, to a lesser extent, second-time move-up homebuyers. By doing so, we are able to focus our product on the buyer segment with the most attractive demand characteristics in each market in which we operate as driven by economic and demographic trends.

  •
  Deep and experienced management with significant equity ownership. Our executive management team has an average of 19 years of experience in the homebuilding industry and controls over 25% of our common stock. Additionally, our divisional presidents average 16 years of experience in the markets in which they build. The divisional presidents have incentives to create value in our company because a substantial portion of their compensation is tied to their division's pre-tax income and because they own or have options to acquire our common stock. In addition, we have retained virtually all of the senior management of companies that we have acquired, thereby providing local market experience and expertise.

BUSINESS STRATEGY

    We attribute our strong financial performance, in part, to the following elements of our business strategy:

  •
  Grow within existing markets. We are among the top five homebuilders in some of the fastest growing states within the western United States. We believe that within our markets there are significant growth opportunities in terms of demand and ability to deliver product. By focusing on our existing markets, we are able to best leverage our local market knowledge and our relationships with local land sellers, subcontractors and other key trades people and suppliers.

  •
  Build diverse range of homes. We offer a wide range of homes targeted to different types of home buyers in order to maximize our potential customer base. We have historically built single family homes, town homes and condominiums focused on entry-level and first-time move-up home buyers. We also, though to a lesser extent, build second-time move-up single family homes. Our homes currently range from 700 to 5,000 square feet in size with an average sales price during the three months ended June 30, 2001 of $274,000.

  •
  Manage land inventory efficiently. We seek to control sufficient building lots for 5-6 years of homebuilding operations but only own a sufficient supply for 2-3 years of homebuilding operations, with the remainder controlled by options. In order to minimize risk, we generally limit the number of lots acquired for a specific project so that project build-out typically does not exceed three years. To the extent that land is unentitled, we seek to control it through options and purchase it only after it has been entitled. Our use of option contracts generally lessens land-related risks and improves liquidity by allowing us to control a large number of lots with contract deposits.

  •
  Target conservative financial leverage. Our objectives include a conservative approach to financial leverage and we seek to maximize financial flexibility. While we expect to experience seasonal variations in our leverage position that are typical of our industry, we manage our financial leverage to be conservative on an overall basis, taking seasonal variations into account. At June 30, 2001, we had $42.4 million in cash and cash equivalents, $950.6 million in real estate inventories, approximately $580.5 million in debt and $412.6 million of stockholders' equity.

  •
  Provide superior quality and customer service. We seek to build the highest quality homes and aim to achieve 100% customer satisfaction. To this end, we have a dedicated manager at each operating division whose role is to provide senior executive support to the customer throughout the sales process, and, following the closing, to ensure that any questions, concerns or complaints are dealt with expeditiously. We also offer a warranty program that provides for a one-year warranty on building materials, appliances and workmanship and a ten-year statutory warranty with respect to structural defects.

OUR HISTORY

Schuler Residential

    Our co-Chairman, President and CEO, James K. Schuler, originally began business in the Hawaii market in 1973. In 1992, the former Schuler Homes, Inc. (which changed its name to Schuler Residential, Inc. in connection with the merger and which has subsequently been merged into us) completed its initial public offering and in late 1996 adopted a strategic expansion plan designed to geographically diversify its operations outside of the Hawaii market. Schuler Residential entered the Southern California, Colorado, Washington, Oregon and Arizona housing markets by acquiring existing homebuilders and integrating them, becoming one of the top five homebuilders in each of those markets other than Arizona, where we recently commenced operations. Schuler Residential entered the Northern California market by starting a new division.

Western Pacific

    Western Pacific was formed in December 1993 by Eugene S. Rosenfeld, our co-Chairman, with the objective of taking advantage of the anticipated recovery of the residential real estate market in California. Mr. Rosenfeld began his career in homebuilding in 1963 at Kaufman & Broad, Inc., later serving as their CEO from 1968 to 1976. Western Pacific began operations in Orange County and the Inland Empire in 1993 and expanded its presence in southern California by entering San Diego County in 1995, Los Angeles County in 1996 and Ventura County in 1997.

    In 1996, the northern California housing market showed signs of strengthening. Focused on geographic diversification, Western Pacific began operations in northern California in 1996 in the South Bay area of San Francisco and entered San Jose in 1997. Western Pacific acquired Porter Homes in April 1998, further expanding its presence in northern California, particularly in the Sacramento Valley.

The Merger

    We were formed in order to effect the combination of the operations of Western Pacific and Schuler Residential, Inc. (formerly Schuler Homes, Inc.). On April 3, 2001, the operations of the two entities were combined. On June 21, 2001, we effectuated the upstream merger of Schuler Residential into ourselves.

    In connection with, and as a result of, the April 3, 2001 merger, we had outstanding approximately 40.3 million shares of common stock. Benefits from the merger include strong, diversified land positions, increased equity market capitalization and increased visibility in the capital markets. We believe that the merger will be successful due to a variety of factors including our complementary market positions, similar corporate cultures, depth of management and proven track records.

    Our corporate headquarters are located at:

Schuler Homes, Inc.
400 Continental Boulevard
Suite 100
El Segundo, California 90245
(310) 648-7200

RECENT EVENTS

    On October 22, 2001, we entered into a definitive agreement with D.R. Horton, Inc., one of the nation's largest homebuilders, pursuant to which we would merge with and into D.R. Horton and our stockholders would receive a combination of cash and D.R. Horton common stock in exchange for their shares of our common stock. The proposed merger is subject to a number of closing conditions, one of which is the approval of the stockholders of each company. If the merger is consummated on the terms and conditions set forth in the merger agreement, D.R. Horton would become the obligor under the old notes and the exchange notes. For more information about the proposed merger with D.R. Horton, please refer to our Current Report on Form 8-K dated October 22, 2001, which is incorporated by reference into this prospectus and which includes as an exhibit the definitive merger agreement.

Summary of the Exchange Offer

    The following is a summary of the principal terms of the exchange offer. A more detailed description is contained in the section "The Exchange Offer." The term "old senior notes" refers to our outstanding 9 3/8% Senior Notes due 2009, and the term "senior exchange notes" refers to our 9 3/8% Senior Exchange Notes due 2009. The term "old senior subordinated notes" refers to our outstanding 10 1/2% Senior Subordinated Notes due 2011, and the term "senior subordinated exchange notes" refers to our 10 1/2% Senior Exchange Notes due 2011. The senior exchange notes and the senior subordinated exchange notes are referred to collectively as the "exchange notes," and the old senior notes and the old senior subordinated notes are referred to collectively as the "old notes." The term "senior notes indenture" refers to the indenture that governs both the old senior notes and the senior exchange notes. The term "senior subordinated notes indenture" refers to the indenture that governs both the old senior subordinated notes and the senior subordinated exchange notes. The term "indentures" refers to the senior notes indenture and the senior subordinated notes indenture.

The Exchange Offer	We are offering to exchange $1,000 principal amount of our exchange notes, which have been registered under the Securities Act of 1933, as amended, for each $1,000 principal amount of our unregistered old notes. We issued the old notes on June 28, 2001 in a private offering. The terms of the exchange notes are substantially identical to the terms of the old notes.

In order to exchange your old notes, you must properly tender them before the expiration of the exchange offer. All old notes that are validly tendered and not validly withdrawn will be exchanged. We will issue the exchange notes on or promptly after the expiration of the exchange offer.
You may tender your old notes for exchange notes in whole or in part in integral multiples of $1,000 principal amount.
Registration Rights Agreement
We sold the old notes on June 28, 2001 to a group of initial purchasers. Simultaneously with that sale, we entered into a registration rights agreement relating to the old notes with the initial purchasers, which requires us to conduct the exchange offer.

You have the right under the registration rights agreement to exchange your old notes for exchange notes with substantially identical terms. This exchange offer is intended to satisfy those rights. After this exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your old notes.
For a description of the procedures for tendering your old notes, see "The Exchange Offer—Procedures for Tendering Old Notes."
Expiration Date
5:00 p.m., New York City time, December 10, 2001, unless the exchange offer is extended, in which case the expiration date will be the latest date and time to which the exchange offer is extended. See "The Exchange Offer—Terms of the Exchange Offer."

Consequences of Failure to Exchange Your Old Notes
If you do not exchange your old notes for exchange notes in the exchange offer, you will still have the restrictions on transfer provided in the old notes and in the indentures. In general, the old notes may not be offered or sold unless registered or exempt from registration under the Securities Act, or in a transaction not subject to the Securities Act and applicable state securities laws. We do not plan to register the old notes under the Securities Act.
Conditions to the Exchange Offer
The exchange offer is subject to customary conditions described under "The Exchange Offer—Conditions to the Offer," some of which we may waive in our sole discretion. The exchange offer is not conditioned upon any minimum principal amount of old notes being tendered. We reserve the right in our sole and absolute discretion, subject to applicable law, at any time and from time to time:
• to terminate the exchange offer if one or more specific conditions have not been satisfied;
• to extend the expiration date of the exchange offer and retain all tendered old notes, subject, however, to the right of the tendering holders to withdraw their tendered old notes; or
• to waive any condition or otherwise amend the terms of the exchange offer in any respect.
See "The Exchange Offer—Terms of the Exchange Offer."
Procedures for Tendering Old Notes	If you wish to tender your old notes for exchange notes, you must:
• complete and sign a letter of transmittal in accordance with the instructions contained in the letter of transmittal; and

• forward the completed letter of transmittal by mail, facsimile or hand delivery, together with any other required documents, to the exchange agent, either with the old notes to be tendered or in compliance with the specified procedures for guaranteed delivery of such old notes.
Specified brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer.

Letters of transmittal and certificates representing old notes should not be sent to us. Those documents should be sent only to the exchange agent. The address, and telephone and facsimile numbers, of the exchange agent are set forth in "The Exchange Offer—Exchange Agent" and in the letter of transmittal.

Special Procedures for Beneficial Owners
If your old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, we urge you to contact your nominee holder promptly if you wish to tender such old notes. See "The Exchange Offer—Procedures for Tendering Old Notes."
Withdrawal of Tenders
You may withdraw the tender of your old notes at any time on or prior to the expiration date by delivering a written notice of withdrawal to the exchange agent in conformity with the procedures discussed under "The Exchange Offer—Withdrawal of Tenders."
Acceptance of Old Notes and Delivery of Exchange Notes
Upon consummation of the exchange offer, we will accept any and all old notes that are properly tendered in the exchange offer and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. The exchange notes issued pursuant to the exchange offer will be delivered promptly after acceptance of the tendered old notes. See "The Exchange Offer—Terms of the Exchange Offer."
Resales of Exchange Notes
We believe that you will be able to offer for resale, resell or otherwise transfer exchange notes issued in the exchange offer without compliance with the registration and prospectus delivery provisions of the federal securities laws, provided that:
• you are acquiring the exchange notes in the ordinary course of your business;
• you are not participating, and have no arrangement or understanding with any person to participate, in a distribution of the exchange notes; and
• you are not an "affiliate" of Schuler Homes, Inc., as the term is defined for the purposes of Rule 144A under the Securities Act.

Our belief is based on interpretations by the staff of the Securities and Exchange Commission, as set forth in no-action letters issued to third parties unrelated to us. The staff of the Securities and Exchange Commission has not considered this exchange offer in the context of a no-action letter, and we cannot assure you that the staff of the Securities and Exchange Commission would make a similar determination with respect to this exchange offer.

If our belief is not accurate and you transfer an exchange note without delivering a prospectus meeting the requirements of the federal securities laws or without an exemption from these laws, you may incur liability under the federal securities laws. We do not and will not assume, or indemnify you against, this liability.

Each broker-dealer that receives exchange notes for its own account in exchange for old notes that such broker-dealer acquired as a result of market-making or other trading activities must agree to deliver a prospectus meeting the requirements of the federal securities laws in connection with any resale of the exchange notes. See "The Exchange Offer—Resales of the Exchange Notes."

Exchange Agent
The exchange agent for the exchange offer is U.S. Bank Trust National Association. The address, telephone number and facsimile number of the exchange agent are provided in "The Exchange Offer—Exchange Agent" and in the letter of transmittal.
Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes. See "Use of Proceeds."
Certain Federal Income Tax Consequences
Your acceptance of an exchange offer and the related exchange of your old notes for exchange notes will not be a taxable exchange for United States federal income tax purposes. You should not recognize any taxable gain or loss or any interest income as a result of the exchange.

Summary of the Terms of the Exchange Notes

    The following is a summary of the principal terms of the exchange notes. A more detailed description is contained in the section "Description of the Exchange Notes."

Issuer	Schuler Homes, Inc.
Securities Offered	$400,000,000 aggregate principal amount of our exchange notes consisting of:
• $250,000,000 aggregate principal amount of 9 3/8% Senior Exchange Notes due 2009, and
• $150,000,000 aggregate principal amount of 10 1/2% Senior Subordinated Exchange Notes due 2011.
Maturity Date	The senior exchange notes will mature on July 15, 2009 and the senior subordinated exchange notes will mature on July 15, 2011.
Interest Rate and Payment Dates
The senior exchange notes will accrue interest from June 28, 2001 at the rate of 9 3/8% per year, and the senior subordinated notes will accrue interest from June 28, 2001 at the rate of 10 1/2% per year. Interest on each series of notes will be payable semi-annually in arrears on each January 15 and July 15, commencing on July 15, 2002.
Optional Redemption
We may redeem the senior exchange notes, in whole or in part, at any time on or after July 15, 2005, and we may redeem the senior subordinated exchange notes, in whole or in part, at any time on or after July 15, 2006, in each case at a redemption price equal to 100% of the principal amount plus a premium declining ratably to par, plus accrued interest.

In addition, prior to July 15, 2004, we may redeem up to 35% of the aggregate principal amount of each series of notes issued with the proceeds of qualified equity offerings at a redemption price equal to 109.375% of the principal amount of the senior exchange notes and 110.500% of the principal amount of the senior subordinated exchange notes, in each case plus accrued interest.
Change of Control
If we experience a change of control, we may be required to offer to purchase each series of notes at a purchase price equal to 101% of the principal amount, plus accrued interest. We might not be able to pay you the required price for notes you present us at the time of a change of control because our credit facility or other indebtedness may prohibit payment or we might not have enough funds at that time.
Ranking; Guarantees	Senior Exchange Notes The senior exchange notes will be unsecured and will rank equally with all of our existing and future unsecured and unsubordinated obligations.

Each of our restricted subsidiaries will jointly and severally guarantee the senior exchange notes on a senior basis. Future direct and indirect subsidiaries, excluding subsidiaries that are designated unrestricted subsidiaries in accordance with the indentures, will be required to guarantee the senior exchange notes.

The guarantees of the obligations under the senior exchange notes will be general unsecured obligations of the guarantors and will rank equally with all existing and future unsecured and unsubordinated debt of the guarantors.

Senior Subordinated Exchange Notes
The senior subordinated notes will be unsecured and will be subordinated in right of payment to all of our existing and future senior debt, including the senior exchange notes and our credit facility.

Each of our restricted subsidiaries will jointly and severally guarantee the senior subordinated exchange notes on a senior subordinated basis. Future direct and indirect subsidiaries, excluding subsidiaries that are designated unrestricted subsidiaries in accordance with the indentures, will be required to guarantee the senior subordinated exchange notes.

The guarantees of the obligations under the senior subordinated exchange notes will be general unsecured obligations of the guarantors and will be subordinated in right of payment to all existing and future senior debt of the guarantors, which includes obligations in respect of the senior exchange notes and our credit facility.

As of June 30, 2001, we and the guarantors had approximately $373.1 million of senior debt and $207.5 million of subordinated debt, and additionally had over $176 million available to be borrowed under our new credit facility. Of that senior debt, as of June 30, 2001 $24.1 million was secured indebtedness, effectively ranking senior to all of the notes.

Restrictive Covenants	The indentures governing the notes contain covenants that will limit our ability and the ability of our subsidiaries to, among other things:
• incur additional indebtedness;
• pay dividends or make other distributions or repurchase or redeem our stock;
• make investments;
• sell assets;
• incur liens;
• enter into agreements restricting our subsidiaries' ability to pay dividends;
• enter into transactions with affiliates; and
• consolidate, merge or sell all or substantially all of our assets.
These covenants are subject to important exceptions and qualifications, which are described under the heading "Description of the Notes" in this prospectus.

RISK FACTORS

    You should consider carefully the information set forth in the section of this prospectus entitled "Risk Factors" beginning on page 14 and all the other information provided to you in this prospectus in deciding whether to participate in the exchange offer.

    For additional information regarding the exchange notes, see "Description of the Notes."

SUMMARY FINANCIAL AND OTHER DATA

    The summary unaudited pro forma combined financial and other data set forth below gives effect to the merger. We derived this information from the historical financial statements of Schuler Residential and Western Pacific. In December 2000, Schuler Residential changed its accounting year-end from a December 31 year-end to a fiscal year-end of March 31. You should read this summary unaudited pro forma combined financial and other data in conjunction with "Unaudited Pro Forma Condensed Combined Financial Data," which includes the detailed adjustments and assumptions used to prepare the pro forma combined financial and other data included with this summary information, as well as the historical financial statements including the notes thereto included in this prospectus. Data is presented on a pro forma combined basis for all periods indicated other than the three months ended June 30, 2001.

    While this pro forma information is based on adjustments set forth in the "Unaudited Pro Forma Condensed Combined Financial Data" and which are factually supported based on currently available data, the pro forma information may not be indicative of what actual results would have been, nor does this information purport to present our financial results for future periods.

	Pro Forma Combined
					Actual
	Year ended March 31,
				Three Months Ended June 30, 2000	Three Months Ended June 30, 2001
	1999	2000	2001
	(dollars in thousands)
Statements of income data(1):
Revenues	$746,596	$1,106,640	$1,341,504	$244,218	$315,230
Cost of sales	(603,555)	(883,452)	(1,040,376)	(191,596)	(249,435)

Gross profit	143,041	223,188	301,128	52,622	65,795
Selling, general and administrative expenses	(78,035)	(117,108)	(139,111)	(29,036)	(36,853)
Non-cash charge for impairment of long-lived assets	—	—	(36,398)	—	—
Amortization of intangibles(2)	(1,166)	(1,410)	(2,181)	(341)	(62)
Interest and other income (expense), net	(7,900)	(7,155)	(5,855)	(2,366)	28

Income before minority interests in income of consolidated joint ventures and provision for income taxes	55,940	97,515	117,583	20,879	28,908
Minority interests in income of consolidated joint ventures and subsidiary	(10,572)	(5,886)	(17,001)	(944)	(847)

Income before provision for income taxes	45,368	91,629	100,582	19,935	28,061
Provision for income taxes(3)	(17,834)	(36,332)	(40,056)	(7,683)	(11,194)

Net income	$27,534	$55,297	$60,526	$12,252	$16,867

Other financial data:
EBITDA(4)	$104,431	$160,317	$220,937	$33,988	$46,180
EBITDA margin(5)	14.0%	14.5%	16.5%	13.9%	14.6%
Depreciation and amortization	$4,092	$6,749	$7,306	$2,543	$3,769
Other non-cash charges	$31	$1,488	$340	$340	$—
Lenders' profit participation(6)	$6,577	$5,836	$2,390	$315	$234

Interest and debt costs, amortized or expensed(7)	$37,791		$48,729		$56,920		$9,911		$13,269
Interest incurred(8)	$39,853		$48,723		$59,390		$13,014		$13,765
Ratio of EBITDA to interest incurred	2.6	x	3.3	x	3.7	x	2.6	x	3.4	x
Ratio of total debt to EBITDA	3.9	x	2.7	x	2.2	x	—		—
Other financial data, as adjusted(9):
Interest incurred					$57,890				$13,219
Ratio of EBITDA to interest incurred					3.8	x			3.5	x
Ratio of total debt to EBITDA					2.3	x			—
Ratio of total debt to total capitalization					56.0%				58.5%
Selected operating data(1)(10):
Homes closed	3,605		4,609		4,897		1,057		1,164
New orders	3,820		4,852		5,102		1,207		1,409
Average sales price per home closed	$216		$248		$284		$240		$274
Average sales price per new order	$225		$256		$285		$275		$294
Backlog at end of period, homes(11)	1,277		1,520		1,725		1,670		1,970
Backlog at end of period, aggregate sales value(9)	$291,959		$389,393		$455,663		$455,673		$549,954

	At March 31, 2001		At June 30, 2001
	Pro Forma combined	Pro Forma combined as adjusted(7)
			Actual
	(dollars in thousands)
Balance sheet data(1):
Inventories	$858,080	$858,080	$950,624
Total assets	$1,063,124	$1,071,924	$1,147,463
Total debt	$494,369	$503,169	$580,543
Total stockholders' equity	$394,578	$394,578	$412,566

(1)
Data is presented on a pro forma combined basis for all periods indicated.
(2)
In June 2001, the Financial Accounting Standards Board issued Statements No. 141 "Business Combinations," and No. 142, "Goodwill and Other Intangible Assets," effective for fiscal years beginning after December 15, 2001. We have early-adopted the new rules on accounting for goodwill and other intangible assets beginning April 1, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the statements. Other intangible assets will continue to be amortized over their useful lives.
(3)
Includes the pro forma effect on combined provision for income taxes resulting from the operations of Western Pacific and Schuler Residential, and other pro forma adjustments based on an effective tax rate for Western Pacific of 40.72% based on federal and California tax rates on a pro forma combined basis for all periods indicated. Prior to the merger, Western Pacific was operated through a series of partnerships and therefore was not subject to taxation at the entity level. See "Unaudited Pro Forma Combined Financial Data" for additional details.
(4)
EBITDA means income (loss) before provision for income taxes, plus (i) interest expense, (ii) amortization of capitalized interest included in cost of sales, (iii) lenders' profit participation, (iv) minority interest in income of consolidated joint ventures and subsidiary, (v) depreciation and amortization, (vi) inventory impairment losses and (vii) other non-cash charges. EBITDA is a widely accepted financial indicator of a company's availability to service debt; however, other companies may calculate EBITDA differently. EBITDA should not be considered as an alternative to operating income or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of our operating performance or as a measure of liquidity.

(5)
EBITDA margin is calculated by dividing EBITDA by revenues.
(6)
Represents lenders' profit participation in connection with participating loans.
(7)
Includes (i) amortization of capitalized interest and debt costs included in cost of sales and (ii) interest and debt costs not capitalized, but recorded as a period expense.
(8)
Interest incurred is the amount of interest paid and the net amount accrued (whether expensed or capitalized) during such period excluding amortization of debt costs and amortization of interest previously capitalized.
(9)
As adjusted to reflect the offering and the application of the estimated net proceeds therefrom. See "Use of Proceeds" and "Capitalization."
(10)
Includes information relating to 100% of the operations of our unconsolidated joint ventures.
(11)
Represents homes and lots subject to pending sales contracts that have not closed, some of which are subject to contingencies, including mortgage loan approval, the sale of existing homes by customers and project approvals by the applicable government authority on a pro forma combined basis for all periods indicated other than the three months ended June 30, 2001, which is presented on a historical consolidated basis. In the past, our backlog has been a reliable indicator of future closings, but we cannot assure you that homes and lots subject to pending sales contracts will close.

RISK FACTORS

    Before you participate in the exchange offer, you should carefully consider the following factors in addition to the other information contained in this prospectus and incorporated by reference in this prospectus.

Risks Relating to Our Business

    Our substantial level of indebtedness could adversely affect our financial condition, and we may incur significant additional debt.

    The operations of homebuilders, including Schuler Homes, are financed largely with debt, and we currently have a substantial amount of debt. As of June 30, 2001 we had approximately $580.5 million of indebtedness outstanding. In addition, subject to restrictions in the indentures and our credit facility, we may incur additional indebtedness. In particular, as of June 30, 2001, we had, based on borrowing base limitations, over $176 million of additional borrowing capacity under the revolving portion of our credit facility. If new debt is added to our current debt levels, the related risks that we now face could intensify.

    Our substantial debt could have important consequences for you as holders of the exchange notes, including:

  •
  making it more difficult for us to pay interest and principal with respect to the notes;

  •
  increasing our vulnerability to general adverse economic and industry conditions;

  •
  limiting our ability to obtain additional financing to fund future working capital, acquisitions and other general corporate requirements;

  •
  requiring a substantial portion of our cash flow from operations for interest and principal payments on our debt and reducing our ability to use our cash flow to fund working capital, acquisitions and general corporate requirements;

  •
  limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

  •
  exposing us to fluctuations in the interest rate environment, because our credit facility is at a variable rate of interest; and

  •
  placing us at a disadvantage compared to our competitors who have less leverage.

    Because of the cyclical nature of our industry, future changes in general economic, real estate construction or other business conditions could adversely affect our business.

    The homebuilding industry is very cyclical and highly sensitive to changes in general economic and business conditions, both local and national, such as:

  •
  population growth;

  •
  employment levels;

  •
  availability of financing for land acquisitions, construction and permanent mortgages;

  •
  housing demand;

  •
  interest rates; and

  •
  consumer confidence and income.

    An oversupply of alternatives to new homes, such as rental properties and resale homes, could depress prices and reduce margins for the sale of new homes. Sales of new homes are also affected by the condition of the resale market for homes, including foreclosed homes.

    General economic and business conditions, both local and national, may be less favorable in the future. For example, California underwent a significant recession in the early 1990s. Because a substantial portion of our projects are located within California, a decline in the economic and business conditions in California could significantly affect the demand for our homes. Increases in the rate of inflation could adversely affect our margins by increasing our costs and expenses. In times of high inflation, demand for housing may decline and we may be unable to recover our increased costs through higher sales prices.

    The recent slowdown in the economy and recent terrorist attacks in the U.S. may have an adverse effect on our business.

    Terrorist attacks in New York City and Washington, D.C. on September 11, 2001 disrupted business and commerce throughout the U.S., resulted in significant loss of life and caused significant volatility and declines in U.S. and foreign securities markets. The continued threat of terrorism within the U.S. and abroad, and the potential for military action and heightened security measures in response to that threat, may cause additional disruptions to commerce, reduce economic activity and result in continued volatility in markets throughout the world. Our decline in new home orders for the quarter ended September 30, 2001 as compared to the pro forma number of new orders for the quarter ended September 30, 2000 suggests that these events have adversely affected our rate of new home orders and may continue to do so in coming months.

    Inventory risk can be substantial for homebuilders.

    We must continuously seek and make acquisitions of land for expansion into new markets and for replacement and expansion of land inventory within our current markets. The risks inherent in purchasing and developing land increase as consumer demand for housing decreases. Thus, we may have bought and developed land on which we cannot profitably build and sell homes. As a result of our growth, we are developing more land than we were in recent years. The market value of undeveloped land, building lots and housing inventories can fluctuate significantly as a result of changing market conditions. We cannot assure you that the measures we employ to manage inventory risks will be successful.

    In addition, inventory carrying costs can be significant and can result in losses in a poorly performing project or market. In the event of significant changes in economic or market conditions, we may have to sell homes at significantly low margins or at a loss.

    Supply risks and shortages can harm our business.

    The homebuilding industry has from time to time experienced significant difficulties, including:

  •
  shortages of qualified tradespeople;

  •
  reliance on local subcontractors, who may be inadequately capitalized; and

  •
  volatile increases in the cost of materials, particularly increases in the price of lumber, drywall, framing and cement, which are significant components of home construction costs.

    Moreover, the residential construction industry has from time to time experienced material and labor shortages, including shortages in insulation, drywall, cement and lumber. These labor and material shortages can be more severe during periods of strong demand for housing. Some of these materials, including lumber, cement and drywall in particular, have experienced volatile price swings. Similar shortages and price increases in the future could cause delays in and increase our costs of home construction, which in turn would harm our operating results. To date, none of the foregoing has had a material adverse effect on our results of operations or financial condition. We do not reasonably expect any of the foregoing to have a material adverse effect on our future operations or financial condition.

    Our business could be adversely affected by natural disaster.

    Weather may significantly influence demand in some of our markets. In addition, adverse weather conditions may delay site improvements and foundation work, among other construction processes. Landslides, soil subsidence, earthquakes and other geologic events could occur that could cause damage to, delays in the completion of, or a reduction in consumer demand for, our projects. A large portion of our projects are located in California and Washington, which have experienced significant earthquake activity, and some of our projects are located in Hawaii, which is characterized by dynamic volcanic activity. Losses associated with these events may not be insurable, insurable at a reasonable cost or subject to effective indemnification arrangements. In addition to direct damage to our projects, earthquakes or other geologic events could damage roads and highways providing access to those projects, thereby adversely affecting our ability to market homes in those areas and possibly increasing the costs of completion. Weather patterns that result in unseasonably cool temperatures, rain or snow, water shortages or floods, or any of the other factors described above may materially adversely affect our financial condition or results of operations.

    As a result of all of the foregoing, in the future, potential customers may be less willing or able to buy our homes. It may also be more costly and take us longer to build our homes. We may not be able to recapture increased costs by raising prices in many cases because we fix our prices up to six months in advance of delivery by signing home sales contracts. In addition, some home buyers may cancel or not honor their home sales contracts altogether.

    States, cities and counties in which we operate may adopt slow growth initiatives reducing our ability to build in these areas, which could harm our future sales and earnings.

    Several states, cities and counties, including some in which we have sold a significant number of homes, have in the past approved, or approved for inclusion on their ballot, various "slow growth" initiatives and other measures which could impact the availability of land and building opportunities within those localities. For example, in Colorado, a state-wide initiative was on the November 2000 ballot which, if it had passed, would have generally limited development to growth areas designated by local governments and approved by popular vote of the electorate at a regular election in the applicable jurisdiction. Also, in Arizona, a state-wide initiative was on the November 2000 ballot which, if it had passed, would have restricted the ability of homebuilders to build outside of designated, pre-existing urban areas. Neither of these initiatives passed, but approval of other slow growth measures would reduce our ability to build and sell homes in the affected markets and create additional costs and administrative requirements, which in turn could harm our future sales and earnings.

    We may need additional funds for the growth and development of our business, and if we are unable to obtain these funds, we may not be able to expand our business as planned.

    Our operations require significant amounts of cash, and while we have no current need for additional sources of financing following the closing of the offering, we may be required to seek additional capital, whether from sales of equity or by borrowing more money, for the future growth and development of our business. If additional funds are raised through the incurrence of debt, we will incur increased debt servicing costs and may become subject to additional restrictive financial and other covenants. We can give no assurance as to the terms or availability of additional capital. Moreover, the indentures for our outstanding debt and our revolving credit facility contain provisions that may restrict the debt we may incur in the future. If we are not successful in obtaining sufficient capital, it could reduce our sales and may adversely affect our future growth and earnings.

    Utility shortages or pricing increases could harm our business.

    California, one of our homebuilding markets, has experienced widespread shortages and outages of electric utility service in recent periods, in addition to significantly increased utility costs. Similar shortages or pricing increases may occur in any of our other markets. Continued shortages or outages and increased pricing of electric utilities could cause us to incur significant additional costs or slow our planned growth, or could adversely affect regional economic factors such as job and population growth and new housing demand. Any of these factors could have a negative effect on our growth and cash flow.

    The cost and availability of home mortgage financing could substantially affect our business.

    Most home buyers obtain mortgage loans to finance a substantial portion of the purchase price of their homes. In general, housing demand is adversely affected by increases in interest rates, and by decreases in the availability of mortgage financing. In addition, there have been discussions of possible changes in federal income tax laws which would remove or limit the deduction of home mortgage interest and to limit the exclusion of gain from the sale of a principal residence. If effective mortgage interest rates increase and the ability or willingness of prospective buyers to finance home purchases is adversely affected, our operating results may be negatively affected. Our homebuilding activities are also dependent upon the degree to which the availability and cost of mortgage financing permits potential customers to sell their existing homes and purchase homes from us. Any limitations or restrictions on the availability of such financing could adversely affect our sales.

    We may not be able to acquire suitable land to develop new projects at a reasonable price, which could reduce our profits.

    Due to the improved economy in many of our markets and the increased availability of capital during the past several years, we have experienced an increase in competition for available land in some of our market areas. Our ability to continue development activities over the long-term will be dependent upon our continued ability to locate and enter into options or agreements to purchase land, obtain governmental approvals for suitable parcels of land and consummate the acquisition and complete development of such land. The increase in land costs may result in reduced profits for our operating subsidiaries and could have a material adverse effect on our results of operations and financial condition.

    Fluctuations in real estate values or changes in our strategies may require us to write-down the book value of our real estate assets.

    The homebuilding industry is subject to significant variability and fluctuations in real estate values. As a result, we may be required to write-down the book value of our real estate assets in accordance with generally accepted accounting principles, and some of those write-downs could be material. Changes in strategy may also require us to write-down the book value of our real estate assets. For example, in contemplation of changes in strategy resulting from the merger, we have increased our product offerings in Hawaii by adding projects in various areas on the islands of Oahu, Maui, Kauai and Hawaii, while reducing our investment in longer term land parcels in areas where we have a concentration of land. This change in strategy resulted in an after tax non-cash charge for impairment of long-lived assets of approximately $22.2 million recognized during the quarter ended September 30, 2000. Any material write-downs of assets could have a material adverse effect on our earnings.

    Our operating subsidiaries have recently each experienced substantial growth, and we may not be able to successfully manage or sustain that growth.

    We have historically experienced substantial growth. While we have recently expanded our management, particularly with respect to administrative personnel in the land acquisition, construction management, financial and administrative areas, we cannot assure you that we will be able to hire the necessary personnel or develop the infrastructure necessary to meet our anticipated future growth.

Furthermore, we may not be able to further expand or enhance our operations on a timely and cost-effective basis, if at all, without disrupting our operations.

    Laws and regulations may increase our expenses, limit the number of homes that we can build or delay completion of our projects.

    We are subject to numerous local, state, federal and other statutes, ordinances, rules and regulations concerning zoning, development, building design, construction and similar matters which impose restrictive zoning and density requirements in order to limit the number of homes that can eventually be built within the boundaries of a particular area. Hawaii, in particular, has some of the strictest land use, environmental and agricultural laws in the United States, and the rezoning of land for urban development in Hawaii is a difficult and time-consuming process. We may also be subject to periodic delays in our homebuilding projects due to building moratoria and the slow growth initiatives discussed earlier.

    Despite our past ability to obtain necessary permits and approvals for our communities, we anticipate that increasingly stringent requirements will be imposed on homebuilders in the future. Although we cannot predict the effects of these requirements, they could result in time-consuming and expensive compliance programs and in substantial expenditures and increased carrying costs of unimproved property acquired for the purpose of development and construction, any of which could have a material adverse effect on our results of operations and financial condition. In addition, the continued effectiveness of permits we have already received or approvals we have already obtained is dependent upon many factors, some of which are beyond our control, such as changes in policies, rules and regulations and their interpretation and application.

    We are also subject to a variety of local, state, federal and other statutes, ordinances, rules and regulations concerning the protection of health and the environment. The particular environmental laws which apply to any given homebuilding site vary according to the site's location, its environmental conditions and the present and former uses of the site, as well as that of adjoining properties. Although we attempt to limit our risk by thorough pre-purchase due diligence and the use of options for land acquisition where possible, environmental laws and conditions may still result in delays, may cause us to incur substantial compliance and other costs, and can prohibit or severely restrict our homebuilding activity in environmentally sensitive regions or areas.

    We may not be able to succeed against our competitors.

    The homebuilding industry is highly competitive. Homebuilders compete for, among other things, desirable properties, financing, raw materials and skilled labor. We will compete both with large homebuilding companies, some of which have greater financial resources than we do, and with smaller local builders. We will also compete for sales with individual resales of existing homes and with available rental housing. If we cannot compete successfully for the raw materials and resources to construct our homes or with respect to sales of our homes, it could have a material adverse effect on our financial condition and results of operations. Competition will be particularly intense when we enter or start operations in a new market area until our reputation becomes firmly established in that area.

    Mr. Schuler will be able to exercise control over our business.

    We currently have two classes of stock outstanding, Class A Common Stock and Class B Common Stock. Although the holders of the Class B Common Stock have some approval rights in the case of certain extraordinary transactions, the Class A Common Stock generally has greater voting power than the Class B Common Stock because the Class A Common Stock has one vote per share, while the Class B Common Stock has one-half a vote per share. Furthermore, the holders of the Class A Common Stock have the ability to elect a majority of our board of directors.

    Mr. Schuler, by virtue of his substantial beneficial ownership of our outstanding Class A Common Stock, has the effective power to elect all of the directors that are elected by the holders of our Class A Common Stock. Consequently, he is able to elect a majority of our board of directors and exercise control over our business and affairs. Furthermore, Mr. Schuler is effectively able to determine the outcome of all matters submitted to the Class A stockholders, including approval of significant transactions, such as a sale of the company. Circumstances may occur in which the interests of Mr. Schuler could be in conflict with your interests as a noteholder. In addition, Mr. Schuler may have an interest in pursuing acquisitions, divestitures or other transactions that, in his judgment, could enhance his equity investment, even though such transactions might involve risks to you.

    Our ability to successfully integrate and operate Schuler Residential and Western Pacific as a combined company is uncertain.

    Since the consummation of the merger, we have been proceeding with the integration of our operations. The integration will involve a number of risks. In particular, the combined companies may experience attrition among management and personnel. The integration process could also disrupt the activities of our experience of our respective businesses. The combination of the two companies will require, among other things, coordination of management, administrative and other functions. Failure to overcome these challenges or any other problems encountered in connection with the merger could cause our financial condition, results of operations and competitive position to decline.

    We are highly dependent upon key executive, financial and operational management and the loss of their services could adversely affect us.

    Our success in integrating and conducting our business operations will be highly dependent upon our ability to retain the continuing service of our key management personnel. There is intense competition to attract and retain management and key employees in the markets where our operations are conducted, particularly in strong homebuilding markets like California. We believe we will be able to retain substantially all of our key management personnel; however, we cannot assure you that we will be able to do so. The loss of the services of one or more key management employees, particularly during the integration period, or our inability to attract and retain qualified personnel on an ongoing basis, could have a material adverse effect on our financial condition and results of operations.

    The indentures for the notes and our credit facility impose significant operating and financial restrictions which may limit our ability to operate our business.

    The indentures governing the notes and our credit facility impose significant operating and financial restrictions on us. These restrictions will limit our ability to, among other things:

  •
  borrow money;

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  pay dividends or make distributions on, or purchase or redeem, stock;

  •
  make investments and extend credit;

  •
  engage in transactions with affiliates;

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  consummate certain asset sales;

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  consolidate or merge with another entity or sell, transfer, lease or otherwise dispose of all or substantially all of our assets; and

  •
  use our assets as collateral.

    We cannot assure you that these covenants will not adversely affect our ability to finance our future operations or capital needs or to pursue available business opportunities.

    In addition, our credit facility requires us to maintain specified financial ratios and satisfy certain financial condition tests which may require that we take action to reduce our debt or to act in a manner contrary to our business objectives. Events beyond our control, including changes in general economic and business conditions, may affect our ability to meet those financial ratios and financial condition tests. We cannot assure you that we will meet those tests or that the lenders will waive any failure to meet those tests. A breach of any of these covenants or our inability to maintain the required financial ratios could result in a default under the related indebtedness. If a default occurs, the relevant lenders could elect to declare the indebtedness, together with accrued interest and other fees, to be immediately due and payable and proceed against any collateral securing that indebtedness.

Risks Relating to the Exchange Notes

    There are consequences associated with failing to exchange the old notes for the exchange notes.

    If you do not exchange your old notes for exchange notes in the exchange offer, you will still have the restrictions on transfer provided in the old notes and the indenture. In general, the old notes may not be offered or sold unless registered or exempt from registration under the Securities Act, or in a transaction not subject to the Securities Act and applicable state securities laws. We do not plan to register the old notes under the Securities Act.

    Servicing our debt will require a significant amount of cash, and our ability to generate sufficient cash depends on many factors, many of which are beyond our control.

    Our ability to pay our expenses and to pay principal and interest on the exchange notes, our credit facility and other debt depends on our ability to generate cash flow in the future. Our ability to meet our expenses thus depends in part on our future performance, which is subject to general economic, financial, competitive, legislative and regulatory factors and other factors that are beyond our control. We cannot assure you that our business will generate cash flow from operations in an amount sufficient to enable us to pay principal and interest on our debt (including the exchange notes) or to fund other liquidity needs.

    If we do not have enough cash flow from operations, we may be required to borrow more money, refinance all or part of our existing debt (including the exchange notes) or sell assets. Our ability to borrow funds under our credit facility in the future will depend on our meeting the financial covenants in the credit facility and we cannot guarantee that sufficient borrowings will be available to us. If we are required to refinance our existing debt or sell some of our assets, we cannot guarantee that we will be able to do so on terms acceptable to us. In addition, the terms of existing or future debt agreements, including our credit facility and the indentures, may restrict us from adopting any of these alternatives. Any inability to generate sufficient cash flow or refinance our debt on favorable terms could significantly adversely affect our financial condition, the value of the exchange notes and our ability to pay principal of and interest on the exchange notes.

    The guarantees may be voided under specific legal circumstances.

    The exchange notes will be guaranteed by all of our existing and future restricted subsidiaries. The guarantees may be subject to review under U.S. federal bankruptcy law and comparable provisions of state fraudulent conveyance laws if a bankruptcy or reorganization case or lawsuit is commenced by or on behalf of our or one of a guarantor's unpaid creditors. Under these laws, if a court were to find in such a bankruptcy or reorganization case or lawsuit that, at the time any guarantor issued a guarantee of the exchange notes, the guarantor:

  •
  incurred the guarantee of the exchange notes with the intent of hindering, delaying or defrauding current or future creditors;

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  was a defendant in an action for money damages, or had a judgment for money damages docketed against it if, in either case, after final judgment, the judgment is unsatisfied; or

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  received less than reasonably equivalent value or fair consideration for incurring the guarantee of the exchange notes and such guarantor:

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  was insolvent or was rendered insolvent by reason of issuing the guarantee;

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  was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured (as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes);

then such court could void the guarantee of such guarantor or subordinate the amounts owing under such guarantee to such guarantor's presently existing or future debt or take other actions detrimental to you.

    The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, a company would be considered insolvent if, at the time it incurred the debt or issued the guarantee, either:

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  the sum of its debts (including contingent liabilities) was greater than its assets, at fair valuation; or

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  the present fair saleable value of its assets was less than the amount required to pay the probable liability on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured.

    If the guarantees of the exchange notes were challenged, we cannot be sure as to the standard that a court would use to determine whether any of our guarantors was solvent at the relevant time. If such a case were to occur, the guarantee could also be subject to the claim that, since the guarantee was incurred for the benefit of us, the parent holding company, and only indirectly for the benefit of the guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration. If a guarantor were also found to be insolvent, a court could thus void the obligations under the guarantee, subordinate the guarantee to the applicable guarantor's other debt or take other action detrimental to holders of the exchange notes. If a guarantee is avoided as a fraudulent conveyance or found to be unenforceable for any other reason, you will not have a claim against that guarantor and will only be a creditor of ours or any guarantor whose obligation was not set aside or found to be unenforceable.

    The exchange notes are unsecured and effectively subordinated to any secured indebtedness that we may incur.

    The exchange notes will not be secured. Our new credit facility is not secured. At June 30, 2001, we had $24.1 million of secured indebtedness. However, under the terms of the exchange notes, we may be able to incur significant additional secured indebtedness without equally and ratably securing the exchange notes. If we become insolvent or are liquidated, or if payment under any of our secured debt obligations is accelerated, our secured lenders would be entitled to exercise the remedies available to a secured lender under applicable law and will have a claim on those assets before the holders of the exchange notes. As a result, the exchange notes are effectively subordinated to our secured indebtedness to the extent of the value of the assets securing that indebtedness and the holders of the exchange notes may recover ratably less than the lenders of our secured debt in the event of our bankruptcy or liquidation.

    We cannot assure you that an active trading market will develop for the exchange notes.

    There is no established trading market for the exchange notes and we cannot assure you that a market for the exchange notes will develop in the future. If such a market were to develop, the exchange notes could trade at prices that are higher or lower than the initial offering prices depending on many factors, including the number of holders of the exchange notes, the overall market for similar securities, our financial performance and prospects and prospects for companies in our industry generally. The initial purchasers of the old notes have informed us that they intend to make a market in the exchange notes. However, the initial purchasers are not obligated to do so, and may cease market-making activities at any time without notice. As a result, you cannot be sure that an active trading market will develop for the exchange notes. We do not intend to apply (and are not obligated to apply) for listing of the exchange notes on any securities exchange or any automated quotation system.

    You must comply with the procedures for the exchange offer in order to receive the exchange notes.

    You are responsible for complying with all exchange offer procedures. You will only receive exchange notes in exchange for your old notes if, prior to the expiration date, you deliver the following to the exchange agent:

  •
  certificate for the old notes or a book-entry confirmation of a book-entry transfer of the old notes into the exchange agent's account with the Depository Trust Company "DTC");

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  the letter of transmittal (or facsimile thereof), properly completed and duly executed by you, together with any required signature guarantees; and

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  and other documents required by the letter of transmittal.

    You should allow sufficient time to ensure that the exchange agent receives all required documents before the expiration date. Neither we nor the exchange agent has any duty to inform you of defects or irregularities with respect to the tender of your old notes for exchange notes. See "The Exchange Offer."

    We may not be able to satisfy our obligations to holders of the notes upon a change of control or a decline in our consolidated net worth.

    Upon the occurrence of a "change of control," as defined in the indentures, each holder of old notes and each holder of exchange notes will have the right to require us to purchase the notes at a price equal to 101% of the principal amount, together with any accrued and unpaid interest as of the date of repurchase. Our failure to purchase, or give notice of purchase of, the old notes or the exchange notes would be a default under the indentures, which would in turn be a default under our credit facility. In addition, a change of control may constitute an event of default under our credit facility. A default under our credit facility would result in an event of default under the indentures if the lenders were to accelerate the debt under our credit facility.

    In addition, if our consolidated tangible net worth falls below $150 million for any two consecutive fiscal quarters, we are required to make an offer to purchase up to 10% of the old notes and up to 10% of the exchange notes then outstanding at a price equal to 100% of the principal amount, together with any accrued interest and liquidated damages, if any, to the date of purchase. As of June 30, 2001, our consolidated tangible net worth was $343.1 million.

    If either event occurs, we may not have enough assets to satisfy all obligations under our credit facility and the indentures related to the notes. The source of funds for any purchase of notes in either event will be our available cash or cash generated from our operations or other sources, including borrowing, sales of assets or sales of equity. If we did not have sufficient cash on hand, we could seek to refinance the indebtedness under our credit facility and the notes or obtain a waiver from the lenders or the holders of the notes. We cannot assure you, however, that we would be able to obtain a waiver or refinance our indebtedness on commercially reasonable terms, if at all. In addition, the terms of our senior credit facilities may limit our ability to purchase the notes in those circumstances. If the holders of the notes exercise their right to require us to repurchase all of the notes in either event, the financial effect of this repurchase could cause a default under our other debt, even if the event itself would not cause a default. Accordingly, it is possible that we will not have sufficient funds at the time of such event to make the required repurchase of notes or that restrictions in our senior credit facilities will not allow such repurchases.

    Your right to receive payments on the senior subordinated exchange notes and guarantees is subordinated to senior debt.

    Payment on the senior subordinated exchange notes and guarantees will be subordinated in right of payment to all of our and the guarantors' senior debt, including the senior exchange notes, senior notes and our credit facility. As a result, upon any distribution to our creditors or the creditors of the guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or our guarantors or our or their property, the holders of senior debt will be entitled to be paid in full in cash before any payment may be made on the senior subordinated exchange notes or the subsidiary guarantees thereof. In these cases, we and the guarantors may not have sufficient funds to pay all of our creditors, and holders of senior subordinated exchange notes may receive less, ratably, than the holders of senior debt, including the senior exchange notes and the senior notes, and, due to the turnover provisions in the senior subordinated notes indenture, less, ratably, than the holders of unsubordinated obligations, including trade payables. In addition, all payments on the senior subordinated exchange notes and the related guarantees will be blocked in the event of a payment default on designated senior debt and may be blocked for up to 179 consecutive days in the event of certain non-payment defaults on designated senior debt.

    As of June 30, 2001, the senior subordinated exchange notes and the related guarantees had been subordinated to approximately $373.1 million of senior debt, and over $176 million of additional senior debt was available for borrowing under the revolving portion of our credit facility. In addition, the indentures and our credit facility permit us, subject to specified limitations, to incur additional debt, some or all of which may be senior debt.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

    In connection with the sale of the old notes, we entered into a registration rights agreements with the initial purchasers of the old senior notes and old senior subordinated notes, respectively, pursuant to which we agreed to file and to use our best efforts to cause to become effective with the Securities and Exchange Commission a registration statement with respect to the exchange of the old notes for exchange notes with terms identical in all material respects to the terms of the old notes. Copies of the registration rights agreements have been filed as exhibits to the registration statement of which this prospectus is a part. The exchange offer is being made to satisfy our obligations under the registration rights agreements.

    By tendering old notes for exchange notes, each holder represents to us that:

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  such holder is not our "affiliate" (as defined in Rule 405 or Rule 144A under the Securities Act) or, if such holder is our affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

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  any exchange notes to be received by such holder will be acquired in the ordinary course of such holder's business;

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  at the time the exchange offer begins, such holder has no arrangement or understanding with any person to participate in the distribution of the exchange notes in violation of the provisions of the Securities Act;

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  if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution of exchange notes;

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  such holder has full power and authority to tender, exchange, sell, assign and transfer the tendered old notes;

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  we will acquire good, marketable and unencumbered title to the tendered old notes, free and clear of all liens, restrictions, charges and encumbrances; and

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  the old notes tendered for exchange notes are not subject to any adverse claims or proxies.

    Each tendering holder also warrants and agrees that it will, upon request, execute and deliver any additional documents deemed by us or the exchange agent to be necessary or desirable to complete the exchange, sale, assignment and transfer of the old notes tendered pursuant to the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for old notes pursuant to the exchange offer, where such old notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."

    The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of old notes in any jurisdiction in which the exchange offer or the acceptance of the exchange notes would be in violation of securities or blue sky laws of that jurisdiction.

    Unless the context requires otherwise, the term "holder" with respect to an exchange offer means any person in whose name the old notes are registered on the books of Schuler Homes, Inc. or any other person who has obtained a properly completed bond power from the registered holder, or any participant in DTC whose name appears on a security position listing as a holder of old notes (which, for purposes of the exchange offer, include beneficial interests in old notes held by direct or indirect participants in DTC and old notes held in definitive form).

Terms of the Exchange Offer

    We hereby offer, upon the terms and conditions described in this prospectus and in the accompanying letter of transmittal, to exchange $1,000 principal amount of our 9 3/8% senior exchange notes due 2009 for each $1,000 principal amount of our old 9 3/8% senior notes due 2009, and $1,000 principal amount of our 10 1/2% senior subordinated exchange notes due 2011 for each $1,000 principal amount of our old 10 1/2% senior subordinated notes due 2011, in each case properly tendered before the expiration date and not validly withdrawn according to the procedures described below. Holders may tender their old notes in whole or in part in integral multiples of $1,000 principal amount.

    The form and terms of the exchange notes are the same as the form and terms of the old notes, except that:

  (1)
  the exchange notes have been registered under the Securities Act and therefore are not subject to the restrictions on transfer applicable to the old notes, and

  (2)
  holders of the exchange notes will not be entitled to some of the rights of holders of the old notes under the registration rights agreement.

    The exchange notes evidence the same indebtedness as the old notes (which they replace) and will be issued pursuant to, and entitled to the benefits of, the indenture.

    The exchange offer is not conditioned upon any minimum principal amount of old notes being tendered for exchange. We reserve the right in our sole discretion to purchase or make offers for any old notes that remain outstanding after the expiration date or, as described under "Conditions to the Exchange Offer," to terminate the exchange offer and, to the extent permitted by applicable law, purchase old notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer. As of date of this prospectus, $400.0 million principal amount of the old notes is outstanding.

    Holders of the old notes do not have any appraisal or dissenters' rights in connection with the exchange offer. Old notes that are not tendered for, or are tendered but not accepted in connection with, the exchange offer will remain outstanding. See "Risk Factors—You must comply with the procedures for the exchange offer in order to receive exchange notes."

    If any tendered old notes are not accepted for exchange because of an invalid tender, the occurrence of particular other events described in this prospectus or otherwise, certificates for any such unaccepted old notes will be returned, without expense, to the tendering holder thereof promptly after the expiration date.

    Holders who tender old notes in connection with the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of the old notes in connection with the exchange offer. We will pay certain charges and expenses, other than specified applicable taxes. See "Fees and Expenses."

    WE MAKE NO RECOMMENDATION TO THE HOLDERS OF THE OLD NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD NOTES IN THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF THE OLD NOTES MUST MAKE THEIR OWN DECISION AS TO WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER, AND, IF SO, THE AGGREGATE AMOUNT OF OLD NOTES TO TENDER, AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISORS, IF ANY, BASED ON THEIR FINANCIAL POSITIONS AND REQUIREMENTS.

Expiration Date; Extensions; Amendments

    The expiration date for the exchange offer is 5:00 p.m. New York City time, on December 10, 2001, unless we, in our sole discretion, extend the exchange offer. If we do extend the exchange offer, the expiration date will be the latest date and time to which the exchange offer is extended.

    We expressly reserve the right, in our sole and absolute discretion, subject to applicable law, at any time and from time to time:

  •
  to terminate the exchange offer (whether or not any old notes have already been accepted for exchange) if we determine, in our reasonable discretion, that any of the events or conditions referred to under "Conditions to the Exchange Offer" has occurred or exists or has not been satisfied;

  •
  to extend the expiration date and retain all old notes tendered pursuant to the exchange offer, subject, however, to the right of holders of old notes to withdraw their tendered old notes as described under "Withdrawal of Tenders"; and

  •
  to waive any condition or otherwise amend the terms of the exchange offer in any respect.

    If we amended the exchange offer in a manner we determine constitutes a material change, or if we waive a material condition of the exchange offer, we will promptly disclose such material amendment by means of a prospectus supplement that will be distributed to the registered holders of the affected old notes, and we will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act.

    Any such extension, termination or amendment will be followed as promptly as possible by oral or written notice to the exchange agent (any such oral notice to be promptly confirmed in writing) and by making a public announcement, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Without limiting the manner in which we may choose to make any public announcement, and subject to applicable laws, we will have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

Acceptance for Exchange and Issuance of Exchange Notes

    Upon the terms and subject to the conditions of the exchange offer, we will exchange, and will issue to the exchange agent, exchange notes for old notes validly tendered and not withdrawn (pursuant to the withdrawal rights described under "Withdrawal of Tenders") promptly after the expiration date.

    In all cases, delivery of exchange notes in exchange for old notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of:

  (1)
  old notes or a book-entry confirmation of a book-entry transfer of old notes into the exchange agent's account at DTC;

  (2)
  the letter of transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees; and

  (3)
  any other documentation required by the letter of transmittal.

    Accordingly, the delivery of the exchange notes might not be made to all tendering holders at the same time, and will depend upon when old notes, book-entry confirmations with respect to old notes and other required documents are received by the exchange agent.

    The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of old notes into the exchange agent's account at DTC.

    Subject to the terms and conditions of the exchange offer, we will be deemed to have accepted for exchange, and thereby exchanged, old notes validly tendered and not withdrawn as, if and when we give oral or written notice to the exchange agent (and such oral notice to be promptly confirmed in writing) of our acceptance of such old notes for exchange pursuant to the exchange offer. Our acceptance for exchange of old notes tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions of the exchange offer. The exchange agent will act as agent for us for the purpose of receiving tenders of old notes, letters of transmittal and related documents and transmitting exchange notes to holders who have validly tendered old notes. Such exchange will be made promptly after the expiration date of the exchange offer. If for any reason the acceptance for exchange or the exchange of any old notes tendered pursuant to the exchange offer is delayed (whether before or after our acceptance for exchange of old notes), or we extend the exchange offer or are unable to accept for exchange or exchange old notes tendered pursuant to the exchange offer, then, without prejudice to our rights set forth in this prospectus and in the letter of transmittal, the exchange agent may, nevertheless, on our behalf and subject to Rule 14e-1(c) under the Exchange Act, retain tendered old notes and such old notes may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "Withdrawal of Tenders."

Procedures for Tendering Old Notes

  Valid Tender

    Except as set forth below, in order for old notes to be validly tendered pursuant to the exchange offer, either:

  (1)
  (a) a properly completed and duly executed letter of transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must be received by the exchange agent at the address set forth under "Exchange Agent" prior to the expiration date, and (b) tendered old notes must be received by the exchange agent, or such old notes must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation must be received by the exchange agent, in each case prior to the expiration date; or

  (2)
  the guaranteed delivery procedures set forth below must be complied with.

    If less than all of the old notes are tendered, a tendering holder should fill in the amount of old notes being tendered in the appropriate box on the letter of transmittal. The entire amount of old notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

    If any letter of transmittal, endorsement, bond power, power of attorney or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing. Unless waived by us, evidence satisfactory to us of such person's authority to so act must also be submitted.

    Any beneficial owner of old notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the exchange offer.

    The method of delivery of old notes, the letter of transmittal and all other required documents is at the option and sole risk of the tendering holder. Delivery will be deemed made only when actually received by the exchange agent. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery and proper insurance should be obtained. No letter of transmittal or old notes should be sent to Schuler Homes, Inc. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect these transactions for them.

  Book-Entry Transfer

    The exchange agent will make a request to establish an account with respect to the applicable old notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC's Book-Entry Transfer Facility system may make book-entry delivery of the old notes by causing DTC to transfer the old notes into the exchange agent's account via the ATOP system in accordance with DTC's transfer procedure. Although delivery of old notes may be effected through book-entry transfer into the exchange agent's account at DTC, the letter of transmittal (or facsimile thereof), properly completed and duly executed, any required signature guarantees and any other required documents, must, in any case, be transmitted to and received or confirmed by the exchange agent at its addresses in this prospectus prior to 5:00 p.m., New York City time, on the expiration date, or the guaranteed delivery procedure set forth below must be complied with.

    DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

  Signature Guarantees

    Certificates for old notes need not be endorsed and signature guarantees on a letter of transmittal or notice of withdrawal, as the case may be, are unnecessary unless:

  (1)
  a certificate for old notes is registered in the name other than that of the person surrendering the certificate; or

  (2)
  a registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal.

    In the case of (1) or (2) above, such certificates for old notes must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the letter of transmittal or the notice of withdrawal, as the case may be, guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (a) a bank, (b) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer, (c) a credit union, (d) a national securities exchange, registered securities association or clearing agency, or (e) a savings association that is a participant in a Securities Transfer Association. See Instruction 1 to the letter of transmittal.

  Guaranteed Delivery

    If a holder desires to tender old notes pursuant to an exchange offer and the certificates for such old notes are not immediately available or time will not permit all required documents to reach the exchange agent prior to the expiration date, or the procedures for book-entry transfer cannot be completed on a timely basis, such old notes may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

  (1)
  such tenders are made by or through an eligible guarantor institution;

  (2)
  prior to the expiration date, the exchange agent receives from an eligible guarantor institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the letter of transmittal, setting forth the name and address of the holder of the old notes and the amount of old notes tendered, stating that the tender is being made thereby and guaranteeing that, within three business days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent. The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the exchange agent and must include a guarantee by an eligible guarantor institution in the form set forth in the Notice of Guaranteed Delivery; and

  (3)
  the certificates (or book-entry confirmation) representing all tendered old notes, in proper form for transfer, together with a properly completed and duly executed letter of transmittal, with any required signature guarantees and any other documents required by the letter of transmittal, are received by the exchange agent within three business days after the date of execution of the Notice of Guaranteed Delivery.

  Company Determinations Final

    All questions as to the form of documents, validity, eligibility, including time of receipt, and acceptance for exchange of any tendered old notes will be determined by us, in our reasonable discretion, which determination will be final and binding on all parties. We reserve the absolute right, in our reasonable discretion, to reject any and all tenders we determine not to be in proper form or the acceptance for exchange of which may, in the view of our counsel, be unlawful. We also reserve the absolute right, subject to applicable law, to waive any of the conditions of the exchange offer as set forth under "Conditions to the Exchange Offer" or any defect or irregularity in any tender of old notes of any particular holder, whether or not similar defects or irregularities are waived in the case of other holders.

    Our interpretation of the terms and conditions of the exchange offer (including the letter of transmittal and its instructions) will be final and binding upon all parties. No tender of old notes will be deemed to have been validly made until all defects or irregularities with respect to such tender have been cured or waived. None of Schuler Homes, Inc., any of our affiliates, the exchange agent or any other person will be under any duty to give any notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

Resale of the Exchange Notes

    Based on previous interpretations by the staff of the Securities and Exchange Commission set forth in no-action letters issued to third parties, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933. This would not apply, however, to any holder that is a broker-dealer that acquired old notes as a result of market-making activities or other trading activities or directly from us for resale under an available exemption under the Securities Act. Also, resale would only be permitted for exchange notes that (1) are acquired in the ordinary course of a holder's business, (2) where such holder has no arrangement or understanding with any person to participate in the distribution of such exchange notes, and (3) such holder is not an "affiliate" of Schuler Homes, Inc. The staff of the Securities and Exchange Commission has not considered the exchange offer in the context of a no-action letter, and there can be no assurance that the staff of the Securities and Exchange Commission would make a similar determination with respect to the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where the old notes were acquired by that broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See "Plan of Distribution." In order to facilitate the disposition of exchange notes by broker-dealers participating in the exchange offer, we have agreed, subject to specific conditions, to make this prospectus, as it may be amended or supplemented from time to time, available for delivery by those broker-dealers to satisfy their prospectus delivery obligations under the Securities Act.

    In the event that our belief regarding resale is inaccurate, those who transfer exchange notes in violation of the prospectus delivery provisions of the Securities Act and without an exemption from registration under the federal securities laws may incur liability under these laws. We do not assume, nor will we indemnify you against, this liability. The exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of old notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of the particular jurisdiction.

Withdrawal of Tenders

    Except as otherwise provided in this prospectus, tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

    In order to withdraw a tender of old notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at the address given under "The Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date. Any notice of withdrawal must:

  •
  specify the name of the person having deposited the old notes to be withdrawn;

  •
  identify the old notes to be withdrawn, including the certificate number or numbers and principal amount of the old notes;

  •
  be signed by the depositor in the same manner as the original signature on the letter of transmittal by tendering the old notes, including any required signature guarantees, or be accompanied by documents of transfer sufficient to permit the trustee of the old notes to register the transfer of the old notes into the name of the depositor withdrawing the tender; and

  •
  specify the name in which any old notes are to be registered, if different from that of the depositor.

    Any old notes that have been properly withdrawn will not be deemed validly tendered for purposes of the exchange offer, but may be retendered by following one of the procedures described above under "Procedures for Tendering Old Notes" at any time prior to the expiration date.

    All questions as to the validity, form and eligibility, including time of receipt, of any withdrawal notices will be determined by us, and will be final and binding on all parties. Neither Schuler Homes, Inc., nor any of our affiliates, the exchange agent or any other person will be under any duty to give any notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any tendered old notes that have been properly withdrawn will be returned to the holder promptly after withdrawal.

Interest on the Exchange Notes

    The exchange notes will bear interest from the issue date of the old notes and will be paid with the first interest payment on the exchange notes. If interest has not yet been paid, the exchange notes will bear interest from and including June 28, 2001. Interest on the old notes accepted for exchange will cease to accrue upon issuance of the exchange notes and will be superceded by the interest accruing with respect to the exchange notes.

    The senior exchange notes will bear interest at a rate of 9 3/8% per annum, and the senior subordinated exchange notes will bear interest at a rate of 10 1/2% per annum. Interest on the exchange notes will be payable semi-annually, in arrears, on each January 15 and July 15 following the consummation of the exchange offer. Untendered old senior notes that are not exchanged for senior exchange notes pursuant to the exchange offer will bear interest at a rate of 9 3/8% per annum after the expiration date, and untendered old senior subordinated notes that are not exchanged for senior subordinated exchange notes pursuant to the exchange offer will bear interest at a rate of 10 1/2% per annum after the expiration date.

Conditions to the Offer

    If any of the following conditions has occurred or exists or has not been satisfied prior to the expiration date of the exchange offer, we will not be required to accept for exchange any old notes and will not be required to issue exchange notes in exchange for any old notes. In addition, we may, at any time and from time to time, terminate or amend the exchange offer (whether or not any old notes have already been accepted for exchange) or may waive any condition to or amend the exchange offer.

  •
  A change in the current interpretation by the staff of the Securities and Exchange Commission that permits resale of exchange notes as described under "Resales of Exchange Notes."

  •
  Any action or proceeding is instituted or threatened in any court or by or before any governmental agency or body with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

  •
  Any law, statute, rule or regulation is proposed, adopted or enacted, or any existing law, statute, rule or regulation is interpreted by the staff of the Securities and Exchange Commission in a manner that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

  •
  The issuance of a stop order is threatened by the Securities and Exchange Commission or any state securities authority or is in effect for the registration statement of which this prospectus is a part, or proceedings for that purposes are instituted.

  •
  Failure to obtain any governmental approval that we consider necessary for the consummation of the exchange offer as contemplated hereby.

  •
  Any change or development involving a prospective change in our business or financial affairs that we think might materially impair our ability to consummate the exchange offer.

    If we determine in our reasonable discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied at any time prior to the expiration date, we may, subject to applicable law, terminate the exchange offer (whether or not any old notes have already been accepted for exchange) or may waive any such condition or otherwise amend the terms of the exchange offer in any respect. If such waiver or amendment constitutes a material change to the exchange offer, we will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to each registered holder of old notes, and we will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act.

Exchange Agent

    U.S. Bank Trust National Association has been appointed as exchange agent for the exchange offer. Delivery of the letter of transmittal and any other required documents, questions, requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

    By Mail, Overnight Courier or Hand Delivery:
    U.S. Bank Trust National Association
    550 South Hope Street
    Suite 500
    Los Angeles, California 90071

    Telephone number: (800) 934-6802
    Facsimile transmission: (213) 533-8729

    DELIVERY TO OTHER THAN THE ABOVE ADDRESSES OR FACSIMILE NUMBER WILL NOT CONSTITUTE A VALID DELIVERY.

Fees and Expenses

    We will bear the expenses of soliciting tenders pursuant to the exchange offer. The principal solicitation for tenders pursuant to the exchange offer is being made by mail. Additional solicitations may be made by our officers and regular employees and our affiliates in person, by telegraph or by telephone.

    We have not retained any dealer-manager or similar agent in connection with the exchange offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with this exchange offer. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses they incur in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the old notes and in handling or forwarding tenders for exchange.

    We will pay the fees and expenses incurred in connection with the exchange offer for the exchange agent and the trustee, as well as our accounting and legal services.

    We will pay all transfer taxes, if any, applicable to the exchange of old notes pursuant to the exchange offer. The amount of these transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder if:

  •
  certificates representing exchange notes or old notes not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the old notes tendered;

  •
  tendered old notes are registered in the name of any person other than the person signing the letter of transmittal; or

  •
  a transfer tax is imposed for any reason other than the exchange of old notes pursuant to the exchange offer.

    If satisfactory evidence of payment of, or exemption from, these taxes is not submitted with the letter of transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

    The exchange notes will be recorded at the same carrying value as the old notes, which is face value, as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us upon the consummation of the exchange offer. The costs of the exchange offer will be capitalized and amortized by us over the term of the exchange notes under accounting principles generally accepted in the United States.

USE OF PROCEEDS

    The exchange offer is intended to satisfy certain of our obligations under the registration rights agreements. We will not receive any proceeds from the issuance of the exchange notes or the closing of the exchange offer.

    In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive, in exchange, an equal number of old notes in like principal amount. The form and terms of the exchange notes are identical in all material respects to the form and term of the old notes, except as otherwise described in "The Exchange Offer—Terms of the Exchange Offer." The old notes surrendered in exchange of the exchange notes will be retired and canceled and cannot be reissued.

    The net proceeds from the offering of the old notes, after deducting fees and costs, of $391.2 million are expected to be used (1) to refinance existing senior credit facilities, (2) to repay subordinated notes payable and (3) to repay other higher-priced debt. See "Capitalization" and "Description of Existing Indebtedness" for additional information.

(in millions)
Refinance existing senior credit facilities	$338.4
Repay subordinated notes payable	29.3
Repay other debt	23.5

Total uses	$391.2

CAPITALIZATION

    The following table sets forth our capitalization as of June 30, 2001.

As of June 30, 2001
(dollars in thousands)
Cash and cash equivalents	$42,373

Total debt:
Existing senior credit facilities(1)	—
9% Senior notes due 2008	$98,910
9 3/8% Senior notes due 2009	250,000
10 1/2% Senior subordinated notes due 2011	150,000
6.5% Convertible subordinated debentures due 2003(1)	57,500
Subordinated notes payable	—
Other debt	24,133

Total debt	580,543
Stockholders' equity	412,566

Total capitalization	$993,109

(1)
Subsequent to June 30, 2001, we drew down approximately $58.1 million from our senior credit facility in order to redeem outstanding 6.5% convertible subordinated debentures due 2003. We repurchased $11.7 million principal amount of these debentures during July 2001. August 31, 2001 was the redemption date for the remaining debentures.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

    The following unaudited pro forma condensed combined financial data are derived from the historical financial statements of Schuler Residential and Western Pacific.

    The unaudited pro forma condensed combined financial statements reflect the following:

  •
  Pro forma combined for the merger; and

  •
  Pro forma combined as adjusted for the issuance of $250 million of senior notes and $150 million of senior subordinated notes in the offering of the old notes and related use of proceeds.

    Pro forma adjustments to historical financial statements include adjustments that we deem appropriate, reflecting items of recurring significance and which are factually supported based on currently available information. The unaudited pro forma condensed combined balance sheet as of March 31, 2001 and the unaudited pro forma condensed combined statement of income for the year ended March 31, 2001 are presented on a pro forma combined basis as if the merger and the offering of the old notes had been completed:

  •
  on March 31, 2001 for purposes of the unaudited pro forma condensed combined balance sheet; and

  •
  on April 1, 2000 for purposes of the unaudited pro forma condensed combined statement of income.

    The following unaudited pro forma condensed combined financial data should be read in conjunction with the historical consolidated financial statements of Schuler Residential, including the notes thereto, included in this prospectus, and the historical combined financial statements of Western Pacific, including the notes thereto, included in this prospectus. The unaudited pro forma condensed combined financial data are presented for illustrative purposes only and do not purport to represent our financial position as of March 31, 2001 or our results of operations for the year ended March 31, 2001 that would actually have occurred had the merger and the offering of the old notes been completed on the dates indicated, nor do they represent a forecast of our financial position or results of operations as of any future date or any future period.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2001

(dollars in thousands)

	Schuler Residential	Western Pacific	Merger Adjustments		Schuler Homes Pro Forma Combined	Offering Adjustments		Pro Forma Combined As Adjusted
Assets
Cash and cash equivalents	$5,366	$47,025	—		$52,391			$52,391
Inventories	519,013	339,067	—		858,080			858,080
Investments in unconsolidated joint ventures	9,724	18,483			28,207			28,207
Deferred income taxes	17,389	—	$(8,500	)(b)	8,889			8,889
Goodwill	9,432	2,800	53,396	(b)	65,628			65,628
Intangibles, net	3,937	—			3,937			3,937
Other assets, net	31,030	27,046	(7,584	)(b)	45,992	$8,800	(c)	54,792
			(4,500	)(b)

Total assets	$595,891	$434,421	$32,812		$1,063,124	$8,800		$1,071,924

Liabilities
Accounts payable and accrued liabilities	$70,211	$88,779	$3,737	(b)	$167,227			$167,227
			4,500	(b)
Debt	294,047	200,322			494,369	$400,000	(c)	503,169
						(391,200	)(c)
Minority interests	—	6,950			6,950			6,950
Owners' equity	—	138,370	(138,370	)(b)	—
Stockholders' equity
Common stock	231,633	—	(231,633	)(a)	—			—
Class A common stock	—	—	231,633	(a)	231,633			231,633
Class B common stock	—	—	162,945	(b)	162,945			162,945

Total stockholders' equity	231,633	—	162,945		394,578			394,578

Total liabilities and equity	$595,891	$434,421	$32,812		$1,063,124	$8,800		$1,071,924

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED MARCH 31, 2001

(dollars in thousands)

	Schuler Residential	Western Pacific	Merger Adjustments		Schuler Homes Pro Forma Combined	Offering Adjustments		Schuler Homes Pro Forma Combined As Adjusted
Revenues	$632,354	$709,150			$1,341,504	—		$1,341,504
Cost of sales	(480,245)	(560,131)			(1,040,376)	$1,267	(e)	(1,039,109)

Gross profit	152,109	149,019			301,128	1,267		302,395
Selling, general and administrative expenses	(73,688)	(65,423)			(139,111)			(139,111)
Non-cash charge for impairment of long-lived assets(f)	(36,398)	—			(36,398)			(36,398)
Non-cash charge for compensation expense	—	(4,207)	$4,207	(g)	—			—
Amortization of intangibles	(1,781)	(400)			(2,181)			(2,181)
Interest and other income (expense), net	(6,320)	465			(5,855)			(5,855)

Income before minority interests in income of consolidated joint ventures and provision for income taxes	33,922	79,454	4,207		117,583	1,267		118,850
Minority interests in income of consolidated joint ventures	(999)	(16,002)			(17,001)			(17,001)

Income before provision for income taxes	32,923	63,452	4,207		100,582	1,267		101,849
Provision for income taxes	(12,505)	—	(27,551	)(d)	(40,056)	(516	)(d)	(40,572)

Net income(h)	$20,418	$63,452	$(23,344)		$60,526	$751		$61,277

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE THREE MONTHS ENDED JUNE 30, 2001

(dollars in thousands)

	Schuler Homes	Offering Adjustments		Schuler Homes Pro Forma Combined As Adjusted
Revenues	$315,230	—		$315,230
Cost of sales	(249,435)	$470	(e)	(248,965)

Gross profit	65,795	470		66,265
Selling, general and administrative expenses	(36,853)			(36,853)
Amortization of intangibles	(62)			(62)
Interest and other income (expense), net	28			28

Income before minority interests in income of consolidated joint ventures and provision for income taxes	28,908	470		29,378
Minority interests in income of consolidated joint ventures	(847)			(847)

Income before provision for income taxes	28,061	470		28,531
Provision for income taxes	(11,194)	(191	)(d)	(11,385)

Net income(h)	$16,867	$279		$17,146

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AND
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

(dollars in thousands)

(a)
Represents the adjustment to reflect the exchange of shares of Schuler Residential common stock for shares of our Class A common stock in connection with the merger of our subsidiary with Schuler Residential, which for accounting purposes is treated as a reorganization of Schuler Residential that is accounted for on a historical cost basis.

(b)
Represents purchase adjustments to reflect the assets and liabilities of Western Pacific as if the merger had occurred on March 31, 2001 in accordance with Accounting Principles Board Opinion No. 16.

  For accounting purposes, the merger is treated as a reorganization of Schuler Residential accounted for on a historical cost basis, and a merger of Western Pacific with Schuler Residential using purchase accounting, and is based upon the following estimated purchase price and related goodwill, assuming the historical cost of Western Pacific's assets and liabilities approximates their fair value, except as noted below:

(in thousands, except per share data)
Shares of Class B common stock	20,166
Estimated fair market value per share	$8.08

Estimated purchase price of Western Pacific	162,945
Acquisition costs incurred as of March 31, 2001	3,893
Estimated remaining acquisition costs	3,737

Total estimated purchase price and acquisition costs	170,575
Purchase of minority interests	9,000

Total merger costs	179,575
Less Western Pacific historical equity	(138,370)
Adjustment to reduce historical cost of Western Pacific other assets to estimated fair value	3,691
Deferred income tax liability	8,500

Excess of purchase price over net assets acquired (goodwill)	$53,396

  In accordance with our adoption of Financial Accounting Standards Board Statement No. 142, "Goodwill and Intangible Assets", goodwill will not be amortized but will be subject to annual impairment tests.

  In connection with the merger with Western Pacific, the Company purchased minority interests for $9,000, which is payable as follows: $2,500 upon completion of the merger (paid in April 2001), $2,000 on the one-year anniversary of the completion of the merger, and a note for $4,500 that matures four years after the completion of the merger and that bears interest at 7%. The note payable can be offset against a related note receivable in other assets and as a result, the Company has a net liability of $4,500, which is reflected in accounts payable and accrued liabilities.

  The actual number of shares of our Class B common stock issued in connection with the merger equaled the number of shares of Schuler Residential common stock outstanding at the consummation of the merger. Of the 20,166,430 shares of our Class B common stock issued in connection with the merger, 18,754,727 were issued to WPH-Schuler and 1,411,703 were issued to Greenwood Properties Corp., an affiliate of Bankers Trust Company, one of Western Pacific's lenders. WPH-Schuler held all of the ownership interests of Western Pacific immediately prior to the merger and received shares of our Class B common stock as consideration for the contribution of the ownership interests of Western Pacific to us in connection with the merger. The estimated fair market value per share of the Class B common stock reflected a nominal discount to the average market price of the Schuler Residential common stock for several days before and after the announcement of the merger. The nominal discount is based on the different terms of our Class A and Class B common stock, as well as the trading restrictions on our Class B common stock. The shares of our Class B common stock issued to Greenwood Properties Corp. were issued in connection with a loan agreement between Western Pacific and Bankers Trust Company for $32,000 of subordinated notes.

  The deferred income tax liability is related to the income tax effect of timing differences created as a result of the contribution to us of the ownership interests in Western Pacific that were previously held in limited partnerships and limited liability companies.

(c)
The net proceeds from the offering of the old notes, after fees and costs, were $391,200, all of which was used to repay outstanding debt.

(d)
Represents the pro forma effect on combined provision for income taxes resulting from the operations of Western Pacific and Schuler Residential, and other pro forma adjustments based on an effective tax rate for Western Pacific of 40.72% based on federal and California tax rates. Prior to the merger, Western Pacific was operated through a series of partnerships and therefore was not subject to taxation at the entity level.

(e)
Represents the decrease in cost of sales as a result of a net decrease in interest incurred and debt cost amortization in connection with the repayment of debt using the proceeds of our recent notes offering.

(f)
In contemplation of the merger, Schuler Residential increased its product offerings in Hawaii by adding projects in various areas of the Hawaiian islands, while reducing its investment in longer term land parcels in areas where it has a concentration of land. This change in strategy resulted in the recognition of a non-cash charge for impairment of long-lived assets of approximately $36,398, or $22,198 after taxes, during the year ended March 31, 2001. This charge is a nonrecurring item and is not indicative of future operating results.

(g)
Represents the elimination of a non-cash charge for compensation expense recognized in conjunction with equity interests granted to Western Pacific executives during the year ended March 31, 2001. This charge is directly related to the merger, is a nonrecurring item and is not indicative of future operating results.

(h)
Pro forma amounts do not reflect any extraordinary loss or other costs which may result from the early extinguishments of indebtedness related to the expected retirement of certain debt using the proceeds of the offering of the old notes. Any gain or loss recognized by us from the early extinguishments of indebtedness using proceeds from the offering of the old notes will be treated as an extraordinary item in the income statement for the period in which the notes offering is completed.

SELECTED FINANCIAL AND OTHER DATA OF SCHULER HOMES

    The following selected financial and other data are presented on a pro forma combined basis for the three months ended June 30, 2000 and on a historical consolidated basis for the three months ended June 30, 2001. The following selected financial and other data are derived from the historical financial statements of Schuler Residential and Western Pacific and the related notes incorporated by reference in this prospectus, for the three months ended June 30, 2000, and our consolidated financial statements and the related notes incorporated by reference in this prospectus and other financial data of Schuler Homes, for the three months ended June 30, 2001. These historical results are not necessarily indicative of the results to be expected in the future. In December 2000, Schuler Residential changed its accounting year-end from a December 31 year-end to a fiscal year-end of March 31. You should read the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and the related notes to those statements incorporated by reference in this prospectus in conjunction with the information contained in this table.

	Three Months Ended June 30,
	2000(1)		2001
	(dollars in thousands)
Statements of Operations Data:
Revenues	$244,218		$315,230
Cost of sales	(191,596)		(249,435)

Gross profit	52,622		65,795
Selling, general and administrative expenses	(29,036)		(36,853)

Operating income	23,586		28,942
Interest and other income (expense), net	(2,707)		(34)

Income before minority interests in income of consolidated joint ventures and provision for income taxes	20,879		28,908
Minority interests in income of consolidated joint ventures	(944)		(847)

Income before provision for income taxes	19,935		28,061
Provision for income taxes(2)	(7,683)		(11,194)

Net income	$12,252		$16,867

Net income per share
Basic(3)	$0.30		$0.42

Diluted(4)	$0.30		$0.40

Other Financial Data (unaudited):
EBITDA(5)	33,988		46,180
EBITDA margin(6)	13.9%		14.6%
Depreciation and amortization	2,543		3,769
Lenders' profit participation	315		234
Other non-cash charges	340		—
Interest and debt costs, amortized or expensed(7)	9,911		13,269
Interest incurred(8)	13,014		14,002
Ratio of EBITDA to interest incurred	2.6	x	3.4	x
Ratio of total debt to total capitalization	60.0%		58.5%
Ratio of earnings to fixed charges(9)	2.3	x	3.2	x
Selected Operating Data (unaudited)(10):
Homes closed	1,057		1,164
New orders	1,207		1,409
Average sales price per home closed	$252		$274
Average sales price per new order	$275		$294
Backlog at end of period, homes(11)	1,670		1,970
Backlog at end of period, aggregate sales value(11)	$455,674		$549,954

At June 30, 2001
(dollars in thousands)
Balance Sheets Data:
Inventories	$950,624
Total assets	$1,147,463
Total debt	$580,543
Total stockholders' equity	$412,566

(1)
June 2000 results are shown on a pro forma combined basis to include Western Pacific, which merged with Schuler Homes on April 3, 2001.

(2)
The three months ended June 30, 2000 includes the pro forma effect on combined provision for income taxes resulting from the operations of Western Pacific and Schuler Residential, based on an effective tax rate for Western Pacific of 40.72% based on federal and California tax rate. Prior to the merger, Western Pacific was operated through a series of partnerships and therefore was not subject to taxation at the entity level.

(3)
Basic net income per share was computed using weighted average number of shares of 40,436,247 for the three months ended June 30, 2001 and 40,267,376 for the three months ended June 30, 2000.

(4)
Diluted net income per share fort the three month periods ended June 30, 2001 and 2000 was computed by adding to net income the interest expense applicable to convertible subordinated debentures of $570 and $720, respectively. Weighted average number of shares used to compute diluted net income per share for the three months ended June 30, 2001 and 2000 were 43,680,179 and 42,901,366, respectively.

(5)
EBITDA means income (loss) before provision for income taxes, plus (i) interest expense, (ii) amortization of capitalized interest included in cost of sales, (iii) depreciation and amortization, (iv) minority interest in income of consolidated joint ventures and subsidiary; (v) inventory impairment losses and (vi) other non-cash charges. EBITDA is a widely accepted financial indicator of a company's availability to service debt, however, other companies may calculate EBITDA differently. EBITDA should not be considered as an alternative to operating income or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of our operating performance or as a measure of liquidity.

(6)
EBITDA margin is calculated by dividing EBITDA by revenues.

(7)
Includes (i) amortization of capitalized interest and debt costs included in cost of sales and (ii) interest and debt costs not capitalized, but recorded as a period expense.

(8)
Interest incurred is the amount of interest paid and the net amount accrued (whether expensed or capitalized) during such period excluding amortization of debt costs and amortization of interest previously capitalized.

(9)
For purposes of calculating this ratio, fixed charges consist of all interest, whether expensed or capitalized, amortization of debt costs and the representative interest portion of rent expense. Earnings consists of income before provision for income taxes (and any discontinued operations or extraordinary items) plus, (i) fixed charges reduced by interest and amortized debt costs capitalized, (ii) amortization of capitalized interest in cost of sales, and (iii) income distributions from unconsolidated joint ventures reduced by income from unconsolidated joint ventures.

(10)
Includes information relating to 100% of the operations of our joint ventures.

(11)
Represents homes and lots subject to pending sales contracts that have not closed, some of which are subject to contingencies, including mortgage loan approval, the sale of existing homes by customers and project approvals by the applicable government authority. In the past, our backlog has been a reliable indicator of future closings, but we cannot assure you that homes and lots subject to pending sales contracts will close.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF SCHULER RESIDENTIAL

    The following selected consolidated financial data of Schuler Residential are derived from Schuler Residential's consolidated financial statements and the related notes included elsewhere in this prospectus and other financial data of Schuler Residential. These historical results are not necessarily indicative of the results to be expected in the future. In December 2000, Schuler Residential changed its accounting year-end from a December 31 year-end to a fiscal year-end of March 31. You should read the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and the related notes to those statements included elsewhere in this prospectus in conjunction with the information contained in this table.

											Three Months Ended March 31,
	Years Ended December 31,
									Year Ended March 31, 2001
	1996		1997		1998		1999				2000		2001
	(dollars in thousands)
Statements of Operations Data:
Revenues	$93,645		$229,624		$282,902		$506,778		$632,354		$160,736		$145,314
Cost and expenses:
Home and lot sales	(76,612)		(184,843)		(225,370)		(403,684)		(480,245)		(126,819)		(109,098)
Selling, general and administrative	(11,946)		(30,864)		(35,132)		(57,228)		(73,688)		(17,286)		(18,069)
Non-cash charge for impairment of long-lived assets	(23,910)		—		—		—		(36,398)		—		—

Total costs and expenses	(112,468)		(215,707)		(260,502)		(460,912)		(590,331)		(144,105)		(127,167)

Operating income (loss)	(18,823)		13,917		22,400		45,866		42,023		16,631		18,147
Income (loss) from unconsolidated joint ventures	157		(136)		2,435		1,322		136		753		2
Minority interest in pretax income of consolidated subsidiary	—		—		—		(444)		(999)		(150)		—
Other income (expense)	(9)		(4,261)		(4,243)		(4,851)		(8,237)		(1,381)		(1,662)

Income (loss) before provision (credit) for income taxes	(18,675)		9,520		20,592		41,893		32,923		15,853		16,487
Provision (credit) for income taxes	(7,289)		3,634		7,876		16,173		12,505		6,161		6,330

Net income (loss)	$(11,386)		$5,886		$12,716		$25,720		$20,418		$9,692		$10,157

Other Financial Data (unaudited):
EBITDA(1)	$9,958		$23,500		$37,495		$69,429		$99,885		$23,496		$23,352
EBITDA margin(2)	10.6%		10.2%		13.3%		13.7%		15.8%		14.6%		16.1%
Depreciation and amortization	$814		$2,883		$3,162		$5,371		$6,409		$1,413		$1,450
Other non-cash charges	$—		$522		$—		$901		$340		$589		$—
Interest and debt costs, amortized or expensed(3)	$3,909		$10,575		$13,741		$20,820		$22,816		$5,491		$5,415
Interest incurred(4)	$7,865		$11,845		$13,789		$18,652		$21,203		$4,908		$5,807
Ratio of EBITDA to interest incurred	1.3	x	2.0	x	2.7	x	3.7	x	4.7	x	4.8	x	4.0	x
Ratio of total debt to EBITDA	10.3	x	6.4	x	4.7	x	3.4	x	2.9	x	—		—
Ratio of total debt to total capitalization	39.4%		48.1%		50.3%		54.1%		55.9%		51.6%		55.9%
Ratio of earnings to fixed charges(5)	(1.7	x)	1.6	x	2.1	x	3.2	x	2.5	x	4.0	x	3.6	x
Selected Operating Data (unaudited)(6):
Homes closed	512		1,427		1,827		2,643		2,799		781		624
New orders	453		1,757		2,100		2,936		2,851		876		763
Average sales price per home closed	$225		$172		$189		$200		$236		$215		$236
Average sales price per new order	$224		$172		$187		$209		$242		$237		$242
Backlog at end of period, homes(7)	78		408		681		974		1,121		1,069		1,121
Backlog at end of period, aggregate sales value(7)	$18,277		$76,125		$123,886		$208,727		$277,408		$248,926		$277,408

	At December 31,
					At March 31, 2001
	1996	1997	1998	1999
	(dollars in thousands)
Balance Sheets Data:
Inventories	$238,358	$291,081	$325,166	$436,305	$519,013
Total assets	$268,947	$340,571	$385,543	$490,466	$595,891
Total debt	$102,190	$151,204	$177,331	$236,763	$294,047
Total stockholders' equity	$157,465	$163,355	$175,555	$201,148	$231,633

(1)
EBITDA means income (loss) before provision for income taxes, plus (i) interest expense, (ii) amortization of capitalized interest included in cost of sales, (iii) depreciation and amortization, (iv) minority interest in income of consolidated joint ventures and subsidiary; (v) inventory impairment losses and (vi) other non-cash charges. EBITDA is a widely accepted financial indicator of a company's availability to service debt, however, other companies may calculate EBITDA differently. EBITDA should not be considered as an alternative to operating income or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of our operating performance or as a measure of liquidity.

(2)
EBITDA margin is calculated by dividing EBITDA by revenues.

(3)
Includes (i) amortization of capitalized interest and debt costs included in cost of sales and (ii) interest and debt costs not capitalized, but recorded as a period expense.

(4)
Interest incurred is the amount of interest paid and the net amount accrued (whether expensed or capitalized) during such period excluding amortization of debt costs and amortization of interest previously capitalized.

(5)
For purposes of calculating this ratio, fixed charges consist of all interest, whether expensed or capitalized, amortization of debt costs and the representative interest portion of rent expense. Earnings consists of income before provision for income taxes (and any discontinued operations or extraordinary items) plus, (i) fixed charges reduced by interest and amortized debt costs capitalized, (ii) amortization of capitalized interest in cost of sales, and (iii) income distributions from unconsolidated joint ventures reduced by income from unconsolidated joint ventures.

(6)
Includes information relating to 100% of the operations of our joint ventures.

(7)
Represents homes and lots subject to pending sales contracts that have not closed, some of which are subject to contingencies, including mortgage loan approval, the sale of existing homes by customers and project approvals by the applicable government authority. In the past, our backlog has been a reliable indicator of future closings, but we cannot assure you that homes and lots subject to pending sales contracts will close.

SELECTED HISTORICAL COMBINED FINANCIAL DATA OF WESTERN PACIFIC

    The following selected combined financial data of Western Pacific are derived from Western Pacific's combined financial statements and the related notes included elsewhere in this prospectus, and other financial data of Western Pacific. These historical results are not necessarily indicative of the results to be expected in the future. You should read the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and the related notes to those statements included elsewhere in this prospectus in conjunction with the information contained in this table.

	Years Ended March 31,
	1997		1998		1999		2000		2001
			(unaudited)
	(dollars in thousands)
Combined Statements of Income Data:
Revenues	$78,687		$192,894		$423,313		$535,019		$709,150
Cost of sales	(65,870)		(162,501)		(346,858)		(428,163)		(560,131)

Gross profit	12,817		30,393		76,455		106,856		149,019
Selling, general and administrative expenses	(11,825)		(20,587)		(39,037)		(54,150)		(65,423)
Non-cash charge for compensation(1)	—		—		—		—		(4,207)

Operating income(2)	992		9,806		37,418		52,706		79,389
Interest and other income (expense), net	1		(59)		(6,648)		(5,696)		65
Minority interest in (income) loss of consolidated joint ventures	338		(2,312)		(10,479)		(5,385)		(16,002)

Net income(3)	$1,331		$7,435		$20,291		$41,625		$63,452

Other Combined Financial Data (unaudited):
EBITDA(4)	$6,208		$24,954		$60,740		$80,271		$121,052
EBITDA margin(5)	7.9%		12.9%		14.3%		15.0%		17.1%
Depreciation and amortization	$587		$747		$804		$839		$897
Lenders' profit participation(6)	451		546		6,577		5,836		2,390
Interest and debt costs, amortized or expensed(7)	$4,177		$13,914		$22,589		$26,586		$34,104
Interest incurred(8)	$12,016		$17,779		$24,639		$29,533		$38,187
Ratio of EBITDA to interest incurred	0.5	x	1.4	x	2.5	x	2.7	x	3.2	x
Ratio of total debt to EBITDA	16.0	x	4.8	x	3.0	x	2.6	x	1.7	x
Ratio of total debt to total capitalization	76.8%		76.2%		71.7%		64.9%		59.1%
Ratio of earnings to fixed charges(9)	0.5	x	1.2	x	1.7	x	2.3	x	2.5	x
Selected Combined Operating Data (unaudited)(10):
Homes closed	460		970		1,660		1,693		2,098
New orders	534		1,184		1,525		1,766		2,251
Average sales price per home closed	$171		$195		$251		$319		$348
Average sales price per new order	$171		$195		$281		$318		$341
Backlog at end of period, homes(11)	167		381		378		451		604
Backlog at end of period, aggregate sales value(11)	$32,218		$77,890		$119,070		$140,468		$178,256

	At March 31,
	1997	1998	1999	2000	2001
	(unaudited)	(unaudited)
	(dollars in thousands)
Combined Balance Sheets Data:
Inventories	$142,993	$169,453	$268,802	$330,349	$339,067
Total assets	$149,798	$183,703	$309,451	$394,938	$434,421
Total debt	$99,182	$118,979	$184,834	$212,007	$200,322
Total partners' capital	$29,928	$37,149	$72,952	$114,577	$138,370

(1)
Represents a non-cash charge for compensation expense recognized in conjunction with equity interests granted to Western Pacific executives during the year ended March 31, 2001. This charge is a nonrecurring item and is not indicative of future operating results.

(2)
Operating income is defined as gross profit, or revenues less cost of sales, less selling, general and administrative expenses.

(3)
Western Pacific consists of partnerships and limited liability companies. Each partner and member reflects its share of taxable income on a separate tax return. Accordingly, no provision for income taxes has been included on Western Pacific's financial statements.

(4)
EBITDA means income (loss) before provision for income taxes, plus (i) interest expense, (ii) amortization of capitalized interest included in cost of sales, (iii) lenders' profit participation, (iv) minority interest in income of consolidated joint ventures and subsidiary, (v) depreciation and amortization, (vi) inventory impairment losses, and (vii) other non-cash charges. EBITDA is a widely accepted financial indicator of a company's availability to service debt; however, other companies may calculate EBITDA differently. EBITDA should not be considered as an alternative to operating income or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of our operating performance or as a measure of liquidity.

(5)
EBITDA margin is calculated by dividing EBITDA by revenues.

(6)
Represents lenders' profit participation in connection with participating loans.

(7)
Includes (i) amortization of capitalized interest and debt costs included in cost of sales and (ii) interest and debt costs not capitalized, but recorded as a period expense.

(8)
Interest incurred is the amount of interest paid and the net amount accrued (whether expensed or capitalized) during such period excluding amortization of debt issuance costs and amortization of interest previously capitalized.

(9)
For purposes of calculating this ratio, fixed charges consist of all interest, whether expensed or capitalized, amortization of debt costs and the representative interest portion of rent expense. Earnings consists of income before provision for income taxes (and any discontinued operations or extraordinary items) plus, (i) fixed charges reduced by interest and amortized debt costs capitalized, (ii) amortization of capitalized interest in cost of sales, and (iii) income distributions from unconsolidated joint ventures reduced by income from unconsolidated joint ventures.

(10)
Includes information relating to 100% of the operations of our unconsolidated joint ventures.

(11)
Represents homes and lots subject to pending sales contracts that have not closed, some of which are subject to contingencies, including mortgage loan approval, the sale of existing homes by customers and project approvals by the applicable government authority. In the past, our backlog has been a reliable indicator of future closings, but we cannot assure you that homes and lots subject to pending sales contracts will close.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The following discussion and analysis should be read in conjunction with the section "Selected Historical Consolidated Financial Data of Schuler Residential" and "Selected Historical Combined Financial Data of Western Pacific" and the financial statements and related notes included elsewhere in this prospectus.

Overview

    We were formed in connection with the April 3, 2001 merger in which the businesses of Western Pacific and Schuler Residential (formerly Schuler Homes, Inc.) were combined. As we have a very limited combined operating history going back only to April 3, 2001, our historical financial condition and results of operations described in this section are based upon the historical operations of Schuler Residential and Western Pacific, with only the results from the quarter ended June 30, 2001 presented on a combined basis. The following discussion and analysis has been organized to state the results of operations and comparisons of the previous three fiscal years for each of Schuler Residential and Western Pacific on a stand-alone basis, and to state the results of operations for the quarter ended June 30, 2001 for the combined company and comparing those results to the pro forma combined results of Schuler Residential and Western Pacific for the quarter ended June 30, 2000. Prior to the merger, Schuler Residential's fiscal year end was December 31, but in connection with the merger, Schuler Residential changed its fiscal year end to March 31 in order to be aligned with Western Pacific's fiscal year end. Accordingly, the year-over-year comparisons for Schuler Residential compare the fiscal year ended March 31, 2001 to the fiscal year ended December 31, 1999 and the fiscal year ended December 31, 1999 to the fiscal year ended December 31, 1998. The presentation also includes a comparison of the three-month periods ended March 31, 2001 and March 31, 2000.

SCHULER HOMES, INC.

Schuler Homes—Results of Operations

    Our number of homes closed, average sales prices of homes closed and backlog are set forth below for the periods indicated.

	Three Months Ended June 30,
	2000(1)	2001
Selected Operating Data
Homes closed
Southern California	205	345
Northern California	148	246
Colorado	441	347
Hawaii	93	88
Washington	100	70
Oregon	70	60
Arizona	—	8

Total homes closed	1,057	1,164

New orders
Southern California	336	500
Northern California	240	323
Colorado	346	363
Hawaii	105	92
Washington	82	70
Oregon	98	31
Arizona	—	30

Total new orders	1,207	1,409

Backlog at end of period, homes
Southern California	445	573
Northern California	383	461
Colorado	551	601
Hawaii	99	149
Washington	119	95
Oregon	73	38
Arizona	—	53

Total backlog at end of period, homes(2)	1,670	1,970

Backlog at period end, aggregate sales value (in thousands)(2)	$455,673	$549,954

(1)
June 2000 results are shown on a pro forma combined basis to include Western Pacific, which we acquired on April 3, 2001.

(2)
Backlog represents homes subject to pending sales contracts, some of which are subject to contingencies, including mortgage loan approval, the sale of existing homes by customers and government project approvals and, accordingly, no assurances can be made that homes in backlog will result in actual closings.

    Our number of projects in the sales stage, and land position (including joint ventures) as of June 30, 2001 are as follows:

Market	Total Number of Projects for Development(2)	As of June 30, 2001(1) Number of Projects in Sales Stage(3)	Building Sites Owned or Controlled(4)
Southern California	51	18	6,700
Northern California	65	18	9,300
Colorado	46	19	7,200
Hawaii	20	8	2,600
Washington	16	7	1,000
Oregon	6	5	300
Arizona	14	4	1,400

Total	218	79	28,500

(1)
Includes information relating to 100% of the operations of our unconsolidated joint ventures.

(2)
Reflects the total number of projects owned or under option or similar contract, including projects with homes in the sales stage, under construction and projects in various stages of planning.

(3)
Represents the number of active projects in respect of which home or lot sales closed or homebuyers have entered into standard sales contracts and there remain at least seven unsold homes in the project.

(4)
Represents the estimated number of homes based on approximately 14,300 lots relating to land owned and approximately 14,200 lots relating to land under option or similar contracts, including homes under construction and backlog. Although we currently intend to consummate the purchase of the parcels under purchase options or similar contracts, we cannot assure you that we will complete the purchases or acquire the land purchase option.

New Home Orders and Backlog

    New home orders during the quarter ended June 30, 2001 totaled 1,409, a 16.7% increase as compared to pro forma combined new home orders of 1,207 during the same quarter in 2000. This was accomplished with only an 8.6% increase in the number of active projects in the sales stage. The increase in new home orders reflects the strength in our California markets, especially in Southern California, where we have increased our focus on first-time buyers. As a result of our increased presence in the first-time buyer segment in Southern California, we have decreased the average sales price per new home order in that area from $341,000 during the quarter ended June 30, 2000 on a pro forma combined basis to $295,000 during the quarter ended June 30, 2001.

    The aggregate sales value of homes in backlog at June 30, 2001 increased by 20.7% from a year ago, reflecting an 18.0% increase in the number of homes in backlog and a 2.2% increase in the average sales price of homes in backlog.

Revenues

    We recorded revenues of $315.2 million during the quarter ended June 30, 2001, or 29.1% increase as compared to pro forma combined revenues of $244.2 million during the quarter ended June 30, 2000. This is a result of a 15.3% increase in the number of homes closed and a 10.8% increase in the average sales price of homes closed, reflecting a larger portion of homes closed in California and a smaller portion of homes closed in Colorado in the quarter ended June 30, 2001 as compared to the quarter ended June 30, 2000 on a pro forma combined basis.

Cost of Sales

    Cost of sales as a percentage of revenues increased slightly from 78.5% during the quarter ended June 30, 2000 on a pro forma combined basis to 79.1% during the quarter ended June 30, 2001, primarily reflecting a differing product mix between the periods.

Selling, General and Administrative Expense

    Our selling, general and administrative expense decreased slightly from 11.9% during the quarter ended June 30, 2000 on a pro forma combined basis to 11.7% during the quarter ended June 30, 2001.

Interest and Other Income (Expense)

    Interest and other income (expense) decreased by $2.7 million from the quarter ended June 30, 2000 on a pro forma combined basis to the quarter ended June 30, 2001. This was primarily due to (a) amortization of intangibles and forgiveness of a portion of a note receivable during the June 30, 2000 quarter relating to the departure of the former president of our Oregon division and (b) increased marketing fees earned during the quarter ended June 30, 2001 relating to the sale of model homes previously under leaseback.

Minority Interest in Income of Consolidated Joint Ventures

    Minority interest in income of consolidated joint ventures remained consistent at $0.8 million and $0.9 million during the quarters ended June 30, 2001 and 2000, respectively.

Provision for Income Taxes

    Our effective income tax rate was 39.9% and 38.5% for the quarters ended June 30, 2001 and 2000, respectively.

Liquidity and Capital Resources

    We require significant capital resources to acquire land, develop land into building lots, construct and market our homes and pay our overhead and administrative expenses. In addition, funds are required for market expansion and to make interest and principal payments on outstanding debt.

    On June 28, 2001, we consummated the issuance and sale of our 9 3/8% Senior Notes due 2009 in the aggregate principal amount of $250 million and our 10 1/2% Senior Subordinated Notes due 2011 in the aggregate principal amount of $150 million (collectively, the "notes"). In connection with the issuance and sale of the notes, we entered into: (i) a Purchase Agreement with our subsidiaries, and with UBS Warburg LLC, Banc of America Securities LLC, Fleet Securities, Inc. and Salomon Smith Barney Inc. (collectively, the "initial purchasers") providing for the purchase of the notes by the initial purchasers; (ii) Registration Rights Agreements with our subsidiaries and the initial purchasers, pursuant to which we agreed to file a registration statement within 90 days with the Securities and Exchange Commission with respect to the offer and sale of $400 million in aggregate principal amount of exchange notes that will be issued and offered in exchange for the notes in an exchange offer, as well as to register the notes pursuant to one or more shelf registrations under specific circumstances, all at our expense; and (iii) Indentures with U.S. Bank Trust National Association, as Trustee, pursuant to which the notes and the exchange notes will be governed. We repaid a substantial portion of our and our subsidiaries' outstanding indebtedness (other than our 9% Senior Notes due 2008 and the 6.5% Convertible Subordinated Debentures due 2003) with the proceeds of the offering of the notes.

    In conjunction with the offerings of the notes, we also closed a transaction with Bank of America, N.A., Fleet National Bank, First Hawaiian Bank and California Bank & Trust for them to provide us a $225 million senior unsecured revolving credit facility (the "Revolving Credit Facility"). The Revolving

Credit Facility was subsequently increased to $360 million with the addition of Guaranty Bank, Bank of Hawaii, Bank One N.A., Comerica Bank, Key Bank N.A., US Bank N.A., Washington Mutual Bank F.A. and American Savings Bank F.S.B. and the increase of Fleet National Bank's commitment. We may use up to $50 million of the Revolving Credit Facility for letters of credit. Amounts available under the Revolving Credit Facility are subject to borrowing base limitations based upon, among other things, the amount of outstanding debt and the amount of our eligible inventory, multiplied by advance rates determined by reference to the stage of development of each item of eligible inventory. At June 30, 2001, our maximum limit for borrowings and additional financial letters of credit was $176.3 million.

    We may select an interest rate applicable to the borrowings under the Revolving Credit Facility based on either LIBOR, for a one, two, three or six-month term, or the prime rate. Subject to our then-effective leverage ratio, as defined, the interest rate may vary from LIBOR plus 1.75% to 2.50% or the prime rate plus 0% to 0.50%.

    The Revolving Credit Facility is guaranteed by most of our wholly-owned subsidiaries. It has a three-year term, extendible to a full three-year term on each anniversary of the closing date. Under the terms of the Revolving Credit Facility, we will be required to meet certain financial ratios and tests on an on-going basis, including minimum consolidated tangible net worth, maximum ratio of consolidated liabilities to consolidated tangible net worth, minimum interest coverage, minimum liquidity and maximum inventory levels. Additionally, some covenants will limit our and our subsidiaries' ability to incur additional debt or guarantees, create or permit to exist, liens on our property or grant negative pledges, make investments or advances, merge with other entities, change the nature of our business, engage in transactions with affiliates and make asset sales. The Revolving Credit Facility also includes covenants restricting dividends or prepayments of some kinds of indebtedness, including the notes. Under defined conditions, some of the terms of the Revolving Credit Facility, including pricing, may change. In addition, if James K. Schuler ceases to be our CEO for any reason, his replacement must be approved by a majority of the lenders within 120 days of his departure or removal in order to avoid an event of default under the Revolving Credit Facility.

    We obtained the Revolving Credit Facility to retire our former credit facilities and other outstanding indebtedness previously incurred by us or our subsidiaries and for general corporate and working capital purposes.

    In May 1998, Schuler Residential issued $100 million principal amount of 9% Senior Notes due April 15, 2008. As a result of the merger of Schuler Residential into us, these notes were assumed by us and guaranteed by the same subsidiaries guaranteeing the notes issued in the June 2001 offerings. The 9% Senior Notes are senior unsecured obligations. Interest on these notes is due and payable on April 15 and October 15 of each year.

    The 9% Senior Notes due 2008 are not redeemable at our option prior to April 15, 2003. Thereafter, these notes may be redeemed at a price initially equal to 104.50% of the principal amount, decreasing in stages to 100% of the principal amount from and after April 15, 2006, in each case together with accrued and unpaid interest. We will be obligated to make an offer to purchase a portion of the 9% Senior Notes if we do not maintain a minimum consolidated net worth, as defined, of at least $75 million. We may also be required to offer to purchase these notes upon a change of control. In addition, the 9% Senior Notes contain other restrictive covenants that, among other things, impose certain limitations on our liability to incur additional indebtedness, create liens, make restricted payments, as defined, or sell assets.

    In January 1993, Schuler Residential issued $50 million aggregate principal amount of 6.5% convertible subordinated debentures due January 15, 2003. In February 1993, the related over-allotment option for an additional $7.5 million was exercised in full. As a result of the merger of Schuler Residential into us, these convertible subordinated debentures, were assumed by us. The convertible debentures are convertible at any time prior to maturity into shares of our common stock at a conversion price of $21.83 per share, subject to certain adjustments. As of June 30, 2001, none of the convertible debentures has been converted into shares of our common stock and the total principal amount outstanding was $57.5 million. During July 2001, we repurchased $11.7 million principal amount of our convertible subordinated debentures at a price equal to 100.75% of the principal amount. We redeemed the remaining outstanding principal amount of these convertible debentures on August 31, 2001, at a price equal to 101.0% of the principal amount plus accrued and unpaid interest according to the terms and conditions of the convertible debentures.

    We expect to acquire land for future homebuilding operations through takedowns of lots subject to option purchase contracts. The use of option contracts generally lessens land-related risk and improves liquidity by allowing us to control a large number of lots with contract deposits. As of June 30, 2001, we controlled approximately 28,500 lots in 79 communities. Of these lots, approximately 50% were under options contracts with deposits totaling $32.5 million. We expect to utilize a combination of cash flow from operations and our revolving credit facility to acquire these land parcels.

    We have also entered into financial joint ventures to acquire and develop residential communities, typically with financial partners who fund the acquisition and development of land and sell finished building sites to us pursuant to an option purchase contract and with sellers of land who contribute their property to the joint venture in exchange for a profits interest upon completion and sale of the homes. As of June 30, 2001, we were participating in 9 joint ventures totaling 1,077 building lots with an investment of $25.8 million.

    During the quarter ended June 30, 2001, we incurred new debt secured by land purchased of approximately $8.9 million.

    We have no material commitments or material off-balance sheet financing arrangements that would tend to affect future liquidity and anticipate that we can satisfy our current and near-term capital requirements based on our current capital resources and additional liquidity available under our new credit facility. We believe we can meet our long-term capital needs, including meeting debt payments and refinancing or paying off other long-term debt, from operations and external financing sources, assuming that no significant adverse changes in our business or general economic conditions occur. However, we cannot assure you that we will not require additional financing and may need additional funds to support more rapid expansion, respond to competitive pressures or respond to unanticipated requirements. We cannot assure you that additional funding will be available on attractive terms, or at all.

Raw Materials

    Generally, the materials that we use in our homebuilding operations are standard items carried by major suppliers. Increases in the costs of building materials, particularly lumber, land development activities and subcontracted labor may affect future gross margins to the extent that market conditions prevent the recovery of increased costs through higher sales prices. We generally take orders for homes that are already under construction or for which we can contract for materials and labor at a fixed price during the anticipated construction period. This allows us to minimize the risks associated with increases in building material and labor costs between the time construction begins on a home and the time it is delivered to its buyer. Although we did not experience any significant shortages in the availability of building materials or labor through June 30, 2001, we may experience shortages and delays in the future which may result in delays in the delivery of homes under construction, reduced gross margins or both.

Inflation and Interest Rates

    The residential homebuilding industry is affected by changes in general economic factors, particularly by interest rates and the impact of inflation. Inflation can adversely affect the rates on funds that we borrow and the affordability of permanent mortgage financing available to our prospective customers. Increased construction costs and rising interest rates, as well as increased material costs, may reduce gross margins in the short-term; however, we attempt to recover increased costs by increasing sales prices without reducing sales volume. Inflation has not had a material adverse effect on our results of operations. However, there can be no assurance that inflation will not have a material adverse impact on our future results of operations. When analyzing the purchase of land, we do not assume any inflation in home sales prices.

Impact of New Accounting Pronouncements

    In June 1998, the Financial Accounting Standards Board issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended by Statement No. 137 and Statement No. 138, which is required to be adopted for fiscal years beginning after June 15, 2000. Statement No. 133 will require us to recognize all derivatives on our balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, a change in the fair value of the derivative will either be offset against the change in the fair value of the hedged asset, liability, or firm commitment through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. We do not currently believe that the implementation of Statement No. 133 will have a material impact on our results of operations or financial position.

    In June 2001, the Financial Accounting Standards Board issued Statements No. 141, "Business Combinations," and No. 142, "Goodwill and Other Intangible Assets," effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives. We will early-adopt the new rules on accounting for goodwill and other intangible assets beginning April 1, 2001. We recorded amortization expense of approximately $1 million (which includes $400,000 by Western Pacific) during the year ended March 31, 2001 which would not have been recorded had the Statements been in effect during such period.

SCHULER RESIDENTIAL, INC.

Schuler Residential—Results of Operations

    Schuler Residential's number of homes closed, average sales prices of homes closed and backlog are set forth below for the periods indicated.

	Year Ended March 31,		Years Ended December 31,	Three Months Ended March 31,
	1998	1999	2001	2000	2001
Selected Operating Data(1)
Homes closed
Northern California	83	256	358	78	104
Southern California	—	18	123	27	32
Colorado	1,090	1,448	1,396	448	299
Hawaii	340	340	344	94	79
Washington	251	273	343	55	62
Oregon	63	308	234	79	47
Arizona	—	—	1	—	1

Total homes closed	1,827	2,643	2,799	781	624

New orders
Northern California	104	319	363	97	78
Southern California	—	41	162	41	46
Colorado	1,300	1,623	1,335	442	346
Hawaii	322	361	402	108	113
Washington	249	301	301	123	87
Oregon	125	291	256	65	64
Arizona	—	—	32	—	29

Total new orders	2,100	2,936	2,851	876	763

Backlog at end of period, homes
Northern California	35	98	122	117	122
Southern California	—	23	76	37	76
Colorado	477	652	585	646	585
Hawaii	52	73	145	87	145
Washington	41	69	95	137	95
Oregon	76	59	67	45	67
Arizona	—	—	31	—	31

Total backlog at end of period, homes(2)	681	974	1,121	1,069	1,121

Backlog at period end, aggregate sales value (in thousands)(2)	$123,886	$208,727	$277,408	$248,926	$277,408

(1)
Includes information relating to 100% of the operations of Schuler Residential's unconsolidated joint ventures (271, 119, 122, 58 and 10 closings in the years ended December 31, 1998 and 1999, the year ended March 31, 2001, and the three months ended March 31, 2000 and 2001, respectively).
(2)
Represents homes and lots subject to pending sales contracts that have not closed, some of which are subject to contingencies, including mortgage loan approval, the sale of existing homes by customers and project approvals by the applicable government authority. In the past, our backlog has been a reliable indicator of future closings, but we cannot assure you that homes and lots subject to pending sales contracts will close.

Schuler Residential—Comparison of the Years Ended March 31, 2001 and December 31, 1999 and 1998

    Revenues.  Schuler Residential's revenues for the year ended March 31, 2001 were $632.4 million, an increase of 24.8% from revenues of $506.8 million for the year ended December 31, 1999. This increase is due to a 6.1% increase in number of homes closed from 2,524 for the year ended December 31, 1999 to 2,677 for the year ended March 31, 2001 and an 17.5% increase in average sales price per home closed from $200,000 for the year ended December 31, 1999 to $235,000 for the year ended March 31, 2001.

    Schuler Residential's revenues for the year ended December 31, 1999 were $506.8 million, an increase of 79.1% from revenues of $282.9 million for the year ended December 31, 1998. This increase is due to a 62.2% increase in number of homes closed from 1,556 for the year ended December 31, 1998 to 2,524 for the year ended December 31, 1999 and a 9.9% increase in average sales price per home closed from $182,000 for the year ended December 31, 1998 to $200,000 for the year ended December 31, 1999. The increase in revenues, homes closed and sales price per home occurred in part because Schuler Residential's operating results for the year ended December 31, 1999 include Stafford Homes' operating results for the year ended December 31, 1999. Stafford Homes' average sales price per home was $246,000 for the year ended December 31, 1999. The operating results are consolidated because Schuler Residential increased its ownership of Stafford Homes to 89.0% in January 1999. Strong market conditions and a different mix of homes delivered in the year ended December 31, 1999 as compared to the year ended December 31, 1998 also contributed to increased revenues, homes closed and average sales price per home.

    Costs and Expenses—Home and Lot Sales.  Costs and expenses—home and lot sales for the year ended March 31, 2001 were $480.2 million, an increase of 19.0% from costs and expenses—home and lot sales for the year ended December 31, 1999 of $403.7 million. The increase reflects the larger number of homes closed in the year ended March 31, 2001 relative to the year ended December 31, 1999. As a percentage of revenues, costs and expenses—home and lot sales decreased to 75.9% for the year ended March 31, 2001 from 79.7% for the year ended December 31, 1999.

    Costs and expenses—home and lot sales for the year ended December 31, 1999 were $403.7 million, an increase of 79.1% from costs and expenses—home and lot sales for the year ended December 31, 1998 of $225.4 million. The increase reflects the larger number of homes closed in the year ended December 31, 1999 relative to the year ended December 31, 1998. As a percentage of revenues, costs and expenses—home and lot sales were 79.7% for the years ended December 31, 1999 and 1998.

    Costs and Expenses—Selling and Commissions.  Selling and commissions expenses for the year ended March 31, 2001 were $38.4 million, an increase of 21.0% compared to selling and commissions expenses for the year ended December 31, 1999 of $31.7 million. The increase is primarily attributable to a higher level of homes closed in the year ended March 31, 2001 compared to the year ended December 31, 1999. As a percentage of revenues, selling and commissions expenses decreased to 6.1% for the year ended March 31, 2001 from 6.3% for the year ended December 31, 1999.

    Selling and commissions expenses for the year ended December 31, 1999 were $31.7 million, an increase of 66.0% compared to selling and commissions expenses for the year ended December 31, 1998 of $19.1 million. The increase is primarily attributable to a higher level of homes closed in the year ended December 31, 1999 compared to the year ended December 31, 1998. As a percentage of revenues, selling and commissions expenses decreased to 6.3% for the year ended December 31, 1999 from 6.8% for the year ended December 31, 1998.

    Costs and Expenses—General and Administrative.  General and administrative expenses for the year ended March 31, 2001 were $35.3 million, an increase of 38.5% compared to general and administrative expenses for the year ended December 31, 1999 of $25.5 million, primarily due to expansion at Schuler Residential's U.S. mainland divisions. As a percentage of revenues, general and administrative expenses increased to 5.6% in the year ended March 31, 2001 from 5.0% in the year ended December 31, 1999. This increase is a result of general and administrative expenses incurred at the new Southern California and Arizona divisions, where only 56 homes closed as of March 31, 2001. In addition, this increase includes the accrual of incentive bonuses, which reward employees for higher profit margins and higher returns on investment.

    General and administrative expense increased by $9.5 million or 59.2% during the year ended December 31, 1999 as compared to general and administrative expenses of $16.0 million for the year ended December 31, 1998. As a percentage of revenues, general and administrative expense decreased to 5.0% in the year ended December 31, 1999 from 5.7% in the year ended December 31, 1998. The decrease is a result of general and administrative expenses increasing at a slower rate than revenues.

    Income from Unconsolidated Joint Ventures.  Income from unconsolidated joint ventures represents (i) Schuler Residential's 50% interest in the operations of two joint ventures in Hawaii, (ii) Schuler Residential's 50% interest in its joint venture in Colorado in 2000 (iii) Schuler Residential's 24.5% to 49% interest in joint ventures in Southern California. Income from unconsolidated joint ventures decreased by $1.2 million during the year ended March 31, 2001 as compared to the year ended December 31, 1999. During 1999, the majority of the closings occurred in the Colorado joint venture project, which was much more profitable than the joint venture projects in other locations.

    For the year ended December 31, 1998, income from unconsolidated joint ventures represents Schuler Residential's 49.0% interest in the operations of Stafford Homes, in addition to its 50.0% interest in the operations of two joint ventures in Hawaii. Income from unconsolidated joint ventures decreased for the year ended December 31, 1999 compared to the year ended December 31, 1998 primarily because Schuler Residential accounted for Stafford Homes as a consolidated subsidiary for the year ended December 31, 1999, rather than an unconsolidated joint venture.

    Minority Interest in Pretax Income of Consolidated Subsidiary.  Minority interest in pretax income of consolidated subsidiary represents income relating to the 11.0% of Stafford Homes not owned by Schuler Residential through December 31, 2000. In January 2001, Schuler Residential purchased the remaining 11.0% of Stafford Homes not already owned by it.

    Other Expense.  Other expense consists primarily of (i) interest incurred less interest capitalized to inventory (interest expense), (ii) amortization of financing fees, net of amounts capitalized to inventory, and (iii) amortization of goodwill and covenants-not-to-compete; reduced by (iv) interest income. The increase in other expense from the year ended December 31, 1999 to the year ended March 31, 2001 is due to a higher amount of interest expensed rather than capitalized at the Oregon division, resulting from a decrease in the amount of inventory under construction due to the current softness in the Oregon real estate market conditions and also due to the following, which occurred during the quarter ended June 30, 2000: (i) the amortization of the unamortized balance of intangibles associated with Schuler Residential's acquisition of certain assets of Keys Homes in October 1998 and (ii) the forgiveness by Schuler Residential of a portion of the note receivable from the former owner of Keys Homes and former Oregon Division President, who has relinquished his right to a percentage of profits of the Oregon division.

    The increase in other expense of $608,000 from the year ended December 31, 1998 to the year ended December 31, 1999 is primarily attributable to additional interest expense resulting from the consolidation of Stafford Homes offset by a lower ratio of debt to inventory under development at Schuler Residential's divisions other than Stafford Homes.

    Provision (Credit) for Income Taxes.  Schuler Residential's effective combined income tax rate was approximately 38.0% for the year ended March 31, 2001, 38.6% for the year ended December 31, 1999 and 38.2% for the year ended December 31, 1998.

Schuler Residential—Comparison of the Three Months Ended March 31, 2001 and March 31, 2000

    Revenues.  Revenues for the quarter ended March 31, 2001 were approximately $145.3 million as compared to approximately $154.5 million (excluding the sale of a land parcel) during the quarter ended March 31, 2000. This represents a decrease of approximately $9.2 million or 6.0%. The decrease in revenues reflects a smaller number of homes closed, offset in part by higher average sales prices in the quarter ended March 31, 2001 relative to the quarter ended March 31, 2000. The average sales price per home increased to $237,000 during the quarter ended March 31, 2001, an increase from an average sales price per home of $214,000 during the quarter ended March 31, 2000.

    Revenues from land sales were $6.2 million during the quarter ended March 31, 2000, resulting from the sale of a land parcel in Northern California. Generally, land sale revenues will fluctuate with decisions to maintain or decrease land ownership position in certain markets based upon the volume of its holdings, the strength and number of competing developers entering particular markets at given points in time, the availability of land in markets served by Schuler Residential and prevailing market conditions.

    Costs and Expenses—Home and Lot Sales.  Costs and expenses—home and lot sales decreased from approximately $122.7 million (excluding the cost of a land parcel sold) during the quarter ended March 31, 2000 to approximately $109.1 million during the same period in 2001, representing a decrease of approximately $13.6 million or 11.1%. This decrease reflects a smaller number of homes closed and related decreased revenue during the quarter ended March 31, 2001 relative to the quarter ended March 31, 2000. As a percentage of revenues, costs and expenses—home and lot sales decreased from 79.4% to 75.1%. This decrease is primarily attributable to higher margins realized in Northern California and Colorado. Sales price increases in Schuler Residential's Colorado market was the main contributor to this margin expansion. Average sales prices of homes closed in Colorado increased from approximately $193,000 during the quarter ended March 31, 2000 to $207,000 during the quarter ended March 31, 2001. While some of the sales price increases are the result of a different mix of homes closed, much of them are due to market strength.

    Costs and Expenses—Selling and Commissions.  Selling and commissions expenses represented approximately 6.2% and 5.8% of revenues from home and lot sales (excluding land sales) during the quarters ended March 31, 2001 and 2000, respectively. The increase in selling and commissions expenses as a percentage of revenues is primarily a result of advertising and marketing costs incurred in the Southern California and Arizona divisions during the quarter ended March 31, 2001.

    Costs and Expenses—General and Administrative.  General and administrative expenses increased by $0.7 million during the quarter ended March 31, 2001 as compared to the same period in 2000, primarily due to expansion at Schuler Residential's U. S. mainland divisions. As a percentage of revenues, general and administrative expenses increased from 5.2% during the quarter ended March 31, 2000 to 6.3% during the quarter ended March 31, 2001. This increase is a result of general and administrative expenses incurred at the new Southern California and Arizona divisions, where only 31 homes closed during the quarter ended March 31, 2001. In addition, the increase includes the accrual of incentive bonuses, which reward employees for higher profit margins and higher returns on investment.

    Income from Unconsolidated Joint Ventures.  Income from unconsolidated joint ventures represents (i) Schuler Residential's 50% interest in the operations of two joint ventures in Hawaii, (ii) Schuler Residential's 50% interest in its joint venture in Colorado in 2000 and (iii) Schuler Residential's 24.5% to 49% interest in joint ventures in Southern California. During the quarter ended March 31, 2001, there were only 10 sales closed at joint venture projects, compared to 58 during the quarter ended March 31, 2000. As a result, income from unconsolidated joint ventures declined from $753,000 in the quarter ended March 31, 2000 to $2,000 in the quarter ended March 31, 2001.

    Minority Interest in Pretax Income of Consolidated Subsidiary.  Minority interest in pretax income of consolidated subsidiary represents the income relating to the 11% of Stafford not owned by Schuler Residential. Schuler Residential acquired the remaining 11% interest in January 2001.

    Other Expense.  Other expense consists primarily of (i) interest incurred less interest capitalized to inventory (interest expense), (ii) amortization of financing fees, net of amounts capitalized to inventory, and (iii) amortization of goodwill and covenants-not-to-compete; less interest income. The increase in other expense from the quarter ended March 31, 2000 to the quarter ended March 31, 2001 is primarily due to interest expense relating to land recently purchased, but not yet under development.

    Provision for Income Taxes.  Schuler Residential's effective income tax rate for the quarters ended March 31, 2001 and March 31, 2000 was approximately 38.4% and 38.9%, respectively.

WESTERN PACIFIC

Western Pacific—Results of Operations

    Western Pacific's number of homes closed, average sales price of homes closed and backlog are set forth below for the periods indicated.

	Year Ended March 31,
	1999	2000	2001
Selected Operating Data(1)
Homes closed
Orange County/Inland Empire	531	273	306
Los Angeles/Ventura	231	302	366
San Diego	284	398	571
Bay Area	133	216	303
North Bay/Sacramento	481	504	552

Total homes closed	1,660	1,693	2,098

New orders
Orange County/Inland Empire	368	280	280
Los Angeles/Ventura	242	279	382
San Diego	277	487	646
Bay Area	158	224	353
North Bay/Sacramento	480	496	590

Total new orders	1,525	1,766	2,251

Backlog at end of period, homes
Orange County/Inland Empire	61	68	42
Los Angeles/Ventura	82	59	75
San Diego	61	150	225
Bay Area	43	51	101
North Bay/Sacramento	131	123	161

Total backlog at end of period, homes(2)	378	451	604

Backlog at end of period, aggregate sales value (in thousands)(2)	$119,070	$140,468	$178,256

(1)
Includes information relating to 100% of the operations of Western Pacific's unconsolidated joint ventures (0, 48 and 131 closings in the years ended March 31, 1999, 2000 and 2001, respectively).
(2)
Represents homes and lots subject to pending sales contracts that have not closed, some of which are subject to contingencies, including mortgage loan approval, the sale of existing homes by customers and project approvals by the applicable government authority. In the past, our backlog has been a reliable indicator of future closings, but we cannot assure you that homes and lots subject to pending sales contracts will close.

Western Pacific—Comparison of the Years Ended March 31, 2001, 2000 and 1999

    Revenues.  Western Pacific reported revenues of $709.2 million for the year ended March 31, 2001, representing a 32.5% increase from revenues of $535.0 million for the year ended March 31, 2000. Western Pacific closed 1,967 homes in the year ended March 31, 2001, a increase of 19.6% from the 1,645 homes closed in the year ended March 31, 2000. The increase in revenues is primarily attributable to the increase in the number of homes closed as a result of more homes being under construction during the year ended March 31, 2001, as well as an increase in the average sales price of homes closed to $354,000 for the year ended March 31, 2001, compared to $319,000 for the year ended

March 31, 2000. The results include revenues of $12.1 million for the year ended March 31, 2001 and $10.5 million for the year ended March 31, 2000 from land sales. New orders received in the year ended March 31, 2001 increased to 2,251, an increase of 27.5% compared to the 1,766 new orders received in the year ended March 31, 2000. As of March 31, 2001, Western Pacific had 604 homes in backlog with an aggregate sales value of $178.3 million, compared to 451 homes in backlog with an aggregate sales value of $140.5 million as of March 31, 2000, an increase in aggregate sales value of 26.9%.

    Western Pacific reported revenues of $535.0 million for the year ended March 31, 2000, representing a 26.4% increase over revenues of $423.3 million for the year ended March 31, 1999. Western Pacific closed 1,645 homes in the year ended March 31, 2000, a decrease of 0.9% over the 1,660 homes closed in the year ended March 31, 1999. The increase in revenues is primarily attributable to a broadening of Western Pacific's product offering and a related increase in the average sales price of homes closed to $319,000 for the year ended March 31, 2000 compared to $251,000 for the year ended March 31, 1999, as well an increase in the number of homes closed as Western Pacific continued its geographic expansion efforts. The results include revenues of $10.5 million in the year ended March 31, 2000 and $5.9 million in the year ended March 31, 1999 from land sales. New orders received in the year ended March 31, 2000 increased to 1,766, an increase of 15.8% compared to the 1,525 new orders received in the year ended March 31, 1999. As of March 31, 2000, Western Pacific had 451 homes in backlog with an aggregate sales value of $140.5 million, compared to 378 homes in backlog with an aggregate sales value of $119.1 million as of March 31, 1999, an increase in aggregate sales value of 18.0%.

    Gross Profits.  Gross profit increased to $149.0 million for the year ended March 31, 2001, from $106.9 million for the year ended March 31, 2000. The increase in gross profit is primarily attributable to increased revenues due to the increase in the number of homes closed in the year ended March 31, 2001. Gross profit margin remained relatively constant at 21.0% of revenues for year ended March 31, 2001 compared to 20.0% for the year ended March 31, 2000. Interest and debt costs included in cost of sales was $34.1 million for the year ended March 31, 2001, compared to $26.6 million for the year ended March 31, 2000. The increase in interest and debt costs included in cost of sales is primarily attributable to the increase in the number of homes closed. Interest and debt costs as a percentage of revenues decreased to 4.8% for the year ended March 31, 2001 from 5.0% for the year ended March 31, 2000.

    Gross profit increased to $106.9 million for the year ended March 31, 2000, compared to $76.5 million in the year ended March 31, 1999. The increase in gross profit is primarily attributable to substantially increased revenues. Gross profit margin increased to 20.0% of revenues for the year ended March 31, 2000, compared to 18.1% for the year ended March 31, 1999. The increase in the gross profit margin is primarily attributable to a lower percentage of interest and debt costs included in cost of sales and improvements in the average sales prices for Western Pacific's homes as the California market improved. Interest and debt costs included in cost of sales was $26.6 million for the year ended March 31, 2000, compared to $22.6 million for the year ended March 31, 1999. The increase in interest and debt costs included in cost of sales reflects an increase in total revenues, offset by a decrease in interest and debt costs included in cost of sales as a percentage of revenues to 5.0% for the year ended March 31, 2000, from 5.3% for the year ended March 31, 1999. The decrease in interest and debt costs as a percentage of revenues results from decreasing debt leverage and increased borrowings under Western Pacific's revolving credit facility.

    Selling, General and Administrative Expenses.  Selling, general and administrative expenses increased to $69.6 million for the year ended March 31, 2001, compared to $54.2 million for the year ended March 31, 2000. The increase in selling, general and administrative expense is primarily attributable to increased operating activity and a $4.2 million nonrecurring, non-cash charge for compensation expense recognized in connection with equity interests granted to Western Pacific executives during the year ended March 31, 2001. Selling, general and administrative expense was 9.8% of revenues for the year ended March 31, 2001, compared to 10.1% for the year ended March 31, 2000 as a result of higher comparative revenues.

    Selling, general and administrative expense increased to $54.2 million for the year ended March 31, 2000, compared to $39.0 million for the year ended March 31, 1999. The increase in selling, general and administrative expense is primarily attributable to an increased level of operations. Selling, general and administrative expense increased to 10.1% of revenues for the year ended March 31, 2000, compared to 9.2% for the year ended March 31, 1999 due to greater costs associated with the expansion of operations relative to increased revenues.

    Interest.  Interest incurred for the year ended March 31, 2001 was $38.2 million, all of which was capitalized to real estate inventories, compared to $29.5 million of interest incurred for the year ended March 31, 2000, all of which was capitalized real estate inventories. The increase in interest incurred resulted from increased inventory and debt levels to accommodate the expanded level of operations.

    Interest incurred for the year ended March 31, 2000 was $29.5 million, all of which was capitalized to real estate inventories, compared to $24.6 million of interest incurred for the year ended March 31, 1999, all of which was capitalized real estate inventories. The increase in interest incurred resulted from increased inventory and debt levels to accommodate the expanded levels of operations.

    Lender's Profit Participation and Minority Interests in Income from Consolidated Joint Ventures.  Lenders' profit participation, which is included in interest expense, decreased to $2.4 million for the year ended March 31, 2001, compared to $5.8 million for the year ended March 31, 2000. The number of homes closed in projects financed with participating debt in the year ended March 31, 2001 was 270, compared to 445 homes closed in such projects in the year ended March 31, 2000. The number of lots owned by projects financed with participating debt as of March 31, 2001 was 136. Minority interests in income from consolidated joint ventures was $16.0 million for the year ended March 31, 2001, compared to $5.4 million for the year ended March 31, 2000 as our relative profit percentage increased from 2000 to 2001. The number of homes closed in projects developed by consolidated joint ventures in the year ended March 31, 2001 was 179, compared to 283 homes closed in projects developed by consolidated joint ventures in the year ended March 31, 2000. The number of lots owned by projects developed by consolidated joint ventures as of March 31, 2001 was six.

    Lenders' profit participation, which is included in interest expense, decreased to $5.8 million for the year ended March 31, 2000, compared to $6.6 million for the year ended March 31, 1999. The number of homes closed in projects financed with participating debt in the year ended March 31, 2000 was 445, compared to 518 homes closed in projects financed with participating debt in the year ended March 31, 1999. Minority interests in income from consolidated joint ventures was $5.4 million for the year ended March 31, 2000, compared to $10.5 million for the year ended March 31, 1999. The number of homes closed in projects developed by consolidated joint ventures for the year ended March 31, 2000 was 283, compared to 507 homes closed from projects developed by consolidated joint ventures in the year ended March 31, 1999.

    Net Income.  Net income increased to $63.5 million for the year ended March 31, 2001, compared to $41.6 million for year ended March 31, 2000. The increase in net income is primarily attributable to the increase in gross margin percentage and the increase in the number of homes closed and average sales price and the resulting increase in revenues.

    Net income increased to $41.6 million for the year ended March 31, 2000, compared to $20.3 million for the year ended March 31, 1999. The increase in net income is primarily attributable to the increase in gross margin percentage and the increase in the number of homes closed and average sales price and the resulting increase in revenues.

BUSINESS

The Company

    We are among the fifteen largest homebuilders in the country based on numbers of homes sold. In the fiscal year ended March 31, 2001, on a pro forma combined basis, we delivered 4,897 new homes and generated over $1.3 billion in revenues. We are among the top five homebuilders based on numbers of homes sold in Southern California, Northern California, Colorado, Hawaii, Washington and Oregon, and we have a growing presence in Arizona, where we recently began operations.

    We design, build, and market single-family attached and detached homes to entry-level and first-time move-up buyers and, to a lesser extent, second-time move-up buyers in major suburban markets in California, Colorado, Hawaii, Washington, Oregon and Arizona. We offer a variety of homes generally ranging from 700 to 5,000 square feet in size with an average sales price during the three months ended June 30, 2001 of $274,000.

    From 1996 to the fiscal year ended March 31, 2001, on a pro forma combined basis, our revenues grew from $163.3 million to $1,341.5 million, and net income grew from $2.2 million to $61.3 million. We recorded revenues of $315.2 million, primarily from the closings of 1,164 new homes during the quarter ended June 30, 2001, a 29.1% increase as compared to pro forma combined revenues of $244.2 million, primarily from the closings of 1,057 new homes during the quarter ended June 30, 2000. Net income during the quarter ended June 30, 2001 totaled $16.9 million (with diluted earnings of $0.40 per share), a 37.4% increase from pro forma combined net income of $12.3 million ($0.30 diluted earnings per share) during the same quarter in 2000.

    We believe we are well positioned for future growth. As of June 30, 2001, we controlled approximately 28,500 building lots, approximately 50% of which were under option. This lot position represents approximately five to six years of supply given our current expectations for growth. In addition, as of June 30, 2001, we were actively selling in 79 communities and had a backlog of 1,970 homes under contract awaiting delivery, representing $550.0 million in future revenues. We have received orders for 1,409 new homes with a value of $414.1 million for the three months ended June 30, 2001, up from 1,207 new orders with a value of $332.4 million for the same period of 2000 on a pro forma combined basis, or an increase of 24.7% in dollar value.

Our History

Schuler Residential

    Our co-Chairman, President and CEO, James K. Schuler, originally began business in the Hawaii market in 1973. In 1992, the former Schuler Homes, Inc. (which changed its name to Schuler Residential, Inc. in connection with the merger and which has subsequently been merged into us) completed its initial public offering and in late 1996 adopted a strategic expansion plan designed to geographically diversify its operations outside of the Hawaii market. Schuler Residential entered the Southern California, Colorado, Washington, Oregon and Arizona housing markets by acquiring existing homebuilders and integrating them, becoming one of the top five homebuilders in each of those markets other than Arizona, where we recently commenced operations. Schuler Residential entered the Northern California market by starting a new division.

Western Pacific

    Western Pacific was formed in December 1993 by Eugene S. Rosenfeld, our co-Chairman, with the objective of taking advantage of the anticipated recovery of the residential real estate market in California. Mr. Rosenfeld began his career in homebuilding in 1963 at Kaufman & Broad, Inc., later serving as their CEO from 1968 to 1976. Western Pacific began operations in Orange County and the

Inland Empire in 1993 and expanded its presence in southern California by entering San Diego County in 1995, Los Angeles County in 1996 and Ventura County in 1997.

    In 1996, the northern California housing market showed signs of strengthening. Focused on geographic diversification, Western Pacific began operations in northern California in 1996 in the South Bay area of San Francisco and entered San Jose in 1997. Western Pacific acquired Porter Homes in April 1998, further expanding its presence in northern California, particularly in the Sacramento Valley.

The Merger

    We were formed in order to effect the combination of the operations of Western Pacific and Schuler Residential, Inc. (formerly Schuler Homes, Inc.). On April 3, 2001, the operations of the two entities were combined. On June 21, 2001, we effectuated the upstream merger of Schuler Residential into ourselves.

    In connection with, and as a result of, the April 3rd merger, we had outstanding approximately 40.3 million shares of common stock. Benefits from the merger include strong, diversified land positions, increased equity market capitalization and increased visibility in the capital markets. We believe that the merger will be successful due to a variety of factors including our complementary market positions, similar corporate cultures, depth of management and proven track records.

Competitive Strengths

    We believe we possess the following competitive strengths:

  •
  Conservative operating profile. In all areas of our business, we seek to minimize risk while maximizing profitability. As a result, we take a conservative approach to land management by utilizing land purchase options, generally investing in residential developments that do not exceed a 2-3 year build-out period and closely controlling our inventory of unsold homes. In addition, we maintain stringent financial and operational control with a sophisticated management information systems platform. This system enables executive management to closely monitor home construction and financial performance at the divisional level. Also, we believe our financial leverage is conservative and, in conjunction with our strong margins, will enable us to better manage through a cyclical downturn in the housing industry or in the general economy.

  •
  Industry-leading margins. Among public homebuilders, we currently have among the highest EBITDA margins in the industry. These margins enable us to generate high returns on our invested capital and also afford us strong discretionary pricing flexibility during slower economic periods. We believe our strong margins are a result of our land positions in areas of favorable demographics, experienced local management teams and conservative operating strategy.

  •
  Leading positions in high growth western markets. We believe that we are among the top five builders based on numbers of homes sold in California, Colorado, Hawaii, Washington and Oregon. Standard and Poor's Data Resources, Inc. projects single family housing starts in these states to grow at a weighted average compounded annual growth rate of 2.2% from 2001 to 2005 as compared to 1.0% for the U.S. as a whole. Given the positive long-term growth dynamics of each of these markets, we believe that we are well positioned for future growth. Additionally, as one of the leading builders in each of these markets, we believe that we enjoy a competitive advantage with respect to general market knowledge, access to land deals, access to subcontractors and knowledge of local regulatory requirements.

  •
  Diverse customer base. We build a wide variety of homes targeting first-time, first-time move-up and, to a lesser extent, second-time move-up homebuyers. By doing so, we are able to focus our product on the buyer segment with the most attractive demand characteristics in each market in which we operate as driven by economic and demographic trends.

  •
  Deep and experienced management with significant equity ownership. Our executive management team has an average of 19 years of experience in the homebuilding industry and controls over 25% of our common stock. Additionally, our divisional presidents average 16 years of experience in the markets in which they build. The divisional presidents have incentives to create value in our company because a substantial portion of their compensation is tied to their division's pre-tax income and because they own or have options to acquire our common stock. In addition, we have retained virtually all of the senior management of companies that we have acquired, thereby providing local market experience and expertise.

Business Strategy

    We attribute our strong financial performance, in part, to the following elements of our business strategy:

  •
  Grow within existing markets. We are among the top five homebuilders in some of the fastest growing states within the western United States. We believe that within our markets there are significant growth opportunities in terms of demand and ability to deliver product. By focusing on our existing markets, we are able to best leverage our local market knowledge and our relationships with local land sellers, subcontractors and other key tradespeople and suppliers.

  •
  Build diverse range of homes. We offer a wide range of homes targeted to different types of home buyers in order to maximize our potential customer base. We have historically built single family homes, town homes and condominiums focused on entry-level and first-time move-up home buyers. We also, though to a lesser extent, build second-time move-up single family homes. Our homes currently range from 700 to 5,000 square feet in size with an average sales price during the three months ended June 30, 2001 of $274,000.

  •
  Manage land inventory efficiently. We seek to control sufficient building lots for 5-6 years of homebuilding operations but only own a sufficient supply for 2-3 years of homebuilding operations, with the remainder controlled by options. In order to minimize risk, we generally limit the number of lots acquired for a specific project so that project build-out typically does not exceed three years. To the extent that land is unentitled, we seek to control it through options and purchase it only after it has been entitled. Our use of option contracts generally lessens land-related risks and improves liquidity by allowing us to control a large number of lots with contract deposits.

  •
  Target conservative financial leverage. Our objectives include a conservative approach to financial leverage and we seek to maximize financial flexibility. While we expect to experience seasonal variations in our leverage position that are typical of our industry, we manage our financial leverage to be conservative on an overall basis, taking seasonal variations into account. At June 30, 2001, we had $42.4 million in cash and cash equivalents, $950.6 million in real estate inventories, approximately $580.5 million in debt and $412.6 million of stockholders' equity.

  •
  Provide superior quality and customer service. We seek to build the highest quality homes and aim to achieve 100% customer satisfaction. To this end, we have a dedicated manager at each operating division whose role is to provide senior executive support to the customer throughout the sales process, and, following the closing, to ensure that any questions, concerns or complaints are dealt with expeditiously. We also offer a warranty program that provides for a one-year warranty on building materials, appliances and workmanship and a ten-year statutory warranty with respect to structural defects.

Recent Events

    On October 22, 2001, we entered into a definitive agreement with D.R. Horton, Inc., one of the nation's largest homebuilders, pursuant to which we would merge with and into D.R. Horton and our stockholders would receive a combination of cash and D.R. Horton common stock in exchange for their shares of our common stock. The proposed merger is subject to a number of closing conditions, one of which is the approval of the stockholders of each company. If the merger is consummated on the terms and conditions set forth in the merger agreement, D.R. Horton would become the obligor under the old notes and the exchange notes. For more information about the proposed merger with D.R. Horton, please refer to our Current Report on Form 8-K dated October 22, 2001, which is incorporated by reference into this prospectus and which includes as an exhibit the definitive merger agreement and our Current Report on Form 8-K dated November 8, 2001, which is incorporated by reference into this prospectus and which includes as an exhibit an amendment to the merger agreement.

Markets

    We rank as one of the top five builders based on number of homes sold in each of the markets in which we operate (excluding the recently commenced division in Arizona). The current stage of a division's growth cycle will vary from division to division as will the level of investment in, or dependence upon the financial results of, a particular division. The Arizona division commenced operations during the past fiscal year, and, although it did not contribute significantly to current year results, it is expected to increase its contribution during future periods.

    We believe that population and employment growth are two important drivers of demand for new housing. Presented below under the headings which pertain to each of the markets in which we operate are brief overviews of population and employment growth rate data, as well as data concerning growth in single-family housing starts for the corresponding periods, for each market and for the United States as a whole.

    The compound annual growth rate (CAGR) data have been derived from data compiled by Standard & Poor's Data Resource, Inc. (DRI) from the U.S. Census Bureau statistics. In reviewing the projected statistical information presented below, you should bear in mind the inherent uncertainty contained in projected data. We can give no assurance that the data presented will accurately reflect changes in population, employment or single-family housing starts in the future periods indicated.

California

    We entered California in 1994. Our California operations currently consist of six operating divisions, five of which operate under the Western Pacific brand and one, in Northern California, that operates as Schuler Homes. Of the six California divisions, five commenced operations as start-up divisions and the other, serving the North Bay/Sacramento marketplace, was developed through the acquisition of Porter Homes in April 1998. In conjunction with the acquisition of Porter Homes, we also acquired a mortgage brokerage company which now operates as Western Pacific Funding and serves our Northern California homebuyers. In the fiscal year ended March 31, 2001, on a pro forma combined basis, we closed 2,579 home sales. Schuler Residential entered the Southern California market through the acquisition of some of the assets, primarily joint venture interests and options to purchase land, of Reilly Homes, Inc., a homebuilder in Southern California and Phoenix, Arizona.

    California is the third largest single-family housing market in the U.S., as ranked by the U.S. Census Bureau. According to the California Department of Housing and Community Development, California will require approximately 200,000 housing units (including multi-family and single-family units) each year through 2020 in order to meet demand. In 2000, new single-family home production in California was 102,732 homes and multi-family home production was 42,035.

	Population		Employment			Single-Family Housing Starts
	1996-2000 CAGR(%)	2001-2005 CAGR(%)	1996-2000 CAGR(%)	2001-2005 CAGR(%)	Unemployment Rate(%)(1)	1996-2000 CAGR(%)	2001-2005 CAGR(%)
U.S.	0.9	0.9	1.8	1.2	3.9	2.5	1.0
California	1.4	1.2	3.3	1.7	4.9	8.8	5.4

(1)
As of December 31, 2000.

(Source: Standard & Poor's Data Resource, Inc.)

Colorado

    We entered the Denver, Colorado homebuilding market in January 1997 by acquiring Melody Homes, Inc., one of the largest builders in the Denver market, and Melody Mortgage, which operates as a mortgage brokerage firm for Melody homebuyers. We believe we are well-positioned to benefit from potential future growth in the Denver housing market as a result of a strong land position and local market knowledge. Since its inception in 1953, Melody Homes has grown to rank consistently among the top three homebuilders in the Denver market based on number of homes sold and is managed by a senior executive with over 26 years experience with Melody Homes and in the Denver market. Our projects are principally located in Denver, Fort Collins and Colorado Springs. In the year prior to its acquisition by us, Melody Homes closed 639 home sales. Since then, Melody Homes has more than doubled its volume of homes closed to 1,396 in the fiscal year ended March 31, 2001.

    The Meyers Group ranks the metropolitan statistical area (MSA) of Denver as the eighth largest single-family housing market in the U.S. based on total permits in 2000. Colorado is ranked as the eleventh largest state by the same metric.

	Population		Employment			Single-Family Housing Starts
	1996-2000 CAGR(%)	2001-2005 CAGR(%)	1996-2000 CAGR(%)	2001-2005 CAGR(%)	Unemployment Rate(%)(1)	1996-2000 CAGR(%)	2001-2005 CAGR(%)
U.S.	0.9	0.9	1.8	1.2	3.9	2.5	1.0
Colorado	2.1	1.8	3.9	2.3	2.6	5.3	(1.6)

(1)
As of December 31, 2000.

(Source: Standard & Poor's Data Resource, Inc.)

Hawaii

    We started as a homebuilder in Hawaii in 1988, where we solely operated until the mid-1990's. We currently have projects on the islands of Oahu, Maui and Kauai. In the fiscal year ended March 31, 2001, we closed 344 homes in Hawaii.

    Hawaii's economy and housing market continue to recover after a cyclical downturn in the mid-1990's. Limited lot supply and a difficult zoning process should accelerate housing recovery and serve as a barrier to new competition in the state.

	Population		Employment			Single-Family Housing Starts
	1996-2000 CAGR(%)	2001-2005 CAGR(%)	1996-2000 CAGR(%)	2001-2005 CAGR(%)	Unemployment Rate(%)(1)	1996-2000 CAGR(%)	2001-2005 CAGR(%)
U.S.	0.9	0.9	1.8	1.2	3.9	2.5	1.0
Hawaii	(0.1)	0.6	1.0	1.2	4.3	6.6	9.0

(1)
As of December 31, 2000.

(Source: Standard & Poor's Data Resource, Inc.)

Washington

    We entered the Puget Sound, Washington market in July 1997 by acquiring a 49.0% interest in Stafford Homes, a homebuilder with over 30 years of service in this market. We subsequently increased our ownership interest in Stafford Homes to 89.0% and 100.0% in January 1999 and January 2001, respectively. In the fiscal year ended March 31, 2001, we closed 343 homes in Washington.

    According to the National Association of Homebuilders "Home Builders Forecast," recent softness in the Seattle housing market has been due more to a lack of building lots than to a decline in demand for new homes. The Meyers Group ranks the MSA of Seattle as the seventeenth largest single-family housing market based on total permits in 2000.

	Population		Employment			Single-Family Housing Starts
	1996-2000 CAGR(%)	2001-2005 CAGR(%)	1996-2000 CAGR(%)	2001-2005 CAGR(%)	Unemployment Rate(%)(1)	1996-2000 CAGR(%)	2001-2005 CAGR(%)
U.S.	0.9	0.9	1.8	1.2	3.9	2.5	1.0
Washington	1.4	1.1	3.0	1.7	4.8	0.1	1.1

(1)
As of December 31, 2000.

(Source: Standard & Poor's Data Resource, Inc.)

Oregon

    We entered Oregon in late 1996. In October 1998, we expanded our presence in the Oregon market with the acquisition of options to purchase land and other assets from Keys Homes, Inc., a Portland, Oregon homebuilder. Keys was engaged in the construction and sale of single-family, duplex and cottage homes targeted for the entry-level market. In the fiscal year ended March 31, 2001, we closed 234 homes in Oregon. Our Oregon operations currently control approximately 300 building lots.

    Oregon experienced an overall decrease in the growth of single-family housing starts from 1996 through 2000 due primarily to "smart growth" legislation in metropolitan and select urban areas.

	Population		Employment			Single-Family Housing Starts
	1996-2000 CAGR(%)	2001-2005 CAGR(%)	1996-2000 CAGR(%)	2001-2005 CAGR(%)	Unemployment Rate(%)(1)	1996-2000 CAGR(%)	2001-2005 CAGR(%)
U.S.	0.9	0.9	1.8	1.2	3.9	2.5	1.0
Oregon	1.2	1.0	2.1	1.6	4.9	(2.4)	1.6

(1)
As of December 31, 2000.

(Source: Standard & Poor's Data Resource, Inc.)

Arizona

    Prior to the merger, we acquired some of the assets, primarily joint venture interests and options to purchase land, of Rielly Homes, Inc., a homebuilder in southern California and Phoenix, Arizona. The Arizona operations that commenced activity in 2000 currently control approximately 1,400 building lots and anticipate closing home sales in the first fiscal quarter of fiscal 2002.

    The Meyers Group ranks the MSA of Phoenix as the third largest single-family housing market based on number of permits issued in 2000.

	Population		Employment			Single-Family Housing Starts
	1996-2000 CAGR(%)	2001-2005 CAGR(%)	1996-2000 CAGR(%)	2001-2005 CAGR(%)	Unemployment Rate(%)(1)	1996-2000 CAGR(%)	2001-2005 CAGR(%)
U.S.	0.9	0.9	1.8	1.2	3.9	2.5	1.0
Arizona	2.5	2.5	4.4	3.0	3.8	3.4	(1.8)

(1)
As of December 31, 2000.

(Source: Standard & Poor's Data Resource, Inc.)

    We currently plan to focus our expansion efforts within our existing markets and have no current plans for entry into additional markets or outside acquisitions. We will, however, continue to evaluate strategic investments, joint ventures or favorable acquisitions as a means of expanding operations.

Project and Product Descriptions

    We have historically focused, and plan to continue to focus, on entry-level and first-time move-up housing in the form of single-family residences, townhomes and condominiums and, to a lesser extent, second-time move-up single-family homes. Generally, we determine the type of product, specification level, project amenities and pricing before completing the land acquisition process. Homes in each residential project are specifically designed to meet local buyer preferences and to be competitive within the marketplace. In designing homes, we also take into account new homes being offered by other homebuilders and homes available in the resale market.

    In California, we typically design new or modify existing home plans specific to a particular community. This ensures that the product design, specification level and amenities address the market segment, anticipated buyer preferences and site conditions such as the size of the building lot.

    In Denver and other markets, we use standardized home designs and pre-fabricated components wherever feasible. This standardization facilitates efficiencies in the on-site construction of homes and supports on-site mass production and bulk purchasing of materials by contractors and subcontractors, thus reducing costs and expensive change orders. However, we occasionally develop new designs to assure that our homes continue to attract customers.

    We attempt to maximize efficiency by using standardized design plans whenever possible and sharing design plans among projects. However, we can alter our product mix within a given project depending on market conditions, demographic trends, demand for a particular type of product, margins, timing and the economic strength of the market. As a result of our expansion into new markets, the number and location of our active projects has increased and our home designs and product mix have expanded and changed. In addition, a variety of exterior and interior options are available to allow customers the opportunity to enhance their home purchases and tailor the homes to their particular lifestyle needs.

    Our home and lot closings and land position (including joint ventures) as of and on a pro forma combined basis for the 12 months ended June 30, 2001 are as follows:

	12 Months Ended June 30, 2001(1)		As of June 30, 2001(1)
Market	Homes Closed	Average Sales Price	Total Number of Projects for Development(2)	Number of Projects in Sales Stage(3)	Building Sites Owned or Controlled(4)	Backlog(5)
Southern California:	1,506	$319,000	51	18	6,700	573
Northern California:	1,311	353,000	65	18	9,300	461

Total California	2,817	335,000	116	36	16,000	1,034
Colorado	1,302	210,000	46	19	7,200	601
Hawaii	339	260,000	20	8	2,600	149
Washington	313	300,000	16	7	1,000	95
Oregon	224	156,000	6	5	300	38
Arizona	9	272,000	14	4	1,400	13

Total	5,004	$287,000	218	79	28,500	1,970

(1)
Includes information relating to 100% of the operations of our unconsolidated joint ventures.

(2)
Reflects the total number of projects owned or under option or similar contract, including projects with homes in the sales stage, under construction and projects in various stages of planning.

(3)
Represents the number of active projects in respect of which home or lot sales closed or homebuyers have entered into standard sales contracts.

(4)
Represents the estimated number of homes based on approximately 14,300 lots relating to land owned and approximately 14,200 lots relating to land under option or similar contracts, including homes under construction and backlog. Although we currently intend to consummate the purchase of the parcels under purchase options or similar contracts, we cannot assure you that we will complete the purchases or acquire the land under purchase options.

(5)
Represents homes and lots subject to pending sales contracts that have not closed, some of which are subject to contingencies, including mortgage loan approval, the sale of existing homes by customers and project approvals by the applicable government authority. In the past, our backlog has been a reliable indicator of future closings, but we cannot assure you that homes and lots subject to pending sales contracts will close.

Land Acquisition and Development

    We maintain a conservative land acquisition policy designed to optimize profitability and return on capital while minimizing the risks associated with investment in land. We generally limit the number of lots acquired for a specific project so that our project build-out typically does not exceed three years. We consider a number of factors in evaluating land acquisitions, including:

  •
  return on investment, risk profile and overall profitability;

  •
  capital required for development of the project and impact on liquidity and leverage;

  •
  financial and legal reviews as to the feasibility of the proposed project;

  •
  management's judgment as to the real estate market economic trends;

  •
  management's experience in a particular market;

  •
  internal and external demographic and marketing studies;

  •
  results of environmental due diligence; and

  •
  ability and time to secure required government approvals and entitlements.

    As part of our ongoing land acquisition policy, we normally purchase land that is already zoned and entitled for residential development.

    We generally use options or land purchase agreements to obtain control of desired parcels of land. Our purchase and option agreements are typically subject to numerous conditions, including, but not limited to, our ability to obtain any necessary governmental approvals. During the contingency period, we confirm the availability of utilities, complete marketing feasibility studies, verify site and construction costs and review soil and environmental reports. We believe that the use of purchase agreements with options in certain acquisitions may increase the price of land but in other acquisitions provides opportunities to create value by undertaking project approval and planning during the option period. We can extend many of these options for varying periods of time, in some cases by paying an additional deposit and in some cases without an additional payment.

    We have experienced an increase in competition for available land in some of our market areas, which we believe is due to an improved economy and increased governmental regulation. Our ability to maintain current levels of profitability will depend on our continued ability to locate and enter into options or agreements to purchase land, obtain governmental approvals for suitable parcels of land, and consummate the acquisition and complete the development of land.

    We also enter into partnerships or joint ventures to purchase land and develop our communities when such arrangements are necessary to acquire the land or when it appears to be economically advantageous to do so.

    Our principal focus is the construction and sale of single-family, townhome and condominium residential housing. However, we occasionally offer residential lots for sale where we perceive an attractive market opportunity, resulting in a reduction in inventories and leverage and reducing the risk associated with continued ownership.

    Our homebuilding projects have typically taken one to three years to build out. The actual length of time to build out a project depends on the project's size, regulatory approvals, economic conditions and geological conditions at the site. Larger projects are divided into phases, so that more than one product type can be developed, marketed and sold on a concurrent basis. We have typically acquired interests in tracts of land that require site improvements prior to construction and are suitable for a subdivision comprised of between 50 and 200 building lots for a respective product type. However, from time to time, we have acquired finished lots from land developers and anticipate that we will periodically acquire finished lots from land developers in the future.

    We anticipate that some of our currently planned projects in Hawaii will take longer to build out and will include a larger number of building lots. Offsite and infrastructure requirements for these larger projects that generally must be fulfilled prior to the construction of homes increase the amount of cash expended at the beginning of these projects.

Construction

    We typically act as our own general contractor for construction of our projects with our personnel supervising the construction process. As general contractor, we are responsible for managing the construction process, coordinating the activities of all subcontractors, suppliers and building inspectors and following design plans generally prepared by consulting architects and engineers whom we retain and whose designs target the local market. In addition, we work closely with contractors and subcontractors on engineering, site preparation, environmental impact analysis, purchasing, architectural design, site planning, coordinating governmental approvals, contract management and closings. We sometimes require our general contractors or subcontractors to post lien-free completion and performance construction bonds. We believe that our relations with our subcontractors are good. Our homes include single-family residences, townhomes and condominiums which range in size from approximately 700 to 5,000 square feet. We typically complete the construction of a home within three to eight months from commencement of construction. Our construction cycle time depends on the time of year, availability of labor, materials and supplies and other factors. Our homes are generally designed by outside architectural firms complemented by our in-house architects, in certain divisions. We occasionally depart from the traditional wood-frame method of construction and use steel building components in our projects if we believe it would be cost-effective and efficient to do so.

Sales and Marketing

    We view the creation and maintenance of a strong brand image as a key element of our marketing strategy. Our marketing efforts focus on anticipating and responding to customer concerns and enhancing customer satisfaction. We believe that our brand name is strengthened and reinforced through a strategic corporate advertising campaign that integrates print, point-of-purchase, web site design and collateral materials.

    To enhance the selling process, we operate design centers in most of our divisions. The design centers are staffed with interior design specialists who assist customers in selecting interior and exterior colors as well as standard options and upgrades. The decorating centers provide full-sized samples, vignettes and computer-aided graphics. We believe that design centers reduce customer anxiety in the decorating and selection process, significantly contribute to customer satisfaction and provide opportunities to enhance revenues and gross margins.

    Generally, three to four model homes are built and decorated at each project to display design features. Model homes play a key role in helping buyers understand the efficiencies and value provided by each plan type. Our personnel, along with subcontracted marketing and design consultants, seek to design exteriors and interiors of each home to coincide with the lifestyles of the targeted buyers. Various plan types and elevations are utilized to provide a more varied scene of "customization" for the buyers.

    We sell homes primarily through commissioned employees who typically work from a sales office located at each project, as well as through cooperating independent brokers. In all instances, our personnel are available to assist prospective buyers by providing them with floor plans, pricing information, financing options, tours of model homes and the selection of options and upgrades. We generally do not permit changes in home design, but home buyers may select, at additional cost, various optional amenities such as prewiring options, upgraded carpet quality, varied interior and exterior color schemes and finishes and occasionally expanded rooms and varied room configurations.

    Our objective is to minimize levels of unsold inventory by pricing our homes competitively and marketing our homes in advance of construction. We accomplish pre-sales by entering into pre-construction sales contracts with our customers. These sales contracts generally provide for requisite mortgage approval within a specified period. We attempt to minimize cancellations by requiring a cash deposit from our customers and by training our sales force to assess the qualifications of potential homebuyers.

Customer Financing

    We assist our home buyers in obtaining financing from mortgage lenders offering a variety of financing options, including conventional and Federal Housing Administration financing programs. We provide customer financing in the Colorado market through Melody Mortgage Co. and in northern California through Western Pacific Funding, Inc. In addition to Melody Mortgage and Western Pacific Funding, we expanded our mortgage brokerage operations in June 2000 by forming Schuler Mortgage, Inc. to provide mortgage loans to our buyers in Washington and Oregon. Schuler Mortgage has contracted with HomeBuilders Financial Network, Inc. to assist in initially establishing mortgage brokerage operations. We provide mortgage originations only and do not fund, retain or service mortgages that we originate. Other divisions incorporate the use of cooperative advertising arrangements with preferred lenders.

Customer Service and Quality Assurance

    We make the quality of our homes a top priority. We strive to offer a process which provides a positive atmosphere for each customer throughout the pre-sale, sale, building, closing and post-closing periods. We believe the participation of the sales representatives, on-site construction supervisor and the post-closing customer service personnel, working as a team, help us build a reputation for quality service and higher customer retention and referrals.

    In addition, we maintain a customer service department that is responsible for serving pre-closing and post-closing customer needs. Prior to closing, a customer service representative accompanies the buyer on a home orientation and inspection tour. Post-closing, a customer service representative follows up with the customer to ensure satisfaction, to answer questions and to help resolve any concerns, including responding to warranty requests. In addition, to monitor customer satisfaction with the home buying experience, surveys are sent to new home buyers from the corporate office.

    Homebuyers are provided with a limited warranty program which, in general, provides for a one-year warranty on building materials, appliances and workmanship and a ten-year statutory warranty with respect to structural defects. We strive to conduct business with only those suppliers and subcontractors who provide similar warranties to us. We require liability insurance from all of our subcontractors, who repair defects until the warranties that they provide expire.

Information Systems

    We have designed our management information systems with an emphasis on providing relevant, up-to-the-minute operational and financial reporting for divisional and executive management. We use frequent periodic reports of sales, production, scheduling and budgeting by project and division for planning and monitoring purposes.

    We have implemented an integrated management information system adapted from a software package recognized by the homebuilding industry and used by other regional and national homebuilders. We use other specialized software packages for specific applications that include project feasibility analysis, tracking construction scheduling and sales activities, including option and upgrade ordering and management. Our management information systems are scalable and have the capacity to support larger volumes of activity than we presently generate.

Competition

    The development and sale of residential properties is highly competitive and fragmented. We compete for residential sales on the basis of a number of interrelated factors, including location, reputation, amenities, design, quality and price, with numerous national, regional and local builders, including some builders with greater financial resources. Builders of new homes compete not only for homebuyers, but also for desirable properties, raw materials and skilled subcontractors. We also compete for residential sales with individual resales of existing homes and available rental housing. Competition is particularly intense when we enter or start operations in a new market area until our reputation becomes firmly established in that area. We believe that we compare favorably to other builders in the markets in which we operate and that we have significant competitive advantages. We have grown to become a top fifteen national builder and are among the top five in each market in which we have had a history of operations. Our senior management at both the corporate and divisional operating levels have extensive experience in homebuilding, land development and related real estate disciplines.

Employees

    As of June 30, 2001, we had approximately 1,100 full-time employees. Although none of our employees are covered by collective bargaining agreements, some of the employees of contractors engaged by us are represented by labor unions or are subject to collective bargaining arrangements. We believe that we have good relationships with our employees and contractors.

Government Regulation

    We are subject to various local, state and federal statutes, ordinances, rules and regulations concerning zoning, building design, construction, disclosure requirements, sales personnel and policies and similar matters, including local regulation that imposes restrictive zoning and density requirements limiting the number of homes that can be built within the boundaries of a particular area. Because we generally have purchased land that has already been zoned for residential development, restrictive zoning issues have not had a material adverse effect on our development activities. We are also subject to a variety of local, state and federal statutes, ordinances, rules and regulations concerning the protection of health and the environment. The particular environmental laws that apply to any given homebuilding site vary according to the site's location, the site's environmental conditions and the present and former uses of the site, as well as adjoining properties.

    Our residential developments that are in progress or are currently being planned will generally require various permits and approvals.

    In the past, governmental agencies in Hawaii have imposed various formal and informal policies at both the state and county level to promote affordable housing by placing conditions on the rezoning of land for residential development. At the present time, the state requires compliance with the various county affordable housing conditions. Each county is different as to the percentage of residential units that must be sold to eligible buyers. Eligibility is defined as the price at which a purchaser earning a percentage of the local median income is able to qualify for a mortgage.

Property

    We lease approximately 114,000 square feet of office space for our operations under leases expiring in 2001 to 2007. We have entered into a new lease agreement for corporate office space in El Segundo, California and relocated in June 2001. The new lease consists of approximately 14,300 square feet and expires in June 2006. We own a 27,000 square foot building in Colorado, in which Melody has its corporate headquarters. We consider our current office space adequate for our current level of operations. We have not had difficulty in obtaining sufficient office space and believe we can renew our existing leases or relocate to new space as leases expire.

Legal Proceedings

    We are involved from time to time in routine litigation or threatened litigation arising in the ordinary course of our business. Any such currently pending matters, if decided adversely to us, would not, in the opinion of management, have a material adverse effect on our financial condition or results of operations.

MANAGEMENT

Board of Directors

    The table below sets forth information about the current members of our Board of Directors.

Name	Director Since*	Age**	Stockholder Class
James K. Schuler	2000	63	A
Eugene S. Rosenfeld	2000	67	B
Pamela S. Jones	2001	40	A
Thomas A. Bevilacqua	2001	45	A
Martin T. Hart	2001	66	A
Ricardo Koenigsberger	2001	35	B
Lee Neibart	2001	50	B
Arnold Rosenstein	2001	48	B
David M. Traversi	2001	42	A
Raymond Wirta	2001	57	N/A

*
James K. Schuler, Pamela S. Jones and Martin T. Hart each served as a director of Schuler Residential, Inc. (formerly Schuler Homes, Inc.), since 1992. Thomas A. Bevilacqua served as a director of Schuler Residential since 1997.

**
As of November 1, 2001.

    James K. Schuler is currently our Co-Chairman of the Board of Directors as well as our President and Chief Executive Officer. Mr. Schuler founded Schuler Residential and was its Chairman of the Board, President and Chief Executive Officer since its incorporation in January 1992 until Schuler Residential merged into the Company on June 21, 2001. From 1988 to January 1992, Mr. Schuler served as Chairman of the Board, President and Chief Executive Officer of JPS Hawaii, Inc., the predecessor of Schuler Homes. Since 1973, he has also been President of James K. Schuler & Associates, Inc., a private single- and multi-family development company that previously constructed homes in Hawaii, California, Washington and Texas.

    Eugene S. Rosenfeld is currently our Co-Chairman of the Board of Directors. One of the founders of Western Pacific, Mr. Rosenfeld served as its Chief Executive Officer from December 1993 until the merger. From 1968 to 1976, he was President and Chief Executive Officer of Kaufman & Broad, Inc. Mr. Rosenfeld is also a managing partner of Highridge Partners, L.P., a commercial real estate investment firm.

    Pamela S. Jones is our Executive Vice President and Chief Investment Officer, and became a director upon completion of the merger. As previously announced, Ms. Jones has taken a leave of absence from her employment with Schuler Homes, but will remain active as a Director on our Board of Directors and is available to us for consultation, as needed. Ms. Jones was Schuler Residential's Senior Vice President of Finance and Chief Financial Officer beginning in January 1992 and was a director of Schuler Residential from January 1992 until the merger of Schuler Residential into the Company on June 21, 2001. From July 1988 to January 1992, Ms. Jones served as Vice President of Finance and Chief Financial Officer of JPS Hawaii, Inc. From September 1983 to May 1988, Ms. Jones was employed as an accountant and manager in the Seattle, Washington office of Touche Ross & Co. Ms. Jones is the daughter of Mr. Schuler.

    Thomas A. Bevilacqua became a director upon completion of the merger. Mr. Bevilacqua was a director of Schuler Residential from April 1997 until the merger of Schuler Residential into the Company on June 21, 2001. Mr. Bevilacqua is Chief Strategic Investment Officer of E*Trade Group, Inc. From 1991 to April 1999 Mr. Bevilacqua was a partner of Brobeck, Phleger & Harrison LLP, where he served as a member of the executive committee and co-head of the firm's venture investment fund. Mr. Bevilacqua is also a director of E*Trade Online Ventures and is the managing general partner of E*Trade Venture Capital.

    Martin T. Hart became a director upon completion of the merger. Mr. Hart is a private investor who has owned and managed a number of companies over the years. Mr. Hart served as a director of Schuler Residential from April 1992 until the merger of Schuler Residential into the Company on June 21, 2001. Mr. Hart has also served as a director of P.J. America, Inc., a food service company, since 1992, MassMutual Corporate Investors since 1991, MassMutual Participation Investors, Inc., an investment company, since 1991, T-Netix, Inc., a communications company, since 1997 Vail Banks, Inc., a bank holding company, since 1997 and ValueClick, Inc., a marketing company, since 1999.

    Ricardo Koenigsberger became a director upon completion of the merger. Mr. Koenigsberger has been a partner of Apollo Real Estate Advisors, L.P., an affiliate of one of the principal owners of Western Pacific, since 1993, where he is responsible for new investments and investment management. Mr. Koenigsberger has been associated with Apollo Advisors, L.P. since 1990. Mr. Koenigsberger is also a director of Meadowbrook Golf Group, Inc. and Atlantic Gulf Communities Corp. (which recently filed for Chapter 11 Bankruptcy protection)

    Lee Neibart became a director upon completion of the merger. Mr. Neibart has been a partner of Apollo Real Estate Advisors, L.P. since 1994, where he is in charge of portfolio and asset management. From 1989 to 1993, Mr. Neibart was Executive Vice President and Chief Operating Officer of the Robert Martin Company, a real estate development and management firm. Mr. Neibart is also a director of Koger Equity, Inc., Meadowbrook Golf Group, Inc., Metropolis Realty Trust, Inc., Next Health, Inc., and Atlantic Gulf Communities Corp. (which recently filed for Chapter 11 Bankruptcy protection).

    Arnold Rosenstein became a director upon completion of the merger. Mr. Rosenstein is currently the chairman of the board of directors of Meadowbrook Golf Group, Inc. Apollo Real Estate Investment Fund is a major investor in Meadowbrook. Before joining Meadowbrook in 1995 as chairman of the board of directors, Mr. Rosenstein served as the President of Realtech Development & Construction Co.

    David M. Traversi became a director upon completion of the merger. Mr. Traversi has been the President and Chief Executive Officer and a director of PRE Solutions, Inc. since August 2000 and a managing director of 2020 Growth Partners, LLC since 1999. From 1997 to 1998, Mr. Traversi was President of Sirrom Capital West, Inc., a subsidiary of Sirrom Capital Corporation, for whom Mr. Traversi served as President from 1998 to 1999. From 1989 to 1996, Mr. Traversi was a managing director for Montgomery Securities. He was also Senior Vice President for E*Trade Group, Inc. in 1996.

    Raymond Wirta has been Chief Executive Officer of CB Richard Ellis Services Inc. ("CB Richard Ellis") since May 1999 and a director of CB Richard Ellis since August 1997. He served as Chief Operating Officer of CB Richard Ellis from May 1998 to May 1999. Mr. Wirta was Chief Executive Officer and a Director of Koll Real Estate Services from November 1994 to August 1997. Prior to that, Mr. Wirta held various management positions with Koll Management Services, Inc. since 1981. Mr. Wirta was a member of the Board of Directors and served as Chief Executive Officer from June 1992 to November 1996 of Koll Real Estate Group, Inc., which filed for Chapter 11 Bankruptcy protection on July 14, 1997 with a reorganization plan pre-approved by its bondholders.

Executive Officers

    The following table sets forth the names, ages and positions of each of our executive officers. Subject to rights pursuant to any employment agreements, our officers serve at the discretion of the Board of Directors.

Name	Age*	Position
James K. Schuler	63	Co-Chairman, President, and Chief Executive Officer
Eugene S. Rosenfeld	67	Co-Chairman
Craig A. Manchester	34	Executive Vice President and Chief Operating Officer
Pamela S. Jones	40	Executive Vice President, Chief Investment Officer and Director
Thomas Connelly	52	Senior Vice President and Chief Financial Officer
C. Evan Knapp	39	Senior Vice President—California Homebuilding Operations
Douglas M. Tonokawa	42	Vice President of Finance and Chief Accounting Officer
Lisa M. Frazier	34	Vice President and Financial Controller
Kevin P. Conklin	38	Vice President of Finance

*
As of November 1, 2001

    The following is a biographical summary of the experience of our executive officers (other than Mr. Schuler, Mr. Rosenfeld and Ms. Jones, each of whom is a director and is described above.)

    Craig A. Manchester is our Executive Vice President and Chief Operating Officer. Mr. Manchester was the Chief Operating Officer of Western Pacific since January 1997 and became its President in August 1998. From September 1994 through December 1995, Mr. Manchester was Western Pacific's Vice President-Capital Markets and was the founder and Division President of Western Pacific's San Diego operation beginning in January 1996. Prior to September 1994, Mr. Manchester was a Director of Capital Markets for Highridge Partners, L.P., where his responsibilities included all of the financing activities of Western Pacific.

    Thomas Connelly is our Senior Vice President, Chief Financial Officer and Secretary. Mr. Connelly was the Senior Vice President and Chief Financial Officer of Western Pacific since April 1997. From November 1996 to April 1997, Mr. Connelly was Senior Vice President and Chief Financial Officer of The Forecast Group, LP, a California homebuilder. From August 1988 to November 1996, he was Senior Vice President and Chief Financial Officer of Washington Homes, Inc. From September 1992 until February 2001, Mr. Connelly also served as a member of the board of directors of Washington Homes, Inc.

    C. Evan Knapp is our Senior Vice President-California Homebuilding Operations. Mr. Knapp was employed by Western Pacific since inception in December 1993. In April 1998, he assumed the position of Senior Vice President-Operations, having previously served as Western Pacific's Vice President- Sales and Marketing of the Orange County/Inland Empire Division. Mr. Knapp has over 15 years of sales and marketing experience in the homebuilding industry, including previous positions with The Anden Group and Developers Marketing Associates.

    Douglas M. Tonokawa is our Vice President of Finance and Chief Accounting Officer. Mr. Tonokawa was the Vice President of Finance of Schuler Residential since September 1992. From 1982 to September 1992, Mr. Tonokawa was employed at Ernst & Young LLP, a national accounting firm, where he reached the level of Senior Manager.

    Lisa M. Frazier is our Vice President and Financial Controller. Ms. Frazier was the Vice President and Corporate Financial Controller of Western Pacific since August 2000, its Corporate Financial Controller since January 1998 and its Corporate Assistant Controller from December 1994 until

January 1998. Prior thereto, Ms. Frazier was an accountant with Arthur Andersen & Company from 1989 to 1994.

    Kevin P. Conklin is our Vice President of Finance. Mr. Conklin was the Vice President of Finance for Western Pacific since January 1999. From September 1996 to January 1999, Mr. Conklin was the Director of Finance, specializing in mergers and acquisitions, for Lennar Homes. From September 1995 to September 1996, Mr. Conklin was the Director of Finance for MBK Limited (formerly Birtcher Homes) in California.

Executive Compensation

Summary of Cash and Certain Other Compensation

    The following table sets forth the compensation earned by (i) our Chief Executive Officer, (ii) our four other highest-paid executive officers and (iii) an additional executive officer who was not serving in such capacity at the end of fiscal year 2001, for services rendered in all capacities to us and our subsidiaries. No other executive officer who would otherwise have been included in such table on the basis of salary and bonus for the fiscal year ended March 31, 2001 has been excluded by reason of his or her termination of employment or change in executive status during that year. The listed individuals shall be hereinafter referred to as the "Named Executive Officers."

Summary Compensation Table

	Annual Compensation
						Long Term Compensation Awards Securities Underlying Options
Name and principal position	Fiscal year(*)	Salary($)	Bonus($)		Other Annual Compensation($)
James K. Schuler Co-Chairman, President and Chief Executive Officer	2001 2000 1999 1998	650,000 650,000 650,000 650,000	709,120 511,700 428,720 210,390		— — — —	25,000 — — —	(4)
Eugene S. Rosenfeld Co-Chairman	2001 2000 1999	300,000 150,000 150,000	676,590 — —		— — —	25,000 — —	(4)
Craig A. Manchester Executive Vice President and Chief Operating Officer	2001 2000 1999	350,000 350,000 325,000	1,741,475 1,128,726 507,275	(1) (1)(2) (1)(2)	— — —	25,000 — —	(4)
Pamela S. Jones Executive Vice President and Chief Investment Officer	2001 2000 1999 1998	165,000 165,000 165,000 157,500	413,921 305,850 264,360 105,465		— — — —	29,000 10,000 15,000 35,000	(5) (3) (3) (3)
Thomas Connelly Senior Vice President and Chief Financial Officer	2001 2000 1999	250,000 225,000 200,000	676,590 431,490 202,910	(1) (1)(2) (1)(2)	— — —	25,000 — —	(4)
C. Evan Knapp Senior Vice President—California Homebuilding Operations	2001 2000 1999	225,000 225,000 175,000	557,443 323,618 177,182	(1) (1)(2) (1)(2)	— — —	25,000 — —	(4)

*
As our former subsidiary, Schuler Residential, Inc., recently changed its fiscal year-end from December 31 to March 31, information with respect to the former executives of Schuler Residential is presented for the fiscal years ended March 31, 2001, March 31, 2000, December 31, 1999 and December 31, 1998. Information with respect to the former executives of Western Pacific is presented for the fiscal years ended March 31, 2001, March 31, 2000 and March 31, 1999.

(1)
Represents amounts earned in, and attributable to, performance during the applicable fiscal year under Western Pacific's then existing executive bonus plan (or, with respect to Mr. Manchester, his employment agreement) and paid in subsequent periods.

(2)
50% of bonus amounts earned in, and attributable to, fiscal years 1999 and 2000 were subject to each executive's continued employment through the next fiscal year.

(3)
Represents options to purchase shares of common stock of Schuler Residential, which have been converted into options to purchase shares of our Class A Common Stock in connection with the merger.

(4)
Represents options to purchase shares of our Class A Common Stock granted in November 2000.

(5)
Includes (a) options to purchase 25,000 shares of our Class A Common Stock granted in November 2000 and (b) options to purchase shares of common stock of Schuler Residential, which have been converted into options to purchase shares of our Class A Common Stock in connection with the merger.

Employment Agreements

    James K. Schuler has entered into an employment agreement with Schuler Homes in which he has agreed to serve as our Co-Chairman of the Board of Directors, President and Chief Executive Officer. His minimum annual salary will be $650,000 which may be increased, but not decreased, from time to time. Mr. Schuler is entitled to an annual bonus of at least 1.0% of our consolidated annual earnings before taxes. Mr. Schuler is also entitled to participate in any long-term incentive plan that we establish during the term of his employment with us. Mr. Schuler's employment is for a term of three years, and will automatically be extended for an additional year on the first anniversary of the agreement and each subsequent anniversary, unless otherwise terminated. In addition, the term of the agreement shall be automatically extended for 12 months following the effective date of any change in control. If Mr. Schuler's employment is terminated without cause or is terminated in connection with a change of control for which he does not vote to approve, depending on the circumstances he may be entitled to a payment of $5.0 million, the portion of his annual bonus he would have been paid but for the termination and immediate vesting of any long-term incentive rights, including stock options (in addition to accrued but unpaid salary). If Mr. Schuler's employment is terminated at the request of the majority vote of our Board of Directors not in connection with a change of control, or is terminated without cause by us not in connection with a change in control, depending on the circumstances he may be entitled to 1% of 90% of our consolidated annual earnings before taxes for the year in which he is terminated, 1% of 80% of our consolidated annual earnings before taxes for the following year, and immediate vesting of any long-term incentive rights, including stock options (in addition to accrued but unpaid salary). In addition, if Mr. Schuler's employment is terminated at the request of a majority of the Board of Directors not in connection with a change of control, depending on the circumstances, he may also be entitled to his base salary for a period of three years following termination.

    We have an employment agreement with Craig Manchester. Under the agreement, his minimum annual salary is $350,000 (which amount may be increased, but not decreased, from time to time) plus $50,000 as a partial prepayment of his annual bonus for the following year. Mr. Manchester is entitled to an annual bonus for the fiscal year March 31, 2002 equal to the greater of 2.5% of Western Pacific's annual earnings before taxes (on a pro forma basis assuming the merger had not occurred), or 1.25% of our consolidated annual earnings before taxes. He will be entitled to an annual bonus for subsequent fiscal years equal to 1.25% of our consolidated annual earnings before taxes. Mr. Manchester is also entitled to participate in any long-term incentive plan established by us. Mr. Manchester's initial term of employment will end on March 31, 2003. Notwithstanding the foregoing, on March 31, 2002, the initial term will be automatically extended to March 31, 2004, unless his employment agreement is otherwise terminated. The agreement provides for automatic one-year extensions on each March 31 beginning March 31, 2004, unless the agreement is otherwise terminated. In addition, the term of the agreement shall be automatically extended for 24 months following the effective date of any change in control. If Mr. Manchester's employment is terminated, depending on the circumstances, including a change in control, he may be entitled to a portion of the annual bonus he would have earned in the year in which his employment terminated and the following year, monthly payments of his base salary for a period of two years and immediate vesting of any long-term incentive rights including stock options.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of October 31, 2001, certain information regarding the beneficial ownership of our Common Stock (except as indicated in the footnotes below) by: (i) each person who beneficially owns more than 5.0% of either class of our common stock; (ii) each of our executive officers and directors; and (iii) all of our executive officers and directors as a group.

Name and Address of Beneficial Owners	Class A shares	% Class A	Class B shares	% Class B	% Voting power(1)
James K. Schuler(2)**	10,440,598	47.3%	—	—	33.2%
James K. Schuler Revocable Living Trust**	9,619,763	43.6%	—	—	30.6%
WPH-Schuler, LLC(3)	—	—	18,754,727	100.0%	29.8%
Apollo Real Estate InvestmentFund, L.P.(3)(4)	—	—	9,361,774	49.9%	14.9%
Highridge Pacific HousingInvestors, L.P.(3)(5)(6)	—	—	7,068,547	37.7%	11.2%
Blackacre WPH, LLC(3)(7)	—	—	2,324,406	12.4%	3.7%
Franklin Resources, Inc.(8)	1,543,000	7.0%	—	—	4.9%
State of Wisconsin Investment Board(9)	1,540,000	7.0%	—	—	4.9%
Loomis, Sayles & Company, L.P.(10)	1,359,840	6.2%	—	—	4.3%
Dimensional Fund Advisors Inc.(11)	1,396,300	6.3%	—	—	4.4%
Greenwood Properties Corp.(12)	1,411,703	6.4%	—	—	4.5%
Goldman Sachs Asset Management(13)	1,200,000	5.4%	—	—	3.8%
Eugene Rosenfeld(5)	6,770	*	—	*	*
Ricardo Koenigsberger(4)	—	—	—	*	*
Lee Neibart(4)	—	—	—	*	*
Arnold Rosenstein	—	—	—	*	*
David Traversi	100	*	—	*	*
Craig Manchester(6)	6,770	*	—	*	*
Thomas Connelly(14)	6,770	*	—	*	*
Thomas Bevilacqua(15)**	29,687	*	—	—	*
Martin Hart(16)**	46,787	*	—	—	*
Pamela Jones(17)**	128,693	*	—	—	*
Douglas Tonokawa(18)**	27,317	*	—	—	*
C. Evan Knapp(19)	6,770	*	—	*	*
Lisa M. Frazier(20)	2,708	*	—	—	*
Kevin P. Conklin(21)	3,385	*	—	—	*
All directors and executive officers as a group	10,706,355	48.5%	—	—	34.0%

*
Less than one percent.

**
The address for each of these stockholders or beneficial owners is 828 Fort Street Mall, Fourth Floor, Honolulu, Hawaii 96813.

(1)
Represents the percentage of voting power of these stockholders or beneficial owners if our Class A and Class B Common Stock were to vote as a single class. Holders of our Class A Common Stock will have one vote per share, and holders of our Class B Common Stock will have one-half vote per share. However, the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting as a separate class, must approve mergers, consolidations, a dissolution or liquidation, or a sale of substantially all of our assets and certain amendments to our certificate of incorporation; and the holders of two-thirds of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting as a separate class, must approve certain other amendments to our certificate of incorporation. Holders of each class also elect their own directors. If our Class A Common Stock and Class B Common Stock were to vote as separate classes, the percentage of voting power of these stockholders or beneficial owners within each class is set forth above under the columns headed "% Class A" and "% Class B."

(2)
Includes a total of 814,065 shares held of record by The James and Patricia Schuler Foundation and the James K. Schuler 1998 Qualified Annuity Trust, 9,619,763 shares held by the James K. Schuler Revocable Living Trust, and 6,770 shares issuable upon the exercise of stock options that are excercisable within 60 days of the date of this table. Mr. Schuler is the sole trustee of the James K. Schuler Revocable Living trust and the James K. Schuler 1998 Qualified Annuity Trust. Mr. Schuler, Ms. Jones and three of Mr. Schuler's other children not sharing the same household serve as directors of The James and Patricia Schuler Foundation.

(3)
WPH-Schuler, LLC was formed as a holding company to hold the shares of our Class B Common Stock that were issued in exchange for the ownership interests in Western Pacific. The principal members of WPH-Schuler, LLC are Apollo Real Estate Investment Fund, L.P., Blackacre WPH, LLC and Highridge Pacific Housing Investors, L.P. WPH-Schuler, LLC will dissolve no later than April 5, 2003. The ownership of Class B Common Stock was calculated as of October 31, 2001, assuming a $16.35 per share price. The actual number of shares of our Class B Common Stock to be distributed by WPH-Schuler, LLC to its owners will depend on the stock price for our Class A Common Stock in effect at the time of a distribution or sale of the stock, as well as other factors and may vary significantly from that shown in the table above. The members of WPH-Schuler, LLC share voting power for the shares of our Class B Common Stock held by WPH-Schuler, LLC. WPH-Schuler, LLC's address is 400 Continental Blvd., Suite 100, El Segundo, California 90245.

(4)
The managing general partner of Apollo Real Estate Investment Fund, L.P. is Apollo Real Estate Advisors, L.P. The general partner of Apollo Real Estate Advisors, L.P. is Apollo Real Estate Management, Inc. Two of our directors, Mr. Koenigsberger and Mr. Neibart, are affiliated with Apollo Real Estate Advisors, L.P. Mr. Koenigsberger and Mr. Neibart disclaim beneficial ownership of shares in which they do not have a pecuniary interest. Apollo Real Estate Advisors, L.P.'s address is 2 Manattanville Road, Purchase, New York 10577-2118.

(5)
Includes 6,770 shares issuable upon the exercise of stock options that are exercisable within 60 days of the date of this table. The general partner of Highridge Pacific Housing Investors, L.P. is WP Acquisitions, Inc. Three of the limited partners of Highridge Pacific Housing Investors, L.P., MJL Associates, L.P., SAB Associates, L.P., and DEM Associates, L.P., share beneficial ownership with WP Acquisitions, Inc. Mr. Rosenfeld beneficially owns DEM Associates, Inc. Mr. Rosenfeld is one of our directors, and he disclaims beneficial ownership of shares in which he does not have a pecuniary interest. Mr. Rosenfeld will have no pecuniary interest in these shares if the market price of our Class A Common Stock is less than $2.33 per share upon the liquidation of WPH-Schuler LLC. At market prices above this figure, Mr. Rosenfeld will have a progressively larger pecuniary interest. Highridge Pacific Housing Investors' address is 300 Continental Blvd., Suite 360, El Segundo, California 90245.

(6)
Includes 6,770 shares issuable upon the exercise of stock options that are exercisable within 60 days of the date of this table. Mr. Manchester is a limited partner in Highridge Pacific Housing Investors, L.P. Mr. Manchester disclaims beneficial ownership of shares in which he does not have a pecuniary interest. Mr. Manchester's address is 400 Continental Blvd., Suite 100, El Segundo, California 90245.

(7)
The managing member of Blackacre WPH, LLC is Blackacre Capital Group, L.P. The general partner of Blackacre Capital Group, L.P. is Blackacre Capital Management Corp. Ultimate voting and dispositive power over the securities held in the name of Blackacre WPH, LLC is exercised by Stephen A. Feinberg. Blackacre WPH's address is 450 Park Avenue, 28th Floor, New York, New York 10022.

(8)
Represents shares beneficially owned by subsidiaries of Franklin Resources, Inc. according to an amended Schedule 13G-A filed February 9, 2001. These subsidiaries advise investment companies and managed accounts which, through contractual arrangements, grant voting and investment power over the securities they hold to the subsidiaries. Franklin Resources' address is 777 Mariners Island Boulevard, San Mateo, California 94404.

(9)
Represents shares beneficially owned by The State of Wisconsin Investment Board according to an amended Schedule 13G-A filed February 9, 2001. The State of Wisconsin Investment Board's mailing address is P.O. Box 7842, 121 East Wilson Street, Madison, Wisconsin 53707.

(10)
Represents shares beneficially owned by Loomis, Sayles & Company according to a Schedule 13G filed February 12, 2001. Includes 1,359,840 shares for which Loomis, Sayles & Company shares investment power and 1,173,260 shares for which Loomis, Sayles & Company has sole voting power. Loomis, Sayles & Company's address is One Financial Center, Boston, Massachusetts 02111.

(11)
Dimensional Fund Advisors, Inc. furnishes investment advice to four investment companies and serves as investment manager to other commingled trusts and separate accounts. According to a Schedule 13G filed February 2, 2001, these investment companies, trusts and accounts owned all 1,396,300 shares. In its role as investment advisor or manager, Dimensional Fund Advisors has both voting and investment power over all of these shares. Dimensional Fund Advisors disclaims beneficial ownership of these shares. Dimensional Fund Advisors' address is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(12)
Greenwood Properties Corp.'s address is 130 Liberty Street, New York, New York 10006.

(13)
Represents shares contributed by Mr. Schuler to three exchange funds. According to a Schedule 13G filed September 13, 1999, each fund shares voting and investment power with Goldman Sachs Management Partners, L.P. and Goldman Sachs Asset Management, a separate operating division of Goldman Sachs & Co. Mr. Schuler disclaims beneficial ownership of these shares. Goldman Sachs Asset Management's address is 1 New York Plaza, New York, New York 10004.

(14)
Includes 6,770 shares issuable upon the exercise of stock options that are exercisable within 60 days of the date of this table. Mr. Connelly is a limited partner of Highridge Pacific Housing Investors, L.P. He disclaims beneficial ownership of shares in which he does not have a pecuniary interest. Mr. Connelly's address is 400 Continental Blvd., Suite 100, El Segundo, California 90245.

(15)
Includes 29,687 shares issuable to Mr. Bevilacqua upon the exercise of stock options that are exercisable within 60 days of the date of this table.

(16)
Includes 46,787 shares issuable to Mr. Hart upon the exercise of stock options that are exercisable within 60 days of the date of this table.

(17)
Includes one share over which Ms. Jones has sole voting and investment power, 47,650 shares over which Ms. Jones shares voting and investment power with her spouse, 21,042 shares issuable to Ms. Jones upon the exercise of stock options that are exercisable within 60 days of the date of this table and 60,000 shares which Ms. Jones has the right to purchase upon the exercise of stock options which Ms. Jones was granted on January 1, 2001 by Mr. Schuler. Ms. Jones is Mr. Schuler's daughter.

(18)
Includes 13,582 shares issuable to Mr. Tonokawa upon the exercise of stock options that are exercisable within 60 days of the date of this table.

(19)
Includes 6,770 shares issuable upon the exercise of stock options that are exercisable within 60 days of the date of this table. Mr. Knapp is a limited partner of Highridge Pacific Housing Investors, L.P. He disclaims beneficial ownership of shares in which he does not have a pecuniary interest. Mr. Knapp's address is 400 Continental Blvd., Suite 100, El Segundo, California 90245.

(20)
Includes 2,708 shares issuable upon the exercise of stock options that are exercisable within 60 days of the date of this table. Ms. Frazier's address is 400 Continental Boulevard, Suite 100, El Segundo, California 90245.

(21)
Includes 3,385 shares issuable upon the exercise of stock options that are exercisable within 60 days of the date of this table. Mr. Conklin's address is 400 Continental Boulevard, Suite 100, El Segundo, California 90245.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    We recently entered into a new lease with Summit Grand Plaza, L.L.C., an affiliate of Highridge Pacific Housing Investors, L.P., the owner of 37.1% of the shares of our Class B Common Stock, for the lease of approximately 14,300 square feet of corporate office space in El Segundo, California. This lease became effective June 1, 2001 and expires in June 2006. Subsequent to entering into the lease, Highridge Pacific Housing Investors, L.P. sold the building to an unaffiliated third party. We were also under a sublease agreement with Highridge Partners, Inc. for our prior location for approximately 5,000 square feet. The original expiration was December 2001 with a monthly rent of $11,500, however, we agreed with the landlord that the sublease would effectively terminate on June 1, 2001. Our Co-Chairman, Mr. Rosenfeld, is an affiliate of Highridge Partners and of Highridge Pacific Housing Investors. We believe the terms of the sublease were no less favorable to us than those that could be obtained from independent third parties in arms-length negotiations.

    Mr. Rosenfeld, previously an officer of Western Pacific and currently our Co-Chairman, beneficially owns approximately 50% of a joint venture that develops real property in Chicago, Illinois and beneficially owned, until the consummation of the merger, 100% of the shares of LAMCO Housing, Inc., an affiliate of Western Pacific. Since 1997, from time to time, Western Pacific or its general partner lent working capital funds to the joint venture at an interest rate of 8.0%. In the period commencing April 1999 through November 2000, aggregate advances of $972,000 were made to the joint venture on a revolving basis. All of the funds lent by Western Pacific to the joint venture have been repaid in full with interest, and we do not intend to provide additional working capital loans to the joint venture.

    During the year ended March 31, 2000, Western Pacific loaned $175,000 to Mr. Manchester. The loan is unsecured, bears an interest rate of 7.0% and is due January 2002. We believe the terms of this loan are no more or less favorable to Mr. Manchester than those he could have obtained from independent third parties in arms-length negotiations.

    Mr. Connelly, Mr. Knapp and five other members of our management are limited partners of Highridge Pacific Housing Investors, L.P. As limited partners, these individuals will share in distributions of our Class B common stock when and if made to Highridge Pacific Housing Investors, but will not have demand registration rights individually under the Registration Rights Agreement dated as of April 3, 2001 by and among Schuler Homes, Inc., WPH-Schuler, LLC, Apollo Real Estate Investment Fund, L.P., Blackacre WPH, LLC, Highridge Pacific Housing Investor, L.P., The James and Patricia Schuler Foundation and James K. Schuler, as sole trustee for the James K. Schuler Revocable Living Trust and the James K. Schuler 1998 Qualified Annuity Trust and are not parties to the Stockholders Agreement dated as of April 3, 2001 by and among the Company, WPH-Schuler, LLC, Apollo Real Estate Investment Fund, L.P., Blackacre WPH, LLC, Highridge Pacific Housing Investor, L.P., The James and Patricia Schuler Foundation and James K. Schuler, as sole trustee for the James K. Schuler Revocable Living Trust and the James K. Schuler 1998 Qualified Annuity Trust.

    We made a loan to C. Evan Knapp, our Senior Vice President—California Homebuilding Operations, in the amount of $315,547 to provide him with funds to pay income taxes resulting from the taxable income recognized when Mr. Knapp became a partner in Highridge Pacific Housing Investors. The loan amount was based on the income tax applicable to Mr. Knapp, and his right as a partner in Highridge Pacific Housing Investors to receive shares of our stock secures his loan. Mr. Knapp has also personally guaranteed the amount he has borrowed and executed a promissory note in favor of Schuler Homes, secured by his interests in Highridge Pacific Housing Investors. The loan bears an interest of 10%. We believe that the terms of this loan are no more or less favorable to Mr. Knapp than those he could have obtained from independent third parties in arms-length negotiations.

    All future transactions between us and our officers, directors, principal stockholders and affiliates will be approved by a majority of the independent and disinterested members of the Board of Directors, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

DESCRIPTION OF EXISTING INDEBTEDNESS

Revolving Credit Facility

    In conjunction with the offerings of the old notes, we closed a transaction with Bank of America, N.A., Fleet National Bank, First Hawaiian Bank and California Bank & Trust for them to provide us a $225 million senior unsecured revolving credit facility. The Revolving Credit Facility was subsequently increased to $360 million with the addition of Guaranty Bank, Bank of Hawaii, Bank One N.A., Comerica Bank, Key Bank N.A., US Bank N.A., Washington Mutual Bank F.A. and American Savings Bank F.S.B. and the increase of Fleet National Bank's commitment. We may use up to $50 million of the revolving credit facility for letters of credit. Amounts available under the revolving credit facility are subject to certain borrowing base limitations based upon, among other things, the amount of certain outstanding debt and the amount of our eligible inventory, multiplied by advance rates determined by reference to the stage of development of each item of eligible inventory.

    We may select an interest rate applicable to the borrowings under the revolving credit facility based on either LIBOR, for a 7-day, one, two, three, or six month term, or the prime rate. Subject to our then effective leverage ratio, as defined, the interest rate may vary from LIBOR plus 1.75% to 2.50% or the prime rate plus 0% to 0.50%. We will also pay closing fees, commitment fees, unused fees and agency fees in connection with the revolving credit facility.

    The description set forth below summarizes the material provisions of the revolving credit facility. The revolving credit facility:

  •
  is guaranteed by some of our wholly-owned subsidiaries;
  •
  has a three-year term, extendible out to a full three-year term on each anniversary of the closing date, at the sole discretion of each of the lenders;
  •
  requires us to meet financial tests on an ongoing basis, including minimum consolidated tangible net worth, maximum ratio of consolidated liabilities to consolidated tangible net worth, minimum interest coverage, minimum liquidity and maximum inventory levels; and
  •
  includes customary representations and warranties, customary events of default (including an event of default resulting from a change of control), and other customary covenants including covenants that limit our and our subsidiaries' ability to:
  •
  incur additional debt or guarantees;
  •
  create, or permit to exist, liens on our property or grant negative pledges;
  •
  make investments or advances;
  •
  merge with other entities;
  •
  change the nature of our business;
  •
  engage in transactions with affiliates; and
  •
  make asset sales.

    If James K. Schuler ceases to be our CEO for any reason, his replacement must be approved by a majority of the lenders within 120 days of his departure or removal in order to avoid an event of default under the revolving credit facility.

    The revolving credit facility also includes covenants restricting dividends or prepayments of some of our indebtedness, including the notes. Under some conditions, some of the terms of the revolving credit facility, including pricing, may change.

    We obtained the revolving credit facility to retire our former credit facilities and other outstanding indebtedness previously incurred by us or our subsidiaries and for general corporate and working capital purposes.

9% Senior Notes Due 2008

    In May 1998, Schuler Residential, Inc. issued $100 million principal amount of 9% Senior Notes due April 15, 2008. As a result of the merger of Schuler Residential, Inc. into us, these notes will be assumed by us and guaranteed by the same subsidiaries guaranteeing the notes issued in the offering of the old notes. The 9% Senior Notes are senior unsecured obligations. Interest on these notes is due and payable on April 15 and October 15 of each year.

    The 9% Senior Notes are not redeemable at our option prior to April 15, 2003. Thereafter, these notes may be redeemed at a price initially equal to 104.50% of the principal amount, decreasing in stages to 100% of the principal amount from and after April 15, 2006, in each case together with accrued and unpaid interest. We will be obligated to make an offer to purchase a portion of the 9% Senior Notes if we do not maintain a minimum consolidated net worth, as defined, of a least $75 million. We may also be required to offer to purchase these notes upon a change of control. In addition, the 9% Senior Notes contain other restrictive covenants that, among other things, impose limitations on our ability to incur additional indebtedness, create liens, make restricted payments, as defined, or sell assets.

DESCRIPTION OF THE NOTES

    The senior exchange notes and the senior subordinated exchange notes will be issued under the indentures that govern the old senior notes and old senior subordinated notes, respectively, each dated as of June 28, 2001 (each, an "Indenture" and collectively, the "Indentures") among the Company, the Guarantors and U.S. Bank Trust National Association, as trustee (the "Trustee"). The terms of the notes include those stated in the applicable Indenture and those made part of such Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). We refer to the senior exchange notes and the old senior notes (to the extent not exchanged for senior exchange notes) in this section as the "Senior Notes." We refer to the senior subordinated exchange notes and the old senior subordinated notes (to the extent not exchanged for senior subordinated exchange notes) in this section as the "Senior Subordinated Notes." We refer to the Senior Notes and the Senior Subordinated Notes in this section as the "Notes."

    The following is a summary of the material provisions of the Indentures. It does not include all of the provisions of the Indentures. Where reference is made to particular provisions of an Indenture, such provisions are qualified in their entirety by such reference. Certain terms used in this section are defined under the heading "—Certain Definitions." For purposes of this summary, the term "Company" refers solely to Schuler Homes, Inc. and not to any of its Subsidiaries.

    The Indentures are filed as exhibits to the registration statement of which this prospectus is a part.

General

    The Senior Notes will mature on July 15, 2009 and the Senior Subordinated Notes will mature on July 15, 2011. The Senior Notes and the Senior Subordinated Notes will bear interest at the respective rates per annum shown on the cover page of this prospectus, in each case from June 28, 2001. Interest on the Notes will be payable on each January 15 and July 15 (each an "Interest Payment Date"), commencing January 15, 2002, to Holders of record at the close of business on the January 1 and July 1 immediately preceding such Interest Payment Date. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance.

    The exchange notes will be issued in registered form, without coupons, and in denominations of $1,000 and integral multiples of $1,000. The Senior Notes will be unlimited in aggregate principal amount, of which $250 million was issued in the offering of the old senior notes and unlimited additional amounts will remain available for future issuance from time to time. The Senior Subordinated Notes will be unlimited in aggregate principal amount, of which $150 million was issued in the offering of the old senior subordinated notes and unlimited additional amounts will remain available for future issuance from time to time. Any future issuance of Notes ("Additional Notes") contemplated by the preceding two sentences would be subject to compliance with the "Limitation on Additional Indebtedness" covenant described below. Any Additional Notes will be a part of the same issue as, and will have terms and conditions identical to, the Senior Notes or the Senior Subordinated Notes, as the case may be, that were issued in the offering of the old notes or are being issued in the present offering. All Senior Notes (including any Additional Notes that are Senior Notes) and all Senior Subordinated Notes (including any Additional Notes that are Senior Subordinated Notes) will each vote as a single class on all matters, including, without limitation, waivers, amendments, redemptions and offers to purchase. Any Notes of a series that remain outstanding after the applicable exchange offer described under "Exchange Offer; Registration Rights," together with the exchange notes issued in connection with such exchange offer, will be treated as a single class of securities under the applicable Indenture. For the purposes of this "Description of the Notes," references to the Notes, Senior Notes and Senior Subordinated Notes include Additional Notes, if any, except for the purposes of the covenant described under "—Certain Covenants—Limitation on Additional Indebtedness."

Ranking

  Senior Notes

    The Senior Notes are general unsecured Obligations of the Company and will rank senior in right of payment to all existing and future subordinated Indebtedness of the Company, including the Senior Subordinated Notes and the Convertible Notes, and will rank pari passu with the Company's other existing and future senior unsecured Indebtedness. As of March 31, 2001, on a pro forma combined basis as adjusted for the offering of the old notes and the application of the net proceeds therefrom, the aggregate amount of outstanding Indebtedness of the Company and its Subsidiaries would have been $512.0 million, of which approximately $150.0 million would have been subordinated in right of payment to the Senior Notes. In addition, as of March 31, 2001, after giving pro forma effect to the offering of the old notes and the application of the net proceeds therefrom, $13.2 million of the Company's and its Subsidiaries' outstanding Indebtedness would have been secured Indebtedness, effectively ranking senior to the Senior Notes to the extent of the assets securing such Indebtedness.

  Senior Subordinated Notes

    The Senior Subordinated Notes are unsecured senior subordinated Obligations of the Company. The payment of principal of, and premium, if any, and interest on the Senior Subordinated Notes will be subordinated to the extent and in the manner provided in the Senior Subordinated Notes Indenture to the prior payment in full in cash when due of the principal of, and premium, if any, and accrued and unpaid interest on and all other amounts owing in respect of, all existing and future Senior Indebtedness of the Company. The Guarantees of the Senior Subordinated Notes will be subordinated to Guarantor Senior Indebtedness on the same basis as the Senior Subordinated Notes are subordinated to Senior Indebtedness. As of March 31, 2001, on a pro forma combined basis as adjusted for the offerings of the old notes and the application of the net proceeds therefrom, the aggregate amount of outstanding Senior Indebtedness of the Company and its Subsidiaries would have been $348.9 million and the Company and its Subsidiaries would have had no Indebtedness ranking pari passu or junior in right of payment with the Senior Subordinated Notes. Subject to certain limitations, the Company and its Subsidiaries may incur additional Senior Indebtedness or Guarantor Senior Indebtedness in the future. See "—Certain Covenants—Limitation on Additional Indebtedness."

    Upon any payment or distribution to creditors of the Company of the assets of the Company of any kind or character in a total or partial liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company, whether voluntary or involuntary (including any assignment for the benefit of creditors and proceedings for marshaling of assets and liabilities of the Company), the holders of all Senior Indebtedness of the Company then outstanding will be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of Senior Indebtedness before the Holders of Senior Subordinated Notes are entitled to receive any payment (other than payments made from a trust previously established pursuant to provisions described under "—Defeasance") on or with respect to the holders of Senior Subordinated Notes and, until all holders of Senior Indebtedness receive payment in full in cash or Cash Equivalents of all Obligations due in respect of Senior Indebtedness, any distribution to which the Holders of Senior Subordinated Notes would be entitled will be made to holders of Senior Indebtedness.

    Upon the occurrence of any default in the payment of any principal of or interest on or other amounts due on any Designated Senior Indebtedness beyond any applicable grace period (a "Payment Default"), no payment or distribution of any kind or character shall be made by the Company (or by any other Person on its behalf) with respect to the Senior Subordinated Notes unless and until

  (1)
  such Payment Default shall have been cured or waived in accordance with the instruments governing such Senior Indebtedness or shall have ceased to exist,

  (2)
  such Senior Indebtedness shall have been discharged or paid in full in cash or Cash Equivalents in accordance with the instruments governing such Senior Indebtedness, or

  (3)
  such payment blockage has been terminated by written notice to the Trustee from the holders of such Senior Indebtedness or their representative whether or not such Payment Default shall have been cured or waived or shall cease to exist, immediately after which the Company must resume making any and all required payments, including missed payments, in respect of its obligations under the Senior Subordinated Notes.

    Upon

  (1)
  the occurrence and during the continuance of an event of default (other than a Payment Default) relating to Designated Senior Indebtedness of the Company, as such event of default is defined therein or in the instrument or agreement under which it is outstanding, which event of default, pursuant to the instruments governing such Designated Senior Indebtedness, entitles the holders (or a specified portion of the holders) of such Designated Senior Indebtedness or their designated representative to accelerate (either immediately or with the passage of time or the giving of notice or both) the stated maturity of such Designated Senior Indebtedness (whether or not such acceleration has actually occurred) (a "Non-Payment Default"), and

  (2)
  the receipt by the Trustee and the Company from the trustee or other representative of the holders of such Designated Senior Indebtedness of written notice (a "Payment Blockage Notice") of the occurrence and continuance of a Non-Payment Default, no payment or distribution is permitted to be made by the Company (or by any other Person on its behalf) with respect to the Senior Subordinated Notes for a period (a "Payment Blockage Period") commencing on the date of receipt by the Trustee of such notice and ending on the earliest to occur of the following events (subject to any blockage of payments that may then be in effect due to a Payment Default on Senior Indebtedness):

  (a)
  such Non-Payment Default has been cured or waived or has ceased to exist;

  (b)
  a 179-consecutive-day period, commencing on the date such written notice is received by the Trustee, has elapsed;

  (c)
  such Payment Blockage Period has been terminated by written notice to the Trustee from the trustee or other representative of the holders of such Designated Senior Indebtedness, whether or not such Non-Payment Default has been cured or waived or has ceased to exist; and

  (d)
  such Designated Senior Indebtedness has been discharged or paid in full in cash or Cash Equivalents,

immediately after which, in the case of clause (a), (b), (c) or (d), the Company must resume making any and all required payments, including missed payments, in respect of its obligations under the Senior Subordinated Notes. Notwithstanding the foregoing,

  (a)
  not more than one Payment Blockage Period may be commenced in any period of 365 consecutive days, and

  (b)
  no default or event of default with respect to the Designated Senior Indebtedness of the Company that was the subject of a Payment Blockage Notice which existed on the date of the giving of any Payment Blockage Notice shall be or serve as the basis for the giving of a subsequent Payment Blockage Notice, whether or not within a period of 365 consecutive days, unless such default or event of default shall have been cured or waived for a period of at least

    90 consecutive days after such date (it being acknowledged that any subsequent action, or any breach of any financial covenant for a period commencing after the date of delivery of such Payment Blockage Notice that in either case would give rise to a default pursuant to any provisions under which a default previously existed shall constitute a new default for this purpose).

    Notwithstanding the foregoing, Holders of Senior Subordinated Notes may receive and retain payment from the money or the proceeds held in any defeasance trust described under "—Defeasance" below, and no such receipt or retention will be contractually subordinated in right of payment to any Senior Indebtedness or subject to the restrictions described in this "—Ranking—Senior Subordinated Notes" section.

    If the Company fails to make any payment on the Senior Subordinated Notes when due or within any applicable grace period, whether or not such failure is on account of the subordination provisions referred to above, such failure will constitute an Event of Default under the Senior Subordinated Notes Indenture and will enable the requisite percentage of Holders of Senior Subordinated Notes to accelerate the stated maturity of the Senior Subordinated Notes. See "—Events of Default."

    By reason of the subordination provisions contained in the Senior Subordinated Notes Indenture, in the event of bankruptcy, liquidation, insolvency or other similar proceedings, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the Holders of Senior Subordinated Notes.

    "Designated Senior Indebtedness" means (i) Indebtedness under any Bank Credit Facility, without regard to the amounts outstanding thereunder, (ii) Indebtedness represented by the senior exchange notes and the Company's 9% Senior Notes due 2008, and (iii) any Senior Indebtedness or Guarantor Senior Indebtedness which, at the time of determination, has an aggregate principal amount outstanding or committed of at least $25.0 million and is specifically designated in the instrument evidencing such Indebtedness as "Designated Senior Indebtedness" by the Company.

    "Senior Indebtedness" means the principal of and premium, if any, and interest (including interest after commencement of any bankruptcy or other like proceeding at the rate specified in the applicable Senior Indebtedness whether or not such interest is an allowed claim in any such proceeding) on and other amounts due on or in connection with any Indebtedness of the Company existing on the Issue Date or any Indebtedness of the Company thereafter created, incurred or assumed and permitted under the "—Limitation on Additional Indebtedness" covenant, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Senior Subordinated Notes. Without limiting the generality of the foregoing, "Senior Indebtedness" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of (1) all monetary obligations of every nature of the Company under, or with respect to, the Bank Credit Facility permitted to be Incurred under the "—Limitation on Additional Indebtedness" covenant including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); and (2) all Interest Rate Agreements (and guarantees thereof) permitted to be Incurred under the "Limitation on Additional Indebtedness" covenant; in each case whether outstanding on the Issuance Date of thereafter incurred. Notwithstanding the foregoing, Senior Indebtedness will not include

  (a)
  any Indebtedness (including the Senior Subordinated Notes) which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any Senior Indebtedness,

  (b)
  any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business,

  (c)
  Indebtedness Incurred (but only to the extent Incurred) in violation of the Senior Subordinated Notes Indenture as in effect at the time of such Incurrence,

  (d)
  Non-Recourse Indebtedness,

  (e)
  Indebtedness of the Company to any Subsidiary of the Company,

  (f)
  Indebtedness to, or guaranteed on behalf of, any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) that is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for the purposes of this clause such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time) directly or indirectly, of more than 5% of the total voting power of the Voting Stock of the Company, or any officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation),

  (g)
  any liability for taxes owed or owing by the Company, or

  (h)
  any repurchase, redemption or other obligation in respect of Disqualified Stock.

Guarantees

    The Company's payment Obligations under the Notes are unconditionally and jointly and severally guaranteed (the "Guarantees") by the Guarantors. The Guarantee of each Guarantor with respect to the Senior Notes is a general unsecured Obligation of such Guarantor and ranks senior in right of payment to all existing and future subordinated Indebtedness of such Guarantor and ranks pari passu with such Guarantor's other existing and future senior unsecured Indebtedness. The Guarantee of each Guarantor with respect to the Senior Subordinated Notes is an unsecured Obligation of such Guarantor and ranks subordinated in right of payment to all existing and future Guarantor Senior Indebtedness of such Guarantor on the same basis as the Senior Subordinated Notes are subordinated to Senior Indebtedness, and ranks (a) pari passu with Indebtedness (other than Indebtedness described in the succeeding clause (b)) of such Guarantor that is not Guarantor Senior Indebtedness (including Indebtedness expressly ranking pari passu with the Senior Subordinated Notes by its terms), or (b) senior to any Indebtedness of such Guarantor expressly providing for any such ranking by its terms. "Guarantor Senior Indebtedness" means, with respect to any Guarantor, the principal of and premium, if any, and interest (including interest after commencement of any bankruptcy or other like proceeding at the rate specified in the applicable Guarantor Senior Indebtedness whether or not such interest is an allowed claim in any such proceeding) on and other amounts due on or in connection with any Indebtedness of such Guarantor existing on the Issue Date or any Indebtedness of such Guarantor thereafter created, incurred or assumed and permitted under the "—Limitation on Additional Indebtedness" covenant, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of the Senior Subordinated Notes. Without limiting the generality of the foregoing, "Guarantor Senior Indebtedness" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of (1) all monetary obligations of every nature of such Guarantor under, or with respect to, the Bank Credit Facility permitted to be Incurred under the "—Limitation on Additional Indebtedness" covenant including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); and (2) all Interest Rate Agreements (and guarantees thereof) permitted to be Incurred under the "Limitation on Additional Indebtedness" covenant, in each case whether outstanding on the Issuance Date or thereafter incurred. Notwithstanding the foregoing, Guarantor Senior Indebtedness will not include

  (a)
  any Indebtedness (including such Guarantor's Guarantee of the Senior Subordinated Notes) which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any Guarantor Senior Indebtedness,

  (b)
  any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business,

  (c)
  Indebtedness Incurred (but only to the extent Incurred) in violation of the Senior Subordinated Notes Indenture as in effect at the time of the respective Incurrence,

  (d)
  Non-Recourse Indebtedness,

  (e)
  Indebtedness of such Guarantor to the Company or any Subsidiaries of the Company,

  (f)
  Indebtedness to, or guaranteed on behalf of, any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) that is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for the purposes of this clause such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such rights is exercisable immediately or only after the passage of time) directly or indirectly, of more than 5% of the total voting power of the Voting Stock of the Company, or any director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation),

  (g)
  any liability for taxes owed or owing by such Guarantor, or

  (h)
  any repurchase, redemption or other obligation in respect of Disqualified Stock.

    The Obligations of each Guarantor under its Guarantee will be limited with the intention that such Guarantee not constitute a fraudulent conveyance under applicable law.

    Each Indenture provides that each Restricted Subsidiary will be a Guarantor and, at the Company's discretion, any Unrestricted Subsidiary may be a Guarantor.

    Each Indenture provides that each Guarantor that is a Wholly Owned Subsidiary may consolidate with or merge with or into the Company or another Guarantor that is a Wholly Owned Subsidiary without limitation. Each Indenture provides that each Guarantor may not consolidate with or merge with or into (whether or not such Guarantor is the surviving person) another Person, whether or not affiliated with such Guarantor, unless:

  (1)
  subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) expressly assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all the Obligations of such Guarantor under the applicable Indenture, the applicable Registration Rights Agreement and the applicable Guarantee; and

  (2)
  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

    Notwithstanding the foregoing, the Indentures provide that in the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any Obligations under its Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the provisions of the applicable Indenture (after giving effect to any time periods contained in such provisions governing the application of Net Proceeds). See "—Certain Covenants—Limitation on Asset Sales."

Optional Redemption

    Except as described below, the Senior Notes will not be redeemable at the option of the Company prior to July 15, 2005. Thereafter, the Senior Notes will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest and liquidated damages (as defined under "Exchange Offer; Registration Rights"), if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on July 15 of the years set forth below:

Year	Senior Notes Redemption Price
2005	104.688%
2006	103.125%
2007	101.563%
2008 and thereafter	100.000%

    Except as described below, the Senior Subordinated Notes will not be redeemable at the option of the Company prior to July 15, 2006. Thereafter, the Senior Subordinated Notes will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest and liquidated damages, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on July 15 of the years set forth below:

Year	Senior Subordinated Notes Redemption Price
2006	105.250%
2007	103.500%
2008	101.750%
2009 and thereafter	100.000%

    Notwithstanding the foregoing two paragraphs, at any time prior to July 15, 2004, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Senior Notes issued under the Senior Notes Indenture at a redemption price of 109.375% of the principal amount thereof and up to 35% of the aggregate principal amount of Senior Subordinated Notes issued under the Senior Subordinated Notes Indenture at a redemption price of 110.500% of the principal amount thereof, plus, in each case, accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that, in each case, not less than 65% of the aggregate principal amount of Notes issued under the applicable Indenture remain outstanding immediately after the consummation of such redemption (excluding

Notes held by the Company and its Subsidiaries); and provided further that such redemption shall occur within 90 days of the date of the closing of such Equity Offering.

    If less than all of the senior exchange notes or Senior Subordinated Notes, as the case may be, are to be redeemed, the Trustee will select the senior exchange notes or Senior Subordinated Notes, as the case may be, to be redeemed on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate provided that no Notes of a principal amount of $1,000 or less shall be redeemed in part. In addition, if a partial redemption is made pursuant to the provisions described in the immediately preceding paragraph, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless that method is otherwise prohibited.

Change of Control

    Upon the occurrence of a Change of Control, each holder shall have the right to require that the Company repurchase all or a portion of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the provisions of the next paragraph.

    Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

  (1)
  that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount outstanding at the repurchase date plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant Interest Payment Date);

  (2)
  the circumstances and relevant facts and relevant financial information regarding such Change of Control;

  (3)
  the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

  (4)
  the instructions determined by the Company, consistent with the covenant described hereunder, that a Holder must follow in order to have its Notes repurchased.

    The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its Obligations under the covenant described hereunder by virtue thereof.

    Existing and future Indebtedness of the Company contains or may contain prohibitions of certain events which would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. The Credit Facility provides that certain change of control events with respect to the Company would constitute a default thereunder. Moreover, the exercise by the Holders of their right to require the Company to repurchase the Notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the Holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any repurchases required in connection with a Change of Control. The Company's failure to purchase the Notes in connection with a Change in Control would result in a default under the Indentures which could, in turn, constitute a default under other Indebtedness.

    The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the respective Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

    The Bank Credit Facility may prohibit the Company from repurchasing any Senior Subordinated Notes and may also provide that some events constituting a Change of Control would constitute a default under the Bank Credit Facility. The senior exchange notes Indenture will also prohibit the Company from purchasing any Senior Subordinated Notes unless the Company could make such payment under the first paragraph of the covenant described below under the caption "—Certain Covenants—Limitation on Restricted Payments." In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of the respective lenders or Holders of senior exchange notes to purchase the Senior Subordinated Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or refinance such borrowings, the Company will remain prohibited from purchasing Senior Subordinated Notes. In such case, the Company's failure to purchase tendered Senior Subordinated Notes would constitute an Event of Default under the Senior Subordinated Notes Indenture.

Certain Covenants

  Maintenance of Consolidated Net Worth

    Each Indenture provides that, in the event that the Company's Consolidated Net Worth at the end of each of any two consecutive fiscal quarters (the last day of such second fiscal quarter being referred to as the "Trigger Date") is less than $150.0 million (the "Minimum Net Worth"), then the Company shall make an offer to all Holders of the applicable series of Notes (a "Net Worth Offer") to acquire on a pro rata basis on the date (the "Net Worth Repurchase Date") that is 45 days following the date of the Net Worth Notice (as defined below) the applicable series of Notes in an aggregate principal amount equal to 10% of the aggregate amount of such series of Notes (or if less than 10% of the initial aggregate principal amount of such series of Notes issued are then outstanding, all the Notes of such series outstanding at the time) (the "Net Worth Offer Amount") at a purchase price of 100% of the principal amount thereof, plus accrued interest and Additional Interest, if any, to the Net Worth Repurchase Date (the "Net Worth Price"). The Company may credit against a Net Worth Offer Amount the principal amount of Notes of the applicable series acquired by the Company prior to the relevant Trigger Date through purchase, optional redemption or exchange. No credit shall be made for any mandatory repurchase, including, without limitation, repurchases pursuant to a Net Worth Offer, a Change of Control or a Net Proceeds Offer (as defined below). The Company, however, may not receive credit for a specific repurchased Note in more than one Net Worth Offer. In no event shall the Company's failure to maintain a Consolidated Net Worth in excess of the Minimum Net Worth at the end of any fiscal quarter be counted toward the requirement to make more than one Net Worth Offer. The Company shall notify the Trustee promptly after the occurrence of any of the events specified in this provision and shall notify the Trustee in writing if its Consolidated Net Worth is equal to or less than the Minimum Net Worth for any fiscal quarter.

    Within 45 days after the Trigger Date (or 90 days if such Trigger Date is the last day of the Company's fiscal year), the Company, or, at the request of the Company, the Trustee, shall give notice of the Net Worth Offer to each Holder of the applicable series of Notes (the "Net Worth Notice"). To accept a Net Worth Offer a Holder shall deliver to the Company (or to a trustee designated by the Company for such purpose), on or before the 30th day after the date of the Net Worth Notice, a written notice of the Holder's acceptance of such offer, together with Notes of the applicable series with respect to which the offer is being accepted, duly endorsed for transfer to the Company. Such written notice may be withdrawn upon further written notice delivered to such trustee on or prior to the third day preceding the Net Worth Repurchase Date.

    The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its Obligations under the covenant described hereunder by virtue thereof.

    The Bank Credit Facility may prohibit the Company from repurchasing any Senior Subordinated Notes and may also provide that failure to maintain a minimum Consolidated Net Worth would constitute a default under the Bank Credit Facility. The senior exchange notes Indenture will also prohibit the Company from purchasing any Senior Subordinated Notes unless the Company could make such payment under the first paragraph of the covenant described below under the caption "—Certain Covenants—Limitation on Restricted Payments." In the event a Trigger Date occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of the respective lenders or Holders of senior exchange notes to purchase the Senior Subordinated Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or refinance such borrowings, the Company will remain prohibited from purchasing Senior Subordinated Notes. In such case, the Company's failure to purchase tendered Senior Subordinated Notes would constitute an Event of Default under the Senior Subordinated Notes Indenture. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness unless, after giving effect thereto, either (1) the ratio of Indebtedness of the Company and its Restricted Subsidiaries to Consolidated Tangible Net Worth of the Company and its Restricted Subsidiaries is less than 3.0 to 1; or (2) the Consolidated Coverage Ratio exceeds 2.0 to 1.

    Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may Incur:

  (1)
  Indebtedness under one or more Bank Credit Facilities in an amount not to exceed $400.0 million at any time outstanding;

  (2)
  Indebtedness existing as of the Issuance Date other than Indebtedness under a Bank Credit Facility;

  (3)
  Indebtedness represented by the Senior Notes and the Senior Subordinated Notes issued on the Issuance Date and, in each case, the related Guarantees;

  (4)
  Obligations Incurred under letters of credit, escrow agreements, bid, performance or surety bonds, completion guarantees or similar obligations in the ordinary course of business;

  (5)
  Indebtedness Incurred solely for the purpose of Refinancing or repaying any existing Indebtedness (other than Indebtedness Incurred pursuant to clause (1), (4), (6), (7), (8) or (9) of this "Limitation on Additional Indebtedness" covenant) so long as (A) the principal amount of such new Indebtedness does not exceed the principal amount of the existing Indebtedness Refinanced or repaid (plus the premiums or other payments required to be paid in connection with such Refinancing or repayment and the expenses Incurred in connection therewith), (B) the maturity of such new Indebtedness is not earlier than that of the existing Indebtedness to be Refinanced or repaid, (C) such new Indebtedness, determined as of the date of Incurrence, has an Average Life at least equal to the remaining Average Life of the Indebtedness to be Refinanced or repaid, (D) the new Indebtedness is subordinate to the Notes to the same extent as the Indebtedness being Refinanced or repaid, and (E) the Indebtedness Refinanced or repaid and the new Indebtedness are Obligations of the same entity;

  Limitation on Additional Indebtedness

  (6)
  Indebtedness in respect of Hedging Obligations relating to payment obligations on Indebtedness otherwise permitted to be Incurred by this covenant;

  (7)
  Capitalized Lease Obligations or purchase money obligations, in each case Incurred for the purpose of acquiring or financing all or any part of the purchase price or cost of construction or improvement of property or equipment used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate amount not to exceed $10.0 million at any time outstanding;

  (8)
  Indebtedness of the Company owed to a Guarantor and Indebtedness of any Restricted Subsidiary owed to the Company or a Guarantor; provided that upon any Guarantor ceasing to be a Guarantor or such Indebtedness being owed to any Person other than the Company or a Guarantor, the Company or such Restricted Subsidiary, as applicable, shall be deemed to have Incurred Indebtedness not permitted by this clause (8); and

  (9)
  Other Indebtedness Incurred (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount at any time outstanding not to exceed $25.0 million.

    For the purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (1) through (9) above or is permitted to be Incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with this covenant.

  Limitation on Liens

    The Company will not, and will not permit any Restricted Subsidiary to, issue, assume, guarantee or suffer to exist any Indebtedness secured by any mortgage, pledge, lien or other encumbrance of any nature (herein collectively referred to as a "lien" or "liens") upon any property of the Company or any Restricted Subsidiary, or on any shares of stock of any Restricted Subsidiary, without in any such case effectively providing that, with respect to each series of Notes (together with, if the Company shall so determine, any other Indebtedness of the Company or such Restricted Subsidiary ranking pari passu with the applicable series of Notes)

  (a)
  in the case of any lien securing Indebtedness ranking pari passu with such Notes or a related Guarantee, such Notes or Guarantees shall be secured equally and ratably with such Indebtedness, or

  (b)
  in the case of any lien securing Indebtedness that is subordinated in right of payment to such Notes or a related Guarantee, such Notes or Guarantee shall be secured by a lien that is prior to the lien securing such subordinated Indebtedness, except that the foregoing restrictions shall not apply to:

  (1)
  liens existing on the Issuance Date;

  (2)
  pledges, guarantees and deposits under workers' compensation laws, unemployment insurance laws or similar legislation, bids, tenders, leases, contracts, public or statutory obligations, appeal or surety bonds or other obligations of a like nature (exclusive of obligations for the payment of borrowed money), in each case incurred in the ordinary course of business, and liens created by special assessment districts used to finance infrastructure improvements;

  (3)
  liens existing on property or assets of any entity on the date on which it becomes a Restricted Subsidiary, which secured Indebtedness is not incurred in contemplation of such entity becoming a Restricted Subsidiary, provided that such liens are not extended to other property or assets of such Restricted Subsidiary, any other Restricted Subsidiary or the Company;

  (4)
  liens on or leases of model home units;

  (5)
  liens replacing any of the items set forth in clauses (1) and (3) above, provided that (A) the principal amount of the Indebtedness secured by such liens shall not be increased (except premiums or other payments required to be paid in connection with a concurrent Refinancing or repayment of such Indebtedness and the expenses Incurred in connection therewith), (B) the principal amount of the Indebtedness secured by such liens, determined as of the date of Incurrence, has an Average Life at least equal to the remaining Average Life of the Indebtedness being Refinanced or repaid, (C) the maturity of the Indebtedness secured by such liens is not earlier than that of the Indebtedness to be Refinanced or repaid, (D) the liens have at least same ranking and priority as the liens being replaced, and (E) the liens shall be limited to the property or part thereof which secured the lien so replaced or property substituted therefor as a result of the destruction, condemnation or damage of such property;

  (6)
  liens or priorities incurred in the ordinary course of business, such as, without limitation, laborers', employees', carriers', mechanics', vendors', and landlords', liens or priorities;

  (7)
  (a) liens for taxes, assessments or governmental charges or claims either (1) not delinquent, (2) contested in good faith by appropriate proceedings and as to which the Company or the applicable Restricted Subsidiary shall have set aside on its books such reserves as may be required pursuant to GAAP or (3) solely encumbering abandoned property or property in the process of being abandoned, and (b) easements, dedications, covenants, conditions and restrictions, minor irregulations in title, rights of way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of business of the Company or any of the Restricted Subsidiaries;

  (8)
  liens arising out of judgments, orders or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary is in good faith prosecuting an appeal or proceeding for review and with respect to which it has secured a stay of execution pending such appeal or proceeding for review;

  (9)
  any customary right of first refusal, right of first offer, option, contract, or other agreement to sell an asset of the Company or any Restricted Subsidiary;

  (10)
  liens for homeowner and property owner association developments and assessments;

  (11)
  liens incurred in the ordinary course of business as security for the obligations of the Company and its Restricted Subsidiaries with respect to indemnification in respect of title insurance providers;

  (12)
  in the case of the Senior Notes only, liens (other than liens securing Indebtedness subordinated in right of payment to the senior exchange notes) which would otherwise be subject to the foregoing restrictions which, when the Indebtedness relating to those liens is added to all other then outstanding Indebtedness to the Company and its Restricted Subsidiaries secured by liens and not listed in clauses (1) through (11) above, does not exceed 25% of Consolidated Tangible Assets;

  (13)
  in the case of the Senior Subordinated Notes only, liens securing Senior Indebtedness, Guarantor Senior Indebtedness or Non-Recourse Indebtedness; and

  (14)
  liens securing the Senior Notes and related Guarantees, in the case of the Senior Notes, and liens securing the Senior Subordinated Notes and related Guarantees, in the case of the Senior Subordinated Notes.

  Limitation on Layering Indebtedness

  Senior Notes

    The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) contractually subordinated to any other Indebtedness of the Company or of such Restricted Subsidiary, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) contractually made expressly subordinate to the Senior Notes or the related Guarantee of such Restricted Subsidiary, to the same extent and in the same manner as such Indebtedness is contractually subordinated to such other Indebtedness of the Company or such Restricted Subsidiary, as the case may be.

  Senior Subordinated Notes

    The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) contractually subordinated to any other Indebtedness of the Company or such Restricted Subsidiary, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) contractually

  (1)
  designated as ranking pari passu the Senior Subordinated Notes or the related Guarantee of such Restricted Subsidiary, as the case may be, or

  (2)
  expressly made subordinate to the Senior Subordinated Notes or the related Guarantee of such Restricted Subsidiary to the same extent and in the same manner as such Indebtedness is contractually subordinated to such other Indebtedness of the Company or such Restricted Subsidiary, as the case may be.

  Limitation on Restricted Payments

    The Company will not, nor will it permit any Restricted Subsidiary to, directly or indirectly,

  (1)
  declare or pay any dividend on, or make any distribution in respect of, or purchase, redeem or otherwise acquire or retire for value, any Capital Stock of the Company other than through the issuance solely of the Company's own Capital Stock (other than Disqualified Stock) or rights thereto;

  (2)
  make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value prior to scheduled principal payments or at maturity, Indebtedness of the Company or any Restricted Subsidiary which is expressly subordinated in right of payment to the senior exchange notes or the Senior Subordinated Notes, as the case may be, unless the Company or the Restricted Subsidiary, as the case may be, uses the proceeds of a substantially contemporaneous Incurrence of new Indebtedness permitted by clause (5) of the Limitation on Additional Indebtedness to make such principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value such prior Indebtedness, or unless the Company or any of its Restricted Subsidiaries is purchasing, repurchasing or otherwise acquiring or retiring such subordinated Indebtedness in anticipation of satisfying a related sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or other acquisition or retirement; or

  (3)
  make any Restricted Investment (such payments or any other actions described in (1), (2) and (3), being referred to herein collectively as, "Restricted Payments"),

unless:

  (A)
  at the time of, and after giving effect to, the proposed Restricted Payment, no Default or Event of Default shall have occurred and be continuing,

  (B)
  the Company is able to Incur an additional $1.00 in Indebtedness pursuant to the first paragraph of the covenant described under "—Limitation on Additional Indebtedness" and

  (C)
  at the time of, and after giving effect thereto, the sum of the aggregate amount expended (or with respect to guarantees or similar arrangements the amount then guaranteed) for all such Restricted Payments (the amount expended for such purposes, if other than in cash, to be determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a resolution of such Board of Directors filed with the Trustee) subsequent to March 31, 2001 shall not exceed the sum of

  (1)
  50% of the aggregate Consolidated Net Income (or, in case such aggregate Consolidated Net Income shall be a deficit, minus 100% of such deficit) of the Company accrued on a cumulative basis subsequent to March 31, 2001;

  (2)
  the aggregate net cash proceeds and the fair market value (to be determined by the board of directors of the Company in good faith) of any assets to be used in the business of the Company and its Restricted Subsidiaries (other than securities) received by the Company from the issuance or sale, after the Issuance Date, of Capital Stock (other than Disqualified Stock) of the Company, including Capital Stock (other than Disqualified Stock) of the Company issued subsequent to the Issuance Date upon the conversion of Indebtedness of the Company issued subsequent to the Issuance Date and initially issued for cash;

  (3)
  to the extent not included in clause (1) above, an amount equal to the sum of (without duplication) (a) 100% of dividends or distributions (the fair market value of which, if other than cash, to be determined by the Board of Directors, in good faith), including the repayment of any loans or advances, paid to the Company (or any Restricted Subsidiary) by an Unrestricted Subsidiary, (b) 100% of the returns on any Restricted Investment other than an Investment in an Unrestricted Subsidiary and (c) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided that the foregoing sum shall not include (x) in the case of any Unrestricted Subsidiary, any amounts in excess of the amount of Restricted Investments previously made (and either made prior to the Issuance Date or treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary or (y) in the case of any Restricted Investment (other than an Investment in an Unrestricted Subsidiary), any amounts in excess of the amount of such Restricted Investment (and either made prior to the Issuance Date or treated as a Restricted Payment), net of the costs associated with the acquisition and disposition of such Restricted Investment and taxes related thereto; and

  (4)
  $35.0 million.

    The foregoing shall not prevent

  (1)
  the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration the making of such payment would have complied with the provisions of this limitation on dividends; provided that such dividend shall be included in future calculations of Restricted Payments made under clause (C) of the immediately proceeding paragraph;

  (2)
  the retirement of any shares of the Company's Capital Stock by exchange for, or out of proceeds of the substantially concurrent sale of, other shares of its Capital Stock (other than Disqualified Stock); provided that the aggregate net proceeds from such sale shall be excluded from the calculation of the amounts under clause (C)(2) of the immediately preceding paragraph;

  (3)
  the redemption, repayment, repurchase, defeasance or other retirement of Indebtedness with proceeds received from the substantially concurrent sale of shares of the Company's Capital Stock (other than Disqualified Stock); provided that the aggregate net proceeds from such sale used for such purpose shall be excluded from the calculation of the amounts under clause (C)(2) of the immediately preceding paragraph;

  (4)
  the redemption of the Convertible Notes in accordance with the terms thereof;

  (5)
  so long as no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of such redemption, the redemption of Capital Stock of the Company held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), upon their death, disability, retirement, severance or termination of employment or service; provided that the aggregate cash consideration paid for all such redemptions shall not exceed $2.0 million during any calendar year (with unused amounts in any calendar year being carried over the succeeding calendar years subject to a maximum of $4.0 million in any calendar year); provided further that the aggregate amount of consideration paid in respect of such redemption shall be included in future calculations of Restricted Payments made under clause (C) of the immediately preceding paragraph; or

  (6)
  repurchases of Capital Stock deemed to occur upon the exercise of stock options if the Capital Stock represents a portion of the exercise price thereof.

Limitation on Asset Sales

    The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate an Asset Disposition, unless

  (1)
  the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the fair market value (as determined in good faith by the board of directors of the Company) of the assets disposed of, and

  (2)
  the consideration of such Asset Disposition consists of at least 75% cash, Cash Equivalents or Permitted Additional Assets; provided that (x) the amount of liabilities assumed by the transferee, (y) any notes or other Obligations received by the Company or such Restricted Subsidiary and converted into cash within 90 days following the receipt thereof or (z) with respect to the sale or other disposition of all of the capital stock of any Restricted Subsidiary, the amount of liabilities that remain the obligation of such Restricted Subsidiary subsequent to such sale or other disposition, shall be deemed to be "cash or Cash Equivalents."

  Senior Notes

    Within 330 days from the date that any Asset Disposition is consummated,

  (1)
  the Net Proceeds thereof (a) will be reinvested in Additional Assets, or (b) will be applied to the repayment, redemption or repurchase of Indebtedness of the Company which ranks pari passu with the Senior Notes or Indebtedness of a Restricted Subsidiary which is not subordinated to any other Indebtedness (which, in each case, will be a permanent reduction of such Indebtedness), or

  (2)
  the Company or such Restricted Subsidiary, as the case may be, will make an offer (a "Net Proceeds Offer") to purchase, within 30 days of such Net Proceeds Offer (such date of purchase being the "Net Proceeds Repurchase Date"), Senior Notes and, if applicable, to redeem any Indebtedness ranking pari passu with the Senior Notes the provisions of which require the Company or a Restricted Subsidiary to redeem (or make an offer to do so) such Indebtedness with the proceeds of Asset Dispositions (or offer to do so), having an aggregate Offer Price equal to the amount of Net Proceeds of such Asset Disposition not applied as provided in the foregoing clause (1) (less any amounts used to pay reasonable fees and expenses connected with such Net Proceeds Offer and, if applicable, other offer to redeem Indebtedness).

Senior Subordinated Notes

    Within 390 days from the date that any Asset Disposition is consummated,

  (1)
  the Net Proceeds thereof (a) will be reinvested in Additional Assets, or (b) will be applied to the repayment, redemption or repurchase of Senior Indebtedness or Guarantor Senior Indebtedness or Indebtedness which ranks pari passu with the Senior Subordinated Notes or the related Guarantees (which, in each case, will be a permanent reduction of such Indebtedness), or

  (2)
  the Company or such Restricted Subsidiary, as the case may be, will make a Net Proceeds Offer to purchase, on the Net Proceeds Repurchase Date, Senior Subordinated Notes and, if applicable, to redeem any Indebtedness ranking pari passu with the Senior Subordinated Notes the provisions of which require the Company or a Restricted Subsidiary to redeem (or make an offer to do so) such Indebtedness with the proceeds of Asset Dispositions (or offer to do so), having an aggregate Offer Price equal to the amount of Net Proceeds of such Asset Disposition not applied as provided in the foregoing clause (1) (less any amounts used to pay reasonable fees and expenses connected with such Net Proceeds Offer and, if applicable, other offer to redeem Indebtedness).

    If the Company is required to make a Net Proceeds Offer, such offer may be subject to restrictions arising out of the terms of outstanding Senior Indebtedness or Guarantor Senior Indebtedness or other limitations comparable to the restrictions and limitations that may apply to offers to purchase Senior Subordinated Notes following a Change of Control. See "Change of Control" and "Risk Factors—Risk Related to the Notes."

Net Proceeds Offer Terms Applicable to all Notes

    Notwithstanding the foregoing, the Net Proceeds of an Asset Disposition are not required to be applied in accordance with clause (2) under " —Senior Notes" or "—Senior Subordinated Notes" above, unless and until the aggregate Net Proceeds of all such Asset Dispositions not applied in accordance with clause (1) under "—Senior Notes" or "—Senior Subordinated Notes" above, as the case may be, exceeds $10.0 million. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the applicable Indenture.

    The purchase price for any Notes subject to a Net Proceeds Offer shall be 100% of the principal amount thereof, plus accrued interest and Additional Interest, if any, to the Net Proceeds Repurchase Date (the "Notes Offer Price"). If, in connection with a Net Proceeds Offer, the Company or a

Restricted Subsidiary is required to redeem (or offer to redeem) any other Indebtedness ranking pari passu with the Notes subject to such Net Proceeds Offer,

  (1)
  the redemption price for such Indebtedness shall be as set forth in the documentation relating to such Indebtedness (which, together with the Notes Offer Price, shall constitute the "Offer Price"), and

  (2)
  the amount of the Net Proceeds of the subject Asset Disposition shall be allocated as among Notes required to be subject to a Net Proceeds Offer and the redemption (or offer to do so) of such other Indebtedness on a pro rata basis relative to the outstanding aggregate principal amount of the Notes and such other Indebtedness.

    To accept a Net Proceeds Offer a holder shall deliver to the Company (or to a trustee designated by the Company for such purpose) on or before the Net Proceeds Repurchase Date, a written notice of the Holder's acceptance of the Net Proceeds Offer, together with any Notes with respect to which the offer is being accepted, duly endorsed for transfer to the Company. Such written notice may be withdrawn upon further written notice to such trustee on or prior to the third day preceding the Net Proceeds Repurchase Date.

    If the aggregate Notes Offer Price of Notes validly tendered and not withdrawn by Holders exceeds the pro rata portion of the Net Proceeds allocable to the Notes, Notes to be purchased will be selected on a pro rata basis based on the principal amounts of Notes tendered.

    The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its Obligations under the covenant described hereunder by virtue thereof.

    Any amount of Net Proceeds remaining after a Net Proceeds Offer may be used by the Company for any purpose not inconsistent with the Indentures.

Limitation on Transactions with Related Persons

    The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any transaction or series of related transactions with Related Persons of the Company unless:

  (1)
  such transactions are between or among the Company and its Restricted Subsidiaries; or

  (2)
  such transactions are in the ordinary course of business and consistent with past practice; or

  (3)
  the terms of such transactions are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be, and are at least as favorable as the terms which could be obtained by the Company or the Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between Persons who are not Related Persons.

    In the event of any transaction or series of transactions occurring subsequent to the date of issuance of the Notes with a Related Person which involves in excess of $1.0 million and is not permitted under clause (1) of the preceding sentence, a majority of the disinterested members of the Board of Directors shall by resolution determine that such transaction or series of transactions meets the criteria set forth in clause (3) of the preceding sentence. In the event of any transaction or series of transactions occurring subsequent to the Issuance Date with a Related Person which involves in excess of $10.0 million and is not permitted under clause (1) above, the Company will be required to deliver to the Trustee an opinion of an Independent Financial Advisor to the effect that the transaction is fair to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view or a written appraisal issued by an Independent Financial Advisor supporting the value of the transaction. Notwithstanding the foregoing, such provisions do not prohibit and will not apply to

  (1)
  any Restricted Payment which is permitted by the "Limitation on Restricted Payments" covenant;

  (2)
  the payment of compensation and the provision of customary indemnities to directors of the Company and wages and other compensation (including customary benefits) to officers or employees of the Company or any of its Subsidiaries in the ordinary course of business;

  (3)
  any agreement as in effect on Issuance Date and described in the Prospectus under the caption "Certain Relationships and Related Transactions" or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Company in any material respect than the original agreement as in effect on the Issuance Date; or

  (4)
  the issuance by the Company of its Capital Stock (other than Disqualified Stock).

  Limitation on Payment Restrictions Affecting Restricted Subsidiaries

    The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary

  (1)
  to pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company,

  (2)
  to make any loans or advances to the Company or

  (3)
  to transfer any of its property or assets to the Company,

    except:

  (A)
  any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issuance Date;

  (B)
  any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary which was entered into on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

  (C)
  any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (A) or (B) of this covenant (or effecting a Refinancing of such Refinancing Indebtedness pursuant to this clause (C)) or contained in any amendment to an agreement referred to in clause (A) or (B) of this covenant or this clause (C); provided that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such Refinancing agreement or amendment are no more restrictive in any material respect than the encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements;

  (D)
  any such encumbrance or restriction consisting of customary contractual non-assignment provisions to the extent such provisions restrict the transfer of rights, duties or Obligations under such contract;

  (E)
  in the case of clause (3) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary or Capitalized Lease Obligations of such Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements, mortgages or Capitalized Lease Obligations;

  (F)
  any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and

  (G)
  any restriction imposed by applicable law.

  Limitation on Designation of Restricted and Unrestricted Subsidiaries

    The Company will not permit any Restricted Subsidiary to be designated as an Unrestricted Subsidiary (whether by designation of the Board of Directors or by a reduction of its ownership interest) unless the Company and its remaining Restricted Subsidiaries would thereafter be permitted to

  (1)
  Incur at least $1.00 of Indebtedness pursuant to the first paragraph of the covenant described under "—Limitation on Additional Indebtedness" above,

  (2)
  make a Restricted Payment of at least $1.00 pursuant to the first paragraph of the covenant described under "—Limitation on Restricted Payments" above, and

  (3)
  immediately following such designation, enter into, as of the time of such designation, any continuing transaction or series of related transactions between such Unrestricted Subsidiary and any of the Company and its remaining Restricted Subsidiaries in accordance with the "Limitation on Transactions with Related Persons" covenant.

    The Company will not permit any Unrestricted Subsidiary to be designated as a Restricted Subsidiary unless such Subsidiary has outstanding no Indebtedness except such Indebtedness as the Company could permit it to become liable for immediately after becoming a Restricted Subsidiary under the provisions of the covenant described under "—Limitation on Additional Indebtedness" above.

  Limitation on Mergers and Sales of Assets by the Company

    Each Indenture provides that the Company may not consolidate with, merge into or transfer all or substantially all of its assets to another Person unless

  (1)
  such Person (if other than the Company) is a corporation organized under the laws of the United States or any state thereof or the District of Columbia and expressly assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all the Obligations of the Company under the applicable Notes, the applicable Indenture and the applicable Registration Rights Agreement;

  (2)
  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

  (3)
  the Consolidated Net Worth of the obligor of the Notes immediately after such transaction (exclusive of any adjustments to Consolidated Net Worth relating to transaction costs and accounting adjustments resulting from such transaction) is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and

  (4)
  the surviving corporation would be able to Incur at least an additional $1.00 of Indebtedness pursuant to the first paragraph of the covenant described under "—Limitation on Additional Indebtedness" above.

  Limitation on Business Activities

    The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Related Business.

Reports to Holders of the Notes

    So long as the Company is subject to the periodic reporting requirements of the Exchange Act, it will continue to furnish the information required thereby to the Commission. The Indentures provide that even if the Company is entitled under the Exchange Act not to furnish such information to the Commission or to the Holders of the Notes, it will nonetheless continue to furnish information under Section 13 or 15(d) of the Exchange Act to the Commission and the Trustee as if it were subject to such periodic reporting requirements.

Events of Default

    Under each Indenture, an Event of Default is defined as any of the following:

  (1)
  default in payment of the principal of any Note issued thereunder when due, whether at stated maturity, upon redemption, upon purchase upon acceleration or otherwise and, in the case of the Senior Subordinated Notes, whether or not prohibited by the provisions set forth under "Ranking—Senior Subordinated Notes";

  (2)
  default in payment of any interest on any Note issued thereunder when due, continuing for 30 days and, in the case of the Senior Subordinated Notes, whether or not prohibited by the provisions set forth under "Ranking—Senior Subordinated Notes";

  (3)
  failure by the Company to comply with any of its agreements or covenants described above under "Certain Covenants—Limitation on Mergers and Sales of Assets by the Company" or in respect of its obligation to make an offer to purchase Notes issued thereunder following a Change of Control described above under "—Change of Control";

  (4)
  failure by the Company to comply with its other agreements in the Notes issued thereunder or such Indenture for the benefit of the holders of the Notes issued thereunder upon the receipt by the Company of notice of such Default by the Trustee or the holders of at least 25% in aggregate principal amount of the Notes issued thereunder and the Company's failure to cure such Default within 45 days after receipt by the Company of such notice;

  (5)
  certain events of bankruptcy or insolvency;

  (6)
  default under any mortgage, indenture (including an Indenture) or instrument under which is issued or which secures or evidences Indebtedness of the Company or any Restricted Subsidiary (other than Non-Recourse Indebtedness) which default constitutes a failure to pay principal of such Indebtedness in an amount of $10.0 million or more when due and payable (other than as a result of acceleration) or results in Indebtedness (other than Non-Recourse Indebtedness) in the aggregate of $10.0 million or more becoming or being declared due and payable before it would otherwise become due and payable (which acceleration is not rescinded, annulled or otherwise cured within 30 days thereof);

  (7)
  entry of a final judgment for the payment of money against the Company or any Restricted Subsidiary in an amount of $5.0 million or more which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal such judgment has expired or becomes subject to an enforcement proceeding; or

  (8)
  any Guarantee of Notes issued thereunder ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and such Indenture) or is declared null and void or unenforceable or found to be invalid or any Guarantor denies its liability under such Guarantee (other than by reason of the release of a Guarantor from such Guarantee in accordance with the terms of such Guarantee and such Indenture).

    Each Indenture provides that, if an Event of Default (other than an Event of Default specified in clause (5) above with respect to the Company) specified therein shall have occurred and be continuing, with respect to the Notes issued thereunder, the Trustee or the holders of not less than 25% in aggregate principal amount of such Notes may declare the principal amount of such Notes to be immediately due and payable. Under certain circumstances, the holders of a majority in aggregate principal amount of such Notes may rescind such a declaration. If an Event of Default described in clause (5) above occurs with respect to the Company, all outstanding Notes under each Indenture shall become due and payable without any further action or notice.

    The Trustee shall give notice to holders of the Notes of any continuing Default known to the Trustee within 90 days after the occurrence thereof; provided that the Trustee may withhold such notice, as to any Default other than a payment Default, if it determines in good faith that withholding the notice is in the interests of the Holders.

    The Holders of a majority in principal amount of the Notes issued and then outstanding under each Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to such Notes; provided that such directions shall not be in conflict with any law or the applicable Indenture and subject to certain other limitations. Before proceeding to exercise any right or power under an Indenture at the direction of the Holders of Notes issued thereunder, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be Incurred by it in complying with any such direction. No Holder of Notes will have any right to pursue any remedy with respect to the respective Indenture or Notes, held by such Holder unless

  (1)
  such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to such Notes;

  (2)
  the Holders of at least 25% in aggregate principal amount of such Notes shall have made a written request to the Trustee to pursue such remedy;

  (3)
  such Holder or Holders have offered to the Trustee reasonable indemnity satisfactory to the Trustee;

  (4)
  the Holders of a majority in aggregate principal amount of such Notes have not given the Trustee a direction inconsistent with such request within 60 days after receipt of such request; and

  (5)
  the Trustee shall have failed to comply with the request within such 60-day period.

    Notwithstanding the foregoing, the right of any Holder of any Note to receive payment of the principal of and interest in respect of such Note on the stated maturity expressed in such Note or to institute suit for the enforcement of any such payments shall not be impaired or adversely affected without such Holder's consent. The Holders of at least a majority in aggregate principal amount of outstanding Notes issued under each Indenture may waive an existing Default with respect to such Notes and its consequences, other than

  (1)
  any Default in any payment of the principal of or interest on any such Note or

  (2)
  any Default in respect of certain covenant or provisions in the applicable Indenture which may not be modified without the consent of the Holder of each such Note as described in "—Modification and Waiver" below.

Modification and Waiver

    The Company and the Trustee may execute a supplemental indenture to either Indenture without the consent of the Holders of the Notes issued thereunder

  (1)
  to add to the covenants, agreements and Obligations of the Company for the benefit of the Holders of all the Notes issued thereunder or to surrender any right or power conferred in the Indenture upon the Company;

  (2)
  to evidence the succession of another corporation to the Company and the assumption by it of the Obligations of the Company under the applicable Indenture and the Notes issued thereunder;

  (3)
  to provide for the acceptance of appointment under the applicable Indenture of a successor Trustee with respect to the Notes issued thereunder and to add to or change any provisions of the applicable Indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one Trustee;

  (4)
  to evidence the succession of another corporation to any Guarantor and the assumption by it of the Obligations of the Guarantor under the applicable Guarantee;

  (5)
  to release any Guarantor under its Guarantee of the applicable Notes or the applicable Indenture in accordance with the terms of such Guarantee or such Indenture;

  (6)
  to cure any ambiguity, defect or inconsistency;

  (7)
  to secure the Notes issued thereunder; or

  (8)
  to make any other change that does not adversely affect the rights of any Holder of Notes issued thereunder.

    With the consent of the Holders of not less than a majority in aggregate principal amount of the Notes issued under either Indenture,

  (a)
  Holders may waive certain past Defaults under such Indenture and may waive compliance by the Company with certain of the covenants described above with respect to the Notes issued thereunder, and

  (b)
  the Company and the Trustee may also execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture with respect to the Notes issued thereunder or modify in any manner the rights of the Holders of the Notes issued thereunder;

provided that no such waiver or supplemental indenture will, without the consent of the Holder of each such Note affected thereby

  (1)
  change the stated maturity of the principal of, or any installment of principal or interest on, any such Note or any premium payable upon redemption thereof;

  (2)
  reduce the principal amount of, or the rate of interest on, any such Note;

  (3)
  change the place or currency of payment of principal or interest, if any, on any such Note;

  (4)
  impair the right to institute suit for the enforcement of any payment on or with respect to any such Note;

  (5)
  reduce the above-stated percentage of Holders of the Notes necessary to modify or amend the applicable Indenture;

  (6)
  modify or change any provision of the applicable Indenture or the related definitions affecting the ranking of the Notes issued thereunder or any Guarantee in a manner that adversely affects the Holders;

  (7)
  release any Guarantor from any of its obligations under its Guarantee of the applicable Notes or the applicable Indenture (except in accordance with the terms of such Guarantee and such Indenture); or

  (8)
  modify the foregoing requirements or reduce the percentage in principal amount of such Notes necessary to waive any covenant or past default.

Defeasance

    Under the terms of each Indenture, the Company, at its option,

  (a)
  will be discharged from any and all obligations in respect of the Notes issued thereunder (except in each case for certain obligations to register the transfer or exchange of Notes, replace stolen, lost or mutilated Notes, maintain paying agencies and hold moneys for payment in trust) or

  (b)
  need not comply with the covenants of the applicable Indenture nor be subject to the operation of provisions thereunder described under clauses (3), (4), (6), (7) or (8) under "Events of Default,"

in each case, if the Company irrevocably deposits with the Trustee, in trust, money or U.S. government obligations which, through the payment of interest thereon and Additional Interest, if any, and principal thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and interest on the Notes issued thereunder on the dates such payments are due in accordance with the terms of such Notes.

    To exercise either option above, the Company is required to deliver to the Trustee an opinion of counsel that the holders of the applicable Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

    In the event the Company exercises its options under clause (b) of the second preceding paragraph and the applicable Notes are declared due and payable because of the occurrence of any Event of Default having continuing force and effect, the amount of money and U.S. government obligations on deposit with the Trustee may not be sufficient to pay amounts due on such Notes at the time of any acceleration resulting from such Event of Default, notwithstanding that such amounts are sufficient to pay the amount due on such Notes at the time of their stated maturity. However, the Company shall remain liable for such payments.

Discharge

    The Company may satisfy and discharge Obligations under each Indenture with respect to the Notes issued thereunder by delivering to the Trustee for cancellation all outstanding Notes issued thereunder or depositing with the Trustee, after such outstanding Notes have become due and payable, cash sufficient to pay at stated maturity all of such outstanding Notes and paying all other sums payable under such Indenture with respect to such Notes.

No Personal Liability of Incorporators, Stockholders, Officers, Directors or Employees

    Each Indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the Notes issued thereunder, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Guarantor in such Indenture or in any of such Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Company, any Guarantor or any successor Person thereof. Each Holder, by accepting such Notes, waives and releases all such liability.

Governing Law

    The Indentures, the Notes and the Guarantees will be governed by the laws of the State of New York.

The Trustee

    The Trustee is U.S. Bank Trust National Association. The Company has appointed the Trustee as Registrar and Paying Agent for the Notes.

    Each Indenture provides that if an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent Person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under either Indenture at the request of a holder of Notes issued thereunder, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the applicable Indenture.

Transfer and Exchange

    A Holder will be able to transfer or exchange Notes only in accordance with the provisions of the applicable Indenture. The registrar of the Notes may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the applicable Indenture.

Certain Definitions

    Set forth below is a summary of certain defined terms used in the Indentures. Reference is made to the Indentures for the full definitions of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

    "Additional Assets" means (1) any property or assets (other than Indebtedness and Capital Stock) in a Related Business; or (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; provided, however, that any such Restricted Subsidiary is primarily engaged in a Related Business.

    "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged with or into the Company or any Restricted Subsidiary, or (b) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

    "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares and, to the extent required by local ownership laws in foreign countries, shares owned by foreign shareholders); (2) all or substantially all the assets of any division, business segment or comparable line of business of the Company or any Restricted Subsidiary; or (3) any other assets of the Company or any Restricted Subsidiary having a fair market value (as determined in good faith by the Board of Directors) in excess of $2.5 million disposed of in a single transaction or series of related transactions outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of (1), (2) and (3) above, a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary, a sale, lease, transfer or other disposition of all or substantially all of the assets of the Company as permitted under "Limitations on Merger and Sales of Assets by the Company," any Restricted Payment permitted by the "Limitation on Restricted Payments" covenant or any Permitted Investment).

    "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment (assuming the exercise by the obligor of such Indebtedness of all unconditional (other than as to the giving of notice) extension options of each such scheduled payment date) of such Indebtedness multiplied by the amount of such principal payment by (2) the sum of all such principal payments.

    "Bank Credit Facility" means that certain revolving credit facility, dated as of June 28, 2001, among the Company, the lenders party thereto and First Hawaiian Bank, as Administrative Agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents, if any), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or modified from time to time, or Refinanced from time or time, including any agreement replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

    "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in any place where payments of principal or interest are made under the Indenture are authorized or obligated by law or executive order to close.

    "Capitalized Lease Obligations" means any obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

    "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

    "Cash Equivalents" means:

  (1)
  marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

  (2)
  marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

  (3)
  commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

  (4)
  certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

  (5)
  repurchase obligations with a term of not more than 31 days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

  (6)
  investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

    "Change of Control" means the occurrence of any of the following events:

  (1)
  any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;

  (2)
  during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a majority vote of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

  (3)
  the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person, other than any such sale to one or more Restricted Subsidiaries, and in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation, or a parent corporation that owns all of the Capital Stock of such surviving corporation, that represent immediately after such transaction, at least 50% of the aggregate voting power of the Voting Stock of the surviving corporation or such parent corporation, as the case may be.

    "Consolidated Coverage Ratio" with respect to the Company as of any date of determination (the "Transaction Date") means the ratio of the Company's EBITDA to its Consolidated Interest Incurred for the four fiscal quarters ending immediately prior to the date of determination (the "Four Quarter Period"). In addition to and without limitation of the foregoing, for purposes of this definition, "EBITDA" and "Consolidated Interest Incurred" shall be calculated after giving effect on a pro forma (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act) basis for the period of such calculation to:

  (1)
  the incurrence or repayment of any Indebtedness of the Company or any of the Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

  (2)
  any Asset Dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of the Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) Incurring, assuming or otherwise being liable for any Indebtedness as a result of such Asset Acquisition and also including any Consolidated EBITDA attributable to the assets which are the subject of the Asset Acquisition or Asset Disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Disposition or Asset Acquisition (including the Incurrence, assumption or liability for any related Indebtedness) occurred on the first day of the Four Quarter Period.

    If the Company or any of the Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the Incurrence of such guaranteed

Indebtedness as if the Company or any such Restricted Subsidiary had directly Incurred or otherwise assumed such guaranteed Indebtedness.

    Furthermore, in calculating "Consolidated Interest Incurred" (but not in calculating EBITDA) for purposes of determining the Consolidated Coverage Ratio:

  (1)
  interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

  (2)
  if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

  (3)
  notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by Interest Rate Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

    "Consolidated Interest Expense" of the Company means, for any period, the aggregate amount of interest which, in accordance with GAAP, would be included on an income statement for the Company and its Restricted Subsidiaries on a consolidated basis, whether expensed directly, or included as a component of cost of goods sold, or allocated to joint ventures or otherwise (including, but not limited to, imputed interest included on Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with Hedging Obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense), plus the product of (1) cash dividends paid on any Preferred Stock of the Company, times (2) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective aggregate federal, state and local tax rate of the Company, expressed as a decimal.

    "Consolidated Interest Incurred" of the Company means, for any period, (1) the aggregate amount of interest which, in accordance with GAAP, would be included on an income statement for the Company and its Restricted Subsidiaries on a consolidated basis, whether expensed directly, or included as a component of cost of goods sold, or allocated to joint ventures or otherwise (including, but not limited to, imputed interest included on Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with Hedging Obligations, amortization of discount or premium, if any, and all other non-cash interest expense), plus (or minus, if negative) (2) the difference between capitalized interest for such period and the interest component of cost of goods sold for such period, plus (3) the product of (A) cash dividends paid on any Preferred Stock of the Company, times (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective aggregate federal, state and local tax rate of the Company, expressed as a decimal.

    "Consolidated Net Income" for any period, means the aggregate of the Net Income of the Company and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, provided that (1) the Net Income of any Person in which the Company or any Restricted Subsidiary has, a joint interest with a third party (other than an Unrestricted Subsidiary) shall be included only to the extent of the lesser of (A) the amount of dividends or distributions actually paid to the Company or a Restricted Subsidiary or (B) the Company's direct or indirect proportionate interest in the Net Income of such Person; provided that, so long as the Company or a Restricted Subsidiary has an unqualified legal right to require the payment of a dividend or distribution, Net Income shall be determined solely pursuant to clause (B); (2) the Net Income of any

Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; and (3) the Net Income of any Unrestricted Subsidiary shall be included only to the extent of the amount of dividends or distributions (the fair value of which, if other than in cash, to be determined by the Board of Directors, in good faith) by such Subsidiary to the Company or to any of its consolidated Restricted Subsidiaries; (4) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary during such period; (5) in the case of a successor to the Company by merger, consolidation or transfer of its assets, any Net Income (or loss) of the successor prior to such merger, consolidation or transfer of assets shall be excluded; and (6) all non-cash items (other than income tax expense, depreciation expense, amortization expense and any item that will require cash payments in the future and for which an accrual reserve is, or is required by GAAP to be, made) decreasing Consolidated Net Income shall be added back in calculating Consolidated Net Income and all non-cash items increasing Consolidated Net Income shall be deducted in calculating Consolidated Net Income.

    "Consolidated Net Worth" with respect to the Company means the consolidated stockholders' equity of the Company and its Restricted Subsidiaries, as determined in accordance with GAAP.

    "Consolidated Tangible Assets" means, as of any date, the total amount of assets of the Company and the Restricted Subsidiaries on a consolidated basis less the amount of Intangible Assets of the Company and the Restricted Subsidiaries on a consolidated basis, in each case at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP.

    "Consolidated Tangible Net Worth" with respect to the Company means Consolidated Net Worth, less the Intangible Assets of the Company and its Restricted Subsidiaries.

    "Convertible Notes" means the Company's $57.5 million 6 1/2% Convertible Subordinated Debentures due 2003.

    "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

    "Disqualified Stock" means, with respect to any Person, that portion of any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the Holder thereof, in whole or in part, in each case on or prior to the final maturity date of the Notes; provided that Capital Stock that would be "Disqualified Stock" solely by virtue of its containing a customary requirement that the issuer offer to repurchase such Capital Stock upon a change of control of the issuer will not be deemed to be "Disqualified Stock."

    "EBITDA" of the Company for any period means the sum of Consolidated Net Income plus Consolidated Interest Expense for such period; provided that for the purposes of calculating EBITDA, such calculation shall not give effect to the following, without duplication, to the extent (but only to the extent) taken into account in calculating Consolidated Net Income: (1) income tax expense, (2) depreciation expense, (3) amortization expense, (4) the exclusion of any Net Income of the Company or any Restricted Subsidiary pursuant to clause (4) or (5) or the definition of Consolidated Net Income, (5) any gain (or loss), realized by the Company or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Company or any Restricted Subsidiary or (b) any Asset Disposition by the Company or any Restricted Subsidiary, (6) (a) any extraordinary gain (or extraordinary loss) or (b) income or loss attributable to discontinued operations, in each case together with any provisions for taxes on any such extraordinary gain or income attributable to discontinued operations (or the tax effect of any such extraordinary loss or loss attributable to discontinued operations), realized by the Company or any Restricted Subsidiary, in each case for the relevant period.

    "Equity Offering" means any public or private sale of equity securities (excluding Disqualified Stock) of the Company other than any private sales to Related Persons of the Company.

    "GAAP" means generally accepted accounting principles as in effect on the date hereof.

    "Guarantors" means (1) each Restricted Subsidiary, (2) any other guarantors of Indebtedness under any Bank Credit Facility, and (3) any other Person that executes a Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns; provided that any Person constituting a Guarantor as described above shall cease to be a Guarantor when its respective Guarantee is released in accordance with the terms of the Indenture.

    "Hedging Obligations" of any Person means the net Obligations of such Person pursuant to any Interest Rate Agreement or any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

    "Holder" means the Person in whose name a Note is registered on the register for the Notes.

    "Homebuilding Joint Venture" means any (a) Unrestricted Subsidiary, or (b) other Person in which the Company or any of its Subsidiaries has an ownership interest, but less than a majority ownership interest, that, in each case, was formed for and is engaged in homebuilding operations.

    "Incur" means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; provided further, however, that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness. The term "Incurrence" when used as a noun shall have a correlative meaning.

    "Indebtedness" means on any date of determination (without duplication), (1) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (2) all Capitalized Lease Obligations of such Person; (3) all Obligations of such Person issued or assumed as the deferred purchase price of property or services, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding accounts payable and accrued expenses arising in the ordinary course of business and which are not more than 90 days past due or are in dispute) which would appear as a liability on a balance sheet of a Person prepared on a consolidated basis in accordance with GAAP, which purchase price or obligation is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services (provided that, in the case of obligations of an acquired Person assumed in connection with an acquisition of such Person, such obligations would constitute Indebtedness of such Person); (4) all Obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (5) the amount of all Obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock; (6) all Obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee; provided that Indebtedness of the Company or a Restricted Subsidiary that is guaranteed by the

Company or a Restricted Subsidiary shall be counted only once in the calculation of the amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis or otherwise outstanding for the purposes of determining whether an Incurrence of Indebtedness is permitted pursuant to the second paragraph of the "Limitation on Additional Indebtedness" covenant; (7) all Obligations of the type referred to in clauses (1) through (6) of other Persons secured by any lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person. The amount of Indebtedness of any Person at any date shall be (a) the outstanding balance at such date of all unconditional Obligations as described above, (b) the maximum reasonably anticipated liability, upon the occurrence of the contingency, other than a contingency solely within the control of such Person, giving rise to the Obligation, of any contingent Obligations as described above (in the case of clauses other than (3)) and the amount shown as a liability on a balance sheet of a Person as described in clause (3) above, in each case at such date; provided, however, that the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such indebtedness at such time as determined in conformity with generally accepted accounting principles.

    "Independent Financial Advisor" means a firm (1) which does not, and whose directors, officers and employees or Related Persons do not, have a direct or indirect financial interest in the Company and (2) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

    "Intangible Assets" means the amount (to the extent reflected in determining consolidated stockholders' equity) of (A) all write-ups (other than write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business) in the book value of any asset, and (B) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles.

    "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to compensate the Company or any Restricted Subsidiary for fluctuations in interest rates.

    "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extensions of credit (including by way of guarantee or similar arrangement but excluding extensions of trade credit to Persons other than Related Persons in the ordinary course of business by the Company and its Restricted Subsidiaries on commercially reasonable terms) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person.

    "Issuance Date" means the first date of issuance of the Notes.

    "Moody's" means Moody's Investors Service, Inc.

    "Net Income" of any Person means the net income (loss) of such Person, determined in accordance with GAAP.

    "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Disposition (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Disposition), net of the direct costs relating to such Asset Disposition (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any related expenses

Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a lien on the asset or assets that were the subject of such Asset Disposition and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

    "Non-Recourse Indebtedness" means Indebtedness or other obligations secured by a lien on property to the extent that the liability for such Indebtedness or other obligations is limited to the security of the property without liability on the part of the Company or any Subsidiary (other than the Subsidiary which holds title to such property) for any deficiency.

    "Obligations" means any principal, interest (including interest accruing after the commencement of any bankruptcy, reorganization, insolvency or similar proceeding relating to the Company or any of its Subsidiaries whether or not allowed as a claim in such proceeding), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

    "Permitted Additional Assets" means Additional Assets that as of the date of acquisition, when taken together with all Permitted Additional Assets acquired by the Company and its Restricted Subsidiaries as consideration in respect of Asset Dispositions during the preceding twelve months, do not have a fair market value (as determined in good faith by the board of directors of the Company) in excess of 5% of Consolidated Tangible Assets.

    "Permitted Investments" means:

  (1)
  Investments by the Company or any Guarantor in any Person that is, or will become immediately after such Investment, a Guarantor or that will merge or be consolidated into the Company or a Guarantor;

  (2)
  Investments in the Company by any Guarantor;

  (3)
  investments in cash and Cash Equivalents;

  (4)
  loans and advances to employees and officers of the Company and the Restricted Subsidiaries (or guarantees of third party loans to such persons) in the ordinary course of business for bona fide business purposes not in excess of $5.0 million at any one time outstanding;

  (5)
  Interest Rate Agreements or other Hedging Obligations entered into in the ordinary course of the Company's or a Restricted Subsidiary's businesses and otherwise in compliance with the Indenture;

  (6)
  Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

  (7)
  Investments made by the Company or the Restricted Subsidiaries as a result of consideration received in connection with an Asset Disposition made in compliance with the covenant described under "—Certain Covenants—Limitation on Asset Sales"; and

  (8)
  notes payable issued by Qualified Purchasers in connection with the purchase of model homes sold by the Company and its Restricted Subsidiaries in the ordinary course of business; provided that the aggregate consideration received by the Company or a Restricted Subsidiary, as the case may be, in connection with any such model home sale transaction consists of at least 65% cash or Cash Equivalents.

    "Person" means an individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, limited liability partnership, trust, unincorporated organization, or government or any agency or political subdivision thereof.

    "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

    "Qualified Purchaser" means a nationally recognized leasing or financing company.

    "Refinance" means, in respect of Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinancing" shall have a correlative meaning.

    "Related Business" means any line or lines of business or business activity reasonably related to (x) the homebuilding business or (y) a business or business activity of the Company and/or its Restricted Subsidiaries conducted on the Issuance Date.

    "Related Person" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

    "Restricted Investment" means any Investment (including by way of guaranty or other similar arrangement), other than a Permitted Investment, in or to any Unrestricted Subsidiary, Homebuilding Joint Venture or any other Person; provided that Investments (including by way of guaranty or other similar arrangement) in a Homebuilding Joint Venture shall be counted as a Restricted Investment only to the extent that the aggregate at any one time outstanding of all such amounts expended (or with respect to guaranties or similar arrangement the amounts then guaranteed) exceed, subsequent to March 31, 2001, $35.0 million in the aggregate for all Homebuilding Joint Ventures. A Restricted Investment shall be deemed to have been made upon the designation of a Restricted Subsidiary as an Unrestricted Subsidiary in an amount equal to the fair market value of the net assets of such Restricted Subsidiary at the time of such designation, as determined by the board of directors of the Company in good faith. Any property transferred to an Unrestricted Subsidiary, Homebuilding Joint Venture or other Person shall be valued at fair market value at the time of such transfer, as determined by the board of directors of the Company in good faith.

    "Restricted Subsidiary" means any Subsidiary that has not been designated an Unrestricted Subsidiary.

    "S&P" means Standard & Poor's Corporation.

    "Subsidiary" means a corporation, a majority of the capital stock with voting power to elect directors of which is directly or indirectly owned by the Company and its Subsidiaries, or any Person in which the Company and its Subsidiaries has at least a majority ownership interest.

    "Unrestricted Subsidiary" means (1) any Subsidiary which, in accordance with the provisions of the Indenture, has been designated in a resolution adopted by the board of directors of the Company as an Unrestricted Subsidiary, in each case unless and until such Subsidiary shall, in accordance with the provisions of the Indenture, be designated by a resolution of the Company as a Restricted Subsidiary; and (2) any Subsidiary, a majority of the voting stock of which shall at the time be owned directly or indirectly by one or more Unrestricted Subsidiaries. At the Issuance Date, the Company will not have any Subsidiaries designated as Unrestricted Subsidiaries.

    "Voting Stock," with respect to any Person, means securities of all classes of Capital Stock of such Person entitling the Holders thereof to vote in the election of members of the board of directors of such Person.

    "Wholly Owned Subsidiary" means a Restricted Subsidiary, all of the capital stock (whether or not voting, but exclusive of directors' qualifying shares) of which is owned by the Company or a Wholly Owned Subsidiary.

Book-Entry, Delivery and Form of Notes

    The senior notes will be represented by one or more global notes (the "Global Senior Notes") in definitive form and the senior subordinated notes will be represented by one or more global notes (the "Global Senior Subordinated Notes," and together with the Global senior exchange notes, the "Global Notes") in definitive form. The Global Notes will be deposited on the Issue Date with, or on behalf of, the Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC (such nominee being referred to herein as the "Global Note Holder"). DTC will maintain the Notes in denominations of $1,000 and integral multiples thereof through its book-entry facilities.

    DTC has advised the Company that: DTC is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depositary's Participants"), and to facilitate the clearance and settlement of transactions in these securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depositary's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Depositary's Participants or the Depositary's Indirect Participants. Pursuant to procedures established by DTC, ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of the Depositary's Participants) and the records of the Depositary's Participants (with respect to the interests of the Depositary's Indirect Participants).

    The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer the Notes will be limited to such extent.

    So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole holder of such outstanding Notes represented by such Global Notes under the applicable Indenture. Except as provided below, owners of Notes will not be entitled to have Notes registered in their names and will not be considered the owners or holders thereof under the applicable Indenture for any purpose, including with respect to the giving of any directions, instructions, or approvals to the applicable trustee thereunder. None of the Company, the Guarantors or the applicable trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such Notes.

    Payments in respect of the principal of, premium, if any, and interest on any Notes registered in the name of a Global Note Holder on the applicable record date will be payable by the applicable trustee to or at the direction of such Global Note Holder in its capacity as the registered holder under the applicable Indenture. Under the terms of the applicable Indenture, the Company and the applicable trustee may treat the persons in whose names any notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company nor the applicable trustee has or will have any responsibility or liability for: the payment of such amounts to beneficial owners of Notes (including principal, premium, if any, and interest); any aspect of DTC's records or any of the Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes, or for maintaining, supervising or reviewing any of DTC's records or any of the Participant's or Indirect

Participant's records relating to the beneficial ownership interests in the Global Notes; or any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. The Company believes, however, that it is currently the policy of DTC to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective beneficial interests in the relevant security as shown on the records of DTC. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

    Investors in the Global Notes may hold their interests therein directly through DTC, if they are the Participants in that system, or indirectly through organizations which are the Participants in that system. All interests in a Global Note may also be subject to the procedures and requirements of DTC. The laws of some states require that some persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to those persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of Indirect Participants and some banks, the ability of a person having beneficial interests in a Global Note to pledge those interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those interests, may be affected by the lack of a physical certificate evidencing those interests.

    Redemption notices will be sent to DTC. If less than all of the notes are to be redeemed, DTC's practice is to determine by lot the amount of interest of each Participant in issues like the notes to be redeemed. Consequently, the notes may not be redeemed pro rata from each holder of securities entitlements in the notes.

    The Company expects that transfers between participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same day funds.

    DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the applicable Indenture, DTC will exchange the Global Notes for certificated securities, which it will distribute to its participants.

    Subject to certain conditions, any person having a beneficial interest in the Global Notes may, upon request to the applicable trustee and confirmation of such beneficial interest by the Depositary or its Participants or Indirect Participants, exchange such beneficial interest for notes in definitive form. Upon any such issuance, the applicable trustee is required to register such notes in the name of and cause the same to be delivered to, such person or persons (or the nominee of any thereof). Such notes would be issued in fully registered form. In addition, if (1) the Company notifies the applicable trustee in writing that DTC is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (2) the Company, at its option, notifies the applicable trustee in writing that it elects to cause the issuance of notes in definitive form under the Indenture, then, upon surrender by the relevant Global Note Holder of its Global Note, notes in such form will be issued to each person that such Global Note Holder and DTC identifies as being the beneficial owner of the related notes.

    Neither the Company nor the applicable trustee will be liable for any delay by the Global Note Holder or DTC in identifying the beneficial owners of notes and the Company and the applicable trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or DTC for all purposes.

    The information in this section concerning DTC and its book-entry systems has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

Transfer Agent, Registrar, Paying Agent and Exchange Agent

    The Trustee will act as the transfer agent, registrar, paying agent and exchange agent for the notes. The Trustee, in its capacity as the paying agent, may appoint co-paying agents, which must be acceptable to the Company.

    Registration of transfers or exchanges of the notes will be effected without charge by or on behalf of the Company, but any holder transferring any interest in a note will be required to pay to the trustee or the Company, as appropriate, any tax or other governmental charges that may be imposed in connection with that transfer or exchange. The Company will not be required to register or cause to be registered the transfer of any note after it has been called for redemption.

EXCHANGE OFFER; REGISTRATION RIGHTS

    We and the guarantors have entered into a senior notes registration rights agreement and a senior subordinated notes registration rights agreement, each dated as of June 28, 2001 (together, the "registration rights agreements"), with the initial purchasers, in which we and the guarantors agreed to conduct an exchange offer with respect to each series of old notes. The exchange offer being made permits holders of old notes to exchange their notes for exchange notes that are identical in all material respects with the old notes, except that:

  •
  the exchange notes will be registered with the SEC and thus will not be subject to the restrictions on transfer or bear the legends applicable to the old notes; and

  •
  the exchange notes will not provide for the payment of liquidated damages as described below.

    This section is a summary and it does not describe every aspect of the registration rights agreements. We urge you to read the entirety of the registration rights agreements because those agreements, and not this description, defines your rights as holders of the notes. The registration rights agreements are filed as exhibits to the registration statement of which this prospectus is a part.

Exchange Offer

    Under the terms of each registration rights agreement, we and the guarantors have agreed to:

  •
  file an exchange offer registration statement (the "exchange offer registration statement") for the applicable series of notes with the SEC on or prior to the 90th day after June 28, 2001;

  •
  use our respective reasonable best efforts to cause the SEC to declare the exchange offer registration statement effective under the Securities Act no later than the 150th day after June 28, 2001; and

  •
  use our respective reasonable best efforts to complete the exchange offer no later than the 180th day after June 28, 2001.

    Upon the exchange offer registration statement being declared effective, we will offer the applicable exchange notes in exchange for surrender of the applicable old notes. We will keep the exchange offer open for at least 20 business days (or longer, if required by applicable law or otherwise extended by us, at our option) after the date notice of the exchange offer is mailed to the holders of the old notes. For each old note surrendered to us in connection with the exchange offer, the holder of the old note will receive an exchange note having a principal amount equal to that of the surrendered old note. Interest on each exchange note will accrue from the last interest payment date on which interest was paid on the old note surrendered in exchange therefor, or if no interest has been paid on the note, from June 28, 2001.

    Under existing interpretations of the Securities Act by the staff of the SEC contained in several no-action letters to third parties, we believe that the exchange notes will generally be freely transferable by holders after the exchange offer without further registration under the Securities Act (assuming the truth of certain representations required to be made by each holder of notes, as set forth below). For additional information on the SEC's position, we refer you to the following no-action letters: Exxon Capital Holdings Corporation, available May 13, 1988; Mary Kay Cosmetics, Inc., available June 5, 1991; Morgan Stanley & Co. Incorporated, available June 5, 1991; and Shearman & Sterling, available July 2, 1993. However, any purchaser of old notes who is one of our "affiliates," who intends to participate in the exchange offer for the purpose of distributing the exchange notes, or who is a broker-dealer who purchased notes from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act:

  •
  will not be able to rely on the interpretations of the staff of the SEC;

  •
  will not be able to tender its old notes in the exchange offer; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes unless such sale or transfer is made pursuant to an exemption from these requirements.

    If you wish to exchange your old notes for exchange notes in the exchange offer, you will be required to make representations, including that:

  •
  you are not our "affiliate" (as defined in Rule 405 under the Securities Act) or, if you are our affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

  •
  any exchange notes to be received by you will be acquired in the ordinary course of your business;

  •
  at the time the exchange offer begins, you have no arrangement or understanding with any person to participate in the distribution of the exchange notes in violation of the provisions of the Securities Act; and

  •
  if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, a distribution of exchange notes.

    In addition, in connection with any resales of exchange notes, any broker-dealer who acquired the notes for its own account as a result of market-making or other trading activities, who we refer to as "participating broker-dealers," must deliver a prospectus meeting the requirements of the Securities Act. The SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the exchange notes, other than a resale of an unsold allotment from the original sale of the notes, with the prospectus contained in the exchange offer registration statement. Under the registration rights agreements, we are required to allow participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements, to use the prospectus contained in the exchange offer registration statement in connection with the resale of the exchange notes.

Shelf Registration

    If any changes in applicable law or the applicable interpretations of the staff of the SEC do not permit us to effect the exchange offers, or if for any reason the exchange offers are not completed within 180 days following the date of the original issuance of the old notes, or if any holder of the old notes, other than the initial purchasers, is not eligible to participate in the applicable exchange offer, or upon the request of an initial purchaser under the specified circumstances, we and the guarantors will, at our cost:

  •
  as promptly as practicable and in any event on or prior to 45 days after such filing obligation arises (but in no event prior to 135 days following the date of the original issuance of the notes), file a shelf registration statement covering resales of the applicable notes or exchange notes;

  •
  use our respective reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act within 90 days after such filing obligation arises (but in no event shall such effectiveness be required prior to 180 days following the date of the original issuance of the notes); and

  •
  use our reasonable best efforts to keep effective the shelf registration until two years after its effective date, or until one year after the effective date if the shelf registration statement is filed at the request of an initial purchaser.

    If we file a shelf registration statement, we will provide to each holder of the applicable notes copies of the prospectus which is a part of the shelf registration statement, notify each holder when the shelf registration statement for such notes has become effective and take other actions as are required to permit unrestricted resales of such notes. A holder of notes that sells the notes pursuant to the shelf registration statement generally will be:

  •
  required to be named as a selling security holder in the related prospectus and deliver a prospectus to purchasers;

  •
  subject to certain of the civil liability provisions under the Securities Act in connection with the sales; and

  •
  bound by the provisions of the notes registration rights agreements which are applicable to such a holder, including indemnification obligations.

    In addition, each holder of the notes will be required to deliver information to be used in connection with the shelf registration statement and to provide any comments on the shelf registration statement within the time periods described in the registration rights agreements in order to have their notes included in the shelf registration statement and to benefit from the provisions regarding liquidated damages described in the following paragraph.

Liquidated Damages

    If any of the following (each a "registration default") occurs:

  •
  an exchange offer registration statement is not filed with the SEC on or before the 90th calendar day following the date of the original issuance of the notes or, if that day is not a business day, then the next day that is a business day;

  •
  an exchange offer registration statement is not declared effective on or before the 150th calendar day following the date of the original issuance of the notes or, if that day is not a business day, then the next day that is a business day;

  •
  an exchange offer is not completed on or before the 180th calendar day following the date of the original issuance of the notes or, if that day is not a business day, then the next day that is a business day; or

  •
  a shelf registration statement is required to be filed but is not filed or declared effective within the time periods required by the registration rights agreements or is declared effective but thereafter ceases to be effective or usable (subject to certain exceptions), the interest rate borne by the affected notes will be increased by 0.25% per annum upon the occurrence of a registration default. This rate will continue to increase by 0.25% each 90-day period that the liquidated damages continue to accrue under any such circumstance. However, the maximum total increase in the interest rate will in no event exceed one percent (1.0%) per year. We refer to this increase in the interest rate on the notes as "liquidated damages." Such interest is payable in addition to any other interest payable from time to time with respect to the notes and the exchange notes in cash on each interest payment date to the holders of record for such interest payment date. After the cure of registration defaults, the accrual of liquidated damages will stop and the interest rate will revert to the original rate.

    Under certain circumstances, we may delay the filing or the effectiveness of the exchange offer or the shelf registration and shall not be required to maintain its effectiveness or amend or supplement it for a period of up to 60 days during any 12-month period. Any delay period will not alter our obligation to pay liquidated damages with respect to a registration default.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    The following is a general discussion of United States federal tax consequences associated with the exchange of old notes for exchange notes and of the ownership and disposition of the exchange notes by an initial beneficial owner of the exchange notes. The discussion below is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations, judicial authority and administrative rulings and practice, any of which may be altered with retroactive effect thereby changing the federal tax consequences discussed below. The tax treatment of the holders of the exchange notes may vary depending upon their particular situations. In addition, certain other holders, including insurance companies, tax exempt organizations, financial institutions and broker-dealers, may be subject to special rules not discussed below. We will not seek a ruling from the Internal Revenue Service (the "IRS") with respect to any of the matters discussed in this prospectus and there can be no assurance that the IRS will not challenge one or more of the tax consequences described below. Prospective investors are urged to consult their tax advisors regarding the United States federal tax consequences of acquiring, holding and disposing of exchange notes, as well as any tax consequences that may arise under the laws of any foreign, state, local or other taxing jurisdiction and the possible effects on you of changes in U.S. federal or other tax laws.

The Exchange Offer

    The exchange of old notes for exchange notes pursuant to this exchange offer should not be treated as an "exchange" for United States federal income tax purposes because the exchange notes will not be considered to differ materially in kind or extent from the old notes. Rather, any exchange notes received by you should be treated as a continuation of your investment in the old notes. As a result, there should be no United States federal income tax consequences to you resulting from the exchange offer. In addition, you should have the same adjusted issue price, adjusted basis, and holding period in the exchange notes as you had in the old notes immediately prior to the exchange.

Non-United States Holders

    The following is a general discussion of United States federal income and estate tax consequences of the acquisition, ownership, and disposition of the exchange notes by an initial beneficial owner of the exchange notes that, for United States federal income tax purposes, is not a "United States person" (a "Non-United States Holder"). United States persons acquiring the exchange notes are subject to different rules than those discussed below. For purposes of this discussion, a "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in the United States or under the laws of the United States or of any political subdivision thereof, an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source or a trust, if a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. "United States" refers to the United States of America, including the States and the District of Columbia, and United States possessions, which include, Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and Northern Mariana Islands.

Interest

    Generally, interest income of a Non-United States Holder that is not effectively connected with a United States trade or business will be subject to a United States federal income tax and withholding tax at a 30% rate, or, if applicable, a lower rate as is prescribed by an income tax treaty between the United States and your country of residence. However, interest paid on a note by us or our paying agent to a Non-United States Holder will qualify for the so-called "portfolio-interest exemption" and, therefore, will not be subject to United States federal income tax or withholding tax provided that such interest income is not effectively connected with a United States trade or business of the Non-United States Holder and provided that:

  •
  the Non-United States Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of our company that is entitled to vote;

  •
  the Non-United States Holder is not

  •
  a controlled foreign corporation related to our company actually or constructively through the stock ownership rules under Section 864(d)(4) of the Code,

  •
  a bank which acquired the note in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business, or

  •
  a foreign tax exempt organization or a foreign private foundation for United States federal income tax purposes;

  •
  the interest paid to the Non-United States Holder is not considered contingent interest under Section 871(h)(4) of the Code and the regulations thereunder, and

  •
  either

  •
  the Non-United States Holder provides to our company or our paying agent a Form W-8BEN, or suitable substitute form, signed under penalties of perjury that includes its name and address and certifies that the holder is not a United States person, or

  •
  the Non-United States Holder provides a Form W-8BEN, or a suitable substitute form or other appropriate documentation, signed under the penalties of perjury to a qualified intermediary, such as a securities clearing organization, bank, or other financial institution, which in turn provides to us or our paying agent a Form W-8IMY. The certificates described in this paragraph are effective only with respect to payments of interest made to the certifying Non-United States Holder after the issuance of the certificate, in the calendar year of its issuance, and the two immediately succeeding calendar years.

    Except to the extent that an applicable treaty otherwise provides, interest received by a Non-United States Holder that is effectively connected with a United States trade or business conducted by such holder will be taxed at the graduated rates applicable to United States persons. Effectively connected interest received by a corporate Non-United States Holder may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate, or, if applicable, a lower treaty rate. Even though such effectively connected interest will be subject to federal income tax, and possibly subject to the branch profits tax, it will not be subject to withholding if the Non-United States Holder delivers a properly executed IRS Form W-8ECI to us or our agent.

Gain on Disposition

    A Non-United States Holder will generally not be subject to United States federal income tax on gain realized on a sale, redemption or other disposition of a note unless:

  •
  the gain is effectively connected with the conduct of a trade or business within the United States by the Non-United States Holder, or

  •
  in the case of a Non-United States Holder who is a nonresident alien individual and holds the note as a capital asset, such holder is present in the United States for 183 or more days in the taxable year and certain other requirements are met.

    If a Non-United States Holder falls under clause (i) in the preceding paragraph, the holder will be taxed on the net gain derived from the sale under the graduated United States federal income tax rates that are applicable to United States persons and, if the Non-United States Holder is a foreign corporation, it may also be subject to the branch profits tax described above. Even though the effectively connected income will be subject to federal income tax, and possibly subject to the branch profits tax, it will not be subject to withholding if the Non-United States Holder delivers a properly executed IRS Form W-8ECI to us or our agent. If an individual Non-United States Holder falls under clause (ii) in the preceding paragraph, the holder generally will be subject to United States federal income tax at a rate of 30% on the amount by which the gain derived from the sale from sources within the United States were to exceed such holder's capital losses allocable to sources within the United States for the taxable year of the sale.

Federal Estate Taxes

    If interest on the notes is exempt from withholding of United States federal income tax under the rules described above, the notes will not be included in the estate of a deceased Non-United States Holder for United States federal estate tax purposes.

Backup Withholding and Information Reporting

    We will, when required, report to the IRS and to each Non-United States Holder the amount of any interest paid on the exchange notes in each calendar year, and the amount of tax withheld, if any, with respect to the payments.

    Treasury Regulations provide that backup withholding and additional information reporting will not apply to payments on the notes by us to a Non-United States Holder if the holder certifies as to its status as a Non-United States Holder under penalties of perjury or otherwise establishes an exemption, provided that neither we nor our Paying Agent has actual knowledge that the holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied.

    The payment of the proceeds from the disposition of the notes to or through the United States office of any broker, United States or foreign, will be subject to information reporting and possible backup withholding at a rate of 31%, unless the owner certifies as to its status as a Non-United States Holder under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of a note to or through a non-United States office of a non-United States broker that is not a United States related person will not be subject to information reporting or backup withholding. In the case of the payment of proceeds from the disposition of a note to or through a non-United States office of a broker that is either a United States person or a United States related person, information reporting is required on the payment unless the broker has documentary evidence in its files that the owner is a Non-United States Holder and the broker has no actual knowledge to the contrary. Backup withholding will not apply to payments made through foreign offices of a broker that is a United States person or a United States related person, absent actual knowledge that the payee is a United States person. For purposes of this paragraph, a "United States related person" is:

  •
  a "controlled foreign corporation" for United States federal income tax purposes,

  •
  a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment, or for such part of the period that the broker has been in existence, is derived from activities that are effectively connected with the conduct of a United States trade or business, or

  •
  with respect to payments made after December 31, 2000, a foreign partnership that, at any time during its taxable year, is 50% or more, by income or capital interest, owned by United States persons or is engaged in the conduct of a United States trade or business. Recently adopted Treasury Regulations provide certain presumptions under which a Non-United States Holder will be subject to backup withholding and information reporting unless the Non-United States Holder provides a certification as to its Non-United States Holder status.

    Any amounts withheld under the backup withholding rules from a payment to a Non-United States Holder will be allowed as a refund or a credit against such Non-United States Holder's United States federal income tax liability provided that the requisite procedures are followed.

    The Treasury Department recently promulgated final regulations regarding the withholding and information reporting rules discussed above. In general, these regulations do not significantly alter the substantive withholding and information reporting requirements but rather unify current certification procedures and forms and clarify reliance standards. In addition, these regulations impose more stringent conditions on the ability of financial intermediaries acting for a Non-United States Holder to provide certifications on behalf of the holder, which may include entering into an agreement with IRS to audit certain documentation with respect to such certifications. These regulations are generally effective for payments made after December 31, 2000, subject to certain transition rules. You should consult your own tax advisor to determine the effects of the application of these regulations to your particular circumstances.

    The federal tax discussion set forth above is included for general information only and may not be applicable depending upon a holder's particular situation. Holders should consult their own tax advisors with respect to the tax consequences to them of the ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

PLAN OF DISTRIBUTION

    Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding exchange notes where such outstanding exchange notes were acquired as a result of market-making activities or other trading activities.

    We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of exchange notes and any commissions or concessions received by such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    We will promptly send additional copies of this prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify original holders of the outstanding exchange notes, including any broker-dealers, against certain liabilities, including certain liabilities under the Securities Act.

    We have not entered into any arrangements or understandings with any person to distribute the exchange notes to be received in the exchange offer.

LEGAL MATTERS

    Certain legal matters with regard to the validity of the exchange notes will be passed upon for us by Gibson, Dunn & Crutcher LLP, Los Angeles, California.

EXPERTS

    The balance sheet of Schuler Homes, Inc., the consolidated financial statements of Schuler Residential, Inc. and the combined financial statements of Western Pacific Housing, each appearing in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

    With respect to the unaudited condensed consolidated interim financial information for the three-month periods ended June 30, 2001 and June 30, 2000, appearing elsewhere in this Prospectus and Registration Statement, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report, included in Schuler Homes, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, and included elsewhere in this Prospectus and Registration Statement, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the "Act") for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Act.

AVAILABLE INFORMATION AND INCORPORATION BY REFERENCE

    We are subject to the periodic reporting and other information requirements of the Exchange Act.

    You may read and copy any document we file at the following SEC public reference rooms:

Judiciary Plaza 450 Fifth Street, N.W. Room 1024 Washington, D.C. 20549	500 West Madison Street 14th Floor Chicago, IL 60661

    You may obtain information on the operation of the public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

    We also file information electronically with the SEC. Our electronic filings are available from the SEC's Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically. Our internet site is http://www.schulerhomes.com.

    To request a copy of any or all of these documents, you should write or telephone us at our principal executive office at the following address and telephone number:

Schuler Homes, Inc.
400 Continental Blvd., Suite 100
El Segundo, CA 90245
(310) 648-7200
Attention: Investor Relations

    This prospectus hereby incorporates by reference the following documents previously filed with the Securities and Exchange Commission:

  •
  Schuler Homes, Inc.'s Annual Report on Form 10-K for the fiscal year ended March 31, 2001;
  •
  Schuler Homes, Inc.'s Current Report on Form 8-K dated April 4, 2001;
  •
  Schuler Homes, Inc.'s Current Report on Form 8-K dated April 17, 2001;
  •
  Schuler Homes, Inc.'s Current Report on Form 8-K dated May 10, 2001;
  •
  Schuler Homes, Inc.'s Current Report on Form 8-K dated June 8, 2001;
  •
  Schuler Homes, Inc.'s Current Report on Form 8-K dated June 13, 2001;
  •
  Schuler Homes, Inc.'s Definitive Proxy Statement on Schedule 14A filed with the SEC on July 30, 2001;
  •
  Schuler Homes, Inc.'s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001;
  •
  Schuler Homes, Inc.'s Current Report on Form 8-K dated August 9, 2001;
  •
  Schuler Homes, Inc.'s Current Report on Form 8-K dated October 4, 2001;
  •
  Schuler Homes, Inc.'s Current Report on Form 8-K dated October 22, 2001;
  •
  Schuler Homes, Inc.'s Current Report on Form 8-K dated October 25, 2001;
  •
  Schuler Homes, Inc.'s Current Report on Form 8-K dated November 8, 2001; and
  •
  Schuler Homes, Inc.'s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2001.

    All documents that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the expiration date of the exchange offer will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from their date of filing.

    Any statement contained in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is incorporated in this prospectus modifies or replaces such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We will provide without charge to each person to whom a copy of this prospectus has been delivered, or who makes a written or oral request, a copy of any and all of the documents incorporated by reference in this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference into such documents). Requests should be submitted in writing or by telephone to us at the above address or telephone number.

INDEX TO FINANCIAL STATEMENTS

Page
Schuler Homes, Inc.
Independent Accountants' Review Report	F-2
Consolidated Balance Sheets at June 30, 2001 and March 31, 2001	F-3
Consolidated Statements of Income for the three months ended June 30, 2001 and 2000	F-4
Consolidated Statement of Stockholders' Equity for the three months ended June 30, 2001	F-5
Consolidated Statements of Cash Flows for the three months ended June 30, 2001	F-6
Notes to Consolidated Financial Statements	F-7
Report of Independent Auditors	F-13
Balance Sheet at March 31, 2001	F-14
Notes to Balance Sheet	F-15
Schuler Residential, Inc.
Report of Independent Auditors	F-17
Consolidated Balance Sheets at March 31, 2001 and 2000	F-18
Consolidated Statements of Income for the years ended March 31, 2001, December 31, 1999 and 1998, and the three-month period ended March 31, 2000	F-19
Consolidated Statements of Stockholders' Equity for the years ended March 31, 2001, December 31, 1999 and 1998 and the three-month period ended March 31, 2000	F-20
Consolidated Statements of Cash Flows for the years ended March 31, 2001, December 31, 1999 and 1998 and the three-month period ended March 31, 2000	F-21
Notes to Consolidated Financial Statements	F-22
Western Pacific Housing
Report of Independent Auditors	F-34
Combined Balance Sheets at March 31, 2001 and 2000	F-35
Combined Statements of Income for the years ended March 31, 2001, 2000 and 1999	F-36
Combined Statements of Partners' Capital for the years ended March 31, 2001, 2000 and 1999	F-37
Combined Statements of Cash Flows for the years ended March 31, 2001, 2000 and 1999	F-38
Notes to Combined Financial Statements	F-39

F–1

INDEPENDENT ACCOUNTANTS' REVIEW REPORT

The Board of Directors and Stockholders
Schuler Homes, Inc.

    We have reviewed the accompanying interim consolidated balance sheet of Schuler Homes, Inc. as of June 30, 2001, and the related consolidated statements of income for the three-month periods ended June 30, 2001 and 2000, the consolidated statement of stockholders' equity for the three-month period ended June 30, 2001, and the consolidated statements of cash flows for the three-month periods ended June 30, 2001 and 2000. These financial statements are the responsibility of the Company's management.

    We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data, and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States, which will be performed for the full year with the objective of expressing an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

    Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim consolidated financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States.

    We have previously audited, in accordance with auditing standards generally accepted in the United States, the consolidated balance sheet of Schuler Residential, Inc. (formerly Schuler Homes, Inc.) as of March 31, 2001, and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended (not presented herein) and in our report dated May 16, 2001, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of March 31, 2001, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

                      ERNST & YOUNG LLP

Los Angeles, California
July 25, 2001

F–2

SCHULER HOMES, INC.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	June 30, 2001	March 31, 2001
	(unaudited)	(predecessor only)
ASSETS
Cash and cash equivalents	$42,373	$5,366
Real estate inventories	950,624	526,842
Investments in unconsolidated joint ventures	25,786	9,724
Deferred income taxes	8,491	17,389
Goodwill	65,628	9,431
Other assets	54,561	27,139

Total assets	$1,147,463	$595,891

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued liabilities	$151,492	$70,211
Notes payable	580,543	294,047

Total liabilities	732,035	364,258
Commitments and contingencies
Minority interests in consolidated joint ventures	2,862	—
Stockholders' equity:
Common stock, $.01 par value; 30,000,000 shares authorized; 21,466,130 shares issued at March 31, 2001	—	215
Class A common stock, $.001 par value; 120,000,000 shares authorized; 23,063,146 shares issued at June 30, 2001	23	—
Class B common stock, $.001 par value; 50,000,000 shares authorized; 18,754,727 shares issued and outstanding at June 30, 2001	19	—
Additional paid-in capital	260,782	96,543
Retained earnings	160,459	143,592
Treasury stock, at cost; 1,299,700 Class A shares at June 30, 2001 and March 31, 2001, respectively	(8,717)	(8,717)

Total stockholders' equity	412,566	231,633

Total liabilities and stockholders' equity	$1,147,463	$595,891

See accompanying notes.

F–3

SCHULER HOMES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)
(unaudited)

	Three months ended June 30,
	2001	2000
		(predecessor only)
Revenues	$315,230	$173,184
Cost of sales	(249,435)	(133,319)

Gross profit	65,795	39,865
Selling, general and administrative expenses	(36,853)	(19,106)

Operating income	28,942	20,759
Interest and other income (expense), net	(34)	(2,739)

Income before minority interests in income of consolidated joint ventures and provision for income taxes	28,908	18,020
Minority interests in income of consolidated joint ventures	(847)	(366)

Income before provision for income taxes	28,061	17,654
Provision for income taxes	(11,194)	(6,754)

Net income	$16,867	$10,900

Net income per share:
Basic	$0.42	$0.54

Diluted	$0.40	$0.51

See accompanying notes.

F–4

SCHULER HOMES, INC.
STATEMENT OF STOCKHOLDERS' EQUITY
(dollars in thousands)
(unaudited)

			Class A Common Stock		Class B Common Stock
	Common Stock								Treasury Stock
							Additional Paid-in Capital	Retained Earnings
	Shares	Amount	Shares	Amount	Shares	Amount			Shares	Amount	Total
Balance at March 31, 2001 (predecessor only)	20,166,430	$215	—	$—	—	$—	$96,543	$143,592	(1,299,700)	$(8,717)	$231,633
Merger with Western Pacific	(20,166,430)	(215)	21,466,130	22	20,166,430	20	163,118	—	—	—	162,945
Conversion of Class B shares to Class A shares	—	—	1,411,703	1	(1,411,703)	(1)	—	—	—	—	—
Issuance of shares from exercise of stock options	—	—	185,313	—	—	—	1,121	—	—	—	1,121
Net income	—	—	—	—	—	—	—	16,867	—	—	16,867

Balance at June 30, 2001	—	$—	23,063,146	$23	18,754,727	$19	$260,782	$160,459	(1,299,700)	$(8,717)	$412,566

See accompanying notes.

F–5

SCHULER HOMES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)
(unaudited)

	Three months ended June 30,
	2001	2000
		(predecessor only)
Operating activities:
Net income	$16,867	$10,900
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization expense	3,769	2,300
Income distribution received from unconsolidated joint ventures in excess of income recognized	730	829
Change in principal balance of notes receivable	39	594
Forgiveness of note receivable	—	480
Minority interests in income of consolidated joint ventures	847	366
Changes in assets and liabilities, net of effects of purchase of Western Pacific:
Increase in real estate inventories	(88,164)	(15,394)
(Increase) decrease in deferred income axes	398	(2)
Increase in other assets	(2,624)	(2,526)
Decrease in accounts payable and accrued liabilities	(9,657)	(2,511)

Net cash used in operating activities	(77,795)	(4,964)
Investing activities:
Cash acquired in purchase of Western Pacific, net of acquisition costs paid	41,554	—
Partial payment for acquisition of minority interests	(2,500)	—
Advances to unconsolidated joint ventures	(3,409)	(941)
Repayments of advances to unconsolidated joint ventures	85	189
Investments in unconsolidated joint ventures	(798)	(56)
Capital distributions from unconsolidated joint ventures	6,031	481
Purchase of furniture, fixtures, and equipment	(40)	(1,060)
Repayment of advances to affiliates	320	—

Net cash provided by (used in) investing activities	41,243	(1,387)
Financing activities:
Proceeds from bank borrowings	195,944	65,049
Principal payments on bank borrowings	(447,847)	(56,023)
Proceeds from notes payables to others	29,132	(973)
Principal payments on notes payables to others	(80,786)	—
Proceeds from participating debt	317	—
Principal payments on participating debt	(10,627)	—
Contributions by minority partners in consolidated joint ventures	1,768	—
Distributions to minority partners in consolidated joint ventures	(6,702)	—
Proceeds from issuance of senior and senior subordinated notes, net of offering costs	391,200	—
Net decrease in discount on issuance of senior notes	39	39
Proceeds from issuance of common stock from exercise of stock options	1,121	—

Net cash provided by financing activities	73,559	8,092

Increase in cash and cash equivalents	37,007	1,741
Cash and cash equivalents at beginning of period	5,366	4,737

Cash and cash equivalents at end of period	$42,373	$6,478

See accompanying notes.

F–6

SCHULER HOMES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollars in thousands)

1.  General

    The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included.

    These interim financial statements should be read in conjunction with the financial statements of Schuler Residential, Inc. (previously Schuler Homes, Inc.) and Western Pacific contained in the Company's March 31, 2001 annual report on Form 10-K.

    The Company has experienced, and expects to continue to experience, significant variability in quarterly sales and net income. The results of any interim period are not necessarily indicative of the results that can be expected for the entire year.

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Certain amounts in the prior period's financial statements have been reclassified to conform with the financial statement presentations in the current period.

    In June 2001, the Financial Accounting Standards Board issued Statements No. 141, "Business Combinations", and No. 142, "Goodwill and Other Intangible Assets", effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives. The Company has early-adopted the new rules on accounting for goodwill and other intangible assets beginning April 1, 2001. As a result, the Company has allocated its goodwill to its single homebuilding reporting unit and performed the required goodwill impairment test. During the three months ended June 30, 2001, the Company has not recognized any impairment losses related to its goodwill. Application of the nonamortization provisions of the Statement has resulted in a reduction in amortization expense of approximately $1,374 for the three months ended June 30, 2001 compared to the results had the Statement not been adopted. The following summarizes the pro forma impact of the

F–7

nonamortization approach for the three months ended June 30, 2000 as if the Statement was adopted on April 1, 2000:

Net income, as previously reported	$10,900
Amortization of goodwill, net of tax (excluding impairment charge of $482)	100

Net income, as adjusted	$11,000

Net income per share, as adjusted
Basic	$0.55

Diluted	$0.52

    Additionally, the Company has separately identified the following intangible asset which is reflected in other assets:

	Gross amount	Accumulated amortization	Net amount
Non-compete agreement	$5,000	$(1,125)	$3,875

    At June 30, 2001, the remaining estimated useful life of the non-compete agreement was 15.5 years.

    For three months ended June 30, 2001, amortization expense related to the intangible asset totaled $62.

    The future estimated amortization expense for the intangible asset for the years ended March 31 is as follows:

2002	$250
2003	250
2004	250
2005	250
2006	250
Thereafter	2,625

$3,875

2.  Merger with Western Pacific

    On September 12, 2000, Schuler Residential, Inc. (previously Schuler Homes, Inc., "Schuler Residential") and the owners of Western Pacific Housing ("Western Pacific") entered into an agreement and plan of merger in which the parties agreed to combine their separate businesses. Schuler Homes, Inc., a Delaware corporation (previously Schuler Holdings, Inc., the "Company") was formed on October 12, 2000. The Company was formed to own the businesses of Schuler Residential and under the merger, which occurred on April 2, 2001, the Schuler Residential stockholders received one share of Class A common stock of the Company for each share of Schuler Residential common stock they held. As a result of the merger, Schuler Residential became a wholly-owned subsidiary of the Company and the Company changed its name to Schuler Homes, Inc. In connection with the merger, the Company acquired all of the ownership interests in Western Pacific, effectively combining the operations of Schuler Residential and Western Pacific. The Company issued to the owners of Western Pacific and to one of its lenders an aggregate number of shares of the Company's Class B common stock equal to the number of shares of the Company's Class A common stock issued to Schuler

F–8

Residential stockholders as a result of the merger. On June 21, 2001, Schuler Residential merged into the Company.

    As a result of the transactions described above, the historical results of Western Pacific are not reflected in those of the Company prior to April 3, 2001. As such, the accompanying consolidated financial statements reflect the historical results of Schuler Residential (the predecessor entity) as of March 31, 2001 and for the three-month period ended June 30, 2000 and the historical results of the Company (including the combined businesses of Schuler Residential and Western Pacific) as of June 30, 2001 and for the three-month period ended June 30, 2001. See Note 9 for pro forma condensed combined financial data for the three-month period ended June 30, 2000 giving effect to the transactions described above as if they had occurred on April 1, 2000.

    The merger of Schuler Residential with the Company is accounted for on a historical cost basis, with the historical results of Schuler Residential prior to the merger presented as those of the Company. The contribution of Western Pacific to the Company is treated as a "purchase" by the Company of Western Pacific for accounting purposes. Under this method, the Western Pacific assets acquired and liabilities assumed were recorded on the Company's balance sheet at their fair market value as of April 3, 2001 based on the following:

(in thousands, except per share data)
Shares of Class B common stock	20,166
Fair market value per share	$8.08

Purchase price of Western Pacific	162,945
Acquisition costs	7,630
Purchase of minority interests	9,000

Total purchase price and acquisition costs	179,575
Less Western Pacific historical equity	(138,370)
Adjustment to reduce historical cost of Western Pacific other assets to fair value	3,691
Deferred income tax liability	8,500

Excess of purchase price over net assets acquired (goodwill)	$53,396

    The actual number of shares of Class B common stock issued in connection with the merger equaled the number of shares of Schuler Residential common stock outstanding at the consummation of the merger. The estimated fair market value per share of the Class B common stock reflected a nominal discount to the average market price of the Schuler Residential common stock for several days before and after the announcement of the merger on September 12, 2001. The nominal discount is based on the different terms of the Class A and Class B common stock, as well as the trading restrictions on the Class B common stock.

    In connection with the merger with Western Pacific, the Company purchased minority interests for $9,000, which is payable as follows: $2,500 upon completion of the merger (paid in April 2001), $2,000 on the one-year anniversary of the completion of the merger, and a note for $4,500 that matures four years after the completion of the merger and that bears interest at 7%. The note payable can be offset against a related note receivable in other assets and, as a result, the Company has a net liability of $2,000, which is reflected in accounts payable and accrued liabilities at June 30, 2001.

    The deferred income tax liability is related to the income tax effect of timing differences created as a result of the contribution to the Company of the ownership interests in Western Pacific that were previously held in limited partnerships and limited liability companies.

F–9

3.  Real Estate Inventories

    During the three months ended June 30, 2000, the purchase price for certain of the land parcels purchased by the Company included notes payable to land sellers in the aggregate amount of $4,013. There were no such new notes payable during the quarter ended June 30, 2001.

    Information regarding interest and amortized debt expense for the three-month periods ended June 30 are as follows:

	2001	2000
		(Predecessor only)
Amount incurred	$13,765	$5,080
Amount capitalized	$12,354	$3,562
Amount expensed, not capitalized	$1,411	$1,518
Previously capitalized amount charged to cost of sales	$11,858	$4,623
Capitalized amount in real estate inventories at end of period	$43,886	$16,119
Interest paid	$14,553	$5,903

4.  Notes payable

    Notes payable consists of the following at June 30, 2001:

Revolving credit facility	$—
9% senior notes due 2008	98,910
9 3/8% senior notes due 2009	250,000
10 1/2% senior subordinated notes due 2011	150,000
6 1/2% convertible subordinated debentures due 2003	57,500
Notes payable to others	24,133

$580,543

    On June 28, 2001, the Company obtained a new senior unsecured revolving credit facility from a consortium of banks in the amount of $225,000 (the "Revolving Credit Facility") for general corporate and working capital purposes. Subject to the satisfactory completion of further syndication efforts, the Company has the ability to increase the amount of the Revolving Credit Facility to an amount not exceeding $400,000. Up to $50,000 of the Revolving Credit Facility may be used for letters of credit. Amounts available under the Revolving Credit Facility are subject to certain borrowing base limitations based upon, among other things, the amount of certain outstanding debt and the amount of the Company's eligible inventory, multiplied by advance rates determined by reference to the stage of development of each item of eligible inventory.

    The Company may select an interest rate applicable to the borrowings under the Revolving Credit Facility based on either LIBOR, for a one, two, three or six-month term, or the prime rate. Subject to the Company's then-effective leverage ratio, as defined, the interest rate may vary from LIBOR plus 1.75% to 2.50% or the prime rate plus 0% to 0.50%.

    The Revolving Credit Facility is guaranteed by certain of our wholly-owned subsidiaries. It has a three-year term, extendible out to a full three-year term on each anniversary of the closing date at the banks' discretion. Under the terms of the Revolving Credit Facility, the Company will be required to meet certain covenants and financial tests on an on-going basis. As of June 30, 2001, the Company met such covenants and financial tests.

    At June 30, 2001, there were no outstanding borrowings under the Revolving Credit Facility. At that date, the Company's maximum limit for borrowings and additional financial letters of credit was $176,327 pursuant to the Company's borrowing base limit.

F–10

    On June 28, 2001, the Company consummated the issuance and sale of its 9 3/8% Senior Notes due 2009, in the aggregate principal amount of $250,000, and of its 10 1/2% Senior Subordinated Notes due 2011, in the aggregate principal amount of $150,000 (collectively, the "Notes"). In connection with the issuance and sale of the Notes, the Company entered into (i) a Purchase Agreement with the Company's subsidiaries, and with UBS Warburg LLC, Banc of America Securities LLC, Fleet Securities, Inc. and Salomon Smith Barney, Inc. (collectively, the "Initial Purchasers") providing for the purchase of the Notes by the Initial Purchasers; (ii) Registration Rights Agreements with the Company's subsidiaries and the Initial Purchasers, pursuant to which the Company agreed to file a registration statement within 90 days after June 28, 2001 with the Securities and Exchange Commission with respect to the offer and sale of $400,000 in aggregate principal amount of notes (the "Exchange Notes") that will be issued and offered in exchange for the Notes in an exchange offer, as well as to register the Notes pursuant to one or more shelf registrations under certain circumstances, all at the Company's expense; and (iii) Indentures with U.S. Bank Trust National Association, as Trustee, pursuant to which the Notes and the Exchange Notes will be governed. The Company will file a Form S-4 Registration Statement with the U.S. Securities and Exchange Commission to register the Exchange Notes. The Company received net proceeds from the offering of approximately $391,200. The Company repaid a substantial portion of its and its subsidiaries' outstanding indebtedness (other than the 9% Senior Notes due 2008) with the proceeds of the offering of the Notes. The offering costs are amortized over the term of the Notes using the effective interest method.

5.  Commitments and Contingencies

    Commitments and contingencies consist of those normal and usual to real estate developers and include such items as land purchase contracts, subdivision improvement agreements and guarantees, bond guarantees and warranties to homebuyers. In addition, the Company has continuing litigation matters incurred in the ordinary course of business and records the liability for those contingencies when such amounts can be estimated and are considered to be material to the results of operations. Management believes that the disposition of the various matters will not have a material effect on the consolidated financial position or operations of the Company.

6.  Income Taxes

    During the three months ended June 30, 2001 and 2000, the Company made income tax payments, net of refunds, of $6,439 and $12,600 respectively.

7.  Net Income Per Share

    Basic net income per share for the three-month periods ended June 30, 2001 and 2000 were computed using the weighted average number of common shares outstanding during the periods of 40,436,247 and 20,100,946, respectively.

    Diluted net income per share for the three-month periods ended June 30, 2001 and 2000 were computed by adding to net income the interest expense of $570 and $720, respectively (net of related income taxes), which is applicable to convertible subordinated debentures, and dividing by 43,680,179 and 22,734,936, respectively, which represents the weighted average number of shares assuming conversion of all convertible subordinated debentures and the exercise under the treasury stock method of all in-the-money stock options outstanding.

8.  Related Party Transactions

    During the quarter ended June 30, 2001, the Company loaned $321 to certain senior members of management for the payment of taxes in connection with their admittance as partners to a limited partner of one of the Company's stockholders. The loans are secured by the individuals' partnership

F–11

interests in the related entity and bear interest at 10.0% per annum. Initial payment of one-third of accrued interest and principal are due May 15, 2002, and remaining accrued interest and principal are due May 15, 2003.

9.  Unaudited Pro Forma Condensed Combined Financial Data

    The following unaudited pro forma condensed combined financial data for the three-month period ended June 30, 2000 are derived from the historical financial statements of Schuler Residential and Western Pacific. The unaudited pro forma condensed combined financial data give effect to the merger with Western Pacific as if it had occurred at April 1, 2000. Pro forma adjustments to historical financial data include adjustments that we deem appropriate, reflecting items of recurring significance and which are factually supported based on currently available information.

    The unaudited pro forma condensed combined financial data are presented for illustrative purposes only and do not purport to represent our results of operations for the three-month period ended June 30, 2000 that would actually have occurred had the merger been completed on April 1, 2000, nor do they represent a forecast of our results of operations for any future period. The data below does not include amortization of goodwill resulting from the merger with Western Pacific.

Revenues	$244,218
Net income	$12,252
Net income per share:
Basic	$0.30
Diluted	$0.30

F–12

REPORT OF INDEPENDENT AUDITORS

     The Board of Directors and Stockholders
Schuler Homes, Inc.

    We have audited the accompanying balance sheet of Schuler Homes, Inc., a Delaware corporation, as of March 31, 2001. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on the balance sheet based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Schuler Homes, Inc. at March 31, 2001, in conformity with accounting principles generally accepted in the United States.

                      /s/ ERNST & YOUNG LLP

Los Angeles, California
June 27, 2001

F–13

Schuler Homes, Inc.

Balance Sheet
March 31, 2001

ASSETS
Cash	$6,000

$6,000

STOCKHOLDERS' EQUITY
Preferred stock, par value $.001 per share, 1,000,000 shares authorized, no shares issued or outstanding	$—
Common stock
Class A, par value $.001 per share, 120,000,000 shares authorized, 6,000,200 shares issued and outstanding	6,000
Class B, par value $.001 per share, 50,000,000 shares authorized, no shares issued or outstanding	—

$6,000

See accompanying notes.

F–14

Schuler Homes, Inc.

Notes to Balance Sheet March 31, 2001

1. Organization and Formation

    On September 12, 2000, Schuler Residential, Inc. (previously Schuler Homes, Inc., "Schuler Residential") and the owners of Western Pacific Housing ("Western Pacific") entered into an agreement and plan of merger in which the parties agreed to combine their separate businesses.

    Schuler Homes, Inc., a Delaware corporation (previously Schuler Holdings, Inc., the "Company") was formed on October 12, 2000. The Company was formed to own the businesses of Schuler Residential through a merger of Schuler Residential with the Company and Western Pacific through contribution of Western Pacific to the Company.

    Under the merger, the Schuler Residential stockholders will receive one share of Class A common stock of the Company for each share of Schuler Residential common stock they hold. As a result of the merger, Schuler Residential will become a wholly-owned subsidiary of the Company and the Company will change its name to Schuler Homes, Inc. On April 2, 2001, the merger occurred.

    In a separate transaction on the next business day after the merger becomes effective, the Company will acquire all of the ownership interests in Western Pacific, effectively combining the operations of Schuler Residential and Western Pacific. The Company will issue to the owners of Western Pacific and to one of its lenders an aggregate number of shares of the Company's Class B common stock equal to the number of shares of the Company's Class A common stock to be issued to the Schuler Homes stockholders as a result of the merger. On April 3, 2001, the acquisition of Western Pacific occurred.

    The merger of Schuler Residential with the Company will be accounted for on a historical cost basis and the contribution of Western Pacific to the Company will be treated as a "purchase" by the Company of Western Pacific for accounting purposes. Under this method, the Western Pacific assets acquired and liabilities assumed will be recorded on the Company's balance sheet at their fair market value when the merger is completed.

2. Capital Stock

    The Company's authorized capital stock currently consists of 170,000,000 shares of common stock, par value $.001 per share, and 1,000,000 shares of preferred stock, par value $.001 per share. One hundred and twenty million shares of the Company's common stock are designated as Class A common stock and 50,000,000 shares are designated as Class B common stock.

    Each holder of record of Class A common stock is entitled to one vote for each outstanding share owned on every matter properly submitted to the stockholders for their vote. Each holder of Class B common stock is entitled to one-half vote for each outstanding share owned on every matter properly submitted to the stockholders for their vote. However, the approval of some matters brought before the Company's stockholders requires the approval of each class of our common stock, voting separately as a class. The shares of common stock do not have cumulative voting rights in the election of directors.

    Stockholders are entitled to any dividends declared by the board of directors out of any legally available funds and are entitled to receive on a pro rata basis all of the Company's assets that are available for distribution to the stockholders in the event of the Company's liquidation, dissolution, or winding up. Stockholders do not have any pre-emptive right to become subscribers or purchasers of additional shares of any class of the Company's capital stock in any subsequent offering. Each class of Class B common stock may be converted into one share of Class A common stock at the holder's election after the completion of the merger.

F–15

    Holders of the Company's Class B common stock may elect to convert their shares of Class B common stock into shares of Class A common stock at any time. Each share of Class B common stock will automatically convert into one fully paid and non-assessable share of Class A common stock on the later of either two days after the second anniversary of the date that the merger is completed or on the day on which the number of shares of Class B common stock that are issued and outstanding falls below 10,000,000 shares. However, the Class B common stock will not automatically convert on the occurrence of these events if the Company's board of directors determines that the automatic conversion of the Class B common stock would require the Company to redeem or repurchase any of its outstanding debt issued under either its senior notes indenture or convertible subordinated debentures indenture. Each share of Class B common stock will also automatically convert into one fully paid and non-assessable share of the Company's Class A common stock upon the transfer of the Class B common stock to any person who is not a beneficial owner of any shares of Class B common stock immediately after the completion of the merger.

    The preferred stock may be issued in series, with the designations, powers, preferences, rights, and limitations on such terms and conditions as the board of directors may from time to time determine, including the rights, if any, of the holders of the preferred stock with respect to voting, dividends, redemption, liquidation, and conversion. There are no shares of preferred stock outstanding.

    As of March 31, 2001, Schuler Residential and Western Pacific each held 3,000,100 shares of the Company's Class A common stock, all of which were redeemed for $.001 per share upon the consummation of the merger.

    As a result of the closing of the merger with Western Pacific on April 3, 2001, the Company assumed the obligations of Schuler Residential's Stock Plan (the "Plan") pursuant to the filing of a Form S-8 Registration Statement with the U.S. Securities and Exchange Commission in April 2001. Under the Plan, options to purchase an aggregate of not more than 2,000,000 shares of the Company's Class A common stock may be granted from time to time to employees, officers and directors of the Company. The options vest 25% one year after being granted. Thereafter, vesting occurs pro rata each month until 100% vesting is attained four years after the grant date. The maximum term of the options granted is 10 years.

    On June 21, 2001, Schuler Residential merged into the Company.

F–16

REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Schuler Homes, Inc.
(presently known as Schuler Residential, Inc.)

    We have audited the accompanying consolidated balance sheets of Schuler Homes, Inc. as of March 31, 2001 and 2000, and the related consolidated statements of income, stockholders' equity, and cash flows for the year ended March 31, 2001, the three-month period ended March 31, 2000 and for each of the two years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Schuler Homes, Inc. at March 31, 2001 and 2000, and the consolidated results of its operations and its cash flows for the year ended March 31, 2001, the three-month period ended March 31, 2000 and for each of the two years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

                      /s/ ERNST & YOUNG LLP

Honolulu, Hawaii
May 16, 2001

F–17

SCHULER HOMES, INC.

CONSOLIDATED BALANCE SHEETS

	March 31,
	2001	2000
ASSETS
Cash and cash equivalents (restricted—Note 1)	$5,366,000	$4,737,000
Real estate inventories (Note 2)	519,013,000	442,925,000
Investments in unconsolidated joint ventures (Note 3)	9,724,000	10,120,000
Deferred income taxes (Note 4)	17,389,000	2,819,000
Intangibles, net (Note 1)	13,369,000	15,149,000
Other assets (Note 11)	31,030,000	21,135,000

Total assets	$595,891,000	$496,885,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$39,735,000	$33,964,000
Accrued expenses	30,476,000	25,447,000
Notes payable to bank (Note 5)	134,469,000	60,974,000
Notes payable to others (Note 2)	3,208,000	7,587,000
Senior notes (Note 6)	98,870,000	98,711,000
Convertible subordinated debentures (Note 7)	57,500,000	57,500,000

Total liabilities	364,258,000	284,183,000
Commitments and contingencies (Notes 5 and 8)
Minority interest in consolidated subsidiary (Note 3)	—	1,845,000
STOCKHOLDERS' EQUITY (NOTES 1, 7, 9 AND 11):
Common stock, $.01 par value; 30,000,000 shares authorized; 21,466,130 and 21,400,646 shares issued at March 31, 2001 and 2000, respectively	215,000	214,000
Additional paid-in capital	96,543,000	96,186,000
Retained earnings	143,592,000	123,174,000
Treasury stock, at cost; 1,299,700 shares at March 31, 2001 and 2000	(8,717,000)	(8,717,000)

Total stockholders' equity	231,633,000	210,857,000

Total liabilities and stockholders' equity	$595,891,000	$496,885,000

See accompanying notes.

F–18

SCHULER HOMES, INC.

CONSOLIDATED STATEMENTS OF INCOME

			Year Ended December 31,
	Year Ended March 31, 2001	Three Months Ended March 31, 2000
			1999	1998
Revenues:
Home and lot sales	$632,354,000	$160,736,000	$506,778,000	$282,902,000
Costs and Expenses:
Home and lot sales	480,245,000	126,819,000	403,684,000	225,370,000
Selling and commissions	38,398,000	8,902,000	31,747,000	19,124,000
General and administrative	35,290,000	8,384,000	25,481,000	16,008,000
Non-cash charge for impairment of long-lived assets	36,398,000	—	—	—

Total costs and expenses	590,331,000	144,105,000	460,912,000	260,502,000

Operating income	42,023,000	16,631,000	45,866,000	22,400,000
Income (loss) from unconsolidated joint ventures (Note 3)	136,000	753,000	1,322,000	2,435,000
Minority interest in pretax income of consolidated subsidiary	(999,000)	(150,000)	(444,000)	—
Other income (expense)	(8,237,000)	(1,381,000)	(4,851,000)	(4,243,000)

Income before provision for income taxes	32,923,000	15,853,000	41,893,000	20,592,000
Provision for income taxes (Note 4)	12,505,000	6,161,000	16,173,000	7,876,000

Net income	$20,418,000	$9,692,000	$25,720,000	$12,716,000

Net income per share (Note 12):
Basic	$1.01	$0.48	$1.29	$0.63

Diluted	$1.00	$0.46	$1.28	$0.63

See accompanying notes.

F–19

SCHULER HOMES, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

	Common Stock
			Additional Paid-in Capital	Retained Earnings	Treasury Stock
	Shares	Amount				Total
Balance at December 31, 1997	20,100,927	$209,000	$93,100,000	$75,046,000	$(5,000,000)	$163,355,000
Issuance of common stock from exercise of stock options (Note 9)	17,538	—	101,000	—	—	101,000
Reacquisition of the Company's common stock	(95,000)	—	—	—	(617,000)	(617,000)
Net income	—	—	—	12,716,000	—	12,716,000

Balance at December 31, 1998	20,023,465	209,000	93,201,000	87,762,000	(5,617,000)	175,555,000
Issuance of common stock from exercise of stock options (Note 9)	23,730	—	134,000	—	—	134,000
Issuance of common stock under Employee Stock Purchase Plan (Note 9)	55,630	1,000	348,000	—	—	349,000
Reacquisition of the Company's common stock	(409,400)	—	—	—	(2,969,000)	(2,969,000)
Issuance of common stock in connection with acquisition (Note 11)	400,000	4,000	2,355,000	—	—	2,359,000
Net income	—	—	—	25,720,000	—	25,720,000

Balance at December 31, 1999	20,093,425	214,000	96,038,000	113,482,000	(8,586,000)	201,148,000
Issuance of common stock under Employee Stock Purchase Plan (Note 9)	28,821	—	148,000	—	—	148,000
Reacquisition of the Company's common stock	(21,300)	—	—	—	(131,000)	(131,000)
Net income	—	—	—	9,692,000	—	9,692,000

Balance at March 31, 2000	20,100,946	214,000	96,186,000	123,174,000	(8,717,000)	210,857,000
Issuance of common stock from exercise of stock options (Note 9)	17,002	—	91,000	—	—	91,000
Issuance of common stock under Employee Stock Purchase Plan (Note 9)	48,482	1,000	266,000	—	—	267,000
Net income	—	—	—	20,418,000	—	20,418,000

Balance at March 31, 2001	20,166,430	$215,000	$96,543,000	$143,592,000	$(8,717,000)	$231,633,000

See accompanying notes.

F–20

SCHULER HOMES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

			Year Ended December 31,
	Year Ended March 31, 2001	Three Months Ended March 31, 2000
			1999	1998
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$20,418,000	$9,692,000	$25,720,000	$12,716,000
Adjustment to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization expense	6,409,000	1,413,000	5,371,000	3,162,000
Income distribution received from unconsolidated joint ventures in excess of income recognized (income from unconsolidated joint ventures recognized in excess of income distribution received)	1,762,000	(224,000)	700,000	(2,360,000)
Change in principal balance of notes receivable	737,000	49,000	817,000	207,000
Increase in allowance for doubtful accounts	441,000	—	—	96,000
Forgiveness of receivables	480,000	—	—	—
Minority interest	999,000	150,000	444,000	—
Non-cash charge for impairment of long-lived assets	36,398,000	—	—	—
Changes in assets and liabilities
(Increase) decrease in real estate inventories	(111,977,000)	(2,228,000)	(61,756,000)	(34,375,000)
(Increase) decrease in other assets	(10,631,000)	(128,000)	(1,036,000)	(1,622,000)
Increase (decrease) in accounts payable	5,771,000	2,145,000	10,989,000	3,149,000
Increase (decrease) in accrued expenses	5,029,000	6,521,000	3,907,000	2,473,000
Change in deferred income taxes	(14,570,000)	(457,000)	1,056,000	584,000

Net cash provided by (used in) operating activities	(58,734,000)	16,933,000	(13,788,000)	(15,970,000)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of additional interest in Stafford, net of cash acquired	(2,844,000)	—	(4,227,000)	—
Acquisition of certain assets of Keys Homes	—	—	(1,000,000)	—
Advances to unconsolidated joint ventures	(2,153,000)	(747,000)	(1,574,000)	(8,431,000)
Repayments of advances to unconsolidated joint ventures	2,415,000	112,000	1,103,000	263,000
Investments in unconsolidated joint ventures	(2,828,000)	(915,000)	(1,823,000)	(1,000,000)
Capital distributions from unconsolidated joint venture	758,000	—	2,178,000	3,557,000
Purchase of furniture, fixtures and equipment	(1,816,000)	(278,000)	(1,265,000)	(432,000)

Net cash provided by (used in) investing activities	(6,468,000)	(1,828,000)	(6,608,000)	(6,043,000)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from bank borrowings	319,597,000	55,370,000	312,936,000	169,670,000
Principal payments on bank borrowings	(246,102,000)	(72,579,000)	(252,118,000)	(243,382,000)
Principal payments on notes payable to others	(8,533,000)	(160,000)	(1,553,000)	—
Advances to affiliates (Note 11)	—	—	(5,810,000)	—
Repayment of advances to affiliates	352,000	271,000	404,000	—
Refinancing of Stafford's debt	—	—	(29,378,000)	—
Proceeds from issuance of senior notes, net of discount and offering costs	—	—	—	97,210,000
Net decrease in discount on issuance of senior notes	159,000	40,000	160,000	104,000
Proceeds of issuance of common stock from exercise of stock options	91,000	—	134,000	101,000
Proceeds from issuance of common stock under Employee Stock Purchase Plan	267,000	148,000	348,000	—
Reacquisition of the Company's common stock	—	(131,000)	(2,969,000)	(617,000)

Net cash provided by (used in) financing activities	65,831,000	(17,041,000)	22,154,000	23,086,000

Increase (decrease) in cash	629,000	(1,936,000)	1,758,000	1,073,000
Cash and cash equivalents (restricted) at beginning of period	4,737,000	6,673,000	4,915,000	3,842,000

Cash and cash equivalents (restricted) at end of period	$5,366,000	$4,737,000	$6,673,000	$4,915,000

See accompanying notes.

F–21

SCHULER HOMES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Summary of Significant Accounting Policies

General

    Schuler Homes, Inc. (the Company) was incorporated in Hawaii in March 1988 and, during January 1992, was reincorporated in Delaware. The Company is engaged in the development and sale of residential real estate in the following geographic markets: Arizona, Colorado, Hawaii, Northern California, Oregon, Southern California and Washington.

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Merger With Western Pacific Housing

    On September 12, 2000, the Company and the owners of the group of privately-held partnerships and limited liability companies collectively known as Western Pacific Housing (WPH) signed an agreement providing for a reorganization in which the businesses and operations of the Company and WPH are combined. Following a series of transactions provided for in this agreement, which were completed on April 3, 2001, a new company, Schuler Holdings, Inc. acquired all of the common stock of the Company and the ownership interests in WPH as well as their businesses and operations. Existing stockholders of the Company exchanged their shares of the Company's stock for Class A common stock of this new company on a 1-for-1 basis. The owners of WPH exchanged their interests in WPH for (and a lender of WPH received) shares of Class B common stock of this new company equal in an aggregate amount to the shares of Class A common stock issued to the Company's stockholders in the reorganization. Of the 20,166,430 shares of the Company's Class B common stock issued, 18,754,727 were issued to the owners of WPH and 1,411,703 were issued to a lender of WPH. In addition, the Company was renamed Schuler Residential, Inc. and Schuler Holdings, Inc. was renamed Schuler Homes, Inc.

    The holders of the Class A common stock initially will be entitled to elect five of the nine directors of the new company. The holders of the Class B common stock will be entitled to elect the remaining directors. In addition, the holders of each of these classes of common stock will vote separately as a class to approve some extraordinary transactions and some amendments of the new company's certificate of incorporation. On most other matters, holders of Class B common stock will have one-half vote per share. The Class B common stock will automatically convert into Class A common stock (on a 1-for 1 basis) if, among other things, it is transferred to anyone other than a beneficial owner of the Class B common stock as of the date the reorganization was completed.

    The reorganization was structured to be tax-free to the Company's existing stockholders. For accounting purposes, the Company expects to treat the reorganization as a purchase of WPH. Under this method, the WPH assets acquired and liabilities assumed will be recorded at their fair market value on the date the reorganization was completed. Any excess of purchase price over the fair market value of net assets acquired will be recorded as goodwill.

F–22

Principles of Consolidation

    The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Cash and Cash Equivalents

    The Company considers all highly liquid debt instruments and other short-term investments (less than 3 months) to be cash equivalents. Included in Cash and Cash Equivalents at March 31, 2001 and 2000 are restricted amounts of $1,141,000 and $1,204,000, respectively, which primarily represent a collection allowance resulting from the sale of second mortgage notes and accounts restricted for certain development costs.

Real Estate Inventories

    Real estate inventories consist of raw land, lots under development, houses under construction and completed homes. Pursuant to FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," inventories which are substantially completed are carried at the lower of cost or fair value less cost to sell. Fair value is determined by applying a risk adjusted discount rate to estimates of future cash flows, resulting in a lower value than under the net realizable value method previously required. In addition, land held for future development or inventories under current development are adjusted to fair value, only if an impairment to their value is indicated.

    The estimates of future cash flows require significant judgment relating to level of sales prices, rate of new home sales, amount of marketing costs and price discounts needed in order to stimulate sales, rate of increase in the cost of building materials and labor, introduction of building code modifications, and economic and real estate market conditions in general. Accordingly, there exists at any date, a reasonable possibility that changes in estimates will occur in subsequent periods.

    All direct and indirect land costs, all development and construction costs, and applicable carrying charges (primarily interest) are capitalized to real estate projects during the development period. The capitalized costs are assigned to individual components of projects based on specific identification, if practicable, or allotted based on relative sales value (in accordance with FASB Statement No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects"). Selling expenses and other marketing costs are expensed in the period incurred and are included in cost of residential real estate sold in the accompanying consolidated statements of operations.

Unconsolidated Joint Ventures

    Investments in unconsolidated joint ventures consist of the Company's interest in real estate ventures in Arizona, Colorado, Hawaii and Southern California, and are accounted for using the equity method.

Intangibles

    Intangibles consist of goodwill and covenants not-to-compete, which resulted from the Company's past acquisitions. The intangibles are being amortized on a straight-line basis over periods ranging from

F–23

15 to 20 years. Accumulated amortization at March 31, 2001 and 2000 is approximately $3,340,000 and $2,585,000, respectively.

Sales and Profit Recognition

    A sale is generally recorded and profit recognized when closings have occurred and a buyer has met down payment and continuing investment criteria required by accounting principles generally accepted in the United States.

Interest Rate Swap

    The Company entered into interest-rate swap agreements to modify the interest characteristics of its outstanding debt. These agreements involve the exchange of amounts based on a fixed interest rate for amounts based on variable interest rates and vice versa over the life of the agreements without an exchange of the notional amount upon which the payments are based. The differential to be paid or received as interest rates change is accrued and recognized as an adjustment of interest incurred related to the debt (the accrual accounting method). The fair value of the swap agreements are not recognized in the financial statements. In the event of the termination of an interest-rate swap agreement, gains and losses would be deferred as an adjustment to the carrying amount of the outstanding debt and amortized as an adjustment to interest incurred related to the debt over the remaining term of the original contract life of the terminated swap agreement. In the event of the early extinguishment of a designated debt obligation, any realized or unrealized gain or loss from a swap would be recognized in income coincident with the extinguishment.

    The Company entered into two interest rate swaps. One swap required the Company to pay a fixed rate of 5.75% on $30,000,000, while receiving in return an interest payment at a floating one-month LIBOR. However, if the one-month LIBOR reset at or above 7%, the swap reverses for that payment period and no interest payments were exchanged. The second swap, which became effective on August 9, 1999 required the Company to pay interest at a floating one month LIBOR on $30,000,000, while receiving in return an interest payment at a fixed rate of 6.31%. The interest rate differential on these swaps to be received or paid was recognized during the period as an adjustment to interest incurred. Both swaps were cancelled on October 12, 2000 at a cost of approximately $18,000.

2. Real Estate Inventories

    Real estate inventories consist of the following:

	March 31,
	2001	2000
Unimproved land held for future development	$79,631,000	$48,375,000
Development projects in progress	410,460,000	352,476,000
Completed inventory (including lots held for sale)	28,922,000	42,074,000

	$519,013,000	$442,925,000

    Completed inventory includes residential units which are substantially ready for occupancy.

F–24

    The Company has notes payable to land sellers with a principal balance of $3,208,000 and $7,587,000 at March 31, 2001 and 2000, respectively, which relate to land purchased for future residential development. The notes are secured by mortgages on the purchased land.

    In contemplation of the then pending transaction to combine WPH with the Company's business, the Company began to increase its product offerings in Hawaii by adding projects in various areas on the islands of Oahu, Maui, Kauai and Hawaii, while reducing its investment in longer term land parcels in areas where it has a concentration of land. The change in strategy resulted in the recognition of a non-cash charge for impairment of long-lived assets, pursuant to Financial Accounting Standards Board Statement No. 121, of approximately $36,398,000 ($22,198,000 after-tax) during the quarter ended September 30, 2000.

3. Investments in Unconsolidated Joint Ventures

    Condensed combined financial information is as follows:

	March 31,
	2001	2000
Assets (primarily real estate inventories)	$25,357,000	$54,051,000
Liabilities	7,853,000	33,673,000

Equity	$17,504,000	$20,378,000

			Year Ended December 31,
	Year Ended March 31, 2001	Three Months Ended March 31, 2000
			1999	1998
Revenues	$49,110,000	$13,129,000	$23,959,000	$63,933,000
Expenses	(49,175,000)	(11,373,000)	20,970,000	59,090,000

Net income (loss)	$(65,000)	$1,756,000	$2,989,000	$4,843,000

    As of March 31, 2001 and 2000, the Company's cumulative share of the undistributed profits of its joint ventures is $5,048,000 and $6,521,000, respectively.

    Included in the investments in unconsolidated joint ventures of the Company, and in the liabilities of the joint ventures are advances from the Company to its unconsolidated joint ventures of $747,000, and $1,197,000, at March 31, 2001 and 2000, respectively.

    In January 2001, the Company acquired the remaining 11% interest in SSHI LLC (dba Stafford Homes), the Company's operating division in Washington state. As a result, SSHI LLC is wholly-owned by the Company.

F–25

4. Income Taxes

    The following summarizes the provision for income taxes:

			Year Ended December 31,
	Year Ended March 31, 2001	Three Months Ended March 31, 2000
			1999	1998
Currently payable:
Federal	$22,829,000	$5,561,000	$12,978,000	$6,401,000
State	4,246,000	1,057,000	2,139,000	891,000

	27,075,000	6,618,000	15,117,000	7,292,000
Deferred:
Federal	(11,773,000)	(333,000)	893,000	484,000
State	(2,797,000)	(124,000)	163,000	100,000

	(14,570,000)	(457,000)	1,056,000	584,000

Provision for income taxes	$12,505,000	$6,161,000	$16,173,000	$7,876,000

    The provision for income taxes on adjusted historical income differs from the amounts computed by applying the applicable Federal statutory rates due to the following:

			Year Ended December 31,
	Year Ended March 31, 2001	Three Months Ended March 31, 2000
			1999	1998
Provision for federal income taxes at the statutory rate	$11,523,000	$5,549,000	$14,663,000	$7,207,000
Provision for state income taxes, net of federal income tax benefits	982,000	612,000	1,510,000	669,000

Provision for income taxes	$12,505,000	$6,161,000	$16,173,000	$7,876,000

    Deferred income taxes are the result of provisions of the tax laws that either require or permit certain items of income or expense to be reported for tax purposes in different periods than they are reported for financial reporting purposes. The primary components of the Company's deferred income taxes relate to capitalized interest and inventory impairment losses (Note 2). At March 31, 2001, the total deferred tax liabilities (primarily resulting from capitalized interest) and total deferred tax assets (primarily resulting from inventory impairment losses) are $2,185,000 and $19,574,000, respectively.

    Income tax payments of $25,634,000 (net of refunds), $2,751,000, $13,565,000 and $7,118,000, were made during the year ended March 31, 2001, the three months ended March 31, 2000 and the years ended December 31, 1999 and 1998, respectively.

5. Notes Payable to Bank

    In March 2001, the Company increased its Revolving Credit Facility with a consortium of banks from $170,000,000 to $200,000,000. The Company has a one-time option to reduce the amount of the facility by up to $30,000,000 on an irrevocable basis, provided the facility has remained at $200,000,000

F–26

for at least six months. The facility expires on July 1, 2002 and includes an option for the lenders to extend the term for an additional year as of July 1 of each year. The Company can select an interest rate based on either LIBOR (1, 2, 3 or 6-month term) or prime for each borrowing. Based on the Company's leverage and interest coverage ratios, as defined, the interest rate may vary from LIBOR plus 1.6% to 2% or prime plus 0% to 0.25%. The Company's ability to draw upon its line of credit is dependent upon meeting certain financial ratios and covenants. As of March 31, 2001, the Company met such financial ratios and covenants.

    The Company's notes payable at March 31, 2001 consist of borrowings under its credit facilities. At March 31, 2001, the Company's bank borrowings were at interest rates of prime (8.0%) and LIBOR plus 1.75% (6.8% to 6.9%). At March 31, 2001, $65,531,000 of the Company's line of credit is unused, of which $9,017,000 is restricted for outstanding but unused letters of credit.

    The interest amounts in this paragraph relate to notes payable to bank and others, senior notes and the convertible subordinated debentures. The Company paid interest of approximately $20,382,000, $3,486,000, $18,407,000 and $11,818,000, during the year ended March 31, 2001, the three months ended March 31, 2000, and the years ended December 31, 1999 and 1998, respectively. Interest incurred during the year ended March 31, 2001, the three months ended March 31, 2000, and the years ended December 31, 1999 and 1998 was approximately $21,203,000, $4,908,000, $18,652,000 and $13,789,000, respectively. All of such interest was capitalized to real estate inventories except for approximately $5,961,000, $1,086,000, $3,077,000 and $3,096,000 in the year ended March 31, 2001, the three months ended March 31, 2000, and the years ended December 31, 1999 and 1998, respectively, which was expensed and not capitalized, as such interest related to assets which did not meet the requirements for capitalization. Interest, previously capitalized to real estate inventories, expensed as a component of cost of residential real estate sales during the year ended March 31, 2001, the three months ended March 31, 2000, and the years ended December 31, 1999 and 1998 totaled $15,428,000, $4,045,000, $16,327,000 and $9,554,000, respectively. Interest and amortized debt expense included in inventory was $16,650,000 and $18,562,000 at March 31, 2001 and 2000, respectively.

    The weighted average bank interest rate at March 31, 2001 and 2000 was 7.0% and 7.5%, respectively. In addition, the following information relates to notes payable to bank and interest thereon:

	Maximum Amount Outstanding During the Period	Average Daily Amount Outstanding During the Period	Weighted Average Interest Rate During the Period*
Year ended March 31, 2001	$153,705,000	$98,969,000	8.0%
Three months ended March 31, 2000	$97,334,000	$90,090,000	7.9%
Year ended December 31, 1999	$111,513,000	$80,968,000	7.0%
Year ended December 31, 1998	$112,157,000	$49,199,000	7.8%

*
Computed by dividing related interest charged by the average daily amount outstanding during the year.

6. Senior Notes

    On May 6, 1998, the Company consummated its offering of $100,000,000 aggregate principal amount of 9% Senior Notes, which are due April 15, 2008. The Company received net proceeds from

F–27

the offering of approximately $97,200,000 (net of discounts and offering costs of approximately $2,800,000). The Company used such proceeds to repay a portion of the Company's borrowings under its line of credit. The offering costs are amortized over the term of the notes using the interest method. The Company offered to exchange its Senior Notes for new notes evidencing the same debt as the Senior Notes, which were registered pursuant to a Form S-4 Registration Statement filed with the U.S. Securities and Exchange Commission on July 6, 1998. Pursuant to such exchange offer, all of the Senior Notes were exchanged for new notes.

7. Convertible Subordinated Debentures

    On January 28, 1993, the Company issued $50,000,000 principal amount of 6 1/2% Convertible Subordinated Debentures, which are due January 15, 2003. On February 25, 1993, the related over-allotment option for an additional $7,500,000 was exercised in full. The Debentures are convertible at any time prior to maturity into shares of the Company's common stock at a conversion price of $21.83 per share, subject to adjustment under certain conditions. The Company received net proceeds from the offering of approximately $55,200,000 (net of offering costs of approximately $2,300,000). The Company used a portion of such proceeds to purchase $51,500,000 of additional land inventory for residential development, using the balance of $3,700,000 to repay a portion of the Company's borrowings under its line of credit. The offering costs are being amortized over the term of the debentures using the interest method.

8. Commitments and Contingencies

    At March 31, 2001, the Company had under contracts to purchase for approximately $15,260,000, land parcels for future residential development.

    Certain of the Company's land purchase agreements require the Company to make additional payments to the seller if the average sales price or number of homes built on such land exceeds an amount stated in such purchase agreements. Amounts paid pursuant to these agreements have not been significant.

    One of the agreements for land purchased during early 1993 includes a provision for the Company to pay the previous owner of the land additional amounts if the number of units developed exceeds 580. The Company may develop up to 832 units for sale. The Company is obligated to pay an additional $20,000 for each residential unit in excess of 580 residences. Accordingly, the Company may be obligated to pay the previous owner of the land an additional $5,040,000. The additional payments are earned by the previous owners upon the issuance of a certificate of occupancy for each excess unit. Such payments are payable at the closing of the sale of each excess unit. The payments are secured by a subordinated mortgage on a portion of the purchased land. As of March 31, 2001, the Company has paid $1,860,000 related to the construction of 93 units in excess of 580.

    The Company is from time to time involved in routine litigation or threatened litigation arising in the ordinary course of its business. Such matters, if decided adversely to the Company, would not, in the opinion of management, have a material adverse effect on the financial condition of the Company.

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9. Employee Benefit and Stock Option Plans

    The Company sponsors a 401(k) defined contribution retirement savings plan that covers substantially all employees of the Company after completion of one year of service. Company contributions to this plan, which include amounts based on a percentage of employee contributions as well as discretionary contributions, were $270,000, $220,000 and $130,000, for the plan years ended December 31, 2000, 1999 and 1998, respectively.

    In January 1992, the Company adopted a stock option plan (the "Plan"). Under the Plan, options to purchase an aggregate of not more than 1,000,000 (increased to 1,500,000 pursuant to the filing of a Form S-8 Registration Statement with the U.S. Securities and Exchange Commission in August 1999) shares of common stock may be granted from time to time to employees, officers and directors of the Company. The options vest 25% one year after being granted. Thereafter, vesting occurs pro rata each month until 100% vesting is attained four years after the grant date. The maximum term of the options granted is 10 years. As a result of the closing of the merger with WPH on April 3, 2001, the obligations of the Company under the Plan were assumed by the Company's new parent company (see Note 1). Consequently, the options granted under the Plan became exercisable for shares of Class A common stock of the Company's new parent company.

    The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

    Pro forma information regarding net income and earnings per share is required by FASB Statement No. 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for the year ended March 31, 2001, the three months ended March 31, 2000 and the years ended December 31, 1999 and 1998, respectively: risk-free interest rates of 6.3%, 6.6%, 6.0% and 5.6%; dividend yields of 0%, 0%, 0% and 0%; volatility factors of the expected market price of the Company's common stock of 0.37, 0.36, 0.37 and 0.37; and a weighted-average expected remaining life of the option of 6, 6, 4.5 and 4 years.

    The Black-Scholes option valuation model used was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

    For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The effect of applying FASB Statement No. 123 on pro forma net income for the years ended March 31, 2001 and December 31, 1999 and 1998 and the three-months ended March 31, 2000 are not likely to be representative of the effects for future years, since the pro forma net income amounts for the years ended March 31, 2001 and December 31, 1999 and 1998 and

F–29

the three-months ended March 31, 2000 each reflect expense for only one year of vesting. The Company's pro forma information follows:

	Year Ended March 31, 2001	Three Months Ended March 31, 2000	Year Ended December 31, 1999	Year Ended December 31, 1998
Pro forma net income	$19,953,000	$9,574,000	$25,221,000	$11,806,000
Pro forma net income per share:
Basic	$0.99	$0.48	$1.26	$0.59
Diluted	$0.98	$0.45	$1.26	$0.59

    A summary of the Company's stock option activity, and related information follows:

	Year Ended March 31, 2001		Three Months Ended March 31, 2000		Year Ended December 31, 1999		Year Ended December 31, 1998
	Options	Weighted Average Exercise Price	Options	Weighted Average Exercise Price	Options	Weighted Average Exercise Price	Options	Weighted Average Exercise Price
Outstanding—beginning of period	1,001,619	$6	991,619	$6	771,658	$6	611,085	$6
Granted	74,000	6	10,000	6	262,200	6	198,850	7
Exercised	(17,002)	6	—	—	(23,730)	6	(17,538)	6
Forfeited	(22,093)	7	—	—	(18,509)	7	(20,739)	7

Outstanding—end of period	1,036,524	6	1,001,619	6	991,619	6	771,658	6

Exercisable at end of period	777,247	6	592,578	6	562,607	6	277,446	7
Weighted-average fair value of options granted during the period	$2.86		$2.81		$2.40		$2.59

    Exercise prices for options outstanding as of March 31, 2001 were shares 1,006,690 at $6 to $7; 15,375 shares at $9 to $10; 12,459 shares at $16, and 2,000 shares at $26.

    On July 31, 1998, the Company filed a Form S-8 Registration Statement with the U.S. Securities and Exchange Commission to register 500,000 shares of the Company's common stock for issuance under the Company's Employee Stock Purchase Plan. As of March 31, 2001, 132,933 shares of the Company's common stock were issued on a cumulative basis since the inception of the Plan.

    In July 2000, the Company established an unfunded, non-qualified deferred compensation plan for its directors and senior management or highly compensated employees. The plan permits participants to defer receipt of compensation and also allows the Company to increase a participant's benefit by matching or discretionary amounts subject to a vesting schedule. There were no such matching or discretionary contributions by the Company during the year ended March 31, 2001. At March 31, 2001, the Company has an accrued liability of $1,000,000 relating to this plan.

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10. Stockholders' Equity

    In November 1998, the Company adopted a stock repurchase program to reacquire up to an aggregate of $10,000,000 of its outstanding common stock. The program was suspended in 2000 due to the then pending merger with WPH and expired by its terms on December 31, 2000. At that time, the Company had repurchased 525,700 shares under the program at a total cost of $3,700,000.

11. Related Party Transactions

    James K. Schuler, the Company's chief executive officer, owns a majority of the common shares outstanding as of March 31, 2001 and 2000.

    In connection with the purchase of an additional 40% interest in Stafford in January 1999, the Company refinanced Stafford's existing debt, which included $1,251,000 in certain notes payable to affiliates of Stafford.

    The Company used to lease its main office in Oregon from a family member of the former Division President of the Oregon Division. During 1999, the Company incurred total rental expense in connection with the lease of approximately $103,000. The terms for the lease were no less favorable to the Company than could be obtained from unaffiliated third parties.

    In connection with the acquisition of certain assets of a homebuilder in October 1998, the Division President of the Company's Oregon Division (formerly the president of the acquired homebuilder) was to earn a percentage of the profits of the Oregon Division. In addition, included in Other Assets at December 31, 1999, was a note receivable of $1,000,000 from the Oregon Division President, which was issued on January 4, 1999, was to be due on December 31, 2005, bearing interest at 7%, and required minimum annual payments of $200,000 plus accrued but unpaid interest. Accrued interest receivable relating to the note was approximately $70,000 at December 31, 1999. During the quarter ended June 30, 2000, $1,443,000 of Other Income (Expense) represented (i) the amortization of the unamortized balance of intangibles associated with the Company's acquisition of certain assets of Keys Homes in October 1998 and (ii) the forgiveness by the Company of a portion of the note receivable from the former owner of Keys Homes and former Oregon Division President, who has relinquished his right to a percentage of profits of the Oregon division. During the quarter ended September 30, 2000, the remaining note receivable balance of approximately $351,000 was repaid to the Company. During 1999, the Company sold 27 of its homes for an aggregate sales price of $2,449,000 to a limited liability company of which the Division President of the Company's Oregon Division is a member.

    In connection with the acquisition of certain assets of a homebuilder in July 1999 that established the new divisions in Southern California and Arizona, the owners of the seller, who became officers of the new divisions, retained an interest in the profits of the two new divisions, until the sooner of the occurrence of certain agreed upon events or December 31, 2004. In connection with the acquisition, the Company issued 400,000 shares of its common stock. In addition, the Company provided a loan to the seller in the amount of $4,810,000, which is included in Other Assets. The loan was due on December 31, 2004 and bears interest at 7%. Accrued interest receivable relating to the loan was approximately $411,000 at March 31, 2001. Upon consummation of the reorganization, the Company purchased the profits interests from the former owners of the acquired assets for $9,000,000, payable as follows: $2,500,000 upon the later of the completion of the reorganization or January 1, 2001 (paid in April 2001), $2,000,000 on the one-year anniversary of the completion of the reorganization, and a note for $4,500,000 that matures four years after the completion of the reorganization and that bears

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interest at 7.0%. Subsequent to completion of the reorganization, the Company received a payment, which reduced its note receivable to $4,500,000.

    From time to time, the Company engages the law firms in which directors of the Company are partners. During the year ended March 31, 2001, the three months ended March 31, 2000 and the years ended December 31, 1999 and 1998, legal fees of approximately $29,000, $15,000, $36,000 and $322,000, respectively, to such firms were incurred by the Company.

12. Net Income (Loss) Per Share

    Basic net income (loss) per share for the year ended March 31, 2001, the three months ended March 31, 2000 and the years ended December 31, 1999 and 1998 were computed using the weighted average number of common shares outstanding during the period of 20,122,377, 20,097,608, 19,997,759 and 20,102,922, respectively.

    Diluted net income per share for the year ended March 31, 2001, the three months ended March 31, 2000 and the year ended December 31, 1999 was computed by adding to net income the interest expense of $2,548,000, $653,000 and $3,342,000 (net of related income taxes) which is applicable to convertible subordinated debentures, and dividing by 23,031,440, 22,731,598 and 22,631,749, which represents the weighted average number of shares assuming conversion of all convertible subordinated debentures. The computation of diluted net income per share for the year ended December 31, 1998, resulted in amounts greater than the basic net income per share. Accordingly, the basic net income per share is also presented as the diluted net income per share for the year ended December 31, 1998.

13. Fair Value of Financial Instruments

    The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

    Cash and cash equivalents: The carrying amount reported in the balance sheet for cash and cash equivalents approximates its fair value.

    Notes receivable (included in Other Assets): The carrying amount of the Company's notes receivable approximate their fair value, since the interest rate currently being offered on new notes is similar to the interest rates on existing notes.

    Accrued interest payable (included in Accrued Expenses) and notes payable to bank: The carrying amounts of the Company's accrued interest payable and notes payable to bank approximate their fair value.

    Convertible subordinated debentures: The fair value of $56,206,000 for the Company's convertible subordinated debentures is based on the quoted market price of $97.75 at March 31, 2001.

    Senior notes: The fair value of $94,000,000 for the Company's senior notes is based on the quoted market price of $94 at March 31, 2001.

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14. Quarterly Financial Information (unaudited)

    Quarterly financial information for the years ended March 31, 2001 and December 31, 1999 and 1998 are presented in the following summary:

	Three Months Ended
	June 30	September 30	December 31	March 31
	(In Thousands Except Per Share Data)
2001
Sales	$173,184	$160,363	$153,493	$145,314
Operating income (loss)	20,759	(15,820)	18,937	18,147
Pre-tax income (loss)	17,654	(17,796)	16,578	16,487
Net income (loss)	10,900	(10,762)	10,123	10,157
Earnings per share (diluted)	0.51	(0.54)	0.46	0.46
	Three Months Ended
	March 31	June 30	September 30	December 31
	(In Thousands Except Per Share Data)
1999
Sales	$95,893	$131,623	$128,335	$150,927
Operating income	9,123	12,182	11,087	13,474
Pre-tax income	7,742	10,860	10,919	12,372
Net income	4,790	6,676	6,695	7,559
Earnings per share (diluted)	0.24	0.34	0.33	0.37
1998
Sales	$55,512	$67,433	$79,186	$80,771
Operating income	3,935	5,040	6,635	6,790
Pre-tax income	3,257	4,640	5,767	6,928
Net income	2,001	2,852	3,583	4,280
Earnings per share (diluted)	0.10	0.14	0.18	0.21

    Quarterly and year-to-date computations of per share amounts are made independently. Therefore, the sum of per share amounts for the quarters may not agree with per share amounts for the year.

F–33

REPORT OF INDEPENDENT AUDITORS

     To the Partners
Western Pacific Housing

    We have audited the accompanying combined balance sheets of Western Pacific Housing, as defined in Note 1, as of March 31, 2001 and 2000, and the related combined statements of income, partners' capital and cash flows for each of the three years in the period ended March 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Western Pacific Housing at March 31, 2001 and 2000, and the combined results of its operations and its cash flows for each of the three years in the period ended March 31, 2001, in conformity with accounting principles generally accepted in the United States.

                      /s/ ERNST & YOUNG LLP

Los Angeles, California
April 30, 2001

F–34

WESTERN PACIFIC HOUSING

COMBINED BALANCE SHEETS

March 31, 2001 and 2000

(dollars in thousands)

	2001	2000
Assets
Cash and cash equivalents	$47,025	$36,652
Residential real estate projects under development	339,067	330,349
Investments in and advances to unconsolidated joint ventures	18,483	3,896
Excess of cost over net assets acquired, net	2,800	3,200
Due from affiliates	—	478
Notes receivable	14,968	12,169
Other assets, net	12,078	8,194

Total assets	$434,421	$394,938

Liabilities
Accounts payable and accrued liabilities	$88,243	$61,037
Due to affiliates	536	—
Notes payable	190,012	181,264
Participating debt	10,310	30,743

	289,101	273,044
Minority interests	6,950	7,317
Partners' capital
General partners	4,353	2,970
Limited partners	134,017	111,607

	138,370	114,577

Total liabilities and partners' capital	$434,421	$394,938

See accompanying notes.

F–35

WESTERN PACIFIC HOUSING

COMBINED STATEMENTS OF INCOME

(dollars in thousands)

	Years Ended March 31,
	2001	2000	1999
Revenues	$709,150	$535,019	$423,313
Cost of sales	(560,131)	(428,163)	(346,858)

Gross profit	149,019	106,856	76,455
Selling, general and administrative expenses	(65,423)	(54,150)	(39,037)
Non-cash employee compensation expense	(4,207)	—	—
Interest and other income (expense), net	65	(5,696)	(6,648)

Income before minority interest in income of consolidated joint ventures	79,454	47,010	30,770
Minority interests in income of consolidated joint ventures	(16,002)	(5,385)	(10,479)

Net income	$63,452	$41,625	$20,291

See accompanying notes.

F–36

WESTERN PACIFIC HOUSING

COMBINED STATEMENTS OF PARTNERS' CAPITAL

(dollars in thousands)

	General Partners	Limited Partners	Total
Balance—March 31, 1998	$403	$36,746	$37,149
Contributions	812	14,700	15,512
Net income	524	19,767	20,291

Balance—March 31, 1999	1,739	71,213	72,952
Net income	1,231	40,394	41,625

Balance—March 31, 2000	2,970	111,607	114,577
Admittance of management to limited partner	—	4,207	4,207
Distributions	(816)	(43,050)	(43,866)
Net income	2,199	61,253	63,452

Balance—March 31, 2001	$4,353	$134,017	$138,370

See accompanying notes.

F–37

WESTERN PACIFIC HOUSING

COMBINED STATEMENTS OF CASH FLOWS

(dollars in thousands)

	Years Ended March 31,
	2001	2000	1999
Cash flows from operating activities
Net income	$63,452	$41,625	$20,291
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	897	839	804
Equity in earnings of unconsolidated joint ventures	(229)	(430)	—
Minority interest in income of consolidated joint ventures	16,002	5,385	10,479
Non-cash employee compensation expense	4,207	—	—
Changes in operating assets and liabilities
Increase in residential real estate projects under development	(36,145)	(60,896)	(42,999)
Decrease in due from affiliates/increase in due to affiliates	1,014	666	617
Increase in notes receivable	(2,799)	(12,169)	—
Increase in other assets	(1,993)	(579)	(3,438)
Increase in accounts payable and accrued liabilities	21,656	21,982	13,683

Net cash provided by (used in) operating activities	66,062	(3,577)	(563)
Cash flows from investing activities
Purchases of equipment	(294)	(966)	(421)
Acquisition of Porter Homes	—	—	(14,989)
Distributions from unconsolidated joint ventures	696	—	—
Contributions and advances to unconsolidated joint ventures	(12,857)	(2,875)	(96)

Net cash used in investing activities	(12,455)	(3,841)	(15,506)
Cash flows from financing activities
Proceeds from notes payable	668,248	505,854	551,988
Repayments of notes payable	(639,138)	(483,794)	(521,016)
Proceeds from participating debt	8,622	19,322	16,275
Repayments of participating debt	(17,255)	(14,354)	(17,565)
Additions to deferred loan costs	(3,476)	(1,196)	(1,421)
Contributions by minority partners in consolidated joint ventures	—	178	2,272
Distributions to minority partners in consolidated joint ventures	(16,369)	(10,856)	(12,951)
Contributions from partners	—	—	15,512
Distributions to partners	(43,866)	—	—

Net cash (used in) provided by financing activities	(43,234)	15,154	33,094

Net increase in cash and cash equivalents	10,373	7,736	17,025
Cash and cash equivalents—beginning of period	36,652	28,916	11,891

Cash and cash equivalents—end of period	$47,025	$36,652	$28,916

Supplemental disclosure of cash flow information
Interest paid	$38,187	$29,533	$24,639

Non-cash transactions
Amortization of debt discount/capitalization to residential real estate projects under development	$—	$145	$579

Debt discount included cost of sales	$318	$555	$521

Contribution of real estate assets to unconsolidated joint venture	$(34,233)	$—	$—

Assumption of liabilities by unconsolidated joint venture	$32,612	$—	$—

See accompanying notes.

F–38

WESTERN PACIFIC HOUSING

NOTES TO COMBINED FINANCIAL STATEMENTS

(dollars in thousands)

1. ORGANIZATION

    The accompanying combined financial statements represent the combined results of Western Pacific Housing Development Limited Partnership ("WPHD"), Western Pacific Housing Development II Limited Partnership ("WPHD II") and WPH-Porter, LLC ("WPH-Porter") and the consolidated results of other entities that they control (collectively "Western Pacific Housing" or the "Company"). WPHD, WPHD II and WPH-Porter have been combined as there is common ownership and control among the entities.

    WPHD, formed in December 1993, and WPHD II, formed in June 1996, were established to develop single-family home communities for sale to first-time buyers and first- and second-time move-up buyers, with their initial operations in Orange County. Effective April 1, 1998, the Company acquired the homebuilding operations of a group of entities ("Porter Homes") located in the Bay Area and Sacramento markets. The Company now operates in the major metropolitan markets of Orange County, the Inland Empire (Riverside and San Bernardino Counties), the Sacramento Valley, San Diego, Los Angeles/Ventura County and the Bay Area surrounding San Francisco and San Jose.

    WPHD, WPHD II and WPH-Porter are limited partners in various limited partnerships and principal members in various limited liability companies (collectively, the "Operating Entities") whose activities include acquiring improved or partially improved real estate for use in the development, construction and sale of residential housing. The general partners and managing members in these Operating Entities are generally affiliates of certain owners of the Company.

    The Company's ownership interests are primarily owned by three institutional investors who receive a preferred return on their investment, a participation in profits and a distribution upon the occurrence of a sale of the Company or its assets in accordance with allocation procedures specified in the partnership agreements. As of March 31, 2001, the unpaid preferred return, as defined, for the general partners and the limited partners was $338 and $31,045, respectively, which is maintained in a memorandum account and is not recorded as an obligation of the Company until they are declared as payable. The partnership agreements also provide for distributions for the reimbursement of income taxes payable by the partners and members and certain restrictions on the sale, transfer or pledge of their interests.

    On April 3, 2001, the Company was merged into Schuler Homes, Inc. (Note 10).

2. SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

    The combined financial statements include the accounts of the Company and all majority-owned subsidiaries. Investments in unconsolidated joint ventures in which the Company has a 50% or less ownership interest are accounted for using the equity method. The accounting policies of the joint ventures are substantially the same as those of the Company. All significant intercompany accounts and transactions have been eliminated in the combination and consolidation.

Use of Estimates

    The preparation of the combined financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of March 31, 2001 and 2000, and the reported

F–39

amounts of revenues and expenses for each of the three years in the period ended March 31, 2001. Actual results could differ from those estimates.

Cash and Cash Equivalents

    Management considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Residential Real Estate Projects Under Development

    Residential real estate projects under development are carried at cost. Cost includes all direct and indirect land costs, development and construction costs, and applicable carrying charges (primarily interest and property taxes) which are capitalized during the development period. Capitalized costs including land and land development costs are assigned to individual components of real estate projects based on specific identification, if practicable, or allocated based on a relative fair value method in accordance with FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects. Deposits paid related to options and contracts to purchase land and preacquisition costs are capitalized.

    FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, requires impairment losses to be recorded on real estate held for development in certain circumstances. Impairment losses are recorded by management when indicators of impairment are present and the undiscounted cash flows estimated to be generated by such real estate (excluding interest) are less than the carrying amount of the real estate. When the real estate is determined to be impaired, the related carrying value of the real estate is adjusted to its estimated fair value. There were no such adjustments during the three years in the period ended March 31, 2001.

    Fair value represents the amount at which an asset could be bought or sold in a current transaction between willing parties, that is, other than a forced or liquidation sale. The estimation process involved in determining whether real estate assets have been impaired and in the determination of fair value is inherently uncertain since it requires estimates of current market yields as well as future events and conditions. Such future events and conditions include economic, political and market conditions, such as obtaining entitlement approvals and the availability of suitable financing to fund development and construction activities.

    Ultimate realization is dependent upon future uncertain events and conditions and, accordingly, the actual timing and amounts realized by the Company may be materially different from the estimated fair values as described herein.

Excess of Cost Over Net Assets Acquired

    The excess amount paid for a business acquisition over the net fair value of assets acquired and liabilities assumed is reflected in the accompanying combined balance sheets and amortized on a straight-line basis over ten years. Accumulated amortization was $1,200 and $800 as of March 31, 2001 and 2000, respectively.

F–40

Deferred Loan Costs

    Deferred loan costs are amortized over the term of applicable loans using an effective interest method. Included in other assets at March 31, 2001 and 2000, are $3,546 and $1,068, respectively, of costs associated with the issuance of the debt, net of accumulated amortization of $3,951 and $2,953, respectively.

Interest Rate Swap Agreements

    The Company may enter into interest rate swap agreements to effectively convert a portion of its variable-rate borrowings into fixed-rate obligations. The interest rate differential to be received or paid is recognized over the lives of the agreements as an adjustment to interest costs.

    In June 1998, the Financial Accounting Standards Board issued FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by FASB Statements No. 137 and No. 138, which is required to be adopted for fiscal years beginning after June 15, 2000. Statement No. 133 will require the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, a change in the fair value of the derivative will either be offset against the change in the fair value of the hedged asset, liability, or firm commitment through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. Management does not currently believe that the implementation of Statement 133 will have a material impact on the Company's results of operations or financial position.

Revenue Recognition

    The Company is primarily engaged in the development, construction and sale of residential housing. Revenues and cost of sales are recorded at the time each home sale is closed, title has been transferred to the buyer and construction is substantially completed.

Income Taxes

    No provision for income taxes has been included in the combined financial statements. Each partner and member reflects its share of taxable income on its separate tax return.

Fair Value of Financial Instruments

    The carrying amounts reported in the combined balance sheets for financial instruments approximate their fair value, except for the additional consideration disclosed in Note 6, of which the fair value is estimated to be $11,407 as of March 31, 2001, based on the estimated market value of the Class B shares of Schuler Homes, Inc.'s common stock. The carrying amount of the Company's debt approximates fair value since the debt is at interest rates comparable to market rates based on the nature of the loans, their terms and remaining maturity. Considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, these fair value estimates are subjective and not necessarily indicative of the amounts the Company would pay or receive in actual market transactions.

F–41

Descriptive Information About Reportable Segments

    The Company develops residential communities in California and separately evaluates the performance of each of its communities. However, because each of the communities have similar economic characteristics, products and buyers, the communities have been aggregated into a single dominant home building segment. All revenues are from external customers and there are no revenues from transactions with other segments. There are no customers which contributed 10% or more of the total revenues during any year.

Reclassifications

    Certain amounts in prior years' financial statements have been reclassified to conform with financial statement presentations in the current year.

3. BUSINESS ACQUISITION

    Effective April 1, 1998, the Company completed the acquisition of Porter Homes, a leading builder of single-family homes in both the East Bay area of San Francisco and the Sacramento Valley areas of Northern California for $14,989 in cash and the assumption of approximately $37,000 of debt. The funds required to complete the acquisition were received from partner contributions.

    The acquisition has been accounted for as a purchase, and accordingly, the purchase price has been allocated to the net assets acquired based upon their estimated fair market values as of the date of acquisition. The excess of purchase price over the estimated fair value of the net assets acquired totaled $4,000. The excess purchase price has been recorded as excess of cost over net assets acquired in the accompanying combined balance sheets and is being amortized on a straight-line basis over ten years.

4. RESIDENTIAL REAL ESTATE PROJECTS UNDER DEVELOPMENT

    During the years ended March 31, 2001, 2000 and 1999, the Company recorded $12,112, $10,490 and $5,870, respectively, in land sales which is included in revenues, which resulted in $4,694, $6,576 and $2,281, respectively, of gross profit. Included in notes receivable as of March 31, 2001 and 2000, respectively is $8,192 and $7,400, which is due from a buyer of land during the year ended March 31, 2000. The note bears interest at a fixed rate of 10%, is due prior to December 31, 2003, and the note is secured by a first trust deed on the property.

    During the year ended March 31, 2001, the Company sold 77 model homes to an institutional investor for $29,401 ($24,682 in cash and $4,719 in notes receivable from the buyer). The notes bear interest at LIBOR plus 4.5% and mature 60 days after the resale of the last model home sold to the buyer. The model units were subsequently leased by the Company.

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    Information regarding interest incurred for the years ended March 31 is as follows:

	2001	2000	1999
Interest incurred	$38,187	$29,533	$24,639
Interest capitalized	$38,187	$29,533	$24,639
Previously capitalized interest charged to cost of sales	$34,104	$26,586	$22,589
Capitalized interest in residential real estate projects under development at end of period	$26,739	$22,656	$19,709

5. INVESTMENTS IN UNCONSOLIDATED JOINT VENTURES

   Investments in unconsolidated joint ventures primarily represents the Company's investment in two joint ventures involved in the development and sale of residential projects. Such joint ventures are 50% or less owned and, accordingly, such joint ventures are not consolidated with the Company's financial statements. The Company's investments in unconsolidated joint ventures are accounted for using the equity method. Unaudited condensed combined financial information of these joint ventures as of March 31, 2001 and 2000 and for the years then ended are summarized as follows:

	2001	2000
Cash and cash equivalents	$2,943	$—
Real estate inventories	47,920	21,153
Other assets	8,346	1,128

Total assets	$59,209	$22,281

Accounts payable and accrued expenses	$2,800	$1,309
Advances from affiliates	9,456	1,179
Notes payable	7,537	11,357

Total liabilities	19,793	13,845
Owners' capital
Western Pacific Housing	9,027	2,717
Others	30,389	5,719

Total liabilities and owners' capital	$59,209	$22,281

	2001	2000
Sales	$34,288	$12,673
Cost of sales	29,088	10,121
Selling, general and administrative expenses	4,124	1,862

Operating income	1,076	690
Other income, net	110	9

Net income	$1,186	$699

Allocation of net income to owners:
Western Pacific Housing	$229	$430
Others	$957	$269

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6. NOTES PAYABLE

    Notes payable consist of the following at March 31:

	2001	2000
Revolving credit agreement	$117,432	$73,017
Notes payable secured by trust deeds	40,580	73,247
Subordinated notes payable	32,000	35,000

	$190,012	$181,264

    The revolving credit agreement had a $125,000 commitment of which $51,983 was available as of March 31, 2000 to be drawn subject to sufficient collateral levels to support such additional borrowings. Effective December 2000, the commitment was increased to $220,000 of which $102,568 was available as of March 31, 2001, to be drawn. The facility is secured by first trust deeds on residential real estate projects under development, bears interest at LIBOR plus 2.75% (or 2.50% under certain conditions) and is due in June 2002 with a one-year extension, assuming the Company is not in default of certain covenants and contains certain affirmative and negative covenants, including maintenance of consolidated net worth and financial ratios. The Company was in compliance with all covenants at March 31, 2001 and 2000.

    Notes payable secured by trust deeds from financial institutions consist of project-specific acquisition, development and construction loans. The loans bear interest at variable rates ranging from prime plus 0.25% to prime plus 1.0% and fixed rates ranging from 6.0% to 12.0% and are due at various dates through 2004.

    On June 30, 1995, the Company entered into a loan agreement for subordinated notes payable (the "Notes") with a financial institution. Proceeds of $25,000 from the Notes were used for general corporate and project level purposes and are subordinated to project-specific financing. The Notes were issued at a discount to yield interest at approximately 16.5% per annum through the maturity date of June 29, 1999. In May 1998, an additional $10,000 was borrowed under the loan agreement at an interest rate of 11.5% per annum. On June 29, 1999, the Company exercised its right under the loan agreement and extended the maturity date of the Notes to June 30, 2000. In August 2000, the Company amended the Notes to extend the maturity date of July 31, 2003 and to require monthly principal payments of $1,000 commencing on January 1, 2001. The Notes are secured by certain Operating Entities' interests and subordinated to all first trust deed loans.

    Under the loan agreement, the financial institution is entitled to additional consideration, as defined, equal to 7.5% of the value of the Company (after a reduction to the value of the Company of approximately $15,000) upon the occurrence of a capital transaction (generally a sale, merger, public or private offering), as defined (Note 10). The financial institution is entitled to additional consideration, as defined, equal to the greater of 7.5% of the value of the Company (after a reduction to the value of the Company of approximately $15,000) or an amount sufficient to provide the financial institution with a cumulative 20.0% internal rate of return if a capital transaction does not occur prior to the maturity date (payment of which can be deferred for up to one year from the measurement date, as defined). The fair market value of the additional consideration determined as of the date of issuance totaled $2,317. Accordingly, the additional consideration has been reflected within the limited partners in the combined statement of partners' capital with a corresponding discount to the related Notes. The

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discount is amortized as additional consideration over the term of the Notes and capitalized to residential real estate projects under development. For the years ended March 31, 2000 and 1999, $145 and $579, respectively, of debt discount was amortized. In connection with the August 2000 amendment, the additional consideration was amended to be equal to the greater of 7.5% of the value of the Company (after reduction to the value of the Company of approximately $15,000) or $5,000 if a capital transaction does not occur prior to the maturity date.

    The prime rate and LIBOR rate as of March 31, are as follows:

	2001	2000
Prime rate	8.0%	9.0%
LIBOR rate	4.9%	6.3%

    As of March 31, 2001, stated principal maturities for the above notes payable for the years ending March  31 are as follows:

2002	$41,608
2003	22,972
2004	125,432

$190,012

    The Company entered into an interest rate swap agreement to convert a portion of its variable-rate borrowings into fixed-rate obligations. Based on the interest rate swap agreement, the Company makes payments at a fixed interest rate to the counterparty to the interest rate swap agreement. In return, the counterparty makes payments to the Company based on the variable rate of the note payable. The management of the Company believes that the effect of any party to the interest rate swap agreement not performing to the terms of the interest rate swap agreement would not adversely affect the combined financial statements of the Company. At March 31, 2000, the notional amount of the interest rate swap agreement was $15,000, the fixed interest rate was 5.14% and the variable rate was LIBOR. On May 10, 2000, the interest rate swap agreement expired.

7. PARTICIPATING DEBT

    The Company has entered into financing agreements to acquire and develop three projects with financial institutions who provide participating loans. The lender receives interest at a fixed rate of 20%, and has its loans secured by either a second trust deed or project entity interests.

    For the years ended March 31, 2001 and 2000, the Company accrued $2,390 and $5,836, respectively, for lenders' profit participation of which $1,546 and $5,175 was payable at March 31, 2001 and 2000, respectively.

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    As of March 31, 2001, stated principal maturities for the above participating debt for the years ending March 31 are as follows:

2002	$573
2003	9,737

$10,310

8. RELATED PARTY TRANSACTIONS

    Included in due from affiliates as of March 31, 2000 is $478 of advances to the general partners for fees earned on behalf of the Company.

    During the year ended March 31, 2000, the Company loaned $175 to the President of the Company. The loan is unsecured, bears interest at 7.0% per annum and is due in January 2002.

    During the year ended March 31, 2001, seven members of the Company's management were admitted as partners in a limited partner of the Company. The partnership interests were valued at $4,207. Accordingly, a non-cash employee capital contribution has been reflected in the combined statements of partners' capital and non-cash employee compensation expense has been reflected in the combined statements of income.

    During the year ended March 31, 2001, the Company loaned $994 to certain senior members of management for the payment of taxes in connection with their admittance as partners to a limited partner of the Company. The loans are secured by the individuals' partnership interests in a related entity and bear interest at 10.0% per annum. Initial payment of one-third of accrued interest and principal are due May 15, 2002, and remaining accrued interest and principal are due May 15, 2003.

9. COMMITMENTS AND CONTINGENCIES

    Commitments and contingencies consist of those normal and usual to real estate developers and include such items as subdivision improvement agreements and guarantees, bond guarantees, warranties to homebuyers and construction loan agreement guarantees. In addition, the Company has continuing litigation matters incurred in the ordinary course of business and records the liability for these contingencies when such amounts can be estimated and are considered to be material to the results of operations. Management believes that the disposition of the various matters will not have a material effect on the combined financial position and operations of the Company.

    The Company provides homebuyers with a one-year warranty which commences with the close of escrow. Estimated warranty costs are recorded at the time of sale at an amount which is expected to be sufficient to cover any warranty related liabilities.

    At March 31, 2001 and 2000, the Company has outstanding performance bonds with an estimated potential obligation of $73,636 and $29,551, respectively, to the Company related principally to their obligations for site improvements at various projects. Management does not believe that any such bonds are likely to be drawn upon.

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    Future minimum rental payments under non-cancelable leases for office space and equipment for the years ending March 31 are as follows as of March 31, 2001:

2002	$4,164
2003	1,980
2004	1,585
2005	1,242
2006	810
Thereafter	612

$10,393

10. SUBSEQUENT EVENT

    On April 3, 2001, the Company was merged into Schuler Homes, Inc. Schuler Homes, Inc. has issued 20,166,430 shares of Class B common stock to the owners of the Company. Of the shares of Class B common stock issued, 1,411,703 were issued to the lender of the Company's subordinated notes payable (Note 6).

11. QUARTERLY FINANCIAL DATA (UNAUDITED)

Quarter Ended	June 30, 2000	September 30, 2000	December 31, 2000	March 31, 2001
Revenues	$71,034	$94,926	$200,092	$343,098
Gross profit	$12,757	$17,160	$42,210	$76,892
Net income	$2,281	$5,015	$18,487	$41,876
Quarter Ended	June 30, 1999	September 30, 1999	December 31, 1999	March 31, 2000
Revenues	$91,069	$93,337	$94,649	$255,964
Gross profit	$16,062	$17,094	$14,805	$58,895
Net income	$4,332	$3,971	$3,008	$30,314
Quarter Ended	June 30, 1998	September 30, 1998	December 31, 1998	March 31, 1999
Revenues	$67,235	$76,389	$91,117	$188,572
Gross profit	$9,951	$13,868	$16,956	$35,680
Net income	$1,847	$3,632	$2,914	$11,898

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    ALL TENDERED OLD NOTES, EXECUTED LETTERS OF TRANSMITTAL AND OTHER RELATED DOCUMENTS SHOULD BE DIRECTED TO THE EXCHANGE AGENT. QUESTIONS AND REQUESTS FOR ADDITIONAL COPIES OF THIS PROSPECTUS, THE LETTER OF TRANSMITTAL AND OTHER RELATED DOCUMENTS SHOULD BE ADDRESSED TO THE EXCHANGE AGENT AS FOLLOWS:

By Mail, Overnight Courier or Hand:
U.S. Bank Trust National Association
550 South Hope Street
Suite 500
Los Angeles, CA 90071

By Facsimile:
(213) 533-8729

Confirm by Telephone:
(800) 934-6802

    (Originals of all documents submitted by facsimile should be sent promptly by hand, overnight courier, or registered or certified mail)

    No broker dealer or other person is authorized in connection with any offer made hereby to give any information or to make any representations not contained in this prospectus and, if given or made, the unauthorized information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered hereby nor does it constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

    Until February 7, 2002 (90 days from the date of this Prospectus) all dealers effecting transactions in the exchange notes, whether or not participating in this exchange offer, may be required to deliver a prospectus.

PROSPECTUS

$400,000,000

Offer to Exchange
$250,000,000 9 3/8% Senior Exchange Notes Due 2009
$150,000,000 10 1/2% Senior Subordinated Exchange Notes Due 2011
Which Have Been Registered Under the Securities Act of 1933
For
Any and All of Our Outstanding
$250,000,000 9 3/8% Senior Notes Due 2009
$150,000,000 10 1/2% Senior Subordinated Notes Due 2011

November 9, 2001

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, because the person is or was a director or officer of the corporation. Such indemnity may be against expenses including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

    Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses, including attorneys' fees, actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

    Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

    Article 5 of the bylaws of Schuler Homes, Inc. provides in pertinent part that:

    "ACTIONS, SUITS OR PROCEEDINGS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was or has agreed to become a Director or officer of the corporation, or is or was serving or has agreed to serve at the request of the corporation as a Director or officer of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

    ACTIONS OR SUITS BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit or proceeding, whether civil, criminal, administrative or investigative, by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he or she is or was or has agreed to become a Director or officer of the corporation, or is or was serving or has agreed to serve at the request of the corporation as a Director or officer of another

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corporation, partnership, limited liability company, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

    INDEMNIFICATION OF EMPLOYEES AND OTHER AGENTS. The Board of Directors in its discretion shall have the power on behalf of the corporation, subject to applicable law, and upon such terms and subject to such conditions as the Board of Directors shall determine, to indemnify any person made a party to any action, suit or proceeding by reason of the fact that such person, or such person's testator or intestate, is or was an employee or other agent of the corporation and to advance costs, charges and expenses (including attorney's fees) incurred by such person in defending any such action, suit, or proceeding."

    Article Eleventh of our Certificate of Incorporation provides that a director of ours shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to us or our stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to Section 174 of the General Corporation Law of the State of Delaware, or (d) for any transaction from which a director derived an improper personal benefit.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) The following exhibits are part of this registration statement on Form S-4 and are numbered in accordance with Item 601 of Regulation S-K. See Index to Exhibits.

    (b) The following financial statement schedules are part of this registration statement on Form S-4. See Index to Financial Statements.

ITEM 22.  UNDERTAKINGS.

      (a) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (b) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

      (c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities

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  Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

SCHULER HOMES, INC., a Delaware corporation
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

* James K. Schuler	Co-Chairman of the Board of Directors, President and Chief Executive Officer	November 15, 2001
* Eugene S. Rosenfeld	Co-Chairman of the Board of Directors	November 15, 2001
/s/ THOMAS CONNELLY Thomas Connelly	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	November 15, 2001
* Douglas M. Tonokawa	Vice President of Finance and Chief Accounting Officer (Principal Accounting Officer)	November 15, 2001
* Thomas A. Bevilacqua	Director	November 15, 2001
* Martin T. Hart	Director	November 15, 2001

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* Pamela S. Jones	Director	November 15, 2001
* Ricardo Koenigsberger	Director	November 15, 2001
* Lee Neibart	Director	November 15, 2001
* Arnold Rosenstein	Director	November 15, 2001
* David M. Traversi	Director	November 15, 2001
* Raymond Wirta	Director	November 15, 2001
*By:	/s/ THOMAS CONNELLY Thomas Connelly Attorney-in-fact	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	November 15, 2001

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

MELODY HOMES, INC., a Delaware corporation
	By:	* James K. Schuler Chairman of the Board of Directors, President and Chief Executive Officer
	By:	/s/ THOMAS CONNELLY Thomas Connelly Senior Vice President of Finance, Chief Financial Officer, Secretary, Treasurer and Director
	By:	* Pamela S. Jones Director
*	By:	/s/ THOMAS CONNELLY Thomas Connelly Attorney-in-fact

II–6

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

MELODY MORTGAGE CO. a Colorado corporation
	By:	* James K. Schuler Chairman of the Board of Directors, President and Chief Executive Officer
	By:	/s/ THOMAS CONNELLY Thomas Connelly Senior Vice President of Finance, Chief Financial Officer, Secretary, Treasurer and Director
	By:	* Pamela S. Jones Director
*	By:	/s/ THOMAS CONNELLY Thomas Connelly Attorney-in-fact

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

SCHULER HOMES OF CALIFORNIA, INC., a California corporation
	By:	* James K. Schuler Chairman of the Board of Directors, President and Chief Executive Officer
	By:	/s/ THOMAS CONNELLY Thomas Connelly Senior Vice President of Finance, Chief Financial Officer, Secretary, Treasurer and Director
	By:	* Pamela S. Jones Director
*	By:	/s/ THOMAS CONNELLY Thomas Connelly Attorney-in-fact

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

SCHULER HOMES OF WASHINGTON, INC., a Washington corporation
	By:	* James K. Schuler Chairman of the Board of Directors, President and Chief Executive Officer
	By:	/s/ THOMAS CONNELLY Thomas Connelly Senior Vice President of Finance, Chief Financial Officer, Secretary, Treasurer and Director
	By:	* Pamela S. Jones Director
*	By:	/s/ THOMAS CONNELLY Thomas Connelly Attorney-in-fact

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

SCHULER HOMES OF OREGON, INC., an Oregon corporation
	By:	* James K. Schuler Chairman of the Board of Directors, President and Chief Executive Officer
	By:	/s/ THOMAS CONNELLY Thomas Connelly Senior Vice President of Finance, Chief Financial Officer, Secretary, Treasurer and Director
	By:	* Pamela S. Jones Director
*	By:	/s/ THOMAS CONNELLY Thomas Connelly Attorney-in-fact

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

SHLR OF WASHINGTON, INC., a Washington corporation
	By:	* James K. Schuler Chairman of the Board of Directors, President and Chief Executive Officer
	By:	/s/ THOMAS CONNELLY Thomas Connelly Senior Vice President of Finance, Chief Financial Officer, Secretary, Treasurer and Director
	By:	* Pamela S. Jones Director
*	By:	/s/ THOMAS CONNELLY Thomas Connelly Attorney-in-fact

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

SHLR OF COLORADO, INC., a Colorado corporation
	By:	* James K. Schuler Chairman of the Board of Directors, President and Chief Executive Officer
	By:	/s/ THOMAS CONNELLY Thomas Connelly Senior Vice President of Finance, Chief Financial Officer, Secretary, Treasurer and Director
	By:	* Pamela S. Jones Director
*	By:	/s/ THOMAS CONNELLY Thomas Connelly Attorney-in-fact

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

SHLR OF NEVADA, INC., a Nevada corporation
	By:	* James K. Schuler Chairman of the Board of Directors, President and Chief Executive Officer
	By:	/s/ THOMAS CONNELLY Thomas Connelly Senior Vice President of Finance, Chief Financial Officer, Secretary, Treasurer and Director
	By:	* Pamela S. Jones Director
*	By:	/s/ THOMAS CONNELLY Thomas Connelly Attorney-in-fact

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

SCHULER REALTY/MAUI, INC., a Hawaii corporation
	By:	* James K. Schuler Chairman of the Board of Directors, President and Chief Executive Officer
	By:	/s/ THOMAS CONNELLY Thomas Connelly Senior Vice President of Finance, Chief Financial Officer, Secretary, Treasurer and Director
	By:	* Pamela S. Jones Director
*	By:	/s/ THOMAS CONNELLY Thomas Connelly Attorney-in-fact

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

SCHULER REALTY/OAHU, INC., a Hawaii corporation
	By:	* James K. Schuler Chairman of the Board of Directors, President and Chief Executive Officer
	By:	/s/ THOMAS CONNELLY Thomas Connelly Senior Vice President of Finance, Chief Financial Officer, Secretary, Treasurer and Director
	By:	* Pamela S. Jones Director
*	By:	/s/ THOMAS CONNELLY Thomas Connelly Attorney-in-fact

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

VERTICAL CONSTRUCTION CORPORATION a Delaware corporation
	By:	* James K. Schuler Chairman of the Board of Directors, President and Chief Executive Officer
	By:	/s/ THOMAS CONNELLY Thomas Connelly Senior Vice President of Finance, Chief Financial Officer, Secretary, Treasurer and Director
	By:	* Pamela S. Jones Director
*	By:	/s/ THOMAS CONNELLY Thomas Connelly Attorney-in-fact

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

SHLR OF UTAH, INC., a Utah corporation
	By:	* James K. Schuler Chairman of the Board of Directors, President and Chief Executive Officer
	By:	/s/ THOMAS CONNELLY Thomas Connelly Senior Vice President of Finance, Chief Financial Officer, Secretary, Treasurer and Director
	By:	* Pamela S. Jones Director
*	By:	/s/ THOMAS CONNELLY Thomas Connelly Attorney-in-fact

II–17

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

SCHULER MORTGAGE, INC., a Delaware corporation
	By:	* James K. Schuler Chairman of the Board of Directors, President and Chief Executive Officer
	By:	/s/ THOMAS CONNELLY Thomas Connelly Senior Vice President of Finance, Chief Financial Officer, Secretary, Treasurer and Director
	By:	* Pamela S. Jones Director
*	By:	/s/ THOMAS CONNELLY Thomas Connelly Attorney-in-fact

II–18

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

SHLR OF CALIFORNIA, INC., a California corporation
	By:	* James K. Schuler Chairman of the Board of Directors, President and Chief Executive Officer
	By:	/s/ THOMAS CONNELLY Thomas Connelly Senior Vice President of Finance, Chief Financial Officer, Secretary, Treasurer and Director
	By:	* Pamela S. Jones Director
*	By:	/s/ THOMAS CONNELLY Thomas Connelly Attorney-in-fact

II–19

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

SSHI LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–20

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

SRHI LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–21

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

SCHULER HOMES OF ARIZONA LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–22

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

SHA CONSTRUCTION LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–23

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

LAMCO HOUSING, INC., a California corporation
	By:	* James K. Schuler President and Director
	By:	/s/ THOMAS CONNELLY Thomas Connelly Senior Vice President, Chief Financial Officer, Secretary and Director
	By:	* Pamela S. Jones Director
*	By:	/s/ THOMAS CONNELLY Thomas Connelly Attorney-in-fact

II–24

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

AP LHI, INC., a California corporation
	By:	* James K. Schuler President and Director
	By:	/s/ THOMAS CONNELLY Thomas Connelly Senior Vice President, Chief Financial Officer, Secretary and Director
	By:	* Pamela S. Jones Director
*	By:	/s/ THOMAS CONNELLY Thomas Connelly Attorney-in-fact

II–25

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

APLAM, LLC, a California limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–26

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

AP WESTERN GP CORPORATION, a Delaware corporation
	By:	* James K. Schuler President and Director
	By:	/s/ THOMAS CONNELLY Thomas Connelly Senior Vice President, Chief Financial Officer, Secretary and Director
	By:	* Pamela S. Jones Director
*	By:	/s/ THOMAS CONNELLY Thomas Connelly Attorney-in-fact

II–27

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

AP WP PARTNERS, L.P., a Delaware limited partnership
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–28

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

AP WP OPERATING CORPORATION, a Delaware corporation
	By:	* James K. Schuler President and Director
	By:	/s/ THOMAS CONNELLY Thomas Connelly Senior Vice President, Chief Financial Officer, Secretary and Director
	By:	* Pamela S. Jones Director
*	By:	/s/ THOMAS CONNELLY Thomas Connelly Attorney-in-fact

II–29

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

HPH HOMEBUILDERS 2000 LP, a California limited partnership
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–30

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

PORTER GP LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–31

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

PORTER LP LLC, a limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–32

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING, INC., a California corporation
	By:	* James K. Schuler President and Director
	By:	/s/ THOMAS CONNELLY Thomas Connelly Senior Vice President, Chief Financial Officer, Secretary and Director
	By:	* Pamela S. Jones Director
*	By:	/s/ THOMAS CONNELLY Thomas Connelly Attorney-in-fact

II–33

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING DEVELOPMENT LIMITED PARTNERSHIP, a California limited partnership
By:	LAMCO HOUSING, INC, a California corporation, its managing general partner
By:	/s/ THOMAS CONNELLY Thomas Connelly Senior Vice President, Chief Financial Officer, Secretary and Director

II–34

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING DEVELOPMENT II LIMITED PARTNERSHIP, a California limited partnership
By:	AP LHI, INC, a California corporation, its managing general partner
By:	/s/ THOMAS CONNELLY Thomas Connelly Senior Vice President, Chief Financial Officer, Secretary and Director

II–35

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WPH-PORTER LLC, a Delaware limited liability company
By:	LAMCO HOUSING, INC, a California corporation, its managing general member
By:	/s/ THOMAS CONNELLY Thomas Connelly Senior Vice President, Chief Financial Officer, Secretary and Director

II–36

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

TRACY, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–37

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-AGOURA I, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–38

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-AMERICAN CANYON, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–39

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-ANTIGUA, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–40

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-BAY VISTA, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–41

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-BOARDWALK, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–42

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-BREA OLINDA, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–43

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-BROADWAY, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–44

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-CABRERA, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–45

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-CALVINE, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–46

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-CARRILLO, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–47

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-CLOVERDALE I, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–48

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-CLOVERDALE II, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–49

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-COMMUNICATIONS HILL, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–50

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-CORDELIA COMMONS I, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–51

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-COTO I, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–52

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-CREEKSIDE, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–53

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-CYPRESS WOODS, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–54

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-DEER CREEK, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–55

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-EAST PARK, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–56

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-EDGEWOOD 45, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–57

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-ESCONDIDO, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–58

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-FIELDSTONE, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–59

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-LC GONSALVES, LLC a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–60

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-HERCULES MRB, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–61

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-HERCULES VILLAGE, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–62

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-LAND PARK NORTH, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–63

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-LAUREL WOODS II, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–64

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-LEMON GROVE, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–65

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-LOMAS VERDES, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–66

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-MARTINEZ, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–67

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-MENIFEE, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–68

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-MONTELLANO, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–69

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-MURRIETA, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–70

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-NATOMAS VILLAGE 13, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–71

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-NORCO ESTATES, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–72

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-PARADISE CREEK, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–73

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-PROVIDENCE I, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–74

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-ROBINHOOD RIDGE, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–75

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-ROWLAND HEIGHTS, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–76

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-SADDLEBROOK, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–77

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-SAN ELIJO, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–78

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-SIMI I, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–79

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-SONOMA, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–80

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-SPANISH HILLS, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–81

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-STONE LAKE, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–82

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-STUDIO 528, LLC a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–83

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-SUN VALLEY, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–84

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-TERRA BAY DUETS, LLC a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–85

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-TERRA BAY WOODS, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–86

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-TORREY GLENN, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–87

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-TORREY MEADOWS, LLC a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–88

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-TOWNGATE, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–89

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-VALPICO, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–90

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-VINEYARD TERRACE, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–91

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-WESTMINSTER, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–92

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-WINDSOR POINTE, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–93

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-BLACK MOUNTAIN, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–94

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-CAMERON MEADOWS, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–95

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-CARLSBERG RANCH, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–96

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-CARPINTERIA, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–97

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-DOS VIENTOS 78, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–98

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-FILLMORE, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–99

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-LYONS CANYON PARTNERS, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–100

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-SAN ELIJO AREA R, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–101

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-SCOTT RANCH, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–102

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-SORRENTO, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–103

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-TORREY VILLAGE CENTER, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–104

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-TORREY, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–105

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-TORREY SANTA FE, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–106

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WPH-CAMINO RUIZ, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–107

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WPH-HPH, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–108

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WPH-SAL 2, L.P., a California limited partnership
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–109

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC FUNDING, INC., a California corporation
	By:	* James K. Schuler President and Director
	By:	/s/ THOMAS CONNELLY Thomas Connelly Senior Vice President, Chief Financial Officer, Secretary and Director
	By:	* Pamela S. Jones Director
*	By:	/s/ THOMAS CONNELLY Thomas Connelly Attorney-in-fact

II–110

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-MCGONIGLE CANYON, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–111

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-TORREY COMMERCIAL, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–112

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-TORREY MULTI-FAMILY, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–113

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WPH-SAL 1, L.P., a California limited partnership
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–114

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WPH MANAGEMENT CO., INC. a California corporation
	By:	* James K. Schuler President and Director
	By:	/s/ THOMAS CONNELLY Thomas Connelly Senior Vice President, Chief Financial Officer, Secretary and Director
	By:	* Pamela S. Jones Director
*	By:	/s/ THOMAS CONNELLY Thomas Connelly Attorney-in-fact

II–115

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

ALLEGRA, LLC, a California limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–116

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

HPH HOMBUILDERS LP 1995, a California limited partnership
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–117

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

HPH HOMBUILDERS LP 1996, a California limited partnership
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–118

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

LIVERMORE HOMBUILDERS LP, a California limited partnership
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–119

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

OAKLEY-AVALON LP, a California limited partnership
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–120

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-ALTAMAR, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–121

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-ALTURA, L.P., a California limited partnership
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–122

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-ARBOR HILLS, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–123

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-AVIARA, L.P., a California limited partnership
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–124

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-BELLA NEVONA, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–125

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING CO., a California limited partnership
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–126

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-CANYON PARK, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–127

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-CARLSBAD I, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–128

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-CARMEL, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–129

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-CARTER STATION, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–130

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-CORONA, L.P., a California limited partnership
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–131

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-COTO VENTURE, L.P., a California limited partnership
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–132

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-CULVER CITY, L.P., a California limited partnership
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–133

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-CURRAN GROVE, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–134

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-DEL SOL, L.P., a California limited partnership
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–135

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-EL CAMINO, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–136

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-FINANCING PARTNERS, L.P., a California limited partnership
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–137

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-GLEN VIEW, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–138

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-HAMPTONS, L.P., a California limited partnership
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–139

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-LOST HILLS PARK, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–140

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-MAYFAIR, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–141

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-MOUNTAINGATE, L.P., a California limited partnership
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–142

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-OSO, L.P., a California limited partnership
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–143

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-PACIFIC PARK, L.P., a California limited partnership
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–144

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-PACIFIC PARK II, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–145

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-PENASQUITOS, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–146

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-POINSETTIA, L.P., a California limited partnership
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–147

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-RANCHO DEL TIO, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–148

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-RIVERSIDE I, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–149

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-SAN SIMEON, L.P., a California limited partnership
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–150

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-SAN SIMEON II, L.P., a California limited partnership
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–151

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-SANTA FE, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–152

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-SAUGUS, L.P., a California limited partnership
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–153

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-SCRIPPS, L.P., a California limited partnership
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–154

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-SCRIPPS II, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–155

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-SEACOVE, L.P., a California limited partnership
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–156

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-SHADOW CREEK, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–157

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-SKYRIDGE, L.P., a California limited partnership
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–158

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-STANTON I, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–159

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-SUNSET HILLS I, L.P., a California limited partnership
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–160

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-SUNSET HILLS II, L.P., a California limited partnership
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–161

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-SUTTON PLACE, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–162

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-TIBURON II, L.P., a California limited partnership
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–163

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-TORREY HILLS, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–164

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-WESTLAKE, L.P., a California limited partnership
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–165

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-WESTLAKE II, L.P., a California limited partnership
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–166

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-WINDFLOWER, L.P., a California limited partnership
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–167

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-WINTERHAVEN, LLC, a Delaware limited liability company
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–168

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 15, 2001.

WESTERN PACIFIC HOUSING-WOODS, L.P., a California limited partnership
By:	/s/ THOMAS CONNELLY Thomas Connelly Authorized Signatory

II–169

INDEX TO EXHIBITS

Exhibit No.	Document Description
**2.1	Agreement and Plan of Reorganization, dated as of September 12, 2000, among Schuler Homes, Inc., Apollo Real Estate Investment Fund, L.P., a Delaware limited partnership ("Apollo"), Blackacre WPH, LLC, a Delaware limited liability company ("Blackacre"), Highridge Pacific Housing Investors, L.P., a California limited partnership ("Highridge"), AP WP Partners, L.P., a Delaware limited partnership, AP Western GP Corporation, a Delaware corporation, AP LHI, Inc., a California corporation, and Lamco Housing, Inc., a California corporation (incorporated herein by reference to Exhibit 2.1 of Schuler Residential, Inc.'s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 18, 2000 (the "Form 8-K")) (the exhibits and schedules to such agreement were not filed therewith (other than those set forth as Exhibits 2.3, 2.4 and 2.5 to the Form 8-K) and are listed on the table of contents of such Exhibit 2.1. The registrant hereby undertakes to furnish supplementally a copy of any omitted Exhibit or schedule to the Securities and Exchange Commission upon request).
**2.2	Agreement and Plan of Merger between Schuler Homes, Inc., a Delaware corporation, Schuler Reorganization Sub, Inc., a Delaware corporation and the Registrant (incorporated herein by reference to Exhibit 2.2 to the Registrant's Registration Statement on Form S-4 filed with the SEC on October 30, 2000, Registration No. 333-48872).
**3.1	Certificate of Incorporation of Schuler Holdings, Inc. (incorporated herein by reference to the Registrant's Annual Report on Form 10-K405 for the fiscal year ended March 31, 2001 filed with the SEC on July 5, 2001).
**3.2	Certificate of Amendment of Certificate of Incorporation of Schuler Holdings, Inc. changing the name to Schuler Homes, Inc. (incorporated herein by reference to the Registrant's Annual Report on Form 10-K405 for the fiscal year ended March 31, 2001 filed with the SEC on July 5, 2001).
**3.3	Bylaws of the Registrant (incorporated herein by reference to the Registrant's Annual Report on Form 10-K405 for the fiscal year ended March 31, 2001 filed with the SEC on July 5, 2001).
**4.1	Stockholders Agreement dated as of April 3, 2001 among the Registrant, WPH-Schuler LLC, Apollo, Blackacre, Highridge, The James and Patricia Schuler Foundation, a Hawaii non-profit corporation, and James K. Schuler, as sole trustee for the James and Patricia Revocable Living Trust and the James K. Schuler 1998 Qualified Annuity Trust (incorporated herein by reference to Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001 filed with the SEC on August 14, 2001).
**4.2	Registration Rights Agreement dated as of April 3, 2001 among the Registrant, WPH-Schuler LLC, Apollo, Blackacre, Highridge, The James and Patricia Schuler Foundation, a Hawaii non-profit corporation, and James K. Schuler, as sole trustee for the James and Patricia Revocable Living Trust and the James K. Schuler 1998 Qualified Annuity Trust (incorporated herein by reference to Exhibit 4.2 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001 filed with the SEC on August 14, 2001).

II–170

**4.3	Indenture dated as of January 15, 1993 between Schuler Residential, Inc. and Bishop Trust Company, Limited, as Trustee, relating to the 6.5% Convertible Subordinated Debentures due 2003 (Incorporated by reference to Exhibit 4.1 of Schuler Residential, Inc.'s Current Report on Form 8-K dated January 21, 1993; Commission file number 0-19891.)
**4.4	Form of 6.5% Convertible Subordinated Debenture due 2003 (included in Exhibit 4.3).
**4.5	Indenture dated as of May 6, 1998 between the Company and U.S. Trust Company of California, N.A., as Trustee, relating to the 9% Senior Notes due 2008 (Incorporated by reference to Schuler Residential's Quarterly Report on Form 10-Q dated March 31, 1998; Commission file number 0-19891.)
**4.6	Form of 9% Senior Note due 2008 (included in Exhibit 4.5).
**4.7	Registration Rights Agreement dated as of April 30, 1998 between Schuler Residential, Inc. and the Initial Purchasers. (Incorporated by reference to Exhibit 4.5 of Schuler Residential, Inc.'s Registration Statement on Form S-4 filed with the SEC on June 25, 1998, Registration No. 333-57723.)
**4.8	Indenture dated as of June 28, 2001 by and among Schuler Homes, Inc., the Guarantors party thereo and U.S. Bank Trust National Association, as Trustee, relating to the 9 3/8% Senior Notes due 2009 (incorporated herein by reference to Exhibit 4.8 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001 filed with the SEC on August 14, 2001).
**4.9	Form of 9 3/8% Senior Note due 2009 (included in Exhibit 4.8) (incorporated herein by reference to Exhibit 4.9 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001 filed with the SEC on August 14, 2001).
**4.10	Indenture dated as of June 28, 2001 by and among Schuler Homes, Inc., the Guarantors party thereo and U.S. Bank Trust National Association, as Trustee, relating to the 10 1/2% Senior Subordinated Notes due 2011 (incorporated herein by reference to Exhibit 4.10 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001 filed with the SEC on August 14, 2001).
**4.11	Form of 10 1/2% Senior Subordinated Note due 2011 (included in Exhibit 4.10) (incorporated herein by reference to Exhibit 4.11 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001 filed with the SEC on August 14, 2001).
**4.12	Registration Rights Agreement dated as of June 28, 2001 by and among Schuler Homes, Inc., the Guarantors named therein and UBS Warburg LLC, Banc of America Securities LLC, Fleet Securities, Inc. and Salomon Smith Barney Inc., as Initial Purchasers, relating to the 9 3/8% Senior Notes due 2009 (incorporated herein by reference to Exhibit 4.12 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001 filed with the SEC on August 14, 2001).
**4.13	Registration Rights Agreement dated as of June 28, 2001 by and among Schuler Homes, Inc., the Guarantors named therein and UBS Warburg LLC, Banc of America Securities LLC, Fleet Securities, Inc. and Salomon Smith Barney Inc., as Initial Purchasers, relating to the 10 1/2% Senior Subordinated Notes due 2011 (incorporated herein by reference to Exhibit 4.13 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001 filed with the SEC on August 14, 2001).
*5.1	Opinion of Gibson, Dunn & Crutcher LLP regarding the validity of the exchange notes.

II–171

**+10.1	Employment Agreement by and between the Registrant and James K. Schuler (incorporated herein by reference to Exhibit 10.4 to the Registrant's Registration Statement on Form S-4 filed with the SEC on October 30, 2000, Registration No. 333-48872).
**+10.2	Employment Agreement by and between Western Pacific Housing Development, L.P. and Craig A. Manchester (incorporated herein by reference to Exhibit 10.4 to the Registrant's Registration Statement on Form S-4 filed with the SEC on October 30, 2000, Registration No. 333-48872).
**+10.3	Amended and Restated 2000 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.4 to the Registrant's Registration Statement on Form S-4 filed with the SEC on October 30, 2000, Registration No. 333-48872).
**+10.4	Form of Indemnification Agreement between the Company and its directors and certain officers (incorporated herein by reference to Exhibit 10.4 to the Registrant's Registration Statement on Form S-4 filed with the SEC on October 30, 2000, Registration No. 333-48872).
**10.5	Office Lease, dated as of March 14, 2001 by and between Summit Grand Plaza, L.L.C., a Delaware limited liability company and Western Pacific Housing, Inc., a California corporation and a wholly-owned subsidiary of the Registrant (incorporated herein by reference to Exhibit 10.6 to the Registrant's Annual Report on Form 10-K405 for the fiscal year ended March 31, 2001, filed with the SEC on July 5, 2001).
**10.6	Schuler Homes, Inc. 1998 Employee Stock Purchase Plan. (Incorporated by reference to Exhibit 99.1 of Schuler Residential, Inc.'s Registration Statement on Form S-8 filed with the SEC on July 31, 1998, Registration No. 333-60305.)
**10.7	Revolving Credit Agreement (the "Revolving Credit Agreement") dated as of June 28, 2001 by and among the Registrant, the several financial institutions from time to time party thereto (the "Banks"), and First Hawaiian Bank, a Hawaii corporation, individually and as administrative agent for the Banks and Bank of America, N.A., a national banking association and Fleet National Bank, a national banking association, as syndication agents (incorporated herein by reference to Exhibit 10.7 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001 filed with the SEC on August 14, 2001).
**10.8	Continuing Guaranty dated as of June 28, 2001 by the subsidiary guarantors of the Registrant party thereto to the several financial institutions from time to time party to the Revolving Credit Agreement, First Hawaiian Bank, Bank of America, N.A. and Fleet National Bank (incorporated herein by reference to Exhibit 10.8 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001 filed with the SEC on August 14, 2001).
**10.9	Form of Promissory Note in connection with the Revolving Credit Agreement (included as Exhibit A to Exhibit 10.7) (incorporated herein by reference to Exhibit 10.9 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001 filed with the SEC on August 14, 2001).
*10.10	Confirmation of Syndication dated as of August 23, 2001 by and among the Registrant, First Hawaiian Bank as agent and the financial institutions who are parties to that certain Revolving Credit Agremeent dated as of June 28, 2001, as amended.

II–172

*10.11	Confirmation of Additional Syndication dated as of September 23, 2001 by and among the Registrant, First Hawaiian Bank as agent and the financial institutions who are parties to that certain Revolving Credit Agremeent dated as of June 28, 2001, as amended.
21.1	The subsidiaries of the Registrant include those entities listed on the Table of Additional Registrants on the cover page of this Registration Statement on Form S-4.
*23.1	Consent of Ernst & Young LLP, independent auditors.
*23.2	Consent of Gibson, Dunn & Crutcher LLP (included within Exhibit 5.1 hereto).
**24.1	Power of Attorney (included in signature page).
*25.1	Form T-1, Statement of Eligibility of Trustee.
25.2	Consent of U.S. Bank Trust National Association (included within Exhibit 25.1 hereto).
*99.1	Form of Letter of Transmittal for Outstanding 9 3/8% Senior Notes due 2009 and 10 1/2 Senior Subordinated Notes due 2011.
*99.2	Form of Notice of Guaranteed Delivery for Outstanding 9 3/8% Senior Notes due 2009 and 10 1/2 Senior Subordinated Notes due 2011.
*99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees for Outstanding 9 3/8% Senior Notes due 2009 and 10 1/2 Senior Subordinated Notes due 2011.
*99.4	Form of Letter to Clients for Outstanding 9 3/8% Senior Notes due 2009 and and 10 1/2 Senior Subordinated Notes due 2011.

*	Filed herewith
**	Previously Filed
***	To be filed by amendment
+	Management contract, compensatory plan or arrangement

II–173

QuickLinks

Table of Additional Registrants
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
MARKET DATA
PROSPECTUS SUMMARY
RECENT EVENTS
RISK FACTORS
THE EXCHANGE OFFER
USE OF PROCEEDS
CAPITALIZATION
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF MARCH 31, 2001 (dollars in thousands)
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME FOR THE YEAR ENDED MARCH 31, 2001 (dollars in thousands)
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME FOR THE THREE MONTHS ENDED JUNE 30, 2001 (dollars in thousands)
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AND UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (dollars in thousands)
SELECTED FINANCIAL AND OTHER DATA OF SCHULER HOMES
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF SCHULER RESIDENTIAL
SELECTED HISTORICAL COMBINED FINANCIAL DATA OF WESTERN PACIFIC
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
SCHULER RESIDENTIAL, INC.
WESTERN PACIFIC
BUSINESS
MANAGEMENT
Summary Compensation Table
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
DESCRIPTION OF EXISTING INDEBTEDNESS
DESCRIPTION OF THE NOTES
EXCHANGE OFFER; REGISTRATION RIGHTS
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
AVAILABLE INFORMATION AND INCORPORATION BY REFERENCE
INDEX TO FINANCIAL STATEMENTS
REPORT OF INDEPENDENT AUDITORS
Schuler Homes, Inc. Balance Sheet March 31, 2001
Schuler Homes, Inc. Notes to Balance Sheet March 31, 2001
SCHULER HOMES, INC. CONSOLIDATED BALANCE SHEETS
SCHULER HOMES, INC. CONSOLIDATED STATEMENTS OF INCOME
SCHULER HOMES, INC. CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
SCHULER HOMES, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS
SCHULER HOMES, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
REPORT OF INDEPENDENT AUDITORS
WESTERN PACIFIC HOUSING COMBINED BALANCE SHEETS March 31, 2001 and 2000 (dollars in thousands)
WESTERN PACIFIC HOUSING COMBINED STATEMENTS OF INCOME (dollars in thousands)
WESTERN PACIFIC HOUSING COMBINED STATEMENTS OF PARTNERS' CAPITAL (dollars in thousands)
WESTERN PACIFIC HOUSING COMBINED STATEMENTS OF CASH FLOWS (dollars in thousands)
WESTERN PACIFIC HOUSING NOTES TO COMBINED FINANCIAL STATEMENTS (dollars in thousands)
PROSPECTUS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
INDEX TO EXHIBITS